                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-51771

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 12, 1999

                                 $971,600,000
                                (APPROXIMATE)

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                  Depositor

               CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
               MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                      NATIONAL CONSUMER COOPERATIVE BANK

                            Mortgage Loan Sellers

                                   ----------

   The trust fund will issue nineteen classes of certificates, five of which are being offered, as listed below. The trust fund will pay interest and/or principal monthly on the fourth business day following the 11th day of each month, or if the 11th day is not a business day, on the fourth business day following the next business day. The first payment of interest and/or principal will be made on August 17, 2000. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in Credit Suisse First Boston Mortgage Securities Corp. or any of its affiliates.

   The underwriters have agreed to purchase the offered certificates from the depositor at a price of 100.41% of the initial principal balance of the offered certificates plus accrued interest from July 11, 2000. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-18 OF THIS PROSPECTUS SUPPLEMENT.

                                    APPROXIMATE       ASSUMED                                    ASSUMED
                                      INITIAL          FINAL       RATED FINAL                   WEIGHTED
              INITIAL CERTIFICATE   PASS-THROUGH   DISTRIBUTION    DISTRIBUTION     RATING     AVERAGE LIFE
    CLASS      BALANCE (+ OR -5%)       RATE           DATE            DATE       FITCH/S&P      (YEARS)
------------  ------------------- --------------  -------------- --------------  ----------- --------------
Class A-1  ..     $184,200,000         7.325%        July 2008      April 2062     AAA/AAA         5.7
Class A-2  ..     $677,500,000         7.545%        April 2010     April 2062     AAA/AAA         9.1
Class B .....     $ 50,100,000         7.808%        May 2010       April 2062      AA/AA          9.7
Class C .....     $ 44,500,000         7.953%        May 2010       April 2062       A/A           9.8
Class D .....     $ 15,300,000         8.070%        May 2010       April 2062      A-/A-          9.8

   Delivery of the offered certificates, in book-entry form only, will be made on or about August 4, 2000.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated will act as co-lead and joint book running managers.


CREDIT SUISSE FIRST BOSTON                          MORGAN STANLEY DEAN WITTER

           The date of this prospectus supplement is July 27, 2000.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2000-C1

[A graphic was omitted that consisted of a map of the United States that illustrated the number of properties in each state and their respective percentage of the Initial Pool Balance by state.]

WASHINGTON                  ALABAMA                  CONNECTICUT
6 properties                2 properties             1 property
$99,314,534                 $26,927,105              $8,670,771
8.9% of total               2.4% of total            0.8% of total

OREGON                      KENTUCKY                 MASSACHUSETTS
1 property                  1 property               6 properties
$2,730,895                  $11,421,508              $60,604,995
0.2% of total               1.0% of total            5.5% of total

NEVADA                      FLORIDA                  NEW HAMPSHIRE
2 properties                12 properties            1 property
$6,313,632                  $56,030,518              $4,970,597
0.6% of total               5.0% of total            0.4% of total

CALIFORNIA                  GEORGIA                  PENNSYLVANIA
17 properties               8 properties             4 properties
$141,336,965                $33,364,644              $30,398,332
12.7% of total              3.0% of total            2.7% of total

HAWAII                      SOUTH CAROLINA           OHIO
4 properties                1 property               2 properties
$24,972,537                 $3,241,926               $9,625,606
2.2% of total               0.3% of total            0.9% of total

ARIZONA                     NORTH CAROLINA           INDIANA
5 properties                3 properties             1 property
$9,271,649                  $11,704,892              $29,847,318
0.8% of total               1.1% of total            2.7% of total

COLORADO                    VIRGINIA                 MICHIGAN
1 property                  3 properties             4 properties
$1,987,606                  $20,920,529              $32,592,113
0.2% of total               1.9% of total            2.9% of total

NEW MEXICO                  WASHINGTON, DC           ILLINOIS
1 property                  3 properties             3 properties
$7,493,175                  $51,627,624              $3,015,297
0.7% of total               4.6% of total            0.3% of total

TEXAS                       MARYLAND                 MINNESOTA
18 properties               2 properties             1 property
$72,906,629                 $8,460,793               $2,958,782
6.6% of total               0.8% of total            0.3% of total

OKLAHOMA                    NEW JERSEY               MONTANA
1 property                  6 properties             1 property
$2,757,787                  $28,982,426              $12,671,976
0.2% of total               2.6% of total            1.1% of total

KANSAS                      NEW YORK
6 properties                100 properties
$25,132,247                 $269,744,409
2.3% of total               24.3% of total


[A graphic was omitted that consisted of a pie chart that indicated the percentage of the types of properties in the Initial Pool Balance. In addition 12 pictures of the various mortgaged properties were omitted.]

                                  LESS THAN 2%
                             Mobile Home Park 1.64%
                            Unanchored Retail 1.60%
                         Limited Service Lodging 1.28%
                          Extended Stay Lodging 1.28%
                             Assisted Living 1.29%
                               Self Storage 0.47%

                                 OFFICE 27.70%

                             ANCHORED RETAIL 19.50%

                         COOPERATIVE RESIDENTIAL 12.06%

                                MIXED USE 9.82%

                                INDUSTRIAL 9.40%

                               MULTIFAMILY 8.11%

                           FULL SERVICE LODGING 5.90%


                        [LEGEND OMITTED]

   (less than) 1.00% of Cut-Off Date Allocated Loan Amount
        1.00 - 5.99% of Cut-off Date Allocated Loan Amount
        6.00 - 9.99% of Cut-off Date Allocated Loan Amount
(greater than) 9.99% of Cut-off Date Allocated Loan Amount

              [12 PICTURES OF VARIOUS MORTGAGED PROPERTIES OMITTED]

                                TABLE OF CONTENTS

                              Prospectus Supplement
                              ---------------------


                                                                            PAGE
                                                                            ----
EXECUTIVE SUMMARY.............................................................VI
MORTGAGE LOAN EXECUTIVE SUMMARY..............................................VII
SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-1
RISK FACTORS................................................................S-18
DESCRIPTION OF THE MORTGAGE LOANS...........................................S-41
     General................................................................S-41
     Security for the Mortgage Loans........................................S-43
     The Mortgage Loan Sellers..............................................S-43
         Credit Suisse First Boston Mortgage Capital LLC....................S-43
         Morgan Stanley Dean Witter Mortgage Capital Inc....................S-43
         National Consumer Cooperative Bank.................................S-43
     CSFB Underwriting Standards............................................S-44
     MSDWMC Underwriting Standards..........................................S-47
     NCCB Underwriting Standards............................................S-48
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS...............................S-50
     Multiple Note Loans....................................................S-50
     Significant Mortgage Loans.............................................S-51
         The Selig Loans....................................................S-53
         The 1211 Avenue of the Americas Loan...............................S-55
         The IPC Retail Portfolio/Normandie Village Loan....................S-58
         The Hastings Village Shopping Center Loan..........................S-61
         The Crystal Pavilion/Petry Building Loan...........................S-63
         The L'Enfant Loan..................................................S-66
         The Claypool Embassy Suites Loan...................................S-70
         The BMDC Loan......................................................S-72
         The Gentry Portfolio Loan..........................................S-74
         The Amazon.com Loan................................................S-76
     Environmental Matters..................................................S-77
     Certain Terms and Conditions of the Mortgage Loans.....................S-78
     Additional Mortgage Loan Information...................................S-89
     Changes in Mortgage Loan Characteristics..............................S-111
DESCRIPTION OF THE OFFERED CERTIFICATES....................................S-112
     General...............................................................S-112
     Book-Entry Registration and Definitive Certificates...................S-113
     Distributions.........................................................S-116
         Definitions.......................................................S-121
     Assumed Final Distribution Date; Rated Final Distribution Date........S-125
     Subordination; Allocation of Collateral Support Deficits and
         Certificate Deferred Interest.....................................S-126
PREPAYMENT AND YIELD CONSIDERATIONS........................................S-128
     Yield.................................................................S-128
     Modeling Assumptions..................................................S-130
     Rated Final Distribution Date.........................................S-130
     Weighted Average Life of Offered Certificates.........................S-130
THE POOLING AND SERVICING AGREEMENT........................................S-137
     General...............................................................S-137
     Assignment of the Mortgage Loans......................................S-137
     Representations and Warranties; Repurchase............................S-137
     Servicing of the Mortgage Loans; Collection of Payments...............S-140
     Advances..............................................................S-142
     Appraisal Reductions..................................................S-143
     Accounts..............................................................S-145
     Withdrawals from the Collection Accounts..............................S-147
     Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses.........S-147
     Inspections; Collection of Operating Information......................S-148
     Insurance Policies....................................................S-149
     Evidence as to Compliance.............................................S-150
     Certain Matters Regarding the Depositor, the Trustee, the
         Servicers and the Special Servicers...............................S-150
     Events of Default.....................................................S-151
     Rights Upon Event of Default..........................................S-152
     Amendment.............................................................S-152
     Voting Rights.........................................................S-153
     Realization Upon Mortgage Loans.......................................S-154
     Modifications.........................................................S-157
     Optional Termination..................................................S-158
     The Trustee...........................................................S-159
     Trustee Fee and Payment of Expenses...................................S-159
     Duties of the Trustee.................................................S-159
     The Servicers.........................................................S-160
     Servicing Compensation and Payment of Expenses........................S-161
     The Special Servicers.................................................S-163

                                                                            PAGE
                                                                            ----
     Each Servicer and each Special Servicer Permitted to
         Buy Certificates..................................................S-164
     Reports to Certificateholders; Available Information..................S-164
CERTAIN LEGAL ASPECTS OF MORTGAGE
     LOANS FOR MORTGAGED PROPERTIES
     LOCATED IN NEW YORK, CALIFORNIA,
     WASHINGTON,  TEXAS,
     MASSACHUSETTS AND FLORIDA.............................................S-168
     New York..............................................................S-168
     California............................................................S-168
     Washington............................................................S-169
     Texas.................................................................S-169
     Massachusetts.........................................................S-170
     Florida...............................................................S-170
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-170
ERISA CONSIDERATIONS.......................................................S-172
     Senior Certificates...................................................S-172
     Mezzanine Certificates................................................S-173
LEGAL INVESTMENT...........................................................S-174
USE OF PROCEEDS............................................................S-174
UNDERWRITING...............................................................S-175
LEGAL MATTERS..............................................................S-176
RATING.....................................................................S-176

ANNEX A--LOAN CHARACTERISTICS
ANNEX B--COLLATERAL AND STRUCTURAL TERM SHEET
ANNEX C--SERVICER REPORTS
ANNEX D--STATEMENT TO CERTIFICATEHOLDERS
ANNEX E--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES



                                   Prospectus
                                   ----------


PROSPECTUS SUPPLEMENT..........................................................1
ADDITIONAL INFORMATION.........................................................1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............................2
RISK FACTORS...................................................................3
THE DEPOSITOR..................................................................9
USE OF PROCEEDS...............................................................10
DESCRIPTION OF THE CERTIFICATES...............................................10
THE MORTGAGE POOLS............................................................16
SERVICING OF THE MORTGAGE LOANS...............................................21
ENHANCEMENT...................................................................26
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...................................28
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................43
STATE TAX CONSIDERATIONS......................................................70
ERISA CONSIDERATIONS..........................................................70
LEGAL INVESTMENT..............................................................72
PLAN OF DISTRIBUTION..........................................................74
LEGAL MATTERS.................................................................74
INDEX OF DEFINED TERMS........................................................75

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT OR THE DATES OTHERWISE SPECIFIED IN THIS DOCUMENT.




































         UNTIL 90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO A DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

         You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the description of the offered certificates in the prospectus and in this prospectus supplement varies, you should rely on the information in this prospectus supplement.

         This prospectus supplement is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

         The photographs of the mortgaged properties included in the prospectus supplement are not representative of all the mortgaged properties or of any particular type of mortgaged property.

         The principal executive office of the depositor is Eleven Madison Avenue, New York, New York 10010.

                                                           EXECUTIVE SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                    APPROXIMATE
                        INITIAL       % OF                                          ASSUMED
                      CERTIFICATE   AGGREGATE                              INITIAL  WEIGHTED                 ASSUMED       RATED
                      BALANCE OR     INITIAL    APPROXIMATE                 PASS-    AVERAGE   ASSUMED        FINAL        FINAL
         RATING(a)     NOTIONAL    CERTIFICATE    CREDIT                   THROUGH    LIFE    PRINCIPAL   DISTRIBUTION  DISTRIBUTION
CLASS    FITCH/S&P    BALANCE(b)     BALANCE      SUPPORT   DESCRIPTION      RATE   (YEARS)(c)  WINDOW      DATE(d)      DATE(e)
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
  A-1   AAA/AAA      $184,200,000   16.565%     22.509%     Fixed          7.325%       5.7    8/00-7/08  July 2008     April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
  A-2   AAA/AAA      $677,500,000   60.926%     22.509%     Fixed          7.545%       9.1    7/08-4/10  April 2010    April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------

                                                            Weighted
                                                            Average Net
                                                            Mortgage Rate
   B    AA/AA         $50,100,000   4.505%      18.004%     minus 0.535%   7.808%(g)    9.7    4/10-5/10  May 2010      April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Weighted
                                                            Average Net
                                                            Mortgage Rate
   C    A/A           $44,500,000   4.002%      14.002%     minus 0.390%   7.953%(g)    9.8    5/10-5/10  May 2010      April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Weighted
                                                            Average Net
                                                            Mortgage Rate
   D    A-/A-         $15,300,000   1.376%      12.626%     minus 0.273%   8.070%(g)    9.8    5/10-5/10  May 2010      April 2062
------------------------------------------------------------------------------------------------------------------------------------
Private Certificates(h)
------------------------------------------------------------------------------------------------------------------------------------
                                                            (Component
                                                            Structure)
                                                            Interest
  A-X   AAA/AAA     $1,111,999,815  NAP         NAP         Only           0.788%(f)    8.8    8/00-9/24  September     April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Weighted
                                                            Average Net
   E    BBB/BBB       $29,100,000   2.617%      10.009%     Mortgage Rate  8.343%(g)    9.8    5/10-5/10  May 2010      April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Weighted
                                                            Average Net
   F    BBB-/BBB-     $13,900,000   1.250%      8.759%      Mortgage Rate  8.343%(g)    9.8    5/10-5/10  May 2010      April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Lesser of
                                                            Fixed and
                                                            Weighted
                                                            Average Net
   G    BB+/BB+       $30,600,000   2.752%      6.007%      Mortgage Rate  7.325%(g)    9.8    5/10-6/10  June 2010     April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Lesser of
                                                            Fixed and
                                                            Weighted
                                                            Average Net
   H    BB/BB         $12,500,000   1.124%      4.883%      Mortgage Rate  7.325%(g)    9.9    6/10-6/10  June 2010     April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Lesser of
                                                            Fixed and
                                                            Weighted
                                                            Average Net
   J    BB-/BB-        $9,800,000   0.881%      4.002%      Mortgage Rate  7.325%(g)    9.9    6/10-6/10  June 2010     April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Lesser of
                                                            Fixed and
                                                            Weighted
                                                            Average Net
   K    B+/B+         $11,100,000   0.998%      3.004%      Mortgage Rate  7.325%(g)    9.9    6/10-6/10  June 2010     April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Lesser of
                                                            Fixed and
                                                            Weighted
                                                            Average Net
   L    B/B            $9,700,000   0.872%      2.131%      Mortgage Rate  7.325%(g)   10.1    6/10-10/1  October 2011  April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Lesser of
                                                            Fixed and
                                                            Weighted
                                                            Average Net
   M    B-/NR          $8,400,000   0.755%      1.376%      Mortgage Rate  7.325%(g)   12.6    10/11-7/1  July 2014     April 2062
------- ----------- --------------  ----------  ----------  ------------  ---------- --------  --------   ------------- -----------
                                                            Lesser of
                                                            Fixed and
                                                            Weighted
                                                            Average Net
   N    NR/NR         $15,299,815   1.376%      0.000%      Mortgage Rate  7.325%(g)   17.4    7/14-9/24  September     April 2062
------------------------------------------------------------------------------------------------------------------------------------

(a) Ratings shown are those of Fitch, Inc. ("Fitch") and/or Standard and Poor's Ratings Services ("S&P"), respectively. Classes marked "NR" will not be rated by the applicable rating agency.

(b) The principal or notional balance of any class may be changed by up to 5%.

(c) This is the average amount of time in years between the closing date and the payment of each dollar of principal. The Class A-X Certificates do not have a principal balance and do not receive principal distributions; the weighted average life of this class is based on its notional amount, which will decrease as the principal balances of the other classes decrease.

(d) This date was calculated assuming, among other things, that there are no voluntary or involuntary prepayments. There may be some voluntary and/or involuntary prepayments.

(e) This date was set at two years after the latest maturity date of any mortgage loan which is not a balloon loan or, for any balloon loan, the date upon which it would be deemed to mature in accordance with its original amortization schedule absent its balloon payment.

(f) This pass-through rate will change from time to time based on the weighted average of the component rates.

(g) This pass-through rate may change based on the weighted average net mortgage rate.

(h)  Not offered hereby.

The Class V-1, Class V-2, Class R and Class LR Certificates are not represented in this table.

                         MORTGAGE LOAN EXECUTIVE SUMMARY

                      GENERAL MORTGAGE LOAN CHARACTERISTICS
              (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

Initial Pool Balance(1)............................................................ $1,111,999,815
Number of Mortgage Loans...........................................................            211
Mortgage Loan Seller:(2)
   Credit Suisse First Boston Mortgage Capital LLC.................................          63.5%
   Morgan Stanley Dean Witter Mortgage Capital Inc.................................          24.8%
   National Consumer Cooperative Bank..............................................          11.7%
Number of Mortgaged Properties.....................................................            227
Average Mortgage Loan Principal Balance............................................     $5,270,141
Highest Mortgage Loan Principal Balance............................................    $54,245,305
Lowest Mortgage Loan Principal Balance.............................................        $97,354
Weighted Average Mortgage Rate.....................................................        8.2287%
Range of Mortgage Rates............................................................    6.66%-9.93%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated
   Repayment Date (months).........................................................            114
Range of Remaining Terms to the Earlier of Maturity or Anticipated
   Repayment Date (months).........................................................         58-290
Weighted Average Remaining Amortization Term (months)..............................            341
Range of Remaining Amortization Terms (months).....................................        106-717
Weighted Average Debt Service Coverage Ratio(3)....................................           1.97
Range of Debt Service Coverage Ratios(3)...........................................     1.10-72.25
Weighted Average Loan-to-Value Ratio(3)............................................            61%
Range of Loan-to-Value Ratios(3)...................................................         1%-80%
Weighted Average Loan-to-Value Ratio at the Earlier of Anticipated                             55%
   Repayment Date or Maturity(3)(4)
Percentage of Initial Pool Balance made up of:
   Anticipated Repayment Date Loans................................................          63.1%
   Fully Amortizing Loans (other than Anticipated Repayment Date Loans)............           3.7%
   Balloon Loans...................................................................          33.2%
   Multi-Property Loans............................................................          15.0%
   Crossed Loans...................................................................          12.0%
   Residential Cooperative Loans...................................................          12.1%

----------

(1)  The aggregate balance may be changed by up to 5%.

(2) Shown as a percentage of initial pool balance. Loans sold to the Depositor by a mortgage loan seller were either originated by such mortgage loan seller or acquired by such mortgage loan seller from a third party.

(3) The Debt Service Coverage Ratios and Loan-to-Value Ratios of loans secured by cooperatives are calculated based on the value and projected rental revenues of the properties if converted to rental properties as shown in the related appraisal.

(4) Excluding fully amortizing loans (other than Anticipated Repayment Date Loans).

                        SUMMARY OF PROSPECTUS SUPPLEMENT

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

o To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

o Unless otherwise stated, all percentages of the mortgage loans, or of any specified group of mortgage loans, referred to in this prospectus supplement are calculated using the aggregate cut-off date principal balance.

o References to percentages of mortgaged properties are references to the percentages of the initial pool balance represented by the aggregate cut-off date principal balance of the related mortgage loans or, in the case of multi-property loans, the amount of the related mortgage loan allocated to each individual property.

o All numerical information concerning the mortgage loans is provided on an approximate basis.

                                   THE PARTIES

DEPOSITOR           Credit Suisse First Boston Mortgage Securities Corp., a
                    Delaware corporation and an affiliate of one of the mortgage loan sellers and of one of the underwriters.

SERVICERS           CapMark Services, L.P. (formerly known as AMRESCO Services,
                    L.P.) will act as servicer with respect to all mortgage loans other than those mortgage loans sold to the depositor by National Consumer Cooperative Bank. National Consumer
                    Cooperative Bank will act as servicer with respect to the mortgage loans it sells to the depositor. The L'Enfant Loan and the 1211 Avenue of the Americas Loan will be serviced by First Union National Bank and BNY Asset Solutions LLC, respectively, as described herein.

SPECIAL SERVICERS   Lennar Partners, Inc. will act as special servicer with
                    respect to the mortgage loans other than those sold to the depositor by National Consumer Cooperative Bank, except that the 1211 Avenue of the Americas Loan will be specially serviced by ORIX Real Estate Capital Markets, LLC as described herein. National Consumer Cooperative Bank will act as special servicer with respect to the mortgage loans it sells to the depositor. Each special servicer will be responsible for servicing and administering:

                    o mortgage loans that, in general, are in default or as to which default is imminent; and

                    o any real estate acquired by the trust upon foreclosure of a related mortgage loan.

                    The holders of greater than 50% of the percentage interests of the controlling class will be entitled to remove Lennar Partners, Inc. (or any successor) as the special servicer of the mortgage loans other than those mortgage loans sold to the depositor by National Consumer Cooperative Bank and appoint a successor special servicer subject to written confirmation from each rating agency that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. At any time during which Lennar Partners, Inc. is the holder of greater than 50% of the percentage interests of the controlling class, Lennar Partners, Inc. may remove National Consumer Cooperative Bank as special servicer with or without cause. National Consumer Cooperative Bank may otherwise be removed as special servicer of the mortgage loans sold by it to the depositor solely by the trustee, solely for cause. Neither the trustee nor any certificateholder will have the right to replace the special servicer of the 1211 Avenue of the Americas loan or the L'Enfant loan.

                    The controlling class will be the most subordinate class of certificates then outstanding which has a certificate balance equal to or greater than 25% of the initial certificate balance of such class (or, if no such class exists, the most subordinate class then outstanding).

                    Any special servicer will be permitted to purchase certificates.

TRUSTEE Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, National Association).

MORTGAGE LOAN
SELLERS             o    Credit Suisse First Boston Mortgage Capital LLC, a
                         Delaware limited liability company and an affiliate of the depositor and one of the underwriters, will sell to the depositor 77 mortgage loans, collectively representing 63.5% of the initial pool balance;

                    o Morgan Stanley Dean Witter Mortgage Capital Inc., a New York corporation and an affiliate of one of the underwriters, will sell to the depositor 41 mortgage loans, representing 24.8% of the initial pool balance; and

                    o National Consumer Cooperative Bank, a federally chartered corporation, will sell to the depositor 93 mortgage loans, representing 11.7% of the initial pool balance, all of which are secured by residential cooperative properties.

                          SIGNIFICANT DATES AND PERIODS
                          -----------------------------

CUT-OFF DATE        July 11, 2000.

CLOSING DATE        On or about August 4, 2000.

DUE DATES           The dates on which monthly installments of principal and
                    interest are due on the mortgage loans are the following:

                                       % OF INITIAL
   NUMBER OF MORTGAGE LOANS            POOL BALANCE            DUE DATE
-------------------------------    ------------------    -------------------
         146                              41.2%                  1st
           1                               4.5%                  9th
          64                              54.3%                 11th
         ---                             -----
         211                             100.0%
         ===                             =====


DETERMINATION DATE  The close of business on the 11th day of the month in which the distribution date occurs or, if such 11th day is not a business day, the business day immediately following such 11th day.

DISTRIBUTION DATE   The 4th business day following the determination date in
                    each month, commencing on August 17, 2000. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of New York, Georgia, Maryland, Minnesota or Florida are authorized or obligated by law, executive order or governmental decree to close.

RECORD DATE         The close of business on the last business day of the month immediately preceding the month in which the distribution date occurs.

INTEREST ACCRUAL
PERIOD The period commencing on the 11th day of the calendar month preceding the month in which the distribution date occurs and ending on the 10th day of the month in which the distribution date occurs. Each interest accrual period is deemed to consist of 30 days.

ASSUMED FINAL
DISTRIBUTION DATE   For each class of certificates, the date set forth on the
                    cover page.

RATED FINAL
DISTRIBUTION DATE   The distribution date occurring in April 2062.

DUE PERIOD          The period beginning on the day following the determination date in the month immediately preceding the month in which the distribution date occurs and ending at the close of business on the determination date of the month in which the distribution date occurs.

                                THE CERTIFICATES
                                ----------------

THE OFFERED
CERTIFICATES        Each class of offered certificates will have the initial
                    certificate balance and the initial pass-through rate set forth below, subject, in the case of each such certificate balance, to a permitted variance of plus or minus 5%.

                            INITIAL CERTIFICATE           INITIAL
         CLASS                     BALANCE           PASS-THROUGH RATE
------------------------- ------------------------ ---------------------
Class A-1                        $184,200,000               7.325%
Class A-2                        $677,500,000               7.545%
Class B                           $50,100,000               7.808%(1)
Class C                           $44,500,000               7.953%(2)
Class D                           $15,300,000               8.070%(3)

(1) This pass-through rate will equal the weighted average net mortgage rate minus 0.535%.

(2) This pass-through rate will equal the weighted average net mortgage rate minus 0.390%.

(3) This pass-through rate will equal the weighted average net mortgage rate minus 0.273%.

THE PRIVATE
 CERTIFICATES (NOT
 OFFERED HEREBY)    The following certificates will also represent beneficial
                    interests in the trust fund, but are not offered hereby:


                            INITIAL CERTIFICATE           INITIAL
         CLASS                     BALANCE           PASS-THROUGH RATE
------------------------- ------------------------ ---------------------
Class A-X                       $1,111,999,815              0.788%(1)
Class E                            $29,100,000              8.343%(2)
Class F                            $13,900,000              8.343% (2)
Class G                            $30,600,000              7.325%(3)
Class H                            $12,500,000              7.325% (3)
Class J                             $9,800,000              7.325% (3)
Class K                            $11,100,000              7.325% (3)
Class L                             $9,700,000              7.325% (3)
Class M                             $8,400,000              7.325% (3)
Class N                            $15,299,815              7.325% (3)

----------

(1) The Class A-X Certificates will not have a certificate balance and are not entitled to receive distributions of principal. The notional balance of the Class A-X Certificates will be equal to the aggregate certificate balance of the regular certificates (other than the Class A-X Certificates) immediately prior to the distribution date.

(2) The pass-through rate will be equal to the weighted average net mortgage rate.

(3) The pass-through rate will be the lesser of 7.325% and the Weighted Average Net Mortgage Rate.



                                  DISTRIBUTIONS
                                  -------------

DISTRIBUTIONS       Funds available for distribution from the mortgage loans
                    will be distributed on each distribution date, net of specified trust expenses (including servicing fees, trustee fees and related compensation).

INTEREST
DISTRIBUTIONS       Interest on the certificates will accrue on a monthly basis and on the basis of a 360-day year consisting of twelve
                    30-day months. Prepayments and defaults may reduce interest distributions.

PRINCIPAL
DISTRIBUTIONS       The amount of principal required to be distributed to the
                    classes entitled to principal on a particular distribution date will, in general, be equal to:

                    o the principal portion of all scheduled payments, other than balloon payments, which are received or advanced during the related due period;

                    o all principal prepayments and the principal portion of balloon payments received during the related due period;

                    o the principal portion of other collections on the mortgage loans received during the related due period including liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned" property; and

                    o the principal portion of proceeds of mortgage loan repurchases received during the related due period.

PRIORITY OF
DISTRIBUTIONS       Distributions will be made on each distribution date.
                    Distributions of interest and principal and allocations of losses are set forth in the chart below. The priority of each class of certificates for the payment of interest and principal is illustrated in descending order. Losses on the mortgage loans will be applied to each class of certificates in ascending order.


                            --------------------------
                                      Class A-1,
                     |      Class A-2 and Class A-X(1)      |
                     |      --------------------------      |
                     |               Class B                |
                     |            --------------            |
                     |                   |                  |
                     |                   |                  |
                     |            --------------            |
   Distributions of  |               Class C                |  Losses on the
       Interest and  |            --------------            |  Mortgage
          Principal  |                   |                  |  Loans
                     |                   |                  |
                     |            --------------            |
                     |               Class D                |
                     |            --------------            |
                     |                   |                  |
                     |                   |                  |
                     |      --------------------------      |
                     |         Private Certificates         |
                     |        (other than Class A-X)        |
                     |      --------------------------      |
                     |                                      |


----------
(1)  Receives only interest distributions.


PREPAYMENT
PREMIUMS The manner in which any prepayment premiums and yield maintenance charges received during a particular due period will be allocated to the Class A-X Certificates, on the one hand, and the class or classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

OTHER
DISTRIBUTIONS       Distributions on the Class V-1 Certificates, Class V-2
                    Certificates, Class LR Certificates and Class R Certificates are limited to the following:

                    o the Class V-1 and Class V-2 certificateholders will only receive distributions of excess interest (i.e., interest accrued at a rate higher than the related initial mortgage rate of the mortgage loan) on the mortgage loans that have specified anticipated repayment dates and which are not paid in full as of such date; and

                    o the Class R and Class LR certificateholders will only receive a distribution after the other certificateholders have received all amounts payable to them.

                    The holders of 100% of the Class V-1 Certificates may purchase any loan sold by Credit Suisse First Boston Mortgage Capital LLC with an anticipated repayment date on or after its anticipated repayment date at the purchase price specified herein (generally equal to the unpaid principal balance thereof, all accrued and unpaid interest on such loan, unreimbursed advances and interest on such advances and any unpaid special servicing fees due with respect thereto) and under the circumstances described in this prospectus supplement. The Class V-1 Certificates may not be sold to an entity that owns an interest in a borrower under any of the mortgage loans with an anticipated repayment date sold by Credit Suisse First Boston Mortgage Capital LLC except that Credit Suisse First Boston Mortgage Capital LLC or an affiliate thereof may own or purchase the Class V-1 Certificates.

                    The holders of 100% of the Class V-2 Certificates may purchase any loan sold by Morgan Stanley Dean Witter Mortgage Capital Inc. with an anticipated repayment date on or after its anticipated repayment date at the purchase price specified herein (generally equal to the unpaid principal balance thereof, all accrued and unpaid interest on such loan, unreimbursed advances and interest on such advances and any special servicing fees due with respect thereto) and under the circumstances described in this prospectus supplement. The Class V-2 Certificates may not be sold to an entity that owns an interest in a borrower under any of the mortgage loans with an anticipated repayment date sold by Morgan Stanley Dean Witter Mortgage Capital Inc. except Morgan Stanley Dean Witter Mortgage Capital Inc. or an affiliate thereof may own or purchase the Class V-2 Certificates.

ADVANCES CapMark Services, L.P., in its capacity as servicer, and National Consumer Cooperative Bank, in its capacity as servicer, are each required to advance delinquent principal and interest on the mortgage loans which they service. BNY Asset Solutions, Inc., in its capacity as primary servicer of the 1211 Avenue of the Americas Loan, will be required to advance delinquent principal and interest on such mortgage loan. In each case, the related party will only be required to make such an advance for so long as it determines that such advance is recoverable from the mortgaged property. First Union National Bank, as primary servicer of the L'Enfant Other Note will be required to make all servicing advances with respect to the L'Enfant mortgage loan and will be entitled to reimbursement upon demand from CapMark Services, L.P. on behalf of the trust for its pro rata share of such servicing advance. Any such reimbursement will be treated as a servicing advance by CapMark Services, L.P. under the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement. Such advances generally will equal the delinquent portion of the monthly payment of such mortgage loan, less

                    o    the servicing fee and primary servicing fee, and

                    o    if applicable, the related workout fee.

                    Except with respect to the 1211 Avenue of the Americas loan, if a borrower fails to pay amounts due on the maturity date of the mortgage loan, the related servicer will only advance the amount it would have advanced on a delinquent monthly payment due prior to the maturity date. There will be no advance after the maturity date for the 1211 Avenue of the Americas loan.

                    The servicers will not be required to make advances for penalty charges, yield maintenance premiums, balloon payments or prepayment premiums. In addition, in connection with mortgage loans with anticipated repayment dates, the servicers will not be required to make any advance in respect of excess interest. Any appraisal reduction amount will reduce the amount of such advance that will be made by the servicers. If the applicable servicer fails to make a required advance, the trustee is required to make such advance in each case subject to a determination of recoverability.

OPTIONAL
TERMINATION         The following parties will each (in turn, according to the order such parties are listed below) have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the aggregate stated principal balance of the mortgage loans is less than 1.00% of the initial pool balance:

                    o    Credit Suisse First Boston Mortgage Capital LLC;

                    o    National Consumer Cooperative Bank;

                    o    Morgan Stanley Dean Witter Mortgage Capital Inc.;

                    o    the holders of a majority of the controlling class;

                    o Lennar Partners, Inc., as special servicer or its successor special servicer; and

                    o    CapMark Services, L.P., as servicer.

                    In the event that any such party exercises this option, the trust will terminate and all outstanding certificates will be retired, as described in more detail in this prospectus supplement.

DENOMINATIONS       The offered certificates will be issuable in registered
                    form, in the following denominations:

                                                             MULTIPLES IN
                                                               EXCESS OF
                                                  INITIAL       INITIAL
                                                  BALANCE       BALANCE
                                                  -------       -------
     Offered certificates (certificate
     balance).................................    $25,000          $1





CLEARANCE AND
SETTLEMENT          The offered certificates will be issued in book-entry form and will be evidenced by one or more certificates registered in the name of Cede & Co., as nominee of DTC. Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their book-entry certificate interests either through DTC in the United States or through Clearstream Banking, societe anonyme or The Euroclear
                    System, in Europe. The depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

CERTAIN FEDERAL
INCOME TAX
CONSIDERATIONS      REMIC elections will be made with respect to two segregated pools of assets of the trust, referred to as the "Lower-Tier
                    REMIC" and the "Upper-Tier REMIC." All classes of the certificates (other than the Class V-1, Class V-2, Class R and Class LR Certificates) will be "regular interests" in the Upper-Tier REMIC. Pertinent federal income tax consequences of an investment in the offered certificates include:

                    o Each class of offered certificates will be REMIC "regular interests."

                    o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                    o You will be required to report income on your certificates in accordance with the accrual method of accounting.

                    o One or more classes of offered certificates may be issued with original issue discount.

                    o Prepayment premiums and yield maintenance charges on the mortgage loans may be ordinary income to the related certificateholders as such amounts accrue.


ERISA
CONSIDERATIONS      The acquisition of an offered certificate by an employee
                    benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of such laws. It is anticipated that only the following classes of offered certificates may be acquired by such plans or arrangements and by persons investing the assets of such plans or arrangements, provided certain conditions are met:

                    o    Class A-1

                    o    Class A-2

                    In addition, it is anticipated that the following classes of offered certificates may be acquired by insurance company general accounts which contain assets of such plans or arrangements, provided certain conditions are met:

                    o    Class B

                    o    Class C

                    o    Class D

                    Any fiduciary of such plans or arrangements considering whether to purchase offered certificates in any of these classes with assets of or on behalf of such plans or arrangements should consult with its counsel regarding the applicability of the Employee Retirement Income Security Act of 1974, as amended, or to section 4975 of the Internal Revenue Code of 1986, as amended, and the availability of any exemptions from the prohibited transaction provisions of such laws.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                                          STANDARD &
                                                        POOR'S RATINGS
                                      FITCH, INC.         SERVICES
                     ------------- ------------------ ------------------
                     Class A-2            AAA                AAA
                     Class B              AA                 AA
                     Class C               A                  A
                     Class D              A-                 A-

                    The rated final distribution date for each class of offered certificates is the distribution date occurring in April 2062. For a description of the limitations of the ratings of the offered certificates, see "Rating."

                    You should consider the following about a security rating:

                    o it is not a recommendation to buy, sell or hold securities;

                    o it may be subject to revision or withdrawal at any time by the assigning rating organization;

                    o it only addresses the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date;

                    o it does not address the frequency of voluntary and involuntary prepayments or the possibility that certificateholders might suffer a lower than anticipated yield; and

                    o it does not address the likelihood of receipt of prepayment premiums, yield maintenance charges, default interest or excess interest.

LEGAL INVESTMENT    The offered certificates will not constitute "mortgage
                    related securities" for purposes of the Secondary Mortgage
                    Market Enhancement Act of 1984, as amended. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                               THE MORTGAGE LOANS
                               ------------------


GENERAL The trust fund will consist of 211 commercial, multifamily and residential cooperative mortgage loans (including the trust fund's pari passu interest in the loans secured by 1211 Avenue of the Americas and L'Enfant Plaza) having the following general characteristics:

                      GENERAL MORTGAGE LOAN CHARACTERISTICS
              (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

Initial Pool Balance(1)                                          $1,111,999,815
Number of Mortgage Loans                                                    211
Mortgage Loan Seller(2):
   Credit Suisse First Boston Mortgage Capital LLC                        63.5%
   Morgan Stanley Dean Witter Mortgage Capital Inc.                       24.8%
   National Consumer Cooperative Bank                                     11.7%
Number of Mortgaged Properties                                              227
Average Mortgage Loan Principal Balance                              $5,270,141
Highest Mortgage Loan Principal Balance                             $54,245,305
Lowest Mortgage Loan Principal Balance                                  $97,354
Weighted Average Mortgage Rate                                          8.2287%
Range of Mortgage Rates                                             6.66%-9.93%
Weighted Average Remaining Term to the Earlier of Maturity or
   Anticipated Repayment Date (months)                                      114
Range of Remaining Terms to the Earlier of Maturity or
   Anticipated Repayment Date (months)                                   58-290
Weighted Average Remaining Amortization Term (months)                       341
Range of Remaining Amortization Terms (months)                          106-717
Weighted Average Debt Service Coverage Ratio (3)                           1.97
Range of Debt Service Coverage Ratios (3)                            1.10-72.25
Weighted Average Loan-to-Value Ratio (3)                                    61%
Range of Loan-to-Value Ratios (3)                                        1%-80%
Weighted Average Loan-to-Value Ratio at the Earlier of
   Anticipated Repayment Date or Maturity(3)(4)                             55%
Percentage of Initial Pool Balance made up of:
   Anticipated Repayment Date Loans                                       63.1%
   Fully Amortizing Loans (other than Anticipated
     Repayment Date Loans)                                                 3.7%
   Balloon Loans                                                          33.2%
   Multi-Property Loans                                                   15.0%
   Crossed Loan                                                           12.0%
   Residential Cooperative Loans                                          12.1%

----------
(1) The aggregate balance may be changed by up to 5%.

(2) Shown as a percentage of initial pool balance. Loans sold to the Depositor by a Mortgage Loan Seller were either originated by such Mortgage Loan Seller or acquired by such Mortgage Loan Seller from a third party.

(3) The Debt Service Coverage Ratios and Loan-to-Value Ratios of loans secured by cooperatives are calculated based on value and projected rental revenues of the properties if converted to rental properties as shown in the related appraisal.

(4) Excluding fully amortizing loans (other than Anticipated Repayment Date Loans).

SECURITY FOR THE
MORTGAGE LOANS      Each mortgage loan is secured primarily by one or more first priority mortgages, deeds of trust, or other similar security instruments on the borrower's fee or leasehold interest in real property as set forth in the table below.
                    The mortgaged properties are used for commercial or multifamily residential purposes.


              INTEREST OF             NUMBER OF            % OF
               BORROWER               MORTGAGED        INITIAL POOL
              ENCUMBERED              PROPERTIES        BALANCE(1)
              ----------              ----------        ----------
           Fee Simple Estate(2)           224             97.3%
           Leasehold Estate                 3              2.7
                                          ---            -----
           TOTAL                          227            100.0%
                                          ===            =====


--------------------------------------------------------------------------------

(1) Based on the principal balance of the mortgage loan or, for any multi-property loan, the amount allocated to each individual property.

(2) For any mortgaged property with respect to which the ground lessee and ground lessor are both parties to the mortgage, the mortgaged property has been categorized as a fee simple estate. For any mortgaged property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the mortgaged property.

LOANS WITH
ANTICIPATED
REPAYMENT DATES     Sixty-seven mortgage loans representing 63.1% of the initial pool balance specify an anticipated repayment date. Such mortgage loans generally have the following terms:

                    o a substantial amount of principal will be outstanding at the anticipated repayment date;

                    o the loan can be prepaid on or after the anticipated repayment date without payment of any prepayment premium; and

                    o a lockbox must be established on or prior to the anticipated repayment date.

                    In addition, loans that are not repaid on the anticipated repayment date:

                    o accrue interest at a higher rate after the anticipated repayment date;

                    o apply all cash flow in excess of certain specified expenses, including principal and interest (calculated at the initial interest rate on the amortized principal balance and the initial amortization schedule) and operating expenses, to amortize the mortgage loan until paid in full; and

                    o apply all cash flow to pay accrued excess interest after principal is paid in full.

LOANS REPRESENTED
BY MULTIPLE NOTES   Three of the mortgage loans, representing 11.4% of the
                    initial pool balance, are secured by mortgages on properties which also secure other loans not included in this trust fund. The L'Enfant Plaza property secures three pari passu notes. Two of such notes were included in two of the depositor's prior rated securitizations and the third note is included in this trust fund. All three notes secured by the L'Enfant Plaza property will be serviced by First Union
                    National Bank, as servicer, and Lennar Partners, Inc., as special servicer, under the pooling and servicing agreement relating to one of such prior securitizations.

                    The 1211 Avenue of the Americas property secures two notes: the note included in this trust fund and another note, which was the sole asset of one of the depositor's prior securitizations. Both notes will be primarily serviced by BNY Asset Solutions LLC and specially serviced by ORIX Real Estate Capital Markets, LLC under the terms of a trust and servicing agreement for such other securitization. BNY Asset Solutions LLC, as servicer under such trust and servicing agreement, will be responsible for making all advances with respect to the 1211 Avenue of the Americas loan (as well as the related other mortgage loan). The 1211 Avenue of the Americas mortgage loan included in this trust fund is, upon default, senior to certain subordinate components of the other mortgage loan secured by the 1211 Avenue of the Americas property. The 1211 Avenue of the Americas loan is pari passu with the Component A of the Series 2000-1211 Securitization. The Certificates backed by such component were rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch. See "Certain Characteristics of the Mortgage Loans--Significant Mortgage Loans--The 1211 Avenue of the Americas Loan" in this prospectus supplement.

                    The Crystal Pavilion/Petry Building properties secure four pari passu notes. Three of such notes will be initially retained by Credit Suisse First Boston Mortgage Capital LLC. The Depositor and Credit Suisse First Boston Mortgage Capital LLC will enter into an intercreditor agreement pursuant to which all four notes will be serviced by CapMark Services, L.P., as servicer, and specially serviced by Lennar Partners, Inc., as special servicer, under the pooling and servicing agreement.


                     CROSSED LOANS AND MULTI-PROPERTY LOANS


                                                 NUMBER OF        % OF INITIAL
                                                  MORTGAGE            POOL
        TYPE OF MORTGAGE LOAN                      LOANS            BALANCE
-----------------------------------------        ---------        ------------
All multi-property loans                             7               15.0%
All crossed loans                                   10               12.0%
Crossed loans and multi-property loans
  which prohibit release of any                      2                2.4%
  related mortgaged property
Crossed loans and multi-property loans
  which permit release of an                        14               20.8%
  individual mortgaged property(1)


----------
(1) Generally, these mortgage loans require (a) a defeasance or prepayment (in an amount equal to a percentage of the related property release amount, as described in the succeeding tables entitled "Crossed Loans" and "Mortgage Loans Secured by More than One Mortgaged Property") and (b) that the debt service coverage ratio with respect to the remaining properties is not less than the greater of (i) a specified debt service coverage ratio and/or (ii) in most cases, the debt service coverage ratio immediately prior to such defeasance or prepayment.

                                  CROSSED LOANS

                                                    CUT-OFF DATE
LOAN                                                  PRINCIPAL      % OF INITIAL
 NO.           LOAN NAME                               BALANCE       POOL BALANCE    RELEASE PRICE(1)
 ---           ---------                               -------       ------------    ----------------
 1     Selig - 1000 2nd Avenue                       $54,245,305         4.9%             125%
 2     Selig - 190 Queen Anne Building                 8,196,406         0.7              125%
                                                     -----------         ---
            TOTAL                                    $62,441,711         5.6%
                                                     ===========         ===

 4     IPC Retail-Summary                            $42,422,745         3.8%             125%
 5     Normandie Village Shopping Center(2)            5,742,385         0.5              125%
                                                     -----------         ---
            TOTAL                                    $48,165,130         4.3%
                                                     ===========         ===

20     Conroe Assisted Living                         $6,688,281         0.6%             125%
21     Arlington Assisted Living                       4,718,022         0.4              125%
22     Temple Assisted Living                          2,904,307         0.3              125%
                                                     -----------         ---
            TOTAL                                    $14,310,610         1.3%
                                                     ===========         ===

                                                      $5,645,277                          N/A(3)
35     136 East 76th Street                            1,881,759         0.2              N/A(3)
36     1385 Boston Post Road                           1,386,559         0.1              N/A(3)
                                                      ----------         ---
            TOTAL                                     $8,913,596         0.8%
                                                      ==========         ===

            TOTAL.................................  $133,831,047        12.0%


---------------------------------------

(1) The release price shown is the percentage of the property release amount that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual mortgaged property from the lien of the related mortgage.

(2) The Normandie Village mortgage loan consists of two notes, one of which is cross-collateralized and cross-defaulted with the IPC-Retail Summary mortgage loan. See "Certain Characteristics of the Mortgage
     Loans--Significant Mortgage Loans--IPC Retail Portfolio/Normandie Village Loan."

(3) Borrower is not permitted to release any individual property without the consent of the lender, which may be withheld at the sole discretion of lender.


           MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY

                                                         CUT-OFF DATE
LOAN                                        NUMBER OF      PRINCIPAL      % OF INITIAL
 NO.           LOAN NAME                   PROPERTIES       BALANCE       POOL BALANCE    RELEASE PRICE(1)
 ---           ---------                   ----------       -------       ------------    ----------------
 4     IPC Retail-Summary                       4         $42,422,745         3.8%             125%
 7     Crystal Pavilion/Petry Building          2          39,892,258         3.6              125%
11     Gentry Portfolio-Summary                 4          24,972,537         2.2              125%
14     Conjunctive Points Office and            4          21,437,258         1.9              N/A(2)
18     Alexandria Real Estate Equities-         2          18,842,309         1.7              125%
23     Suburban Lodge V-Summary                 5          14,244,827         1.3              125%
67     LawMan Properties Summary                2           4,770,112         0.4              N/A(2)

            TOTAL.......................       23         $166,582,046       15.0%

----------

(1) The release price shown is the percentage of the property release amount that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual mortgaged property from the lien of the related mortgage.

(2) The mortgage loan prohibits the release of an individual mortgaged property.

LOCKBOX TERMS       Seventy-eight mortgage loans, representing 70.2% of the
                    initial pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged properties will be paid into one of the following three types of lockboxes, each of which is described below:

                    HARD LOCKBOX. Income is paid to a lockbox account controlled by the servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

                    MODIFIED LOCKBOX. Income is paid to the manager of the mortgaged properties, other than multifamily properties, which will deposit all sums collected into a lockbox account on a regular basis; or

                    SPRINGING LOCKBOX. Income is collected by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

                    o a failure to pay the related mortgage loan in full on or before the related anticipated repayment date; or

                    o a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

                    o a failure to meet a specified debt service coverage ratio; or o an event of default under the mortgage.

                    Each mortgage loan that has a lockbox is identified on Annex
                    A. Lockbox accounts will not be assets of the trust fund. The mortgage loans provide for such lockbox accounts as follows:

                                             % OF INITIAL        NUMBER OF
                    TYPE OF LOCKBOX          POOL BALANCE      MORTGAGE LOANS
                    ---------------          ------------      --------------
                    Hard                         46.0%               28
                    Springing                    24.2                50
                    None                         29.8               133
                                                -----               ---
                    TOTAL                       100.0%              211
                                                =====               ===

PREPAYMENT
CHARACTERISTICS OF
THE MORTGAGE LOANS  Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

                    o by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated;

                    o by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge; and/or

                    o by imposing fees or premiums in connection with full or partial voluntary principal prepayments for a specified period of time.

                    The mortgage loans generally provide that principal prepayments may only be made:

                    o    on a due date; or

                    o    accompanied by interest through the next due date.

                    Additional collateral loans may also require partial principal prepayments during the related lockout period.

                    As of the Cut-off date, 100% of the mortgage loans by initial pool balance were within their respective lockout periods, and the weighted average of such lockout and/or defeasance periods was 107 months. See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

DEFEASANCE          One-hundred ninety mortgage loans, representing 93.9% of the initial pool balance, permit the borrower to obtain the release of the related mortgaged property, or, in the case of any crossed loan and most of the multi-property loans, one or more of the related mortgaged properties, from the lien of the related mortgage(s) upon the pledge to the trustee of certain noncallable U.S. government obligations.
                    The U.S. government obligations must provide for payments which equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL
COLLATERAL LOANS    Eight mortgage loans, representing 8.3% of the initial pool balance, are also secured by cash reserves or irrevocable letters of credit. The additional collateral will be released to the borrower upon satisfaction by the borrower of certain performance related conditions which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions. If these conditions are not satisfied within specified time periods, the related reserve or credit enhancement amount may be applied to partially prepay the related mortgage loan. The loan documents relating to six of these mortgage loans, representing 6.9% of the initial pool balance, also require the payment of a yield maintenance charge in connection with any such partial prepayment. See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Mortgage Loans which May Require Principal
                    Paydowns" in this Prospectus Supplement.

RISK FACTORS        See "Risk Factors" immediately following this "Summary of
                    Prospectus Supplement" for a discussion of the material risks in connection with the purchase of the offered certificates.

REPORTING
REQUIREMENTS        On each distribution date, the trustee will prepare a
                    statement to holders of the certificates and will make available or, upon request, forward it to the following parties:

                    o each certificateholder;

                    o the depositor;

                    o each servicer;

                    o    each special servicer;

                    o    each underwriter;

                    o    each rating agency;

                    o    Bloomberg, L.P.;

                    o    Trepp Group;

                    o    Charter Research Corporation;

                    o    Intex Solutions, Inc.;

                    o    any other party upon the direction of the depositor;
                         and

                    o    if requested in writing, any potential investor.

                    Prior to each distribution date, each servicer will deliver to the trustee the servicer reports described in Annex C with respect to the mortgage loans for which it is the servicer, which are in the form of the standard information package of the Commercial Mortgage Securities Association. On each distribution date, the trustee will consolidate the information in such reports and make available or, upon request, forward such reports to the following parties:

                    o    each certificateholder;

                    o    the depositor;

                    o    each underwriter;

                    o    each rating agency; and

                    o    if requested in writing, any potential investor.

                    In addition, each servicer will also make available at its offices or via electronic means upon reasonable advance written notice and during normal business hours, the following items to the extent it has received them:

                    o    mortgaged property operating statements;

                    o rent rolls (or maintenance rolls in the event such property is a cooperative);

                    o    retail sales information; and

                    o    mortgaged property inspection reports.

                    In addition, the trustee will make copies of all modifications, waivers and amendments of each mortgage loan available at its offices, upon reasonable advance written notice and during normal business hours.

                    A current report on Form 8-K will be filed by the depositor, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from the trust fund after the date hereof but prior to the initial issuance of the certificates, the removal will be reflected in the Form 8-K. The Form 8-K will be available to purchasers and potential purchasers of the offered certificates. You can obtain a copy of the statement to certificateholders and certain other information from the trustee through its home page on the World Wide Web. The website will initially be located at www.ctslink.com/cmbs. You can obtain this information by facsimile by calling (301) 815-6610 and requesting that such information be faxed to you. Certain property level information relating to the loans serviced by CapMark Services, L.P. will be available at its website at www.capmarkservices.com.

                                  RISK FACTORS

         The risks and uncertainties described below (in addition to those risks described in the prospectus under "Risk Factors") summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

                       RISKS RELATED TO THE MORTGAGE LOANS

COMMERCIAL AND
MULTIFAMILY
LENDING SUBJECTS
YOUR INVESTMENT
TO SPECIAL RISKS    Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

                    The mortgage loans are secured by the following income-producing property types:

                    o    office properties;

                    o    anchored and unanchored retail properties;

                    o    multifamily properties;

                    o    hospitality properties;

                    o    industrial properties;

                    o    residential cooperative properties;

                    o    manufactured housing communities;

                    o    self-storage facilities; and

                    o    assisted living facilities.

                    There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the mortgaged properties. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from the mortgaged properties that is required to ensure timely payment on your certificates.

YOUR SOURCE OF
REPAYMENT ON YOUR
CERTIFICATES IS
LIMITED TO
PAYMENTS UNDER THE
COMMERCIAL AND
MULTIFAMILY
MORTGAGE LOANS      Repayment of loans secured by commercial and multifamily
                    properties typically depends on the cash flow produced by such properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on such a loan.

                    Payment on each mortgage loan is dependent primarily on:

                    o the net operating income of the related mortgaged property; and

                    o with respect to balloon loans or mortgage loans with anticipated repayment dates, the sale proceeds of the related mortgaged property, taking into account any adverse effect of a foreclosure proceeding on such sales proceeds, or refinance proceeds of the mortgage loan, whether at scheduled maturity or on the anticipated repayment date or, in the event of a default under the mortgage loan, upon the acceleration of such maturity.

                    In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

YOUR INVESTMENT IS
NOT INSURED OR
GUARANTEED          The mortgage loans will not be an obligation of, or be
                    insured or guaranteed by:

                    o    any governmental entity;

                    o    any private mortgage insurer;

                    o    the depositor;

                    o    any mortgage loan seller;

                    o    any servicer;

                    o    any special servicer;

                    o    the trustee; or

                    o    any of their respective affiliates.

                    With respect to certain of the mortgage loans, the trust fund will have the benefit of environmental insurance policies. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this prospectus supplement. Except for the mortgage loans secured by cooperative properties and certain other mortgage loans, each mortgage loan is a nonrecourse loan. If there is a default, other than a default resulting from voluntary bankruptcy, fraud or willful misconduct, there will generally only be recourse against the specific properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a borrower or its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the mortgaged property.

THE REPAYMENT OF A
COMMERCIAL OR
MULTIFAMILY
MORTGAGE LOAN
IS DEPENDENT ON
THE CASH FLOW
PRODUCED BY THE
PROPERTY WHICH CAN
BE VOLATILE AND
INSUFFICIENT TO
ALLOW TIMELY
PAYMENT ON YOUR
CERTIFICATES        Commercial, multifamily and, to a lesser degree, cooperative cash flows are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time which may cause the value of a property to decline. Cash flows and property values generally affect:

                    o    the ability to cover debt service;

                    o the ability to pay a mortgage loan in full with sales or refinance proceeds; and

                    o    the amount of proceeds recovered upon foreclosure.

                    Cash flows and property values depend upon a number of factors, including:

                    o    national, regional and local economic conditions;

                    o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                    o changes or continued weakness in a specific industry segment;

                    o    the nature of expenses:

                         o    as a percentage of revenue;

                         o    whether expenses are fixed or vary with revenue;
                              and

                         o the level of required capital expenditures for proper maintenance and improvements demanded by tenants;

                    o    demographic factors;

                    o changes required by retroactive building or similar codes;

                    o    capable management and adequate maintenance;

                    o    location;

                    o with respect to mortgaged properties with uses subject to significant regulation, changes in applicable laws;

                    o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                    o the age, construction quality and design of a particular property; and

                    o whether the mortgaged property is readily convertible to alternative uses.

PROPERTY MANAGEMENT
IS IMPORTANT TO THE
SUCCESSFUL
OPERATION OF THE
MORTGAGED PROPERTY  The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

                    o operating the properties and providing building services;

                    o    establishing and implementing the rental structure;

                    o    managing operating expenses;

                    o    responding to changes in the local market; and

                    o advising the borrower with respect to maintenance and capital improvements.

                    Properties deriving revenues primarily from short-term sources, such as hotels, self-storage facilities and assisted living facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

                    A good property manager, by controlling costs, providing necessary services to tenants and by overseeing and performing maintenance or improvements on the properties, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

                    Neither the depositor nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this relationship could disrupt the management of the underlying property, which may adversely affect cash flow; however, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of one or more of the following:

                    o    an event of default;

                    o    a decline in cash flow below a specified level;

                    o the failure to satisfy some other specified performance trigger; or

                    o a determination by the lender, in its reasonable judgment, that the continued management of the mortgaged property by such manager may have an adverse effect on the value of the mortgaged property or on the ability of the borrower to perform its obligations under the related mortgage.

RISKS ASSOCIATED
WITH OFFICE
PROPERTIES          Twenty-five office properties secure 27.7% of the initial
                    pool balance. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

                    o the strength, stability, number and quality of the tenants;

                    o the physical condition and amenities of the building in relation to competing buildings, including the condition of the HVAC system and the building's compatibility with current business wiring requirements;

                    o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues such as schools and cultural amenities; and

                    o    the financial condition of the owner.

RISKS ASSOCIATED
WITH RETAIL
PROPERTIES          Thirty-three retail properties secure 21.0% of the initial pool balance. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

                    o the strength, stability, number and quality of the tenants;

                    o whether the mortgaged property is in a desirable location;

                    o the physical condition and amenities of the building in relation to competing buildings;

                    o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

                    o whether a retail property is "anchored" or "unanchored;" if "anchored," the strength, stability, quality and continuous occupancy of the "anchor" tenant are particularly important factors.

                    Retail properties that are "anchored" have traditionally been perceived as less risky than unanchored properties. While there is no strict definition of an "anchor," it is generally understood that a retail "anchor" tenant is a tenant that is proportionately larger in size and is vital in attracting customers to the property. As used herein, an "anchored property" means a mortgaged property in which a nationally or regionally recognized tenant or a credit tenant occupies a significant portion of the mortgaged property or property adjacent to the mortgaged property, or in which any tenant occupies more than 20,000 square feet. The presence or absence of an "anchor store" in a shopping center is important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants.

                    The failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give other tenants on the property the right to terminate or reduce rents under their leases.

                    The following table describes the mortgaged properties and whether or not such mortgaged property is anchored:


                                               NUMBER OF          PERCENTAGE OF
                      ANCHOR STATUS OF         MORTGAGED           INITIAL POOL
                      RETAIL PROPERTY          PROPERTIES             BALANCE
                      ---------------          ----------             -------
                      Anchored                       27                19.5%
                      Unanchored                      6                 1.6
                                                     --                ----
                      TOTAL                          33                21.0%
                                                     ==                ====


RISKS ASSOCIATED
WITH MULTIFAMILY
PROPERTIES AND
MANUFACTURED
HOUSING COMMUNITIES Twenty-three multifamily properties secure 8.1% of the initial pool balance. Four manufactured housing communities secure 1.6% of the initial pool balance. A number of factors may adversely affect the value and successful operation of a multifamily property or a manufactured housing community. Some of these factors include:

                    o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

                    o the physical condition and amenities of the building in relation to competing buildings;

                    o    the property's reputation;

                    o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

                    o    local factory or other large employer closings;

                    o the level of mortgage interest rates to the extent it encourages tenants to purchase housing; and

                    o compliance and continuance of government housing rental subsidy programs to which a few of the mortgaged properties are subject.

RISKS ASSOCIATED
WITH HOSPITALITY
PROPERTIES          Fifteen hospitality properties secure 8.5% of the initial
                    pool balance. A number of factors may adversely affect the value and successful operation of a hospitality property.
                    Some of these factors include:

                    o local, regional and national economic conditions which may limit the amount that can be charged for a room and reduce occupancy levels;

                    o the physical condition and amenities of the hotel in relation to competing hotels;

                    o the financial strength and capabilities of the owner and operator of the hotel;

                    o travel patterns, which may be affected by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors;

                    o    seasonal nature of occupancy;

                    o financial strength and public perception of the franchise service mark, if any, and the continued existence of the franchise license agreement;

                    o    competition from other hotels; and

                    o the continued existence of a liquor license, if applicable.

                    Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                    In the event of a foreclosure of a hospitality property, there are additional risks which could have an effect on the continuing operations and profitability of the property. For example, it is unlikely that the trustee, the related servicer, the related special servicer or any purchaser in a foreclosure sale would be entitled to the rights under the liquor license for the hospitality property. The party purchasing the property would be required to apply in its own name for such license. There can be no assurance that a new liquor license could be obtained or that it could be obtained promptly. In addition, there can be no assurance that, in the event of a foreclosure of a mortgage loan secured by a hospitality property, the rights under any related franchise agreement would be transferable to the trustee, the related servicer, either special servicer or purchaser of such property.

RISKS ASSOCIATED
WITH INDUSTRIAL
AND WAREHOUSE
PROPERTIES          Fourteen industrial properties secure 9.4% of the initial
                    pool balance. A number of factors may adversely affect the value and successful operation of an industrial property.
                    Some of these factors include:

                    o the quality of major tenants, especially if the property is occupied by a single tenant;

                    o aspects of building site design such as clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functions and accessibility;

                    o proximity to supply sources, labor and customers and accessibility to rail lines, major roadways and other distribution channels;

                    o the ability to adapt the mortgaged property as an industry segment develops or declines;

                    o physical condition and amenities of competing buildings;

                    o    the ability to quickly replace a tenant; and

                    o the expense of converting a previously adapted space to general use.

RISKS ASSOCIATED
WITH RESIDENTIAL
COOPERATIVE AND
CONDOMINIUM
PROPERTIES          Ninety-five residential cooperative properties secure 12.1%
                    of the initial pool balance. A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

                    In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into two or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. Two cooperative properties have been converted to the condominium form of ownership.

                    A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

                    o the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

                    o the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

                    o the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

                    o a borrower may fail to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the value of the collateral securing the related mortgage loan; and

                    o upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

RISKS ASSOCIATED
WITH EXTENDED STAY
PROPERTIES          Five hospitality properties that are extended stay
                    properties secure 1.3% of the initial pool balance. Extended stay facilities generally rent rooms for significant periods of time at lower rates than those charged to overnight and short-term guests. The client base for such facilities may be more limited than for hospitality properties which rent rooms for short periods of time. In addition, the financial performance of such facilities tends to be affected by adverse economic conditions and other factors which adversely affect the economic performance of hotels generally.

RISKS ASSOCIATED
WITH CERTAIN
SPECIAL USE
PROPERTY TYPES      Certain mortgage loans are secured by assisted living
                    facilities and self-storage properties. The economic performance of each such "special use" property type is subject to unique risks, not generally present in more traditional commercial mortgage lending. No such property type accounts for more than 1.6% of the initial pool balance.

RELIANCE ON A
SINGLE TENANT
INCREASES THE
RISK THAT CASH
FLOW WILL BE
INTERRUPTED         Sixteen mortgaged properties securing 8.9% of the initial
                    pool balance are leased by a single tenant. Reliance on a single tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay the mortgage loan.

LOSSES ON LARGER
LOANS MAY ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES   Certain of the mortgage loans or groups of
                    cross-collateralized mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, such concentrations can result in losses that are more severe than would be the case if the aggregate balance of such mortgage loans were more evenly distributed among the mortgage loans in the pool. The following chart lists the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

                           TEN LARGEST MORTGAGE LOANS

                                                               % OF
                                                              INITIAL
                                            CUT-OFF DATE       POOL
          LOAN NAME                       PRINCIPAL BALANCE   BALANCE
----------------------------------------  -----------------   -------

The Selig Loans.........................     $62,441,711        5.6%
1211 Avenue of the Americas.............      50,000,000        4.5
IPC Retail Portfolio/Normandie..........      48,165,130        4.3
Hastings Village........................      44,000,000        4.0
Crystal Pavilion/Petry Building.........      39,892,258        3.6
L'Enfant Plaza..........................      36,969,933        3.3
Claypool Embassy Suites.................      29,847,318        2.7
BMDC Building...........................      25,306,142        2.3
Gentry Portfolio........................      24,972,537        2.2
Amazon.com..............................      22,986,863        2.1
                                            ------------       ----
TOTAL...................................    $384,581,892       34.6%
                                            ============       ====

MORTGAGE LOANS TO
RELATED BORROWERS
MAY RESULT IN MORE
SEVERE LOSSES ON
YOUR CERTIFICATES   Ten of the mortgage loans, representing 3.0% of the initial pool balance, were made to borrowers under common ownership and are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks.
                    Some of these risks include:

                    o financial difficulty at one mortgaged property could cause the owner to defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property; and

                    o the owner could attempt to avert foreclosure on one mortgaged property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                             RELATED BORROWER LOANS

                                               CUT-OFF DATE       % OF INITIAL
LOAN NO.        PROPERTY NAME                PRINCIPAL BALANCE    POOL BALANCE
-------- --------------------------------- -------------------- ---------------
60       Ridgecrest Terrace Apartments         $5,460,251             0.49%
61       The Willows Apartments                 5,432,363             0.49
102      Timber Ridge Apartments                2,564,936             0.23
108      Casa de Loma Apartments                2,359,436             0.21
                                              -----------             ----
                                              $15,816,986             1.42%

71       Northridge Village Apartments         $4,279,585             0.38%
81       Brandon Oaks Apartments                3,383,858             0.30
                                              -----------             ----
                                               $7,663,442             0.69%

86       Columbia Square Shopping Center       $3,148,736             0.28%
95       Gart Sports Store                      2,730,895             0.25
                                              -----------             ----
                                               $5,879,631             0.53%

112      Comfort Inn Archdale                  $2,248,237             0.20%
122      Comfort Inn, Darien                    1,988,440             0.18
                                              -----------             ----
                                               $4,236,677             0.38%

         Total                                $33,596,736             3.02%
                                              ===========             ====

ENFORCEABILITY OF
CROSS-COLLATERALIZED
AND CROSS-DEFAULTED
MORTGAGE LOANS
MAY BE CHALLENGED   Ten of the mortgage loans, representing 12.0% of the initial pool balance, are cross-collateralized and cross-defaulted with other mortgage loans in the mortgage pool. These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service.

                    Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance if:

                    o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                    o such borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged property to be encumbered; and

                    o    at the time the lien was granted, the borrower was:

                         o    insolvent;

                         o    inadequately capitalized; or

                         o    unable to pay its debts.

A BORROWER'S OTHER
LOANS MAY REDUCE THE
CASH FLOW AVAILABLE
TO OPERATE AND
MAINTAIN THE
MORTGAGED PROPERTY
OR INTERFERE WITH
LENDER'S RIGHTS
UNDER THE MORTGAGE
LOANS WHICH MAY
ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES        Other than as described in the succeeding paragraphs, the
                    mortgage loans generally prohibit borrowers from incurring any additional debt that is secured by the related mortgaged property. However, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt in connection with the ordinary operation and maintenance of the related mortgaged property. In addition, the National Consumer Cooperative
                    Bank mortgage loans permit additional debt which is limited in amount (as explained below) but is not restricted as to use. Such debt is generally limited to amounts not to exceed
                    $250,000.

                    The existence of such other debt could:

                    o adversely affect the financial viability of the borrowers by reducing the cash flow available to the borrowers to operate and maintain the mortgaged property;

                    o adversely affect the security interest of the lender in the equipment or other assets acquired through such financings;

                    o    complicate bankruptcy proceedings; and

                    o    delay foreclosure on the mortgaged property.

                    The borrowers under 27 mortgage loans secured by residential cooperatives, which collectively represent 5.6% of the initial pool balance, have granted subordinate liens on the properties related to such loans to secure subordinate indebtedness on such properties. With respect to these mortgage loans, no subordination and standstill agreements have been executed and the holder of the subordinate mortgage may foreclose on the related mortgaged property upon the occurrence of an event of default under the related subordinated mortgage. If the holder of the subordinate mortgage did foreclose, it would take title to the related mortgaged property subject to the trust fund's priority lien thereon.

                    The borrowers under 20 other mortgage loans (all of which are secured by residential cooperative properties), which collectively represent 2.9% of the initial pool balance, are also permitted to incur a limited amount of indebtedness secured by the related mortgaged properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (i) the aggregate LTV of such loans be below certain thresholds (generally 50% calculated on a loan-to-value ratio cooperative basis (as described under "Certain Characteristics of the Mortgage Loans--Additional Mortgage Loan Information"); and (ii) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by cooperative properties, the pooling and servicing agreement permits National Consumer Cooperative Bank to grant consent to additional subordinate financing secured by the related cooperative property, subject to the satisfaction of certain conditions set forth therein, including the condition that the maximum combined loan to value ratio on a cooperative basis does not exceed an amount specified in the pooling and servicing agreement on a loan-by-loan basis.


A MEZZANINE LOAN TO
A BORROWER OR
BORROWER'S PARENT
OR A PREFERRED
EQUITY FINANCING
RELATED TO A
BORROWER MAY
ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES        The borrowers under two mortgage loans, representing 9.20%
                    of the initial pool balance (the two cross-collateralized mortgage loans known as the Selig loans and the mortgage loan known as Crystal Pavilion/Petry Building loan), have informed the related mortgage loan seller that the equity in such borrowers has been pledged to secure mezzanine loans from lenders not affiliated with any mortgage loan seller.
                    See "Certain Characteristics of the Mortgage
                    Loans--Significant Mortgage Loans--The Selig Loans" and
                    "--The Crystal Pavilion/Petry Building Loan" in this prospectus supplement. In addition, the borrowers under the mortgage loans which are known as the Selig Loans have informed the related mortgage loan seller that the above mentioned mezzanine debt is also secured by equity interests in collateral not securing any mortgage loans in this trust fund.

                    In addition, Credit Suisse First Boston Mortgage Capital LLC is the lender under two separate mezzanine loans to the parent of the respective borrowers under the mortgage loans known as L'Enfant Plaza, which has a Cut-off date principal balance of $36,969,933 and represents 3.3% of the initial pool balance, and Briarwood Hill Apartments, which has a Cut-off date principal balance of $8,670,771 and represents 0.8% of the initial pool balance. Credit Suisse First Boston Mortgage Capital LLC also holds a preferred equity interest in the borrower under the L'Enfant Loan. Credit Suisse First Boston Mortgage Capital LLC is currently in negotiations to sell the mezzanine loan and preferred equity interest in the L'Enfant borrower. Such sale is subject to the approval of the servicer of the Depositor's 1998-C2 securitization and of Fitch and Moody's Investors Service. No assurance can be given that such sale will occur. See "Certain Characteristics of the Mortgage Loans--Significant Mortgage Loans--The L'Enfant Loan" in this prospectus supplement.

                    Upon a default under a mezzanine loan, the mezzanine loan lender would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine loan. Such transfer of equity would not trigger the "due on sale" clause under the related mortgage loan, as described herein. If the mezzanine loan lender attempts to foreclose upon such pledged equity, the obligor may file for bankruptcy. A mezzanine loan may not be transferred to another entity without the consent of the applicable servicer and the rating agencies or unless such entity satisfies certain requirements set forth in the pooling and servicing agreement.

                    No mezzanine loan lender has a lien on, or has the power to foreclose on, any of the mortgaged properties or on any of the escrow accounts, lockbox accounts or cash collateral accounts established under the related mortgage loans. The mezzanine loan lender's only remedy in the event of non-payment is to foreclose upon the equity and cash collateral accounts pledged to it and to terminate the related property manager.

                    A preferred equity holder may be entitled to receive certain preferred distributions prior to distributions being made to the other partners or members from funds remaining after all required monthly debt service payments, reserve payments and other payments under the related mortgage loan are made, any obligations to other creditors have been satisfied when due and all monthly operating expenses with respect to the related mortgaged property have been paid.

                    Additionally, a preferred equity holder may be entitled to
                    (i) terminate and replace the manager of the related mortgaged property or properties (or the managing member or general partner of the borrower) upon the occurrence of certain specified breaches or, in some cases, if the debt service coverage ratio falls below certain levels and (ii) approve various significant decisions made by the borrowers.

THE OPERATION OF
THE MORTGAGED
PROPERTY UPON
FORECLOSURE OF THE
MORTGAGE LOAN MAY
AFFECT THE TAX
STATUS OF THE TRUST
FUND AND ADVERSELY
AFFECT THE
CERTIFICATES        If the trust fund were to acquire a mortgaged property
                    pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the related special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless that construction generally was at least 10% complete at the time default on the mortgage loan became imminent. In addition, any net income from such property other than qualifying "rents from real property" would subject the lower-tier REMIC to federal and possibly state or local tax on such income at the highest marginal federal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. "Rents from real property" does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

GEOGRAPHIC
CONCENTRATION OF
THE MORTGAGED
PROPERTIES MAY
ADVERSELY AFFECT
PAYMENT ON YOUR
CERTIFICATES        The concentration of mortgaged properties in a specific
                    state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged properties are concentrated:

                    o economic conditions, including real estate market conditions;

                    o    changes in governmental rules and fiscal policies;

                    o    acts of God, which may result in uninsured losses; and

                    o other factors which are beyond the control of the borrowers.

                    The mortgaged properties are located in 31 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged properties are located. Except as set forth
                                      S-31
                    below, no state contains more than 5.0%, by Cut-off date principal balance of allocated loan amount, of the mortgaged properties.

          SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED PROPERTIES

                                                               NUMBER OF
                                          % OF INITIAL POOL    MORTGAGED
                     STATE                     BALANCE         PROPERTIES
                     -----                     -------         ----------
                New York                         24.3%            100
                California                       12.7              17
                Washington                        8.9               6
                Texas                             6.6              18
                Massachusetts                     5.5               6
                Florida                           5.0              12


SOME REMEDIES MAY
NOT BE AVAILABLE
FOLLOWING A
MORTGAGE LOAN
DEFAULT The mortgage loans contain "due-on-sale" and "due-on-encumbrance" clauses which permit the holder of the mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged property or its interest in the mortgaged property in violation of the terms of the mortgage. All of the mortgage loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                    Each of the mortgage loans is secured by an assignment of leases and rents from the borrower, which assignment may be contained within the mortgage document. However, in many cases, the borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to such rents will be limited because:

                    o the trust fund may not have a perfected security interest in the rent payments until the related servicer collects them;

                    o the related servicer may not be entitled to collect the rent payments without court action; and

                    o the bankruptcy of the related borrower could limit the related servicer's ability to collect the rents.

ENVIRONMENTAL LAWS
MAY ADVERSELY
AFFECT MORTGAGED
PROPERTY CASH FLOW  Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at, or emanating from the property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the aggregate assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. Such an environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on such property, may adversely affect the owner's or operator's future ability to refinance the property.

                    Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when the ACMs are in poor condition or when a property with ACMs undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings, and releases of polychlorinated biphenyl compounds ("PCBs"). Third parties may also seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead, radon, and PCBs.

                    As described herein under "Certain Characteristics of the Mortgage Loans--CSFB Underwriting Standards--Environmental Assessments," "--MSDWMC Underwriting
                    Standards--Environmental Assessments" and "--NCCB Underwriting Standards--Environmental Assessments," no assessment, study or updated database search revealed any environmental condition or circumstance that the depositor believes will have a material adverse impact on the value of the related mortgaged property or the related borrower's ability to pay its debt. It is possible that the environmental site assessments did not reveal all environmental liabilities or that there are material environmental liabilities of which neither the mortgage loan sellers nor the depositor are aware. It is also possible that the environmental condition of the mortgaged properties in the future could be affected by tenants, occupants, or by third parties unrelated to the borrowers. There can be no assurance that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related mortgaged property. With respect to nine of the mortgaged properties (which represent 7.1% of the initial pool balance), the lender and/or the related borrower obtained an insurance policy against losses and expenses relating to certain environmental contamination or potential contamination which was identified on such mortgaged properties or in lieu of performing a Phase II environmental assessment where one was recommended. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this prospectus supplement.

                    The borrowers generally agreed to establish and maintain operations and maintenance programs, abatement programs and/or environmental reserves in cases where the environmental assessments revealed:

                    o the existence of material amounts of friable and/or non-friable asbestos;

                    o underground storage tanks that needed to be replaced or removed;

                    o lead-based paint at certain of the multifamily residential properties; or

                    o other adverse environmental conditions, including PCBs in equipment, elevated radon levels or contamination of soil and/or groundwater.

ONE ACTION RULES
MAY LIMIT REMEDIES  Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property loan, which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where such "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

APPRAISALS AND
MARKET STUDIES MAY
INACCURATELY
REFLECT THE VALUE
OF THE MORTGAGED
PROPERTIES          In connection with the origination of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser.

                    In general, appraisals are not guarantees, and may not be indicative, of present or future value because:

                    o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

                    o there can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property; and

                    o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.

PROPERTY MANAGERS
AND BORROWERS MAY
EACH EXPERIENCE
CONFLICTS OF
INTEREST IN
MANAGING MULTIPLE
PROPERTIES          Each of the managers of the mortgaged properties and the
                    borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

                    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

                    o these property managers also may manage additional properties, including properties that may compete with the mortgaged properties; and

                    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

SERVICERS AND
SPECIAL SERVICERS
MAY EXPERIENCE
CONFLICTS OF
INTEREST The servicers and special servicers will service loans other than those included in the trust fund in the ordinary course of their businesses. These loans may include mortgage loans similar to the mortgage loans in the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the mortgage loans and the mortgaged properties. In such cases, the interests of the servicers or special servicers, as applicable, and their other clients may differ from and compete with the interests of the trust fund and such activities may adversely affect the amount and timing of collections on the mortgage loans. Under the pooling and servicing agreement, each servicer and each special servicer is required to service the mortgage loans that each of them services in the same manner, and with the same care, as similar mortgage loans for their own portfolio or for the portfolios of third parties.

LEASEHOLD INTERESTS
ARE SUBJECT TO
TERMS OF THE GROUND
LEASE Three of the mortgage loans, representing 2.7% of the initial pool balance, are primarily secured by leasehold interests with respect to which the related owner of the fee estate has not mortgaged such fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, for any mortgaged property with respect to which the ground lessee and ground lessor are both parties to the mortgage, the mortgaged property has been categorized as a fee simple estate. For any mortgaged property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the mortgaged property.

                    Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/ borrower, the ground lease could be terminated.

CHANGES IN ZONING
LAWS MAY AFFECT
ABILITY TO REPAIR
OR RESTORE
MORTGAGED PROPERTY  Due to changes in applicable building and zoning ordinances and codes affecting certain of the mortgaged properties which have come into effect after the construction of such properties, certain mortgaged properties may not comply fully with current zoning laws because of:

                    o    density;

                    o    use;

                    o    parking;

                    o    set-back requirements; or

                    o    other building related conditions.

                    Such changes will not interfere with the current use of the mortgaged property. However, such changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, all mortgaged properties which no longer conform to current zoning ordinances and codes, other than the mortgaged properties securing National Consumer Cooperative Bank mortgage loans, require the borrower to maintain "law and ordinance" coverage which will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

ENGINEERING REPORTS
MAY NOT DISCOVER
ALL REQUIRED
REPAIRS AND
REPLACEMENTS        Substantially all of the mortgaged properties, by aggregate principal balance, were inspected by engineering firms at the time the mortgage loans were originated or acquired to evaluate:

                    o    structure;

                    o    exterior walls;

                    o    roofing;

                    o    interior construction;

                    o    mechanical and electrical systems;

                    o    general condition of the site; and

                    o buildings and other improvements located on the mortgaged properties.

                    There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

COMPLIANCE WITH
AMERICANS WITH
DISABILITIES ACT
MAY RESULT IN
ADDITIONAL COSTS

                    Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with such law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY
AFFECT THE TIMING
AND/OR PAYMENT ON
YOUR CERTIFICATES   There may be legal proceedings pending and, from time to
                    time, threatened against a borrower or its affiliates arising out of the ordinary course of business of such borrower and its affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                    The Depositor is aware that there is ongoing litigation concerning certain of the mortgage loans. See "Certain Characteristics of the Mortgage Loans--Significant Mortgage Loans--the L'Enfant Loan" and "--Certain Terms and Conditions of the Mortgage Loans--Litigation."

POTENTIAL DEFAULTS
UNDER CERTAIN
MORTGAGE LOANS MAY
AFFECT THE TIMING
AND/OR PAYMENT ON
YOUR CERTIFICATES   Any defaults that may occur under the mortgage loans may
                    result in shortfalls in the payments on such mortgage loans.
                    Even if such defaults are non-monetary, the Servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to Certificateholders. The Depositor is aware of potential defaults with respect to the L'Enfant mortgage loan. See
                    "Certain Characteristics of the Mortgage Loans--Significant
                    Mortgage Loans--The L'Enfant Loan."

CERTAIN LOANS MAY
REQUIRE PRINCIPAL
PAYDOWNS WHICH MAY
REDUCE THE YIELD ON
YOUR CERTIFICATES   Eight of the mortgage loans, representing 8.3% of the
                    initial pool balance, may require the related borrower to make partial prepayments if certain conditions, including, in certain cases, meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lockout period.
                    With respect to prepayments on such mortgage loans, the holders of any class of offered certificates receiving any such required prepayment will be entitled to receive, only from amounts actually paid by the borrower to the related servicer and not from assets of the trust fund, any prepayment premium or yield maintenance charge payments required by the loan documents. See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Mortgage Loans which May Require Principal
                    Paydowns."

                    RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S
ASSETS MAY BE
INSUFFICIENT TO
ALLOW FOR
REPAYMENT IN FULL
ON YOUR
CERTIFICATES        If the assets of the trust fund are insufficient to make
                    payments on the offered certificates, no other assets will be available for payment of the deficiency.

PREPAYMENTS AND
DEFAULTS MAY REDUCE
THE YIELD ON YOUR
CERTIFICATES        The yield to maturity on each class of certificates will
                    depend in part on the following:

                    o    the purchase price for the certificates;

                    o the rate and timing of voluntary and involuntary principal prepayments (including repurchases by a mortgage loan seller for breaches of representations and warranties);

                    o    the rate and timing of delinquencies and losses;

                    o    interest shortfalls resulting from prepayments; and

                    o the receipt and allocation of prepayment premiums and/or yield maintenance charges.

                    The investment performance of the offered certificates may be materially different from what you expected if the assumptions you make with respect to the factors listed above are incorrect.

                    In general, if you purchase an offered certificate at a premium and principal distributions on the certificate, including voluntary and involuntary prepayments, occur at a rate faster than you anticipated at the time of purchase, and even if prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than the yield you assumed at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on the certificate, including voluntary and involuntary prepayments, occur at a rate slower than that you assumed at the time of purchase, your actual yield to maturity may be lower than the yield you assumed at the time of purchase.

                    In general, borrowers are less likely to prepay if prevailing interest rates are at or above the rates borne by such mortgage loans. On the other hand, borrowers are more likely to prepay if prevailing rates fall significantly below the interest rates of the mortgage loans. Borrowers are less likely to prepay mortgage loans with lockout periods, prepayment premium provisions or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums or yield maintenance charges. The servicers will not be required to advance any prepayment premiums or yield maintenance charges.

                    Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent. Even if losses on the mortgage loans are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other classes of certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

                    Provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, there can be no assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

EACH SERVICER'S
RIGHT TO RECEIVE
INTEREST ON
ADVANCES MAY RESULT
IN ADDITIONAL
LOSSES TO THE
TRUST FUND          Each servicer or the trustee, as applicable, will be
                    entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. The right to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of such interest.

IF THE SERVICERS
OR SPECIAL
SERVICERS PURCHASE
CERTIFICATES, A
CONFLICT OF
INTEREST COULD
ARISE BETWEEN THEIR
DUTIES AND THEIR
INTERESTS IN THE
CERTIFICATES        The servicers or special servicers or an affiliate thereof may purchase any class of certificates. It is anticipated that one or more of the special servicers may purchase all or a portion of the Class G, Class H, Class J, Class K,
                    Class L, Class M and Class N Certificates. However, there can be no assurance that any special servicer or an affiliate of any special servicer will purchase any certificates. The purchase of certificates by a servicer or special servicer could cause a conflict between its duties pursuant to the pooling and servicing agreement and its interest as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. However, under the pooling and servicing agreement, each servicer and each special servicer is required to service the mortgage loans that each of them services in the same manner, and with the same care, as similar mortgage loans for their own portfolio or for the portfolios of third parties.

SPECIAL SERVICERS
MAY BE REMOVED BY
CERTAIN INVESTORS
WITHOUT CAUSE       Except with respect to the 1211 Avenue of the Americas loan and the L'Enfant Plaza loan, the holders of a majority of the percentage interests of the controlling class (initially a portion of which may be purchased by the special servicers) will be entitled, at their option, to remove any special servicer, other than National Consumer Cooperative
                    Bank, with or without cause, and appoint a successor special servicer chosen by such holders without the consent of the holders of any other certificates, the trustee or the related servicer, provided that each rating agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates and provided that such holders pay the expense of such removal and appointment. Notwithstanding the foregoing, at any time when
                    Lennar Partners, Inc., is the holder of a majority of the percentage interests of the controlling class, Lennar
                    Partners, Inc. may remove National Consumer Cooperative Bank as special servicer with or without cause.

BOOK-ENTRY
REGISTRATION OF
THE CERTIFICATES
MAY REQUIRE YOU
TO EXERCISE YOUR
RIGHTS THROUGH DTC  Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, generally referred to as DTC, and will not be registered in the names of the related beneficial owners of certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through DTC, and its participating organizations. As a beneficial owner holding a certificate through the book-entry system, you will be entitled to receive the reports described under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information" and notices only through the facilities of DTC and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates (using the form annexed to the pooling and servicing agreement). Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

YOU MAY BE BOUND
BY THE ACTIONS
OF OTHER
CERTIFICATEHOLDERS  In some circumstances, the consent or approval of the holders of a specified percentage of the certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of certificates.

LACK OF A SECONDARY
MARKET FOR THE
CERTIFICATES MAY
MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES   There currently is no secondary market for the offered
                    certificates. Although the underwriters have advised the depositor that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The Trust Fund (as defined herein) will consist primarily of 211 fixed rate loans (including the trust fund's pari passu interest in the loans secured by 1211 Avenue of the Americas and L'Enfant Plaza), secured by 227 multifamily, commercial and residential cooperative properties (the "Mortgage Loans"). The Mortgage Loans will have an aggregate principal balance of approximately $1,111,999,815 (the "Initial Pool Balance") as of July 11, 2000 (the "Cut-off Date"), subject to a variance of plus or minus 5%. For the purposes of this Prospectus Supplement, any Multi-Property Loan (as defined herein) is considered to be one Mortgage Loan. Any loans made to affiliated borrowers are considered separate Mortgage Loans. For purposes of describing the property type and geographic distribution of Mortgaged Properties (as defined herein), Allocated Loan Amounts (as defined herein), as shown on Annex A, are used for Multi-Property Loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Trust Fund, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance (as defined herein). Descriptions of the terms and provisions of the Mortgage Loans are generalized in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

         Each Mortgage Loan is evidenced by one or more notes (each, a "Mortgage Note"), and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon, and, in certain cases, reserve funds (collectively, "Mortgaged Properties"), as set forth in the following table:

                         SECURITY FOR THE MORTGAGE LOANS

                                                                NUMBER OF
          INTEREST OF                         % OF INITIAL      MORTGAGED
     BORROWER ENCUMBERED                     POOL BALANCE(1)    PROPERTIES
     -------------------                     ---------------    ----------
Fee Simple Estate (2).....................         97.3%         224
Leasehold.................................          2.7%           3
                                                  -----          ---
TOTAL                                             100.0%         227
                                                  =====          ===


----------
(1) Based on the principal balance of the Mortgage Loan or, for any Multi-Property Loan, the Allocated Loan Amount with respect to each portion of the related Mortgaged Property.

(2) For any Mortgaged Property subject to a ground lease where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.

         Each Mortgaged Property consists of land improved by (i) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (ii) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (iii) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (iv) a full or limited service or extended stay hotel/motel property (a "Hospitality Property" or a "Lodging Property," and any Mortgage Loan secured thereby, a "Hospitality Loan" or a "Lodging Loan"), (v) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vi) a residential cooperative property (a "Residential Cooperative Property," and any Mortgage Loan secured thereby, a "Residential Cooperative Loan"), (vii) mixed use properties (each, a "Mixed Use Property" and any Mortgage Loan secured thereby, a "Mixed Use Loan") or (viii) certain other properties, including but not limited to, manufactured housing communities (1.6% of Initial Pool Balance), assisted living facilities (1.3% of Initial Pool Balance) and self-storage facilities (0.5% of Initial Pool Balance) (each, an "Other Property" and any Mortgage Loan secured thereby, an "Other Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth in the table under "Certain Characteristics of the Mortgage Loans--Additional Mortgage Loan Information--Mortgaged Properties by Property Type."

         Ten Mortgage Loans, representing approximately 12.0% of the Initial Pool Balance, are evidenced by two or more Mortgage Notes which are secured and cross-collateralized by two or more Mortgaged Properties.

         Seven Mortgage Loans, representing approximately 15.0% of the Initial Pool Balance, are secured by two or more Mortgaged Properties, under a single Mortgage Note by a single borrower.

         Ten Mortgage Loans, representing approximately 3.0% of the Initial Pool Balance, which are not cross-collateralized, are loans to borrowers which are under common ownership. See "Risk Factors--Risks Related to the Mortgage Loans--Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Certificates."

         None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Sellers, either Servicer, either Special Servicer, the Trustee (each, as defined herein) or any of their respective affiliates except that, with respect to certain of the mortgage loans, the trust fund will have the benefit of environmental insurance policies. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this Prospectus Supplement. Except for the National Consumer Cooperative Bank Mortgage Loans, which are generally fully recourse to the Borrower, the Mortgage Loans generally are non-recourse except in limited circumstances such as a default resulting from voluntary bankruptcy, fraud or other willful misconduct of the borrower. If a borrower defaults on any Mortgage Loan, recourse generally may be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets.

         Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") will purchase the Mortgage Loans to be included in the Trust Fund on or before the date on which the Certificates (as defined herein) are issued (the "Closing Date") from Credit Suisse First Boston Mortgage Capital LLC (the "CSFB Mortgage Loan Seller"), Morgan Stanley Dean Witter Mortgage Capital Inc. (the "MSDWMC Mortgage Loan Seller") and National Consumer Cooperative Bank (the "NCCB Mortgage Loan Seller" and, collectively with the CSFB Mortgage Loan Seller and the MSDWMC Mortgage Loan Seller, the "Mortgage Loan Sellers"), pursuant to three separate Mortgage Loan Purchase Agreements (each, a "Mortgage Loan Purchase Agreement") to be dated as of the Cut-off Date between the related Mortgage Loan Seller and the Depositor. The CSFB Mortgage Loans, MSDWMC Mortgage Loans and NCCB Mortgage Loans (all as defined below) were generally underwritten in accordance with the underwriting criteria described under "--CSFB Underwriting Standards," "--MSDWMC Underwriting Standards" and "--NCCB Underwriting Standards," respectively, below. The Mortgage Loans which will be sold to the Depositor by the CSFB Mortgage Loan Seller (the "CSFB Mortgage Loans"), the MSDWMC Mortgage Loan Seller (the "MSDWMC Mortgage Loans") and the NCCB Mortgage Loan Seller (the "NCCB Mortgage Loans") were originated or purchased by the applicable Mortgage Loan Seller. The Mortgage Loan Sellers are selling the Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by each Mortgage Loan Seller to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" and "The Mortgage Pools--Representations and Warranties" in the Prospectus.

         CapMark Services, L.P. will service the Mortgage Loans (other than the NCCB Mortgage Loans) and National Consumer Cooperative Bank (in such capacity "NCCB") will service the NCCB Mortgage Loans, each pursuant to the Pooling and Servicing Agreement. The L'Enfant Loan will have primary servicing performed by First Union National Bank, as servicer of the CSFB 1998-C2 Securitization, pursuant to the pooling and servicing agreement for the CSFB 1998-C2 Securitization. The 1211 Avenue of the Americas Loan will have primary servicing performed by BNY Asset Solutions LLC, as servicer of the 2000-1211 Securitization pursuant to the trust and servicing agreement for the 2000-1211 Securitization.

SECURITY FOR THE MORTGAGE LOANS

         In addition to the security of one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Mortgaged Properties, each Mortgage Loan also is secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or one or more Escrow Accounts (as defined herein) for, among other things, replacements of furniture, fixtures and equipment and environmental remediation, real estate taxes, insurance premiums and ground rents, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves. The Mortgage Loans generally provide for the indemnification of the lender by the borrower (or related principals) for the presence of any hazardous substances not identified in the related environmental site assessments affecting the Mortgaged Property. In addition, nine Mortgaged Properties securing Mortgage Loans representing 7.1% of the Initial Pool Balance, are covered by insurance policies insuring against certain environmental-related losses. See "Certain Characteristics of the Mortgage Loans--Environmental Matters."

         Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller, as applicable, in connection with the purchase or origination of such Mortgage Loan and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows."

THE MORTGAGE LOAN SELLERS

     CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

         Seventy-seven Mortgage Loans, representing 63.5% of the Initial Pool Balance, were sold to the Depositor by the CSFB Mortgage Loan Seller. The CSFB Mortgage Loan Seller is a subsidiary of Credit Suisse First Boston, Inc., formed as a Delaware limited liability company to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the Mortgage Loans sold by the CSFB Mortgage Loan Seller to the Depositor was purchased or originated by the CSFB Mortgage Loan Seller and underwritten by the CSFB Mortgage Loan Seller's underwriters. The principal office of the CSFB Mortgage Loan Seller is located at 11 Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

     MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.

         Forty-one Mortgage Loans, representing 24.8% of the Initial Pool Balance, were sold to the Depositor by the MSDWMC Mortgage Loan Seller. The MSDWMC Mortgage Loan Seller is a subsidiary of Morgan Stanley Dean Witter & Co., Inc. formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSDWMC Mortgage Loans sold by the MSDWMC Mortgage Loan Seller to the Depositor was purchased or originated by the MSDWMC Mortgage Loan Seller and underwritten by the MSDWMC Mortgage Loan Seller's underwriters. The principal office of the MSDWMC Mortgage Loan Seller is located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

     NATIONAL CONSUMER COOPERATIVE BANK

         Ninety-three Mortgage Loans, representing 11.7% of the Initial Pool Balance, were sold to the Depositor by the NCCB Mortgage Loan Seller. The NCCB Mortgage Loan Seller, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States. By Congressional amendments in 1981, the NCCB Mortgage Loan Seller was converted to a private institution owned by its member cooperative borrowers. Each of the NCCB Mortgage Loans sold by the NCCB Mortgage Loan Seller to the Depositor was originated by the NCCB Mortgage Loan Seller or an affiliate and underwritten by NCCB Mortgage Loan Seller underwriters. The principal office of the NCCB Mortgage Loan Seller is located at 1401 Eye Street, N.W. Washington, D.C. 20005.
Its telephone number is 202-336-7700.

CSFB UNDERWRITING STANDARDS

         General. Seventy-seven Mortgage Loans, representing 63.5% of the Initial Pool Balance, were underwritten by the CSFB Mortgage Loan Seller. The CSFB Mortgage Loan Seller has implemented guidelines establishing certain procedures with respect to underwriting mortgage loans. The CSFB Mortgage Loans generally were originated in accordance with such guidelines; provided, however, that the underwriting standards for such Mortgage Loans which are secured by cooperatives were originated utilizing prudent underwriting practices for mortgage loans secured by similar mortgaged properties and may differ from the standards described below. With respect to the Mortgage Loans which were acquired by the CSFB Mortgage Loan Seller, the CSFB Mortgage Loan Seller applied its general guidelines to the Mortgage Loans in reliance on information provided to it by the originators of such loans, in some cases without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. The underwriting standards for the Mortgage Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations, property financial performance, code compliance, property management, title insurance, borrower evaluation and property insurance, as described below.

         Environmental Assessments. An environmental site assessment was performed with respect to each Mortgaged Property relating to a CSFB Mortgage Loan generally within the twelve-month period preceding the origination of the related CSFB Mortgage Loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the related Mortgage Loan. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the Mortgaged Property. In substantially all cases in which material environmental risks were identified, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property, abate or remediate the condition and/or provide additional security such as letters of credit, indemnities, environmental damage insurance or reserves. With respect to five Mortgage Loans, the lender purchased Secured Creditor Impaired Property Policies which, upon an event of default and the occurrence of an environmental condition at the Mortgaged Properties, provide for the payment of such mortgage loans in full. In addition, one Mortgage Loan has the benefit of a Pollution Legal Liability Select environmental insurance policy which covers certain environmental losses. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this Prospectus Supplement. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties. See "Risk Factors--Risks Related to The Mortgage Loans--Environmental Laws May Adversely Affect Mortgaged Property Cashflow" in this prospectus supplement.

         Property Condition Assessments. Inspections of substantially all of the related Mortgaged Properties were conducted by engineering firms prior to origination of the CSFB Mortgage Loans. Such inspections generally were commissioned to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports indicated a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition report. In each instance, the originator of the Mortgage Loan either determined that the necessary repairs or replacements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing. With respect to 53 Mortgage Loans, representing 65.5% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans, capital improvement or deferred maintenance reserves were established to cover the cost of such repairs or replacements.

         Appraisals. An appraisal of each of the Mortgaged Properties relating to the CSFB Mortgage Loans was performed. The appraisals generally were performed by independent MAI appraisers and in all cases indicated that at the time of the respective appraisals the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each Mortgage Loan. Such appraisals generally complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institution Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). The appraisals also were used as a source of information for rental and vacancy rates and were used to calculate tenant improvement and leasing commission reserves. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

         Operating and Occupancy Statements. In connection with the origination or purchase of the CSFB Mortgage Loan, the originator reviewed current rent rolls (and, where available, up to three years of prior operating statements) and related information or statements of occupancy rates, census data, financial data, historical operating statements and, with respect to the CSFB Mortgage Loans secured by Office Properties, Industrial Properties, Retail Properties or Mixed Use Properties, a selection of major tenant leases. In underwriting each CSFB Mortgage Loan, income and operating information provided by the related borrower was examined by the originator of the CSFB Mortgage Loan; provided, however, that, with respect to several of the CSFB Mortgage Loans, the originator thereof or the related borrower engaged independent accountants to review or perform certain procedures to verify such information. Neither the Depositor nor the CSFB Mortgage Loan Seller makes any representation as to the accuracy of such information.

         Zoning and Building Code Compliance. The borrowers under the CSFB Mortgage Loans generally have represented under the related Mortgage or loan agreement and provided other evidence to the effect that the use and operation of the related Mortgaged Properties was, as of the date on which the Mortgage Loan was originated, in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. For a discussion of zoning issues, see "Risk Factors--Risks Related to the Mortgage Loans--Changes in Zoning Laws May Affect Ability To Repair or Restore Mortgaged Property."

         Seismic Review Process. In general, the underwriting guidelines applicable to the origination of the CSFB Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and other areas thought to be prone to earthquake risk obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), that is, an estimate of the loss that the property would sustain in a "worst case" earthquake scenario. Generally, any proposed loan (i) which has an original principal balance greater than $20,000,000 and as to which the property was estimated to have a PML in excess of 15% of the estimated replacement cost of the improvements or (ii) which has an original principal balance less than or equal to $20,000,000 and as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost of the improvements would be conditioned on receipt of satisfactory earthquake insurance. With respect to all of the CSFB Mortgage Loans that had original principal balances of more than $20,000,000 and that have a PML in excess of 15%, the borrowers obtained earthquake insurance. With respect to substantially all of the CSFB Mortgage Loans that have a PML in excess of 20%, the borrower obtained earthquake insurance.

         Property Management. Generally, for CSFB Mortgage Loans, a manager (which may be an employee or affiliate of the borrower) is responsible for responding to changes in the local rental or lodging market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. Each of the original managers was approved by the originator of each CSFB Mortgage Loan in connection with the origination of the related Mortgage Loan. In most cases, amounts payable to the manager are subordinated to payments required under the related Mortgage Loan. In most cases, the applicable Special Servicer may cause the borrower to terminate management contracts upon certain events specified in the documents executed in connection with the Mortgage Loans and generally any change in a manager must be approved by the related Special Servicer. With respect to Mortgage Loans which represent 5% or more of the aggregate outstanding principal balance of all of the Mortgage Loans, no change in a manager may be effected by the applicable Special Servicer unless the Rating Agencies (as defined herein) have confirmed in writing that such change will not, in and of itself, cause any withdrawal, qualification or downgrade in the then current ratings of each Class of Certificates. For a discussion of property management issues, see "Risk Factors--Risks Related to the Mortgage Loans--Property Managers May Experience Conflicts of Interest in Managing Multiple Properties."

         Title Insurance Policy. Each borrower has provided, and the CSFB Mortgage Loan Seller has obtained, a title insurance policy for each Mortgaged Property relating to the CSFB Mortgage Loans. Each title insurance policy generally complies with the following requirements: (i) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (ii) the policy must be in an amount equal to the original principal balance of the related Mortgage Loan, (iii) the protection and benefits must run to the lender and its successors and assigns, (iv) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (v) the legal description of the Mortgaged Property in the policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

         Property Insurance. Each borrower has provided, and the CSFB Mortgage Loan Seller has reviewed, certificates of required insurance with respect to each Mortgaged Property relating to the CSFB Mortgage Loans. Such insurance generally may include (i) commercial general liability insurance for bodily injury or death and property damage, (ii) an "All Risks" of physical loss property policy, (iii) if applicable, boiler and machinery coverage, (iv) if the Mortgaged Property is located in a 100-year flood plain, flood insurance through the National Flood Insurance Program, (v) if the Mortgaged Property is located in an earthquake prone area and is subject to substantial earthquake risk, earthquake insurance and (vi) such other coverage as the CSFB Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property. In most instances, with respect to Mortgage Loans with original principal balances less than $20 million, the claims-paying ability of the related insurance providers must have a rating by S&P (as defined herein) of "A" or better and, with respect to Mortgage Loans with original principal balances greater than $20 million, the related insurance provider must have a rating by S&P of "AA" or better.

         Evaluation of Borrower. The CSFB Mortgage Loan Seller evaluates each borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. The borrowers under 99.7% of the CSFB Mortgage Loans, by Cut-off Date Principal Balance, are single asset special purpose entities; for purposes of the foregoing statement, each Mortgage Loan secured by a cooperative was assumed to be a single asset special purpose entity. In addition, in general, in connection with each CSFB Mortgage Loan with an original principal balance in excess of $20 million, each borrower was required to be organized as a bankruptcy-remote entity, a substantive non-consolidation opinion of counsel was required to be delivered relating to such borrower and the CSFB Mortgage Loan Seller has reviewed the organizational documents of the borrower to verify compliance with such requirement.

         DSCR and LTV Ratio. The CSFB Mortgage Loan Seller's underwriting standards generally require, for all Mortgage Loans, minimum DSCR and LTV ratios for each property type. The DSCR and LTV ratio for each CSFB Mortgage Loan is set forth on Annex A hereto.

         Escrow Requirements. The CSFB Mortgage Loan Seller generally requires a borrower to fund various escrows (each, an "Escrow Account") for items including real estate taxes, insurance premiums, ground rent, replacement of furniture, fixtures and equipment, environmental remediation, deferred maintenance and/or scheduled capital improvements, seasonal working capital (with respect to certain Hospitality Properties), capital expenditures, and tenant improvements and re-leasing costs (with respect to Office Properties and Retail Properties). Escrow Accounts generally must be held at Eligible Banks (as defined herein). Generally, the required escrows for Mortgage Loans originated by the CSFB Mortgage Loan Seller are as follows:

         Ground Rent -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual ground rent for any ground lease relating to the Mortgaged Property are required.

         Taxes and Insurance -- Seventy-three Mortgage Loans, representing 98.5% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans, have reserves for taxes. Seventy-three Mortgage Loans, representing 98.4% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans, have reserves for insurance. Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current tax rate) and annual property insurance premium relating to the Mortgaged Property are required.

         Capital Item Reserves -- Sixty-nine Mortgage Loans, representing 96.0% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans, have ongoing reserves for Capital Items (as defined below). Typically, deposits are required based on the amount recommended on an annual basis pursuant to a property condition report prepared for the CSFB Mortgage Loan Seller. The actual ongoing reserve deposits for periodic replacement, capital expenditures and furniture, fixtures and equipment (collectively, "Capital Items") required under each Mortgage Loan are set forth on Annex A.

         Tenant Improvements and Leasing Commission Reserves -- Thirty-six Mortgage Loans, representing 81.8% of the aggregate Cut-off Date Principal Balance of the CSFB Mortgage Loans which are secured by Retail Properties, Office Properties, Mixed Use Properties and Industrial Properties, have up-front and/or ongoing reserves for tenant improvement and leasing commissions. Typically, deposits are based upon anticipated lease turnover rates, estimated costs for tenant improvements and leasing commissions in the related market.

         In certain cases, the CSFB Mortgage Loan Seller allowed a borrower to post a letter of credit in lieu of funding ongoing reserves for Capital Items and/or tenant improvements and leasing commissions. Even if the actual funded reserves under a Mortgage Loan are less than the foregoing amounts, the CSFB Mortgage Loan Seller generally deducted such amounts from net operating income when calculating Net Cash Flow.

         Deferred Maintenance/Environmental Remediation -- An initial deposit, upon funding of a Mortgage Loan, in an amount equal to no less than 100%, and as much as 125% of (i) the estimated cost of the recommended substantial repairs or replacements pursuant to a property condition report completed by a licensed engineer and (ii) the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.

         Seasonal Working Capital -- An initial deposit, upon funding of a Mortgage Loan, or monthly deposits, in each case generally based upon the anticipated shortfall of operating income necessary to pay debt service and operating expenses for the months in which occupancy of a Hospitality Property is below that which is necessary to cover such costs.

MSDWMC UNDERWRITING STANDARDS

         General. Forty-one Mortgage Loans, representing 24.8% of the Initial Pool Balance, were underwritten by the MSDWMC Mortgage Loan Seller. The MSDWMC Mortgage Loan Seller has implemented guidelines establishing certain procedures with respect to underwriting mortgage loans. The MSDWMC Mortgage Loans generally were originated in accordance with such guidelines.

         Appraisals. In connection with the origination of the MSDWMC Mortgage Loans, each related Mortgaged Property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. All such appraisals complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under FIRREA. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties is presented herein for illustrative purposes only.

         Environmental Assessments. An environmental site assessment was performed with respect to each Mortgaged Property generally within the twelve-month period preceding the origination of the related MSDWMC Mortgage Loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the related Mortgage Loan. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the Mortgaged Property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property, abate or remediate the condition and/or provide additional security such as letters of credit, environmental damage insurance or reserves. See "Risk Factors--Risks Related to The Mortgaged Loans--Environmental Laws May Adversely Affect Mortgaged Property Cash Flow" in this prospectus supplement.

         Property Condition Assessments. The Mortgaged Properties were inspected in connection with the origination of the related MSDWMC Mortgage Loan by a representative of the MSDWMC Mortgage Loan Seller or by a third party professional engaged by MSDWMC Mortgage Loan Seller. Furthermore, in each case, a licensed engineer or consultant inspected the related Mortgaged Property in connection with the origination of the related MSDWMC Mortgage Loan to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

         Seismic Review Process. In general, the underwriting guidelines applicable to the origination of the MSDWMC Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of PML in an earthquake scenario. Generally, any of the MSDWMC Mortgage Loans as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

         Zoning and Building Code Compliance. The MSDWMC Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for MSDWMC Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related loan documents. Violations may exist at any particular Mortgaged Property, but the MSDWMC Mortgage Loan Seller has informed the Depositor that it does not consider any such violations known to it to be material.

NCCB UNDERWRITING STANDARDS

         General. Ninety-three Mortgage Loans, representing 11.7% of the Initial Pool Balance, were underwritten by the NCCB Mortgage Loan Seller. 100% of the Mortgage Loans underwritten by the NCCB Mortgage Loan Seller are secured by Residential Cooperative Properties. The NCCB Mortgage Loan Seller has implemented guidelines establishing certain procedures with respect to underwriting the Mortgage Loans. The NCCB Mortgage Loans generally were originated in accordance with such guidelines. The underwriting standards for the Mortgage Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations, property financial performance, property management, title insurance, borrower evaluation and property insurance, as described below.

         Environmental Assessments. An environmental site assessment was performed with respect to each Mortgaged Property relating to an NCCB Mortgage Loan generally within the twelve-month period preceding the origination of the related NCCB Mortgage Loan. A Phase I Environmental Report is generally required for each Mortgaged Property. In lieu of a Phase I Environmental Report, generally for loans under $350,000, an ASTM Transaction Screen may have been required. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the related Mortgage Loan. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions. In substantially all cases in which material environmental risks were identified, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property, and abate or remediate the condition, if necessary.

         Property Condition Assessments. As part of the underwriting process, a site inspection of each Mortgaged Property was conducted by the NCCB Mortgage Loan Seller. Such inspection paid particular attention to the systems, roofs, structural integrity and common area deferred maintenance at the Mortgaged Property. Inspections of each of the Mortgaged Properties were also conducted by independent engineering firms prior to the origination of the NCCB Mortgage Loans. Such inspections were generally commissioned to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports indicated a variety of deferred maintenance items and recommended capital improvements with respect to certain of the Mortgaged Properties. In general, the estimated cost of immediate necessary repairs or replacements at each Mortgaged Property was included in each property condition report. In each instance, the NCCB Mortgage Loan Seller determined that the necessary repairs needed to be completed prior to closing by the related borrowers were completed in a satisfactory manner, or required that they be addressed post closing.

         Appraisals. An appraisal of each of the Mortgaged Properties relating to the NCCB Mortgage Loans was performed preceding the origination of each such loan. The appraisals were performed by independent MAI appraisers and indicated that at the time of the respective appraisals the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each Mortgage Loan. Such appraisals generally complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under FIRREA, as amended. Each appraisal valued the Mortgaged Properties as a cooperative property (i) based on the market value of the underlying apartment units in the building and (ii) as a multifamily rental property as if such cooperative property were operated as a market-rate rental property. The value as a multifamily rental property is based on the projected rents that would be collected and the operating expenses that would be incurred if the building were run as a stabilized market-rate rental property with rents set at prevailing market rates, taking into account the presence of existing rent controlled or existing rent stabilized apartments. Such rental calculation also makes adjustments for projected market vacancies and reserve requirements.

         Property Financial Performance. In connection with the origination of the NCCB Mortgage Loans, the originator reviewed maintenance rolls, historical operating statements, budgets, sponsor rent rolls (if applicable and/or material), reserve levels, recent sales data, and proposed sources and uses of funds. Originators employ such information to assess the prospective borrower's ability to repay the debt and the adequacy of the property as collateral for the loan requested. Maintenance charges and operating expenses are reviewed for reasonableness in relation to other properties in the prospective borrower's market. The ability to raise maintenance charges due to prospective capital expenditures or property tax increases is also assessed. Particular attention is paid to scheduled reductions and expiration of property tax abatements such as the J-51 program for eligible properties in New York City. In assessing the cooperative's ability to increase maintenance charges, total maintenance charges are generally required to be less than 70% of market rents for similar apartment units.

         Due to the nature of cooperative ownership and the federal tax treatment of cooperative earnings, cooperatives generally seek to have break-even coverage of maintenance charges and other income to annual operating expenses. Additionally, cooperatives generally limit commercial rental income to not more than 20% of total income.

         In certain circumstances, maintenance charges and other income may be less than the cooperative's annual operating expenses if the cooperative has significant reserves. Each NCCB Mortgage Loan requires minimum reserves generally equal to 10% of the preceding year's shareholder maintenance payments. Such reserves are generally held by the cooperative.

         If there are sponsor-held units, the originator of each NCCB Mortgage Loan reviews the number of sponsor-held and investor held units and the excess of the maintenance charges on such sponsor-held units over the sponsor's rent collected, if any ("negative carry"). The number of sponsor-held units and the rental income on such units are determined by rent rolls generally provided by the cooperative. Sponsor-held units, if material, are carefully evaluated, and the negative carry on such units is generally limited to an amount equal to no more than 8% of the cooperative's total annual maintenance charges.

         Property Management. For NCCB Mortgage Loans, the related Mortgaged Property is either professionally managed or is self-managed. Generally, all larger Mortgaged Properties are professionally managed. In most cases, the applicable Special Servicer may cause the borrower to terminate management contracts upon certain events specified in the documents executed in connection with the Mortgage Loan. Under such circumstances, replacement managers must be approved by the applicable Servicer or Special Servicer. Generally, if a Mortgaged Property is self-managed, the applicable Servicer or Special Servicer may cause the borrower to hire professional management upon certain events specified in the documents executed in connection with the Mortgage Loan.

         Title Insurance. The NCCB Mortgage Loan Seller has obtained from each borrower a title insurance policy for each Mortgaged Property relating to the NCCB Mortgage Loans. Each title insurance policy generally complies with the following requirements: (i) the policy is written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (ii) the policy is in an amount equal to the original principal balance of the related Mortgage Loan, (iii) the protection and benefits run to the NCCB Mortgage Loan Seller and its successors and assigns, and (iv) the policy is written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located.

         Borrower Evaluation. The NCCB Mortgage Loan Seller required each cooperative to submit copies of its by-laws, form of propriety lease and offering plan and amendments thereto. Such documents were reviewed by counsel to the NCCB Mortgage Seller to determine if items therein could materially impact the related Mortgage Loan.

         Property Insurance. Each borrower has provided, and the NCCB Mortgage Loan Seller has reviewed, certificates of required insurance with respect to each Mortgaged Property relating to the NCCB Mortgage Loans. Such insurance generally may include (i) commercial general liability insurance for bodily injury or death and property damage, (ii) "all risks" of physical loss property insurance, (iii) if applicable, boiler and machinery coverage, (iv) if the Mortgaged Property is located in a 100-year flood plain, flood insurance through the National Flood Insurance Program, (v) fidelity bond, and (vi) business income insurance. Generally, the insurance issuing company must have a rating in the Best's Key Rating Guide of at least Policyholder Rating of "A-" and Financial Rating of "V".

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MULTIPLE NOTE LOANS

         The 1211 Avenue of the Americas Mortgage Loan (the "1211 Avenue of the Americas Loan"), which represents 4.5% of the Initial Pool Balance, is represented by a note which is one of two notes issued by the related borrower, each secured by a first lien on the related Mortgaged Property. The two notes together totaling $350,000,000 are referred to herein as the "1211 Avenue of the Americas Whole Loan." The note which is an asset of the Trust Fund is referred to herein as the "1211 Avenue of the Americas Trust Fund Note." The note in which the Trust Fund owns no interest is referred to herein as the "1211 Avenue of the Americas Other Note." The 1211 Avenue of the Americas Other Note is divided into five components, four of which totaling $158,700,000 are subordinate to the 1211 Avenue of the Americas Trust Fund Note and one of which equaling $141,300,000 ranks pari passu with the 1211 Avenue of the Americas Trust Fund Note. The 1211 Avenue of the Americas Other Note has been deposited in a securitization sponsored by the Depositor known as Commercial Mortgage Pass-Through Certificates, Series 2000-1211 (the "2000-1211 Securitization"). The securities backed by the component notes issued under the 2000-1211 Securitization received ratings ranging from "AAA" to "BBB" from Fitch and Moody's, and the class A securities, backed by component note A, which is pari passu with the 1211 Avenue of the Americas Trust Fund Note, received ratings of "AAA" and "Aaa" from Fitch and Moody's, respectively. For additional important information relating to the 1211 Avenue of the Americas Loan, including the ownership of the 1211 Avenue of the Americas Other Note and the servicing of the 1211 Avenue of the Americas Loan, see "--Significant Mortgage Loans--The 1211 Avenue of the Americas Loan" and "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" in this Prospectus Supplement.

         The L'Enfant Mortgage Loan (the "L'Enfant Loan"), which represents 3.3% of the Initial Pool Balance, is represented by a note which is one of three notes issued by the related borrower, each secured by a first lien on the related Mortgaged Property. The three notes together are referred to herein as the "L'Enfant Whole Loan." The note which is an asset of the Trust Fund is referred to herein as the "L'Enfant Trust Fund Note." The two notes in which the Trust Fund owns no interest are referred to herein as the "L'Enfant Other Notes." One of the L'Enfant Other Notes has been deposited in a securitization sponsored by the Depositor known as Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "CSFB 1998-C2 Securitization"). The other L'Enfant Other Note has been deposited in a securitization sponsored by the Depositor known as Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1. For additional important information relating to the L'Enfant Whole Loan, including the servicing of the L'Enfant Loan, see "--Significant Mortgage Loans--The L'Enfant Loan" and "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" in this Prospectus Supplement.

         The Crystal Pavilion/Petry Building Mortgage Loan (the "Crystal Pavilion/Petry Building Loan"), which represents 3.6% of the Initial Pool Balance, is represented by a note which is one of four pari passu notes issued by the related borrower, each secured by a first lien on the related Mortgaged Property. The four notes together are referred to herein as the "Crystal Pavilion/Petry Building Whole Loan." The note which is an asset of the Trust Fund is referred to herein as the "Crystal Pavilion/Petry Building Note A." The Trustee will be party to an intercreditor agreement with the holder of the remaining Crystal Pavilion/Petry Building Notes in which the Trustee will be named as lead lender. Pursuant to such intercreditor agreement, CapMark Services, L.P., as servicer, will make all servicing decisions with respect to the Crystal Pavilion/Petry Building Loan and Lennar Partners, Inc., as special servicer, will specially service the Crystal Pavilion/Petry Building in the event it becomes a Specially Serviced Mortgage Loan, in each case with a view toward maximizing recovery to the holders of the Crystal Pavilion/Petry Building notes as a collective whole. For additional important information relating to the Crystal Pavilion/Petry Building Whole Loan, see "--Significant Mortgage Loans--The Crystal Pavilion/Petry Building Loan" in this Prospectus Supplement.

         Unless otherwise specified, references in this Prospectus Supplement to the 1211 Avenue of the Americas Loan, the L'Enfant Loan and the Crystal Pavilion/Petry Building Loan (as well as general references to the Mortgage Loans insofar as such references describe the 1211 Avenue of the Americas Loan, the L'Enfant Loan or the Crystal Pavilion/Petry Building Loan) refer only to the portion of the Whole Loan and the related Trust Fund Note deposited in this Trust Fund. Proceeds and losses will be applied between the Trust Fund Note and the related Other Note as described herein under "--Significant Mortgage Loans--The 1211 Avenue of the Americas Loan," "--The L'Enfant Loan" and "--The Crystal Pavilion/Petry Building Loan."

SIGNIFICANT MORTGAGE LOANS

         Set forth below is a description of certain of the significant Mortgage Loans and the related Mortgaged Property or Mortgaged Properties.

-------------------------------------------------------------------------------
                                 THE SELIG LOANS
-------------------------------------------------------------------------------

----------------------------------------------------------------
                       Loan Information
----------------------------------------------------------------

PRINCIPAL BALANCE(1):       ORIGINAL          CUT-OFF DATE
                        ----------------      -------------
                          $ 62,850,000        $62,411,711

ORIGINATION DATE:       April 27, 1999

INTEREST RATE:          7.99%

AMORTIZATION:           360 months

ARD:                    May 11, 2009

ARD BALANCE:            $56,443,363

HYPERAMORTIZATION:      After the ARD, the interest rate
                        increases by 2.00% to 9.99% and all
                        excess cash flow is used to reduce the
                        outstanding principal balance; the
                        additional 2% interest is deferred
                        until the principal balance is zero

MATURITY DATE:          May 11, 2029

BORROWER (SPECIAL       Selig Real Estate Holdings Eleven, L.L.C., and
PURPOSE ENTITY):        Selig Real Estate Holdings Sixteen, L.L.C., single asset
                        entities the boards of both of which contain an independent director; a non-consolidation opinion was obtained in connection with origination

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        two months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE FOOT(1):$125

UP-FRONT RESERVES(1):   Cap Ex:                         $19,250
                        TI & LC:                       $350,000

ONGOING RESERVES(1):    CapEx(2):                           Yes
                        TI & LC(2):                         Yes
                        Real Estate Taxes &
                        Insurance Reserve(3):               Yes

LOCKBOX:                Hard

MEZZANINE:              Yes
----------------------------------------------------------------

----------------------------------------------------------------
                     Property Information
----------------------------------------------------------------


SINGLE ASSET/PORTFOLIO: Portfolio of 2
                        Assets

PROPERTY TYPE:          Office

LOCATION:               Seattle, WA

YEAR BUILT/RENOVATED:   190 Queen Anne Bldg.   1974/1985

                        1000 Second Ave.       1986

OCCUPANCY (4):          190 Queen Anne Bldg.     99%

                        1000 Second Ave.         98%

THE COLLATERAL:         One 40-story office building and one
                        5-story office building

FEE OR LEASEHOLD:       Fee


1000 2ND AVE                                  LEASE
MAJOR TENANTS           NRSF      % OF NRA  EXPIRATION
-------------           ----      --------  ----------
U.S. Customs            52,604     12.6%     3/31/01
Immune Corporation      33,130      8.0%     12/31/03
Washington Mutual       15,367      3.7%     7/31/00

190 QUEEN ANNE                                LEASE
MAJOR TENANTS           NRSF      % OF NRA  EXPIRATION
-------------           ----      --------  ----------
The Dial                33,844     41.2%      4/26/05
Seattle Super Sonics    19,045     23.2%      7/31/00(5)
KSR Radio               14,217     17.3%      7/31/00(5)


SQUARE FOOTAGE(1):      498,875

PROPERTY MANAGEMENT:    Self Managed

1999 NET OPERATING
INCOME(1):              $7,773,385

UNDERWRITTEN NET CASH
FLOW(1):                $8,249,516

APPRAISED VALUE(1):     $95,800,000

CUT-OFF DATE LTV(1):    65.2%

ARD LTV(1):             58.9%

DSCR(1):                1.49

----------------------------------------------------------------

(1)  For the Selig Loans in the aggregate.

(2) The Selig Borrowers are required to escrow $55,833.33 on a monthly basis ($1.34/SF annually) into a tenant improvement and leasing commission reserve and $8,143.00 on a monthly basis ($0.20/SF annually) into a CapEx reserve.

(3) The Selig Borrowers are required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(4) Occupancy is based on the June 2, 2000 rent rolls for 1000 2nd Avenue and the May 8, 2000 rent roll for 190 Queen Anne.

(5) The Selig Borrower has pre-leased the space with respect to this property pursuant to signed leases with third parties at rent above the current rent.

     The Selig Loans

         The Loans. The largest loan concentration (the "Selig Loans") was originated by the CSFB Mortgage Loan Seller on April 27, 1999. The Selig Loans are evidenced by two cross-collateralized and cross-defaulted notes secured by Mortgages encumbering the fee interests in two office buildings (each, a "Selig Property" and collectively, the "Selig Properties") located in Seattle, Washington.

         The Borrowers. The Selig Loans were made to two borrowers (collectively, the "Selig Borrowers"), each of which is a Washington limited liability company. The principal of the Selig Borrower is Martin Selig (the "Selig Principal"). The Selig Principal is the founder and sole proprietor of Martin Selig Real Estate, one of the largest commercial real estate developers in the Pacific Northwest.

         Certain additional information on the Selig Loans and the Selig Properties is set forth on Annex A hereto.

         The Properties. The Selig Properties consist of two buildings located in Seattle, Washington. The 1000 Second Avenue Building is an office building and has a net rentable area of approximately 416,710 square feet. The 190 Queen Anne Building is an office building and has a net rentable area of approximately 82,165 square feet.

         Property Management. The Selig Properties are managed by Martin Selig Real Estate (the "Selig Manager"), an affiliate of the Selig Borrowers, pursuant to a management agreement. The management agreement provides for the payment to the Selig Manager of management fees of 3% of gross revenues, which are subordinated to payments under the Selig Loans. The Selig Manager may be terminated (i) upon an event of default under the Selig Loans or the Selig Mezzanine Loan (as defined below) or (ii) in the event of a default by the Selig Manager under the management agreement. In the event the Trustee terminates the Selig Manager, it is required to select a replacement manager from a list agreed upon by the Selig Mezzanine Lender (as defined below).

         Mezzanine Loan. Selig Real Estate Holdings Twelve, L.L.C., the regular member of each of the Selig Borrowers and certain affiliates of the Selig Principal, are the borrowers (collectively, the "Selig Mezzanine Borrower") under a mezzanine loan with an aggregate principal balance as of the Cut-off Date of $15,705,156 (the "Selig Mezzanine Loan"), made by Starwood Financial Trust, a Maryland real estate investment trust (the "Selig Mezzanine Lender"), on April 27, 1999. The Selig Mezzanine Loan is secured by a pledge of the regular membership interests in each of the Selig Borrowers and by the equity of certain other special purpose real estate borrowers (the "Other Equity Collateral"). As of the Cut-off Date, the aggregate LTV of the Selig Loan and the Selig Mezzanine Loan (allocating a portion of the Selig Mezzanine Loan based upon the respective appraised values of the Selig Properties and the Other Equity Collateral) was 74%. The Selig Mezzanine Lender has agreed not to transfer its interest in the Selig Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The Selig Mezzanine Loan matures on April 27, 2004 and bears interest at a per annum rate equal to 15%. The Selig Mezzanine Loan fully amortizes by its maturity date.

-------------------------------------------------------------------------------
                        1211 AVENUE OF THE AMERICAS LOAN
-------------------------------------------------------------------------------

----------------------------------------------------------------
                       Loan Information
----------------------------------------------------------------


PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                         ---------------      -------------
                           $50,000,000         $50,000,000

ORIGINATION DATE:       April 5, 2000

INTEREST RATE:          7.75%

AMORTIZATION:           300 months (after 5 years of interest
                        only)

ARD:                    April 9, 2010

ARD BALANCE:            $42,687,901

HYPERAMORTIZATION:      After the ARD, the interest rate
                        increases by 2.00% to 9.75% and a pro
                        rata portion of all excess cash flow
                        is used to reduce the outstanding
                        principal balance; the additional 2%
                        interest is deferred until the
                        principal balance is zero

MATURITY DATE:          April 9, 2030

BORROWER (SPECIAL       JT 1211, L.P., general partner of which is a special
PURPOSE ENTITY):        purpose entity, the board of which contains two
                        independent directors; a non-consolidation opinion was obtained in connection with origination

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        six months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE         $104
FOOT(3):


UP-FRONT RESERVES(4):   CapEx:                        $142,750
                        TI & LC:                    $5,824,949
                        Free Rent Escrow Fund:      $10,684,008


ONGOING RESERVES(4):    CapEx(1):                           Yes
                        TI & LC(1):                         Yes
                        Real Estate Taxes &
                        Insurance Reserve(2):               Yes

LOCKBOX:                Hard

MEZZANINE:              No
----------------------------------------------------------------



----------------------------------------------------------------
                     Property Information
----------------------------------------------------------------


SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

LOCATION:               New York, NY

YEAR BUILT/RENOVATED:   1973/1995

OCCUPANCY(5):           100%

THE COLLATERAL:         44-story office building

FEE OR LEASEHOLD:       Fee
                                              LEASE
MAJOR TENANTS           NRSF      % OF NRA  EXPIRATION
--------------          ----      --------  ----------
News Corp               652,874     35.5%    11/01/15
Chase Manhattan         471,675     25.6%    3/31/10
CIT                     180,830      9.8%    12/31/08

SQUARE FOOTAGE(4):      1,839,384

PROPERTY MANAGEMENT:    Rockefeller Group Management
                        (day-to-day management)
                        Kennedy-Wilson (leasing management)

1999 NET OPERATING
INCOME(4):              $40,260,000

UNDERWRITTEN NET CASH
FLOW(4):                $48,319,000

APPRAISED VALUE(4):     $695,000,000

CUT-OFF DATE LTV(3):    27.5%

ARD LTV(3):             25.3%

DSCR(3):                2.79

----------------------------------------------------------------


(1) The 1211 Avenue of the Americas Borrower is required to escrow $61,541.67 on a monthly basis ($0.40/SF annually) into a CapEx reserve.

(2) The 1211 Avenue of the Americas borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(3) Calculated based upon the 1211 Avenue of the Americas Loan plus the 1211 Avenue of the Americas Component A.

(4)  Calculated based upon the 1211 Avenue of the Americas Whole Loan.

(5)  Occupancy is based on the April 1, 2000 rent roll.

     THE 1211 AVENUE OF THE AMERICAS LOAN

         The Loan. The second largest loan concentration (the "1211 Avenue of the Americas Loan") was originated by the CSFB Mortgage Loan Seller on April 5, 2000. The 1211 Avenue of the Americas Loan is evidenced by a note (the "1211 Avenue of the Americas Trust Fund Note") which is secured by a first priority lien encumbering the fee interests in an office building and related property located at 1211 Avenue of the Americas in New York, New York (the "1211 Avenue of the Americas Property"). The 1211 Avenue of the Americas Property also secures another note (the "1211 Avenue of the Americas Other Note") that was originated at the same time as the 1211 Avenue of the Americas Loan. The 1211 Avenue of the Americas Other Note will not be property of the trust fund and is divided into five components, four of which (the "1211 Avenue of the Americas Subordinate Components") are subordinate to the 1211 Avenue of the Americas Trust Fund Note and one of which (the "1211 Avenue of the Americas A Component" ) ranks pari passu with the 1211 Avenue of the Americas Trust Fund Note. The 1211 Avenue of the Americas A Component has a principal balance of $141,300,000 as of the Cut-off Date and the 1211 Avenue of the Americas Subordinate Components have an aggregate principal balance of $158,700,000 as of the Cut-Off Date.

         The Borrower. The 1211 Avenue of the Americas Loan was made to JT 1211, L.P. (the "1211 Avenue of the Americas Borrower"), a Georgia limited partnership.

         Certain additional information on the 1211 Avenue of the Americas Loan and the 1211 Avenue of the Americas Property is set forth on Annex A hereto.

         The Property. 1211 Avenue of the Americas Property is a Class A 44-story office building located in midtown Manhattan containing approximately 1,839,384 rentable square feet, which is comprised of approximately 1,801,495 square feet of office space and approximately 37,889 square feet of retail and other non-office space. The 1211 Avenue of the Americas Property was built in 1973 in midtown Manhattan as the headquarters of Celanese A.G., a multinational chemical company, and was purchased on April 5, 2000 by the borrower for a purchase price of approximately $558.3 million.

         As part of the Rockefeller Center complex, the 1211 Avenue of the Americas Property is an internationally recognized address for major corporations, including The Chase Manhattan Bank ("Chase"), News America Incorporated ("News America"), CIT Group, Inc. and Westdeutsche Landesbank Girozentrale. As of April 1, 2000, the 1211 Avenue of the Americas Property was approximately 99.5% leased by 30 tenants, with approximately 78.3% of the net rentable square feet and 78.2% of annualized base rent of the 1211 Avenue of the Americas Property leased by tenants who maintain an investment grade rating from Moody's Investor Services and S&P. The largest tenant in the building, News Corp., leases 35.5% of the net rentable square feet at the 1211 Avenue of the Americas Property and contributes 26.5% of annualized base rent. The second largest tenant in the building, Chase, leases 25.6% of the net rentable square feet at the 1211 Avenue of the Americas Property and contributes 27.4% of annualized base rent.

         Property Management. The 1211 Avenue of the Americas Property is managed by Rockefeller Group Development Corporation pursuant to a management agreement. The management agreement generally provides for a management fee of 0.5% of gross revenues, which are subordinated to payments under the 1211 Avenue of the Americas Loan.

         Additional Indebtedness. The 1211 Avenue of the Americas Other Note is secured by the 1211 Avenue of the Americas Property and the 1211 Avenue of the Americas A Component ranks pari passu with the 1211 Avenue of the Americas Trust Fund Note. See "--The Loan" above. An intercreditor agreement between the holder of the 1211 Avenue of the Americas Trust Fund Note and the holder of the 1211 Avenue of the Americas Other Note sets forth the rights of each note holder. The intercreditor agreement provides that the 1211 Avenue of the Americas Trust Fund Note will be primarily serviced or special serviced by the servicer or special servicer, if applicable, of the 2000-1211 Securitization. The trust fund will not be permitted to terminate the 2000-1211 Securitization servicer or special servicer (provided that it may exercise certain voting rights allocated to it). Pursuant to the intercreditor agreement and the trust and servicing agreement, all rights of the mortgagee under the 1211 Avenue of the Americas Trust Fund Note and the 1211 Avenue of the Americas Other Note will be exercised by the servicer, or special servicer, of the 2000-1211 Securitization, on behalf of the trust fund.

         The trust and servicing agreement for the 2000-1211 Securitization provides that expenses, losses and shortfalls will be allocated first to the 1211 Avenue of the Americas Subordinate Components, prior to any such expenses, losses and shortfalls being allocable pro rata to the 1211 Avenue of the Americas A Component and the 1211 Avenue of the Americas Trust Fund Note. The 1211 Avenue of the Americas Subordinate Components total $158,700,000.

------------------------------------------------------------------------------
                   IPC RETAIL PORTFOLIO/NORMANDIE VILLAGE LOAN
------------------------------------------------------------------------------


----------------------------------------------------------------
                       Loan Information
----------------------------------------------------------------


PRINCIPAL BALANCE(1):       ORIGINAL          CUT-OFF DATE
                          ------------        -------------
                           $49,081,603         $48,165,130

ORIGINATION DATE:       May 19, 1998 and September 1, 1998

INTEREST RATE:          IPC Retail:                    7.25%
                        Normandie Village Note A:      6.66%
                        Normandie Village Note B:     6.66 %

AMORTIZATION:           IPC Retail:               360 months
                        Normandie Village Note A: 357 months
                        Normandie Village Note B: 357 months

ARD:                    June 11, 2008

ARD BALANCE:            $43,023,558

HYPERAMORTIZATION:      After the ARD, the interest rate
                        increases by 2.00% to 9.25%  and 8.66%
                        and all excess cash flow is used to
                        reduce the outstanding principal
                        balances; the additional 2% interest
                        is deferred until the principal
                        balance is zero

MATURITY DATE:          June 11, 2028

BORROWER (SPECIAL       IPC Retail Properties, LLC, and
PURPOSE ENTITY):        Normandie Village Associates, L.P.,
                        managing member of a managing member
                        of each of which is a special purpose
                        entity, the board of which contains an
                        independent director;
                        non-consolidation opinions were
                        obtained in connection with origination


CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        six months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $63

UP-FRONT RESERVES(1)::  CapEx(4):           $687,130

ONGOING RESERVES(1):    CapEx(2):                           Yes
                        TI & LC(2):                         Yes
                        Real Estate Taxes &
                        Insurance Reserve(3):               Yes

LOCKBOX:                Hard

PARTIAL DEFEASANCE:     Yes; Release Price of 125% of Property
                        Release Amount

MEZZANINE:              No
----------------------------------------------------------------



----------------------------------------------------------------
                     Property Information
----------------------------------------------------------------


SINGLE ASSET/PORTFOLIO: Portfolio of 5 Assets

PROPERTY TYPE:          Retail

LOCATION:               Walpole, MA/Louisville, KY/Wichita, KS

PROPERTY                YEAR BUILT/RENOVATED    OCCUPANCY(5)
--------                --------------------    ------------
Walpole Mall                 1972/1998              97.0%
Comotara                        1998               100.0%
Brittany                        1984                89.0%
Hurstbourne Forum            1986/1998              88.0%
Normandie Village            1968/1998              96.0%

THE COLLATERAL:         Five retail properties

FEE OR LEASEHOLD:       Fee

WALPOLE MALL                                  LEASE
MAJOR TENANTS              NRSF   % OF NRA  EXPIRATION
-------------              ----   --------  -----------
Bradlees                  102,445  36.3%     10/30/04
Office Max                 28,427  10.1%     1/31/10
Barnes & Noble             27,831   9.9%     9/30/13

COMOTARA                                      LEASE
MAJOR TENANTS              NRSF   % OF NRA  EXPIRATION
-------------              ----   --------  -----------
Olive Tree                 20,000  36.0%     7/31/06
Prairie View                7,615  13.7%     12/31/01
Old English Pine            6,253  11.3%     3/31/01

BRITTANY                                      LEASE
MAJOR TENANTS              NRSF   % OF NRA  EXPIRATION
-------------              ----   --------  -----------
Hobby Lobby                40,218  19.9%     10/31/03
American Drug              25,535  12.6%     5/25/05
Triathlon Broadcasting     13,920   6.9%      3/5/05

HURSTBOURNE FORUM                             LEASE
MAJOR TENANTS              NRSF   % OF NRA  EXPIRATION
-------------              ----   --------  -----------
Cherry House               27,776  20.4%     1/31/08
Contemporary Galleries     18,917  13.9%     4/30/05
Jos. A Banks                8,084   5.9%     1/31/04

NORMANDIE VILLAGE                             LEASE
MAJOR TENANTS              NRSF   % OF NRA  EXPIRATION
-------------              ----   --------  -----------
Star Lumber                27,104  29.7%     2/28/08
Gessler Drug               10,778  11.8%     6/30/03
Whole Foods                 4,230   4.6%     11/30/04

SQUARE FOOTAGE(1):      766,467

PROPERTY MANAGEMENT:    Self Managed

1999 NET OPERATING
INCOME(1):              $6,416,893

UNDERWRITTEN NET CASH
FLOW(1):                $5,324,330

APPRAISED VALUE(1):     $64,600,000

CUT-OFF DATE LTV(1):    74.6%

ARD LTV(1):             66.6%

DSCR(1):                1.33
----------------------------------------------------------------

(1) For the IPC Retail Portfolio/Normandie Village Properties in the aggregate.

(2) The IPC Retail Portfolio/Normandie Borrower is required to escrow $25,484 on a monthly basis ($0.40/SF annually) into a tenant improvement and leasing commission reserve and $10,223 on a monthly basis ($0.16/SF annually) into a CapEx reserve (an additional amount up to $6,738 per month is required to be deposited from any excess cashflow (net of debt service and other required reserves) into an additional CapEx reserve).

(3) The IPC Retail Portfolio/Normandie Village Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof pay all taxes and insurance premiums 30 days before they become due.

(4) To be applied to fund renovations at the Hurstbourne Forum Property, as approved by the Lender.

(5)  Occupancy is based on the February 1, 2000 rent roll.

     THE IPC RETAIL PORTFOLIO/NORMANDIE VILLAGE LOAN

         The Loan. The third largest loan concentration in the Trust Fund (the "IPC Retail Portfolio/Normandie Village Loan") consists of two loans that were originated by the CSFB Mortgage Loan Seller on May 19, 1998 and September 1, 1998. The IPC Retail Portfolio/Normandie Village Loan consists of two loans: a loan to IPC Retail Properties LLC, in the original principal amount of $43,227,427 (the "IPC Retail Portfolio Loan"); and a loan to Normandie Villages Associates, L.P., and IPC Retail Properties LLC in the original principal amount of $5,854,176 (the "Normandie Village Loan"). The Normandie Village Loan is evidenced by two notes: a $3,854,176 promissory note ("Normandie Village Note A"); and a $2,000,000 promissory note ("Normandie Village Note B"). The IPC Retail Portfolio/Normandie Village Loan is secured by first mortgages encumbering five shopping centers located in Kansas, Kentucky and Massachusetts (collectively, the "IPC Retail Portfolio/Normandie Village Properties"). Both Normandie Village Note A and Normandie Village Note B are secured by a first mortgage on the Normandie Village property. Normandie Village Note A is also secured by the mortgages on the four other IPC Retail Portfolio Properties. Normandie Village Note B is not cross-collateralized by the IPC Retail Portfolio properties. Normandie Village Associates, L.P. has guaranteed the IPC Retail Portfolio Loan and has given a second mortgage to secure the guaranty. As a result, the IPC Retail Portfolio Loan and the Normandie Village Loan, other than the portion evidenced by the Normandie Village Note B, are cross-collateralized and cross-defaulted. The IPC Retail Portfolio Loan has a principal balance as of the Cut-off Date of $42,422,785, Normandie Village Note A has a principal balance as of the Cut-off Date of $3,780,577 and Normandie Village Note B has a principal balance as of the Cut-off Date of $1,961,808.

         The Borrower. The IPC Retail Portfolio Loan and the Normandie Village Loan were made to IPC Retail Properties LLC, a Delaware limited liability company, and Normandie Village Associates, L.P., a Kansas limited partnership, respectively (collectively referred to as the "IPC Retail Portfolio/Normandie Borrower"). The principal of the IPC Retail Portfolio/Normandie Borrower is Paul Reichmann, formerly a principal of Olympia & York Developments Ltd. ("Olympia & York"). Olympia & York developed real estate projects in Toronto, Canada; the United States; Mexico City, Mexico; and London, England; including 40 office towers and the World Financial Center in New York City, Canary Wharf in London and 1st Canadian Place in Toronto. In 1992, Olympia & York became subject to a bankruptcy proceeding.

         Certain additional information on the IPC Retail Portfolio/Normandie Village Loan is set forth on Annex A hereto.

         The Properties. The IPC Retail Portfolio/Normandie Village Properties consist of five shopping centers. The Walpole Mall consists of a single-level enclosed shopping center located in Walpole, Massachusetts, which was constructed in 1972 and renovated in 1998, and has a net rentable area of approximately 281,999 square feet. The Comotara Retail Center consists of three single-level buildings located in Wichita, Kansas, which were constructed in 1988, and have a net rentable area of approximately 55,488 square feet. The Brittany Shopping Center consists of three single-level buildings located in Wichita, Kansas, which were constructed in 1984, and have a net rentable area of approximately 201,754 square feet. The Hurstbourne Forum Shopping Center consists of a single-level enclosed shopping center located in Louisville, Kentucky, which was constructed in 1986, and has a net rentable area of approximately 135,920 square feet. The Normandie Village Shopping Center consists of three one- and two-story unenclosed retail properties located in Wichita, Kansas, which were constructed between 1960 and 1968 and were renovated in 1997 and 1998, and have a net rentable area of approximately 91,306 square feet.

         Property Management. The IPC Retail Portfolio and Normandie Property is managed by IPC (U.S.) Management, Inc. (the "IPC Retail Portfolio/Normandie Village Manager"), an affiliate of the IPC Retail Portfolio Borrower, pursuant to a management agreement (the "IPC Retail Portfolio/Normandie Management Agreement") which provides for a management fee of 4% of gross revenues, which is subordinated to payments under the IPC Retail Portfolio/Normandie Village Loan. The IPC Retail Portfolio/Normandie Villager Manager may be terminated: (i) upon the occurrence of any default under the IPC Retail Portfolio/Normandie Village Loan; (ii) in the event the DSCR for the IPC Retail Portfolio/Normandie Village Loan shall be less than 1.05; or (iii) upon the occurrence of any default under the IPC Retail Portfolio/Normandie Village Management Agreement.

------------------------------------------------------------------------------
                      HASTINGS VILLAGE SHOPPING CENTER LOAN
------------------------------------------------------------------------------


----------------------------------------------------------------
                       Loan Information
----------------------------------------------------------------


PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                           -----------        -------------
                           $44,000,000         $44,000,000

ORIGINATION DATE:       March 31, 2000

INTEREST RATE:          8.13%

AMORTIZATION:           360 months

ARD:                    April 11, 2010

ARD BALANCE:            $40,110,523

HYPERAMORTIZATION:      After the ARD, the interest rate
                        increases by 2.00% to 10.13% and all
                        excess cash flow is used to reduce the
                        outstanding principal balance; the
                        additional 2% interest is deferred
                        until the principal balance is zero

MATURITY DATE:          April 11, 2031

BORROWER (SPECIAL
PURPOSE ENTITY):        Hastings Village Investment Company
                        L.P., general partner of which  is a
                        special purpose entity, the board of
                        which contains an independent
                        director; a non-consolidation opinion
                        was obtained in connection with the
                        origination

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        three months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $142

UP-FRONT RESERVES:      CapEx:                        $33,125

ONGOING RESERVES:       CapEx(2):                         Yes
                        TI & LC(2):                       Yes
                        Real Estate Taxes
                        & Insurance
                        Reserve(1):                       Yes
                        Ground Lease:                     Yes

LOCKBOX:                Hard

MEZZANINE:              No
----------------------------------------------------------------


----------------------------------------------------------------
                     Property Information
----------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Retail

LOCATION:               Pasadena, CA

YEAR BUILT/RENOVATED:   1998

OCCUPANCY(3):           98%

THE COLLATERAL:         16-building anchored retail center

FEE OR LEASEHOLD:       Fee and Leasehold

                                              LEASE
MAJOR TENANTS           NRSF      % OF NRA  EXPIRATION
-------------           ----      --------  ----------
Best Buy                46,525     15.0%     9/30/13
Sears Homelife          42,625      13.8     12/3/09
Chick's Sporting Goods  42,576      13.8     11/5/18

SQUARE FOOTAGE:         309,486

PROPERTY MANAGEMENT:    Self Managed

1999 NET OPERATING
INCOME:                 $3,979,493

UNDERWRITTEN NET CASH
FLOW:                   $4,741,440

APPRAISED VALUE:        $56,000,000

CUT-OFF DATE LTV:       78.6%

ARD LTV:                71.6%

DSCR:                   1.21

----------------------------------------------------------------



(1) The Hastings Village Shopping Center Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration thereof.

(2) The Hastings Village Shopping Center Borrower is required to escrow $5,603.50 on a monthly basis ($0.22/SF annually) into a tenant improvement and leasing commission reserve, $3,862.50 on a monthly basis ($0.15/SF annually) into a CapEx reserve and $4,560.00 on a monthly basis into a Ground Lease Escrow Fund.

(3)  Occupancy is based on the March 1, 2000 rent roll.

     THE HASTINGS VILLAGE SHOPPING CENTER LOAN

         The Loan. The fourth largest loan concentration (the "Hastings Village Shopping Center Loan") was originated by the CSFB Mortgage Loan Seller on March 31, 2000. The Hastings Village Shopping Center Loan is secured by a first priority lien encumbering a fee and leasehold interest in certain land located in Pasadena, California (the "Hastings Village Shopping Center Property").

         The Borrower. The Hastings Village Shopping Center Loan was made to Hastings Village Investment Company, L.P. (the "Hastings Village Shopping Center Borrower"), a California limited partnership. The principals of the Hastings Village Shopping Center Borrower are Jacob Wintner and Ira Smedra (collectively, the "Hastings Village Shopping Center Principal"). The Hastings Village Shopping Center Principal and its affiliates have developed over 25 retail, multifamily and office properties in and around the city of Los Angeles, California.

         Certain additional information regarding the Hastings Village Shopping Center Loan and the Hastings Village Shopping Center Property is set forth on Annex A hereto.

         The Property. The Hastings Village Shopping Center Property consists of 16 one-story buildings located at 3333-3699 East Foothill Boulevard in Pasadena, California. The shopping center, which was constructed in 1998 has a net rentable area of approximately 309,486 square feet. Property Management. The Hastings Village Shopping Center Property is managed by The Arba Group, Inc., a California corporation (the "Hastings Village Shopping Center Manager"), an affiliate of the Hastings Village Shopping Center Borrower, pursuant to a management agreement. The management agreement generally provides for the payment to the Hastings Village Shopping Center Manager of management fees of 3.5% of gross revenues. The Hastings Village Shopping Center Manager may be terminated (i) upon an event of default under the Hastings Village Shopping Center Loan, (ii) if the DSCR for the Hastings Village Shopping Center Loan falls below 1.05 computed once every quarter on a trailing 12 month basis, or
(iii) in the event of a default by the Hastings Village Shopping Center Manager under the management agreement.

------------------------------------------------------------------------------
                      CRYSTAL PAVILION/PETRY BUILDING LOAN
------------------------------------------------------------------------------


----------------------------------------------------------------
                       Loan Information
----------------------------------------------------------------


PRINCIPAL BALANCE(1):       ORIGINAL          CUT-OFF DATE
                           -----------        -------------
                           $40,000,000         $39,892,258

ORIGINATION DATE:       June 15, 1998

INTEREST RATE:          7.325%

AMORTIZATION:           348 months

ARD:                    July 15, 2008

ARD BALANCE(1):         $35,256,327

HYPERAMORTIZATION:      After the ARD, the interest rate
                        increases by 2.00% to 9.325% and a pro
                        rata portion of all excess cash flow
                        is used to reduce the outstanding
                        principal balance; the additional 2%
                        interest is deferred until the
                        principal balance is zero

MATURITY DATE:          July 11, 2028

BORROWER (SPECIAL       Madison Third Building Companies LLC, the managing
PURPOSE ENTITY):        member of which is a special purpose entity, the board
                        of which contains an independent director; a non-consolidation opinion was obtained in connection with origination


CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        two months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $137(6)

UP-FRONT RESERVES(6):   CapEx:                         $135,063
                        Environmental:                   $7,500

ONGOING RESERVES(6):    CapEx(3):                         Yes
                        TI & LC(3):                       Yes
                        Real Estate Taxes
                        & Insurance
                        Reserve(4):                       Yes

LOCKBOX:                Hard

PARTIAL DEFEASANCE:     Yes; Release Price of 125% of Property
                        Release Amount

MEZZANINE:              Yes

----------------------------------------------------------------

----------------------------------------------------------------
                     Property Information
----------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Portfolio of 2 Assets

PROPERTY TYPE:          Office

LOCATION:               New York, NY

YEAR BUILT/RENOVATED:   Crystal Pavilion   1983/1995
                        Petry Building     1959/1986

OCCUPANCY(5):           Crystal Pavilion   99%
                        Petry Building     96%

THE COLLATERAL:         Two office buildings

FEE OR LEASEHOLD:       Fee

CRYSTAL PAVILION:                             LEASE
MAJOR TENANTS             NRSF    % OF NRA  EXPIRATION
------------------        ----    --------  ----------
Bozell Inc.             235,021    39.6%     6/30/07
Baker & MacKenzie        77,701    13.0%     6/30/08
Andrews & Kurth, LLP     23,500     4.0%     7/31/03

PETRY BUILDING:                               LEASE
MAJOR TENANTS             NRSF    % OF NRA  EXPIRATION
------------------        ----    --------  ----------
Petry T.V.               88,011     31.1%    12/31/15
The Gap Inc.             65,896     23.3%    12/31/06
Square Alphen            61,200     21.6%    6/30/08

SQUARE FOOTAGE(6):      876,625

PROPERTY MANAGEMENT:    Self Managed

1999 NET OPERATING
INCOME(6):              $16,139,617

UNDERWRITTEN NET CASH
FLOW(6):                $15,079,621

APPRAISED VALUE(6):     $218,000,000

CUT-OFF DATE LTV(6):    54.9%

ARD LTV(6) (7):         49%

DSCR(6) (7):            1.48

----------------------------------------------------------------


(1)  For the Crystal Pavilion/Petry Building Note A only.

(2) Existing notes in the aggregate original principal amount of $120,000,000 were consolidated on June 2, 1998. The consolidated note was split into the Crystal Pavilion/Petry Building Note A, Crystal Pavilion/Petry Building Note B Crystal Pavilion/Petry Building Note C and Crystal Pavilion/Petry Building Note D as of April 11, 2000.

(3) The Crystal Pavilion/Petry Building Borrower is required to escrow $193,741.09 on a monthly basis ($2.65/SF annually) into a tenant improvement and leasing commission reserve and $14,587.27 on a monthly basis ($0.20/SF annually) into a CapEx reserve.

(4) The Crystal Pavilion/Petry Building Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(5)  Occupancy is based on the May 1,  2000 rent roll.

(6)  Aggregate of Crystal Pavilion and Petry Building.

(7)  Calculated based on the entire Crystal Pavilion/Petry Building Whole Loan.

     THE CRYSTAL PAVILION/PETRY BUILDING LOAN

         The Loan. The fifth largest loan concentration (the "Crystal Pavilion/Petry Building Loan") was originated by the CSFB Mortgage Loan Seller on June 15, 1998. The Crystal Pavilion/Petry Building Loan is evidenced by a note (the "Crystal Pavilion/Petry Building Note A"), which is one of four notes issued by the Crystal Pavilion/Petry Building Borrower and secured by the Crystal Pavilion/Petry Building Properties. The other notes (the "Crystal Pavilion/Petry Building Other Notes") are not included in the Trust Fund and will initially be retained by the CSFB Mortgage Loan Seller or an affiliate. The Crystal Pavilion/Petry Building Note A and the Crystal Pavilion/Petry Building Other Notes are collectively referred to herein as the "Crystal Pavilion/Petry Building Whole Loan." The Crystal Pavilion/Petry Building Other Notes have an aggregate principal balance as of the Cut-off Date of $79,784,516.

         All amounts received in respect to the Crystal Pavilion/Petry Building Whole Loan will be paid pro rata to the holders of the Crystal Pavilion/Petry Building Note A and the Crystal Pavilion/Petry Building Other Notes. The Crystal Pavilion/Petry Building Whole Loan will be serviced by the Pool I Servicer in accordance with the provisions of the Pooling and Servicing Agreement.

         The Crystal Pavilion/Petry Building Whole Loan is secured by a first priority lien encumbering two office buildings located in New York, New York (the "Crystal Pavilion/Petry Building Property").

         The Borrower. The Crystal Pavilion/Petry Building Loan was made to Madison Third Building Companies LLC (the "Crystal Pavilion/Petry Building Borrower"), a New York limited liability company. The principals of the Crystal Pavilion/Petry Building Borrower are Charles Stephen Cohen and Sherman Cohen (collectively, the "Crystal Pavilion/Petry Building Principals"). The Crystal Pavilion/Petry Building Principals are also the principals of Cohen Brothers Real Estate, a large office developer and owner in New York City.

         Certain additional information regarding the Crystal Pavilion/Petry Building Loan and the Crystal Pavilion/Petry Building Property is set forth on Annex A hereto.

         The Property. The Crystal Pavilion/Petry Building Property consists of two office buildings, a 31-story office building located at 805 Third Avenue, New York, New York which was constructed in 1983 and renovated in 1995 (the "Crystal Pavilion") and a 19-story office building located at 3 East 54th Street, New York, New York, which was constructed in 1959 and renovated in 1986 (the "Petry Building"). The Crystal Pavilion has a net rentable area of approximately 593,292 square feet of office space. In addition the Crystal Pavilion has approximately 33,350 square feet of retail space. The Petry Building has a net rentable area of approximately 283,333 square feet of office space. In addition, it has approximately 15,273 square feet of retail space.

         Property Management. The Crystal Pavilion/Petry Building Property is managed by Cohen Brothers Realty Corporation (the "Crystal Pavilion/Petry Building Manager") pursuant to a management agreement. The management agreement provides for the payment to the Crystal Pavilion/Petry Building Manager of management fees of 4.0% of gross revenues, which are subordinated to payments under the Crystal Pavilion/Petry Building Loan.

         Mezzanine Loan and Preferred Equity Interest. Madison Third Building Companies Mezz LLC is the borrower under a loan with an aggregate principal balance as of the Cut-off Date of $50,000,000 (the "Crystal Pavilion/Petry Building Mezzanine Loan"), made by Capital Trust (the "Crystal Pavilion/Petry Building Mezzanine Lender"). As of the Cut-off Date, the aggregate LTV of the Crystal Pavilion/Petry Building Whole Loan and the

Crystal Pavilion/Petry Building Mezzanine Loan was 78%. The Crystal Pavilion/Petry Building Mezzanine Lender has agreed not to transfer its interest in the Crystal Pavilion/Petry Building Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates.

         The Crystal Pavilion/Petry Building Mezzanine Lender owns a preferred equity interest (as such holder, the "Crystal Pavilion/Petry Building Special Limited Partner") in the Crystal Pavilion/Petry Building Borrower having an initial equity investment in the amount of $1,000 (the "Crystal Pavilion/Petry Building Preferred Equity Interest"). The Crystal Pavilion/Petry Building Special Limited Partner has agreed not to transfer the Crystal Pavilion/Petry Building Preferred Equity Interest to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates.

         The Crystal Pavilion/Petry Building Mezzanine Loan and the Crystal Pavilion/Petry Building Preferred Equity Interest require monthly payments of interest and yield, respectively, plus principal and capital payments, respectively, sufficient to amortize the Crystal Pavilion/Petry Building Mezzanine Loan and the Crystal Pavilion/Petry Building Preferred Equity Interest over a term of 28 years, however, the Crystal Pavilion/Petry Building Mezzanine Loan and the Crystal Pavilion/Petry Building Preferred Equity Interest mature in July 2009.

         Additional Indebtedness. The Crystal Pavilion/Petry Building Other Notes are secured by the Crystal Pavilion/Petry Building Properties and rank pari passu with the Crystal Pavilion/Petry Building Note A. See "--The Loan" above. The Trustee will be party to an intercreditor agreement with the holder of the Crystal Pavilion/Petry Building Other Notes in which the Trustee will be named as lead lender. Pursuant to such intercreditor agreement, the CapMark Services, L.P., as Servicer will make all servicing decisions with respect to the Crystal Pavilion/Petry Building Loan and the Lennar Partners, Inc., as Special Servicer, will specially service the Crystal Pavilion/Petry Building in the event it becomes a Specially Serviced Mortgage Loan, in each case with a view toward maximizing recovery to the holders of the Crystal Pavilion/Petry Building Notes as a collective whole.

------------------------------------------------------------------------------
                                  L'ENFANT LOAN
------------------------------------------------------------------------------

----------------------------------------------------------------
                       Loan Information
----------------------------------------------------------------


PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                           -----------        -------------
                           $37,500,000         $36,969,933

ORIGINATION DATE:       September 18, 1998

INTEREST RATE:          7.64%

AMORTIZATION:           360 months

ARD:                    October 11, 2008

ARD BALANCE(1):         $33,249,718

HYPERAMORTIZATION:      After the ARD, the interest rate
                        increases by 2.00% to 9.64% and a pro
                        rata portion of all excess cash flow
                        is used to reduce the outstanding
                        principal balance; the additional 2%
                        interest is deferred until the
                        principal balance is zero

MATURITY DATE:          October 11, 2028

BORROWER (SPECIAL
PURPOSE ENTITY):        Potomac Creek Associates, L.P.,
                        general partner of which is a single
                        purpose, bankruptcy remote entity, the
                        board of which contains an independent
                        director; a non-consolidation opinion
                        was obtained in connection with
                        origination

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        two months prior to the ARD

CUT-OFF DATE
LOAN PER UNIT(8):       $133 on Office Component
                        $83,660 Per Room on Hotel Component

UP-FRONT RESERVES(8):   CapEx:                      $10,000,000
                        Large Lease Escrow Fund:     $8,000,000
                        Small Lease Escrow Fund:     $2,000,000

ONGOING RESERVES(8):    CapEx(2):                           Yes
                        Real Estate Taxes &
                        Insurance Reserve(3):               Yes
                        Monthly Large Lease
                        Escrow Fund (per
                        annum)(4):                          Yes
                        Monthly Small Lease
                        Escrow Fund (per
                        annum)(5):                          Yes

LOCKBOX:                Hard

MEZZANINE LOAN AND
PREFERRED EQUITY
INTEREST:               Yes

PARTIAL DEFEASANCE:     Yes (Release price of 125% of Property
                        Release Amount).
----------------------------------------------------------------

----------------------------------------------------------------
                     Property Information
----------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Portfolio of 3 Assets

PROPERTY TYPE:          Mixed Use

LOCATION:               Washington, DC

YEAR BUILT/RENOVATED:   L'Enfant--North Building      1968/1990
                        L'Enfant--East Building       1972/1990
                        L'Enfant--Center Building     1972/1990

OCCUPANCY(6):           Office Component & Retail    93%
                        Hotel Component              77%

THE COLLATERAL:         One office property (consisting of
                        three buildings) and one hotel

FEE OR LEASEHOLD:       Fee and
                        Leasehold(7)

                                             LEASE
MAJOR TENANTS (OFFICE)  NRSF      % OF NRA  EXPIRATION
----------------------  ----      --------  ----------
General Service
Administration          287,179    32.3%     06/30/01
Smithsonian             181,158    20.4%     04/30/03
U.S. Postal Service     139,270    15.7%     06/11/08

SQUARE FOOTAGE
(OFFICE):               889,468

NUMBER OF ROOMS
(HOTEL):                370

PROPERTY MANAGEMENT:    Sarakreek Management Partners LLC
                        (Office Portion)
                        Loews Hotel, Inc. (Hotel Portion)

1999 NET OPERATING
INCOME(8):              $20,289,597

UNDERWRITTEN NET CASH
FLOW(8):                $17,748,918

APPRAISED VALUE:        $226,000,000

CUT-OFF DATE LTV(8):    65.4%

ARD LTV(8):             58.9%

DSCR:                   1.37
----------------------------------------------------------------

(1)  For L'Enfant Note B-2 only.

(2) The L'Enfant Borrower is also required, to the extent that the deposit balance falls below approximately $420,000, to make monthly deposits into the replacement escrow fund in an amount equal to the greater of
     (i) $34,953 per month, and (ii) the amount per month required for the maintenance and repair of the L'Enfant Property as determined by an engineering report reasonably satisfactory to the CSFB Mortgage Loan Seller. As of the Cut-off Date, $4,699,302 was on deposit in the capital expenditure reserve.

(3) The L'Enfant Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and
     (ii) insurance premiums prior to the expiration thereof.

(4) The L'Enfant Borrower is required to fund such account monthly in the amount of $83,333 until September 11, 2001.

(5) The L'Enfant Borrower is required to fund such account monthly in the amount of $166,667 commencing on October 11, 2001.

(6) Occupancy is based on the May 1, 2000 rent roll for the office component and on the L'Enfant Borrower's operating statement dated May 31, 2000 for the hotel component.

(7) The L'Enfant Borrower has a lease with the District of Columbia Redevelopment Land Agency for the portion of space over and under a street that runs through the L'Enfant Property; such lease expires in 2064.

(8)  Applies to L'Enfant Whole Loan.

     THE L'ENFANT LOAN

         The Loan. The sixth largest loan concentration (the "L'Enfant Loan") is a mortgage note ("L'Enfant Note B-2"), which represents a portion of a mortgage loan (the "L'Enfant Whole Loan"), which was originated by the CSFB Mortgage Loan Seller on September 18, 1998. The L'Enfant Whole Loan, including L'Enfant Note B-2, is secured by a first priority lien encumbering three buildings located in L'Enfant Plaza in Washington, D.C. (the "L'Enfant Property"). The L'Enfant Whole Loan consists of Note A ("L'Enfant Note A"), Note B-1 ("L'Enfant Note B-1") and L'Enfant Note B-2 (the "L'Enfant Note B-2"). L'Enfant Note A has a principal balance as of the Cut-off Date of $73,939,866, L'Enfant Note B-1 has a principal balance as of the Cut-off Date of $36,969,833 and L'Enfant Note B-2 has a principal balance as of the Cut-off Date of $36,969,933. Neither the L'Enfant Note A nor the L'Enfant Note B-1 is included in the Trust Fund. The L'Enfant Note B-1 and L'Enfant Note B-2 are subject to an intercreditor agreement (the "L'Enfant Intercreditor Agreement") with the trustee of the CSFB 1998-C2 Securitization. All amounts received in respect to the L'Enfant Whole Loan will be allocated between L'Enfant Note A, L'Enfant Note B-1 and L'Enfant Note B-2, pro rata in accordance with the amounts due thereunder.

         The Borrower. The L'Enfant Whole Loan was made to Potomac Creek Associates LP (the "L'Enfant Borrower"), a Delaware limited partnership. The principal of the L'Enfant Borrower is Sarakreek Holdings N.V., a publicly traded Netherlands corporation that holds interests in commercial real estate in the United States.

         Certain additional information regarding the L'Enfant Note B-2 and the L'Enfant Property is set forth on Annex A hereto.

         The Property. The L'Enfant Property consists of three buildings located in Washington, D.C. The North Building is an 8-story building which contains approximately 254,658 square feet of office space, 23,203 square feet of commercial space consisting of two branch banks and a full service gas station and 5,574 square feet of storage space. The East Building contains the 370 room Loews L'Enfant Plaza Hotel as well as approximately 384,842 square feet of office space, 40,505 square feet of retail space and 45,010 square feet of storage space and a 343 space parking garage facility. The Center Building is comprised of the Grand Plaza and four below grade levels, the first of which, known as La Promenade, contains approximately 135,676 square feet of retail space. Three additional below grade levels of parking which are linked to below grade level parking located in the North Building contain a total of 1306 parking spaces.

         Property Management. The L'Enfant Property (excluding that portion of the L'Enfant Property which is operated by the Hotel Manager (as defined below)) is managed by Sarakreek Management Partners LLC (the "L'Enfant Manager") pursuant to a management agreement. The management agreement provides for the payment to the L'Enfant Manager of management fees of 4.25% of gross rents from non-hotel space, which are subordinated to payments under the L'Enfant Whole Loan, including the L'Enfant Note B-2. The L'Enfant Manager may be terminated (i) upon an event of default under the L'Enfant Whole Loan or the L'Enfant Mezzanine Loan (as defined below), (ii) if the DSCR for the L'Enfant Whole Loan on a trailing twelve month basis falls below 1.05x for a 12 month period at any time prior to and including October 11, 2001 or below 1.10x thereafter or (iii) in the event of a default by the L'Enfant Manager under the management agreement. In addition, the portion of the L'Enfant Property which is operated as a hotel is operated by Loews Hotels, Inc. (the "Hotel Manager") pursuant to a management agreement (the "Hotel Management Agreement"), which provides for a management fee determined on a sliding scale based on gross operating profits. The Hotel Manager may be terminated only upon an event of default under the Hotel Management Agreement.

         Mezzanine Loan and Preferred Equity Interest. Potomac Creek Associates LP II, the limited partner of the L'Enfant Borrower, a Delaware limited partnership, is the borrower (the "L'Enfant Mezzanine Borrower") under a mezzanine loan with an aggregate principal balance as of the Cut-off Date of $2,500,000 (the "L'Enfant Mezzanine Loan"), made by the CSFB Mortgage Loan Seller (in its capacity as mezzanine lender, the "L'Enfant Mezzanine Lender") on September 18, 1998. The L'Enfant Mezzanine Loan is secured by, among other things, a pledge of the limited partnership interests in the L'Enfant Borrower and the stock of the general partner of the L'Enfant Borrower.

         The CSFB Mortgage Loan Seller owns a preferred equity interest (as such holder, the "L'Enfant Special Limited Partner") in the L'Enfant Borrower having an initial equity investment in the amount of $45,000,000 (the "L'Enfant Preferred Equity Interest").

         The L'Enfant Mezzanine Lender and L'Enfant Special Limited Partner each have certain approval rights over budgets and significant leases and can terminate and replace the L'Enfant Manager upon the occurrence of certain events. The rights of the L'Enfant Mezzanine Lender and the L'Enfant Special Limited Partner relating to budgeting, management and leases will be exercised through the L'Enfant Special Limited Partner, subject to the consent of the servicer of the CSFB 1998-C2 Securitization to such exercise.

         The L'Enfant Mezzanine Lender has agreed not to transfer its interest in the L'Enfant Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. Similarly, the L'Enfant Special Limited Partner has agreed not to transfer the L'Enfant Preferred Equity Interest to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates.

         The CSFB Mortgage Loan Seller is currently in negotiations to sell the L'Enfant Mezzanine Loan and Preferred Equity Interest. No assurance can be given that such sale will occur.

         Litigation involving the L'Enfant Mortgage Loan. A portion of the mortgaged property related to the L'Enfant Loan is the subject of a lawsuit, in which an amended complaint, dated November 23, 1999, was filed in the Superior Court of the District of Columbia. The lawsuit arises from negotiations that took place between the borrower and the plaintiff regarding the possible sale of the hotel portion of the L'Enfant Property to the plaintiff prior to the origination of the L'Enfant Loan. The plaintiff asserts that the defendant L'Enfant Borrower breached a contract to sell the hotel portion of the L'Enfant Property to the plaintiff for $48.75 million. The hotel portion of the L'Enfant Property has an allocated loan amount of $20,430,000. The plaintiff is seeking specific performance and unspecified damages and in the alternative compensatory damages based on the value of the hotel minus the $48.75 million purchase price. The L'Enfant Borrower's motion to dismiss the lawsuit was denied on May 25, 2000 (see Stanford Hotels Corp. vs. Potomac Creek Associates, L.P., Civil Action No. 99ca001413-RP, Super.Ct. D.C.) The L'Enfant Borrower believes that it will prevail in the lawsuit, however, there can be no assurance that the case will not ultimately be resolved against the L'Enfant Borrower. The L'Enfant Loan documents permit the release of the hotel portion of the L'Enfant Property following the defeasance of 125% of the allocated loan amount thereof, upon satisfaction of certain conditions (including obtaining the consent of the L'Enfant Mezzanine Lender, which consent is required to be given if the L'Enfant Mezzanine Borrower prepays $27,337,500 of the L'Enfant Mezzanine Loan and L'Enfant Preferred Equity Interest). If specific performance is granted as relief to the plaintiff, it is likely that either a partial defeasance (possibly on terms that do not meet the requirements of the L'Enfant loan documents or the L'Enfant Mezzanine Loan documents) or a partial prepayment of the L'Enfant Loan would result. Any such prepayment could have an adverse effect on the yield to investors purchasing Certificates at a premium. If damages are granted to the plaintiff rather than specific performance, or if any proceeds of a forced sale of the hotel portion of the L'Enfant Property to the plaintiff are not sufficient to prepay or defease the allocated loan amount of the hotel portion plus any damages awarded, there could be an impairment of the L'Enfant Borrower's ability to make timely payments on the L'Enfant Loan. In addition, the plaintiff has filed a notice of lis pendens against the property. An adverse outcome of the litigation could also result in a default on the L'Enfant Mezzanine Loan. Any settlement of the litigation would require the consent of the holder of the L'Enfant Mezzanine Loan and the L'Enfant Preferred Equity Interest.

         Potential Default under L'Enfant Mortgage Loan. The ultimate owner of the entire interest in the L'Enfant Borrower is Sarakreek Holding NV ("Sarakreek"), which has guaranteed certain obligations of the L'Enfant Borrower under the L'Enfant Loan. The Depositor has received notice that Sarakreek is in default under a loan made to Sarakreek by Westbrook Partners L.P., a former affiliate. If the resolution of such loan default causes Sarakreek to become insolvent, a default would result under such guaranty which would also result in a default under the L'Enfant Loan and the L'Enfant Mezzanine Loan.

-------------------------------------------------------------------------------
                        THE CLAYPOOL EMBASSY SUITES LOAN
-------------------------------------------------------------------------------

----------------------------------------------------------------
                       Loan Information
----------------------------------------------------------------


PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                           -----------        -------------
                           $30,000,000         $29,847,318

ORIGINATION DATE:       December 15, 1999

INTEREST RATE:          8.85%

AMORTIZATION:           300 months

ARD:                    January 1, 2010

ARD BALANCE:            $25,320,702

HYPERAMORTIZATION:      After the ARD, the interest rate
                        increases to the greater of 13.85% and
                        Treasury plus 5% and all excess cash
                        flow is used to reduce the outstanding
                        principal balance; the additional
                        interest is deferred until the
                        principal balance is zero

MATURITY DATE:          January 1, 2025

BORROWER (SPECIAL       Claypool Holdings, LLC, a single member LLC, the board
PURPOSE ENTITY):        of managers of which contains two independent directors;
                        a non-consolidation opinion was obtained in connection with origination


CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        three months prior to the ARD

CUT-OFF DATE
LOAN PER ROOM:          $82,909

UP-FRONT RESERVES:      Real Estate Tax:               $272,595

ONGOING RESERVES:       CapEx(1):                           Yes
                        TI & LC(1):                         Yes
                        Real Estate Tax(2):                 Yes
                        FF&E(3):                             No

LOCKBOX:                Springing

MEZZANINE:              No

----------------------------------------------------------------

----------------------------------------------------------------
                     Property Information
----------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Hotel

LOCATION:               Indianapolis, IN

YEAR BUILT/RENOVATED:   1983/1995

OCCUPANCY(4):           71.3%

THE COLLATERAL:         One hotel with three floors of office
                        and retail space

FEE OR LEASEHOLD:       Fee

SQUARE FOOTAGE:         391,423

NUMBER OF ROOMS:        360

PROPERTY MANAGEMENT:    Promus Hotels, Inc. (now Hilton Hotels
                        Corporation)

                        M.S. Management and Retail Associates
                        (Indiana), Inc. (for Ballroom and
                        Retail Space)

1999 NET OPERATING      $5,904,364
INCOME:

UNDERWRITTEN NET CASH   $4,730,075
FLOW:

APPRAISED VALUE:        $53,000,000

CUT-OFF DATE LTV:       56.3%

ARD LTV:                47.8%

DSCR:                   1.59
----------------------------------------------------------------


(1) The Claypool Borrower is required to escrow $2,667 on a monthly basis ($0.41/SF annually) for retail and office space into a tenant improvement and leasing commission reserve and $1,000 on a monthly basis ($0.15/SF annually) for retail and office space into a CapEx reserve. The balance of the tenant improvement and leasing commission reserve is capped at $175,000.

(2) The Claypool Borrower is required to make monthly payments into a real estate tax escrow fund in an amount sufficient to accumulate funds needed to pay all taxes prior to their respective due date.

(3) The FF&E reserve fund requirement is waived so long as the Claypool Borrower maintains a similarly funded account with the hotel management company.

(4) Occupancy is based on the Claypool Borrower's December 31, 1999 operating statement and reflects average hotel occupancy for the preceding twelve month period. According to a rent roll dated May 31, 2000, the retail/office space is 98.2% occupied.

     THE CLAYPOOL EMBASSY SUITES LOAN

         The Loan. The seventh largest loan concentration (the "Claypool Embassy Suites Loan") was originated and fully funded by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc. on December 15, 1999. The Claypool Embassy Suites Loan is evidenced by a Note (the "Claypool Note") and secured by a first priority lien encumbering a hotel (the "Claypool Property") located in Indianapolis, Indiana.

         The Borrower. Claypool Holdings, LLC, a Delaware limited liability company (the "Claypool Borrower") is a single purpose, bankruptcy-remote entity. Melvin Simon is the principal of the Claypool Borrower. Mr. Simon is the co-chairman of the board of directors of Simon Properties Group.

         Certain additional information regarding the Claypool Embassy Suites Loan and the Claypool Property is set forth on Annex A hereto.

         The Property. The Claypool Borrower operates the Claypool Property as an Embassy Suites hotel pursuant to a Franchise Agreement between the Claypool Borrower and Embassy Suites, Inc., as amended. The Claypool Property, constructed in 1983, is an 18-story hotel located in Indianapolis, Indiana, with the three lowest floors comprised of approximately 77,413 square feet of retail and office space. The hotel contains 360 suites. The Claypool Borrower is the lessee under a lease for space at an adjacent property, which space is used as a ballroom. The ballroom lease is mortgaged to the lender. Parking for the Claypool Property is provided pursuant to a certain parking lease agreement with Court Street Associates, Inc., which parking lease agreement is mortgaged to the lender.

         Property Management. The Claypool Property (other than the retail space and the ballroom) is managed by Promus Hotels, Inc. ("Promus") pursuant to a management agreement dated September 21, 1982. Promus merged with Hilton Hotels Corporation in 1999. A management fee equal to 5% of gross receipts, as well as various incentive payments based on the Claypool Property's performance, are payable to Promus pursuant to the Promus management agreement. The retail space and the leased ballroom space at the Claypool Property are managed under a separate agreement by M.S. Management Associates (Indiana), Inc. ("MS Management") that is terminable each November 30 after November 30, 1996 upon 60 days' notice to the other party. A management fee equal to 5% of gross receipts is payable to MS Management pursuant to the MS Management agreement. Both of these agreements were assigned to the lender and subordinated to the Claypool Embassy Suites Loan.

-----------------------------------------------------------------------------
                                  THE BMDC LOAN
-----------------------------------------------------------------------------


----------------------------------------------------------------
                       Loan Information
----------------------------------------------------------------

PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                          --------------      -------------
                          $25,370,000.00       $25,306,142

ORIGINATION DATE:       January 14, 2000

INTEREST RATE:          9.01%

AMORTIZATION:           360 months

ARD:                    February 11, 2010

ARD BALANCE:            $23,208,752

HYPERAMORTIZATION:      After the ARD, the interest rate
                        increases by 2.00% to 11.01% and all
                        excess cash flow is used to reduce the
                        outstanding principal balance; the
                        additional 2% interest is deferred
                        until the principal balance is zero

MATURITY DATE:          February 11, 2030

BORROWER (SPECIAL
PURPOSE ENTITY):        MCM Huntsville Finance Company, LLC,
                        the single managing member of which is
                        a special purpose entity, the board of
                        which contains an independent
                        director; a nonconsolidation opinion
                        was obtained in connection with
                        origination

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        six months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $65

UP-FRONT RESERVES:      Deferred maintenance(1):     $2,686,579


ONGOING RESERVES:       CapEx(2):                           Yes
                        TI & LC(2):                         Yes
                        Real Estate Taxes
                        & Insurance
                        Reserve(3):                         Yes




LOCKBOX:                Hard

MEZZANINE:              No

----------------------------------------------------------------

----------------------------------------------------------------
                     Property Information
----------------------------------------------------------------


SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

LOCATION:               Huntsville, AL

YEAR BUILT/RENOVATED:   1968/1989

OCCUPANCY(4):           100%

THE COLLATERAL:         2-story office building

FEE OR LEASEHOLD:       Fee


                                             LEASE
MAJOR TENANT            NRSF      % OF NRA  EXPIRATION
------------            ----      --------  ----------
The United States of    389,500     100%     6/30/09
America by General
Services Administration

SQUARE FOOTAGE:         389,500

PROPERTY MANAGEMENT:    Self Managed

1999 NET OPERATING
INCOME:                 $3,762,890

UNDERWRITTEN NET CASH
FLOW:                   $3,400,576

APPRAISED VALUE:        $44,000,000

CUT-OFF DATE LTV:       57.5%

ARD LTV:                52.7%

DSCR:                   1.39

----------------------------------------------------------------

(1) The repair escrow fund was required to fund certain repairs, including the replacement of the boiler, interior repairs and ADA compliance at the BMDC Property.

(2) The BMDC Borrower is required to escrow $76,065.59 on a monthly basis ($0.20/SF annually) for the first five years of the term of the loan and $16,667.69 on a monthly basis ($0.51/SF annually) for the second five years of the loan into two separate tenant improvement and leasing commission reserves and $6,500.00 on a monthly basis ($0.20/SF annually) into CapEx reserve.

(3) The BMDC Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof pay all taxes and insurance premiums 30 days before they become due.

(4)  Occupancy is based on the January 14, 2000 rent roll.

     THE BMDC LOAN

         The Loan. The eighth largest loan concentration (the "BMDC Loan") was originated by the CSFB Mortgage Loan Seller on January 14, 2000. The BMDC Loan is secured by a first priority lien encumbering an office building located in Huntsville, Alabama (the "BMDC Property").

         The Borrower. The BMDC Loan was made to MCM Huntsville Finance Company LLC, a Delaware limited liability company (the "BMDC Borrower"). The BMDC Borrower has been structured as a single purpose, bankruptcy remote limited liability company with (i) a single managing member which is a single purpose, bankruptcy remote Delaware corporation, the board of directors of which contains an independent director, and (ii) a single non-managing member which is a single purpose Delaware limited liability company. The key principal of the BMDC Borrower is Loeb Partners Realty and Development Corp., a Delaware corporation, the President of which is Joseph S. Lessor and the Vice President of which is Alan L. Gordon.

         Certain additional information on the BMDC Loan and the BMDC Property is set forth on Annex A hereto.

         The Property. The BMDC Property consists of one office building located at 106 Wynn Drive, Huntsville, Alabama. The BMDC Property is a 2-story office building which was constructed in 1968 and renovated in 1989 and has a net rentable area of approximately 389,500 square feet.

         Property Management. The BMDC Property is self-managed. The BMDC Borrower's organizational documents permit the managing member to receive a fee of three percent (3%) of gross rents for the managing member's services rendered to the BMDC Borrower in connection with the BMDC Property. Such fees are subject and subordinate to the BMDC Loan. The BMDC Loan documents provide that upon an event of default, or failure of the debt service coverage ratio to be at least 1.15, the Lender can require the BMDC Borrower to cease self-management of the BMDC Property and replace the manager with a new manager approved by Lender.

-------------------------------------------------------------------------------
                            THE GENTRY PORTFOLIO LOAN
-------------------------------------------------------------------------------

----------------------------------------------------------------
                       Loan Information
----------------------------------------------------------------


PRINCIPAL BALANCE(1):       ORIGINAL          CUT-OFF DATE
                           -----------        -------------
                           $25,000,000        $24,972,537

ORIGINATION DATE:       April 17, 2000

INTEREST RATE:          8.07%

AMORTIZATION:           360 months

ARD:                    May 11, 2010

ARD BALANCE(1):         $22,404,467

HYPERAMORTIZATION:      After the ARD, the interest rate
                        increases by 2.00% to 10.07% and all
                        excess cash flow is used to reduce the
                        outstanding principal balance; the
                        additional 2% interest is deferred
                        until the principal balance is zero

MATURITY DATE:          May 11, 2030

BORROWER (SPECIAL       GPP, LLC, the managing member of which is a special
PURPOSE ENTITY):        purpose entity, the board of which contains an
                        independent director; non-consolidation opinion was obtained in connection with origination

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        two months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE         $87
FOOT(1):

UP-FRONT RESERVES(1):   Deferred Maintenance(2):        $25,000
                        Other Reserve(3):              $465,000


ONGOING RESERVES(1):    CapEx (4) :                         Yes
                        TI & LC(5) :                        Yes
                        Real Estate Taxes
                        & Insurance
                        Reserve(6):                         Yes


LOCKBOX:                Hard

PARTIAL DEFEASANCE:     Yes; Release Price of 125% of Property
                        Release Amount

MEZZANINE:              No
----------------------------------------------------------------


----------------------------------------------------------------
                     Property Information
----------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Portfolio of 3 Assets

PROPERTY TYPE:          Office/warehouse

LOCATION:               Honolulu, HI
                        Waipahu, HI

YEAR BUILT/RENOVATED:   Gentry Business Park        1990
                        Waipio Industrial Court     1990
                        Gentry Pacific Design       1925/1988
                        Center

OCCUPANCY(4):           Gentry Business Park        100%
                        Waipio Industrial Court     96%
                        Gentry Pacific Design       95%
                        Center

THE COLLATERAL:         Five office/warehouse/industrial
                        properties

FEE OR LEASEHOLD:       Fee

GENTRY BUSINESS PARK
                                              LEASE
MAJOR TENANTS                NRSF % OF NRA  EXPIRATION
--------------               ---- --------  ----------
American Mover's Inc.      71,300   100%     10/31/07
USC Int'l                  14,875  37.8%     3/31/03
Hawaii Transfer             6,373  16.2%     3/31/01

WAIPIO INDUSTRIAL COURT
                                              LEASE
MAJOR TENANTS                NRSF % OF NRA  EXPIRATION
--------------               ---- --------  ----------
Raynor Pacific
Overhead Doors.             4,480   10.4     12/31/00
PSC Associates Inc.         3,360    7.8     11/30/04
Uleg & Balogen              2,560    6.0     2/28/02

GENTRY PACIFIC DESIGN CENTER
                                              LEASE
MAJOR TENANTS                NRSF % OF NRA  EXPIRATION
--------------               ---- --------  ----------
Gentry Homes               16,966  12.7%     3/31/09
Interior Accents           10,350   7.8      4/30/10
Daniel Inc.                 7,716   5.8      10/31/01

SQUARE FOOTAGE(1):      287,780

PROPERTY MANAGEMENT:    Self Managed

1999 NET OPERATING
INCOME(1):              $2,697,522

UNDERWRITTEN NET CASH
FLOW(1):                $2,704,170

APPRAISED VALUE(1):     $34,400,000

CUT-OFF DATE LTV(1):    72.6%

ARD LTV(1):             65.1%

DSCR(1):                1.22

----------------------------------------------------------------

(1)  For the Gentry Portfolio in the aggregate.

(2) The deferred maintenance reserve is required to fund certain repairs identified in the engineering report.

(3) At closing, an occupancy reserve was established of $465,000, which will be released upon occupancy and commencement of rental payments by certain tenants.

(4)  Occupancy is based on the February 29, 2000 rent roll.

(5) The Gentry Borrower is required to escrow $11,848.58 on a monthly basis ($0.49/SF annually) into a tenant improvement and leasing commission reserve and $5,230.92 on a monthly basis ($0.22/SF annually) into a CapEx reserve.

(6) The Gentry Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

     THE GENTRY PORTFOLIO LOAN

         The Loan. The ninth largest loan concentration (the "Gentry Portfolio Loan") was originated by MP Financial Group, Ltd. and assigned to the CSFB Mortgage Loan Seller on April 17, 2000. The Gentry Portfolio Loan is secured by a first priority lien encumbering the fee interest in three properties consisting of six office/warehouse/industrial buildings located in the area of Honolulu and Waipahu, Hawaii (individually, a "Gentry Property" and collectively, the "Gentry Properties").

         The Borrower. The Gentry Portfolio Loan was made to GPP, LLC (the "Gentry Borrower"), a Hawaii limited liability company. The principal of Gentry Borrower is Norman Gentry (the "Gentry Principal"). The Gentry Principal and its affiliates have been one of the larger home builders in Hawaii for many years, where they have built more than 15,000 single family and multifamily homes. In addition they developed over 2 million square feet of retail, office and industry facilities located in Hawaii and the western United States.

         Certain additional information on the Gentry Portfolio Loan and the Gentry Properties is set forth on Annex A hereto.

         The Properties. The Gentry Properties consist of six office/warehouse/industrial buildings located in the area of Honolulu and Waipahu, Hawaii. The Gentry Pacific Design Center is an office/warehouse/showroom building located in Honolulu Hawaii and has a net rentable area of approximately 134,139 square feet. The five other Gentry Properties are all located in the area of Waipahu, Hawaii. The second building known as Gentry Business Park Lot 50 is an office/warehouse building having a net rentable area of approximately 12,746 square feet. The third building known as Gentry Business Park Lot 51 is an office/warehouse building having a net rentable area of approximately 11,763 square feet. The fourth Property is known as Gentry Business Park Lot 81 is an office/warehouse building having a net rentable area of approximately 14,875 square feet. The fifth Property known as Gentry Business Park Lot 100 is an office/warehouse building having a net rentable area of approximately 71,300 square feet. The sixth building is an industrial property known as Waipahu Industrial Park having a net rentable area of 42,957 square feet.

         Property Management. The Gentry Properties are managed by EPS Properties, Inc., a Hawaii corporation (the "Gentry Manager"), pursuant to a management agreement. The management agreement generally provides for the payment to Gentry Manager of management fees of a monthly fee of $3,850 for the Gentry Pacific Design Center, a $950 monthly fee for Gentry Waipio Industrial Court and a monthly fee of $80 for each lot comprising the balance of the properties. The Gentry Manager may be terminated (i) upon an event of default under the Gentry Portfolio Loan, (ii) if the DSCR for the Gentry Portfolio Loan falls below 1.10, or (iii) in the event of a default by the Gentry Manager under the management agreement.

         Approximately 24,491 square feet of net rentable area is leased to tenants that are affiliates of the Borrower (accounting for approximately 1% of net rentable area). Such affiliates' leases are at market rents and such affiliates' obligations under such leases are guaranteed by such affiliates' parent companies.

-------------------------------------------------------------------------------
                               THE AMAZON.COM LOAN
-------------------------------------------------------------------------------


----------------------------------------------------------------
                       Loan Information
----------------------------------------------------------------

PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                         --------------       ------------
                         $23,000,000.00        $22,986,863

ORIGINATION DATE:       May 12, 2000

INTEREST RATE:          8.785%

AMORTIZATION:           360 months

ARD:                    June 11, 2010

ARD BALANCE:            $20,939,653

HYPERAMORTIZATION:      After the ARD the interest rate
                        increases by 2.00% to 10.70% and all
                        excess cash flow is used to reduce the
                        outstanding principal balance; the
                        additional 2% interest is deferred
                        until capital the principal balance is
                        zero

MATURITY DATE:          June 11, 2030

BORROWER (SPECIAL       WRC.COM Tower LLC and WRC.Com
PURPOSE ENTITY):        Development LLC, each a single purpose
                        entity, the single managing member of which is a special purpose entity, the board of which contains an independent director; a nonconsolidation opinion was obtained in connection with origination

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        three months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $120

UP-FRONT RESERVES:      Parking                      $3,900,000
                        Structure(1):
                        Ground Lease:                  $300,000

ONGOING RESERVES:       CapEx(2):                           Yes
                        TI & LC(2):                          No
                        Real Estate Taxes &
                        Insurance Reserve(3):               Yes
                        Ground Lease                        Yes
                        Reserve(4):


LOCKBOX:                Hard

MEZZANINE:              No
----------------------------------------------------------------


----------------------------------------------------------------
                     Property Information
----------------------------------------------------------------


SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

LOCATION:               Seattle, WA

YEAR BUILT/RENOVATED:   1932/1999

OCCUPANCY(5):           100%

THE COLLATERAL:         16-story office building

FEE OR LEASEHOLD:       Leasehold


                                              LEASE
MAJOR TENANTS             NRSF    % OF NRA  EXPIRATION(4)
-------------             ----    --------  ------------
Amazon.com               184,040    96.5%    06/30/09
Gentle Dental              4,633     2.4%    09/14/02
Amazon.com                 2,135     1.1%    06/30/09
(storage)


SQUARE FOOTAGE:         190,808

PROPERTY MANAGEMENT:    Self Managed

1999 NET OPERATING
INCOME:                 NA

UNDERWRITTEN NET CASH
FLOW:                   $2,505,012

APPRAISED VALUE:        $31,250,000


CUT-OFF DATE LTV:       67.2%

ARD LTV:                60.6%

DSCR:                   1.26

---------------------------------------------------------------

(1) The Amazon Borrower fully funded a $3,900,000 parking structure escrow fund for construction of a parking structure; $1,400,000 to be disbursed to the Amazon Borrower upon receipt of a final building permit for the parking structure. If the parking structure has not been completed by November 2001, the balance may be applied to prepay the Amazon.com Loan.

(2) The Amazon Borrower is required to escrow $19,000 on a monthly basis ($1.20 SF/annually) (commencing May 2004) and increasing to $28,000 monthly from November 2007 to May 2009 on a monthly basis ($1.76/SF annually) into a tenant improvement and leasing commission reserve and $4,250 on a monthly basis (0.27/SF annually) into a CapEx reserve. In the event that Amazon.com does not extend its lease, then a cash trap is imposed until new tenants are in place resulting in a DSCR of 1.20. In addition, Amazon.com (the building tenant) has pledged a security deposit of $6.4 million to the Amazon Borrower. The assignment of the security deposit and all rights under the related custodial agreement were pledged to the Lender. The amount required to be maintained in such security deposit decreases by $2.50 psf per year through 2006 (but not below $10 psf), and thereafter must be maintained at $1.875 million through the expiration of the Amazon.com lease. The required security deposit may be reduced by 50% or reduced to zero if the tenant achieves certain benchmarks with respect to cashflow and credit rating.

(3) The Amazon Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to that respective due date and (ii) insurance premiums prior to the expiration thereof.

(4) The Amazon Borrower is required to make monthly deposits in the ground lease escrow fund in the amount of $16,667 until such time as the balance on deposit is equal to $300,000.

(5)  Occupancy is based on the March 31, 2000 rent roll.

     THE AMAZON.COM LOAN

         The Loan. The tenth largest loan concentration (the "Amazon.com Loan") was originated by the CSFB Mortgage Loan Seller on May 12, 2000. The Amazon.com Loan is secured by a first priority lien encumbering an office building and adjacent parking lot located in Seattle, Washington (the "Amazon Property").

         The Borrower. The Amazon.com Loan was made to two borrowers, each a Washington limited liability company (collectively, the "Amazon Borrower"). Each of the Amazon Borrowers has been structured as a single purpose, bankruptcy remote limited liability company with a single managing member which is a single purpose, bankruptcy remote Washington limited liability company, the members of which include an independent member. The key principal of the Amazon Borrower is Wright Runstad Associates Limited Partnership, a Washington limited partnership.

         Certain additional information on the Amazon.com Loan and the Amazon Property is set forth on Annex A hereto.

         The Property. The Amazon Property consists of one office building and an adjacent parking lot located at 1200 12th Avenue South, Seattle, Washington. The Amazon Property is a 16-story landmarked office building which was constructed in 1932 and was upgraded in 1992 and partially renovated in 1999 and has a net rentable area of approximately 190,808 square feet.

         Property Management. The Amazon Property is managed by Wright Runstad Associates Limited Partnership (the "Manager"), an affiliate of the Amazon Borrower. The management agreement provides for the Manager to receive a fee of 4% of gross operating receipts for the Amazon Manager's services rendered to the Amazon Borrower in connection with the Amazon Property. Such fees are subject and subordinate to the Amazon.com Loan. The Amazon.com Loan documents provide that upon an event of default, the Lender can require the Amazon Manager to cease management of the Amazon Property and replace the Amazon Manager with a new manager approved by Lender.

         Release of Parcels. Upon completion of the parking structure, the parking lot parcel will be released from the lien of the deed of trust.

ENVIRONMENTAL MATTERS

         The information set forth in this prospectus supplement is based on information contained in the environmental assessments described under "Description of the Mortgage Loans--CSFB Underwriting Standards" and "--MSDWMC Underwriting Standards" and "--NCCB Underwriting Standards."

         Environmental Insurance. The Bush Terminal property is an industrial property located in Brooklyn, New York as to which the Phase I environmental assessment noted various potential environmental concerns and recommended a Phase II environmental assessment be performed. In lieu of performing a Phase II environmental assessment, the lender purchased a Secured Creditor Impaired Property policy in the amount of $20,300,000 (100% of loan amount) with respect to that property. In the event of a default by the borrower under the mortgage loan and the existence of an environmental condition, the policy covers the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or environmental cleanup costs, also subject to the policy's definitions, terms and conditions. The policy is for a 15-year period, is renewable for portions of the coverage subject to terms and conditions, and has a $75,000 deductible. The insurance company is Commerce and Industry Insurance Company ("C&I") with a rating of "AAA" by Fitch and S&P. In addition to the Secured Creditor Impaired Property Policy, the borrower purchased for the benefit of the lender a $1 million environmental insurance policy from C&I that protects lenders from certain damages caused by environmental hazards. This policy has a $25,000 deductible.

         The Normandie Village Shopping Center property is located in an area of known soil and groundwater contamination in Wichita, Kansas. The lender has purchased a Secured Creditor Impaired Property policy in the amount of $6,400,000 (125% of loan amount) with respect to that property. In the event of a default by the borrower and the existence of an environmental condition, the policy covers the lesser of environmental clean-up costs required by a governmental entity or the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or environmental cleanup costs, also subject to the policy's definitions, terms and conditions. The policy is for the lesser of a 10-year period or the term of the loan, is renewable subject to terms and conditions, and has a $25,000 deductible. The insurance company is American International Specialty Lines Insurance Company ("AISLIC") with a rating of "AAA" by Fitch and S&P.

         The Inland Star property is an industrial distribution and warehouse facility. The Phase I environmental assessment did not note any material environmental concerns. However, since hazardous substances were located on the property, the borrower has purchased a Secured Creditor Impaired Property policy in the amount of $16,500,000 (125% of loan amount) with respect to that property. In the event of a default by the borrower and the existence of an environmental condition, the policy covers the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or environmental cleanup costs, also subject to the policy's definitions, terms and conditions. The policy is for a 15-year period, is renewable for portions of the coverage subject to terms and conditions, and has no deductible. The insurance company is AISLIC.

         The Phase I environmental assessment that was conducted in connection with the Settler's Green loan recommended a Phase II environmental assessment be conducted because of the former use of the property as an airport. In lieu of conducting the Phase II environmental assessment, lender purchased a Pollution Legal Liability Select policy in the amount of $1,000,000 with respect to that property. The environmental firm that conducted the Phase I estimated that the maximum liability associated with environmental issues was $500,000. In the event of an environmental expense to the borrower, the policy covers the environmental clean-up costs, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the borrower with respect to bodily injury, property damage or environmental cleanup costs, also subject to the policy's definitions, terms and conditions. The policy is for a 10-year period, is renewable subject to terms and conditions, and has a $50,000 deductible. The insurance company is AISLIC.

         The IPC Retail Portfolio property known as Comotara Shopping Center is the site of a former dry cleaning operation, and is located in Wichita, Kansas. The lender has purchased a Secured Creditor Impaired Property policy in the amount of $4,600,000 (135% of allocated loan amount) with respect to that property. In the event of a default by the borrower and the existence of an environmental condition, the policy covers the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or environmental cleanup costs, also subject to the policy's definitions, terms and conditions. The policy is for the lesser of an 18-year period or the term of the loan, is renewable subject to terms and conditions, and has no deductible. The insurance company is C&I.

         The IPC Retail Portfolio property known as Brittany Retail Center is the site of a former dry cleaning operation, and is located in Wichita, Kansas. The lender has purchased a Secured Creditor Impaired Property policy in the amount of $12,500,000 (156% of allocated loan amount) with respect to that property. In the event of a default by the borrower and the existence of an environmental condition, the policy covers the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or environmental cleanup costs, also subject to the policy's definitions, terms and conditions. The policy is for the lesser of an 18-year period or the term of the loan, is renewable subject to terms and conditions, and has no deductible. The insurance company is C&I.

         The Johnson Controls property is located on land used by the U.S. Army as a tank plant location from 1940 until the early 1990s. The soil and groundwater impact at the property exceeds the contamination level for residential use but not industrial use. The lender has purchased a Secured Creditor Impaired Property policy in the amount of $18,000,000 (100% of loan amount) with respect to that property. In the event of a default by the borrower and the existence of an environmental condition, the policy covers the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or cleanup costs resulting from pollution conditions, also subject to the policy's definitions, terms and conditions. The policy is for a 20 year period, is renewable subject to the terms and conditions, and has a $250,000 deductible. The insurance company is C&I.

         The Your Extra Attic property is located in the vicinity of two properties that have reported petroleum releases. The lender has purchased a Secured Creditor Impaired Property policy in the amount of $3,100,000 (100% of loan amount) with respect to that property. In the event of a default by the borrower and the existence of an environmental condition, the policy covers the lesser of the outstanding loan balance or the clean up costs, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or cleanup costs resulting from pollution conditions, also subject to the policy's definitions, terms and conditions. The policy is for a 20 year period, is renewable subject to the terms and conditions, and has a $10,000 deductible. The insurance company is AISLIC.

         The Conjunctive Points-Pittard Sullivan property, which is part of the Conjunctive Points Office and Industrial Portfolio loan, was used for aerospace manufacturing from 1940 until the early 1990s. Investigations revealed soil and groundwater contamination in the leasehold parking lot of 3545 Hayden Avenue for which further monitoring may be required. The lender has purchased a Secured Creditor Impaired Property policy in the amount of $1,500,000 (7.0% of the portfolio loan amount) with respect to that property. In the event of a default by the borrower and the existence of an environmental condition, the policy covers the outstanding loan balance, up to the insurance amount, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or cleanup costs resulting from pollution conditions, also subject to the policy's definitions, terms and conditions. The policy is for a 15 year period and is renewable subject to the terms and conditions. The insurance company is C&I.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

         General. For a detailed presentation of the characteristics of the Mortgage Loans on a loan-by-loan basis, see Annex A hereto.

         Due Dates. The Mortgage Loans provide for scheduled payments of principal and interest to be due on various days (each, a "Due Date") of each month. With respect to 64 Mortgage Loans (representing approximately 54.3% of the Initial Pool Balance), the Due Date is the 11th day of each month, with respect to 146 Mortgage Loans (representing approximately 41.2% of the Initial Pool Balance), the Due Date is the 1st day of each month and with respect to one Mortgage Loan (representing 4.5% of the Initial Pool Balance), the Due Date is the 9th day of each month. No Mortgage Loan has a grace period for payment defaults that extends beyond the related Determination Date (as defined herein).

         Mortgage Rates; Calculations of Interest. Seventy-two Mortgage Loans, representing 14.7% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360" basis). The balance of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed in a 360-day year (an "Actual/360" basis). Each of the Mortgage Loans accrues interest at the related Mortgage Rate, which is fixed for the entire remaining term to maturity (or, in the case of an ARD Loan, the remaining term to Anticipated Repayment Date) of such Mortgage Loan. Except as described below under "--Excess Interest," most of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. Each Mortgage Loan generally requires the related borrower to make a constant monthly payment of principal and interest (each, a "Monthly Payment") that is calculated based on the related Mortgage Rate, the amortization schedule for such Mortgage Loan and the initial principal balance thereof and (other than the NCCB Mortgage Loans utilizing an Actual/360 basis) assumes that such Mortgage Loan accrues interest on a 30/360 basis. As used herein, the term "Mortgage Rate" refers to the rate at which interest accrues on an ARD Loan (as defined below) prior to its Anticipated Repayment Date.

         Excess Interest. Sixty-seven of the Mortgage Loans, representing 63.1% of the Initial Pool Balance, are Mortgage Loans (the "ARD Loans") which bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, such Mortgage Loans generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus a specified percentage (generally, no more than 2.00%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to herein as "Excess Interest"). The date on which such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date" or "ARD." Except where limited by applicable law, Excess Interest will not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans generally have entered into, or will be required to enter into, a lockbox agreement whereby all revenue generally will be deposited directly into a Lockbox Account (as defined herein) controlled by the related Servicer (other than with respect to the L'Enfant
Loan) following the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of monthly debt service (at the initial mortgage loan rate and amortization), (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the related Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) Excess Interest, until paid in full. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow." As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

         The holder of 100% of the Class V-1 Certificates will have the option for up to two months after the Anticipated Repayment Date for any CSFB Mortgage Loan which is an ARD Loan, and the holder of 100% of the Class V-2 Certificates will have the option for up to two months after the Anticipated Repayment Date for any MSDWMC Mortgage Loan which is an ARD Loan, in each case, to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest, any unreimbursed Advances with interest thereon and any special servicing fees due with respect thereto. As a condition to such purchase, each such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause (a) either REMIC to fail to qualify as a REMIC under the Code (as defined herein) at any time that any Certificate is outstanding and (b) would not cause the arrangement between the Trust Fund and the Class V-1 Certificateholders or Class V-2 Certificateholders, as applicable, to be other than a grantor trust for federal income tax purposes, and (i) an opinion of counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on either REMIC under the REMIC provisions of the Code or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC.

         Amortization of Principal. Certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 60 months longer than their original terms, thereby resulting in substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans are either (i) Mortgage Loans that fully amortize or, in the case of any such Mortgage Loans that accrue interest on an Actual/360 basis, substantially fully amortize, over their terms and are not ARD Loans (such Mortgage Loans, the "Fully Amortizing Loans") or (ii) ARD Loans.

               AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS


                                       % OF INITIAL POOL        NUMBER OF
        TYPE OF LOAN                       BALANCE            MORTGAGE LOANS
        ------------                       -------            --------------
ARD Loans                                    63.1%                  67
Fully Amortizing Loans
 (other than ARD Loans)                      3.7%                  36
Balloon Loans                                33.2%                 108
                                            -----                  ---
TOTAL                                       100.0%                 211
                                            =====                  ===


         Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any voluntary principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and/or (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial voluntary principal prepayments for a specified period of time after the expiration of the related Lockout Period and any Yield Maintenance Period (a "Prepayment Premium Period"). The Mortgage Loans generally permit prepayments to be made either (i) on a Due Date or (ii) provided that such prepayment is accompanied by interest through the next Due Date, on any date. All of the Mortgage Loans specify a period of time (generally one to six months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Notes during which there are no restrictions on voluntary prepayments on any Due Date. For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such Additional Collateral Loans during such Lockout Period and (ii) it is assumed that each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. See "Risk Factors--Risks Related to the Mortgage Loans--Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Certificates" and "--Risks Related to The Offered Certificates--Prepayments and Defaults May Reduce the Yield on Your Certificates."

         The "Yield Maintenance Charge" for any Mortgage Loan providing for such a charge generally will be equal to the greater of (i) a specified Prepayment Premium and (ii) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or, with respect to any ARD Loans, the remaining principal balance due on the related Anticipated Repayment Date) determined by discounting such payments at the Yield Rate, less the amount prepaid.

         Greater detail on specific yield maintenance formulas relating to some of the Mortgage Loans is provided in Annex A.

         The "Yield Rate" generally is defined as a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid or the monthly equivalent of such rate. Generally, if Federal Reserve Statistical Release H.15
- Selected Interest Rates is no longer published, the Servicers, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate with respect to their related Mortgage Loans.

         The following table sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which (i) a Lockout Period is in effect, (ii) a prepayment must be accompanied by (a) a Yield Maintenance Charge, (b) a prepayment penalty equal to the greater of a Yield Maintenance Charge ("YM" on such table) or a Prepayment Premium ("Premium" on such table) (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (c) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (iii) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable ("Open" on such table). The following table was prepared on the basis of the Prepayment Assumptions (as defined herein) and assumes a 0% CPR (as defined herein). See "Prepayment and Yield Considerations--Modeling Assumptions."

                         CALL PROTECTION ANALYSIS(1)


  PREPAYMENT                             CURRENT      12         24        36         48        60         72
PREMIUM/RESTRICTION                       JUL-00    JUL-01     JUL-02    JUL-03     JUL-04    JUL-05     JUL-06
--------------------------------------  --------- ---------  --------- ---------  --------- ---------  ---------
LOCKOUT/DEFEASANCE ....................   100.0%     100.0%    100.0%     100.0%     99.3%      98.1%     98.1%
YIELD MAINTENANCE .....................     0.0%       0.0%      0.0%       0.0%      0.0%       0.5%      0.5%
GREATER OF YIELD MAINTENANCE AND 1%  ..     0.0%       0.0%      0.0%       0.0%      0.7%       1.5%      1.5%
GREATER OF YIELD MAINTENANCE AND 0.5% .     0.0%       0.0%      0.0%       0.0%      0.0%       0.0%      0.0%
5% PENALTY ............................     0.0%       0.0%      0.0%       0.0%      0.0%       0.0%      0.0%
4% PENALTY ............................     0.0%       0.0%      0.0%       0.0%      0.0%       0.0%      0.0%
3% PENALTY ............................     0.0%       0.0%      0.0%       0.0%      0.0%       0.0%      0.0%
2% PENALTY ............................     0.0%       0.0%      0.0%       0.0%      0.0%       0.0%      0.0%
1% PENALTY ............................     0.0%       0.0%      0.0%       0.0%      0.0%       0.0%      0.0%
OPEN ..................................     0.0%       0.0%      0.0%       0.0%      0.0%       0.0%      0.0%
                                        --------- ---------  --------- ---------  --------- ---------  ---------
TOTAL .................................   100.0%     100.0%    100.0%     100.0%    100.0%     100.0%    100.0%
                                        ========= =========  ========= =========  ========= =========  =========
MORTGAGE POOL BALANCE (000S) .......... 1,112,000  1,102,534 1,092,025  1,080,612 1,068,432  1,051,429 1,024,029
% OF CUT-OFF DATE BALANCE .............   100.0%      99.1%     98.2%      97.2%     96.1%      94.6%     92.1%


  PREPAYMENT                                84        96         108     120
PREMIUM/RESTRICTION                       JUL-07       JUL-08   JUL-09  JUL-10
--------------------------------------  ---------     -------  ------- ------
LOCKOUT/DEFEASANCE ....................     97.2%        96.2%   85.5%   64.9%
YIELD MAINTENANCE .....................      0.5%         0.5%    0.0%    0.0%
GREATER OF YIELD MAINTENANCE AND 1%  ..      1.5%         1.6%    0.0%   23.0%
GREATER OF YIELD MAINTENANCE AND 0.5% .      0.0%         0.0%    0.0%    0.0%
5% PENALTY ............................      0.0%         0.0%    0.0%    4.3%
4% PENALTY ............................      0.0%         0.0%    0.0%    0.0%
3% PENALTY ............................      0.0%         0.0%    0.0%    0.0%
2% PENALTY ............................      0.2%         0.5%    0.3%    0.0%
1% PENALTY ............................      0.0%         1.2%    0.7%    0.0%
OPEN ..................................      0.7%         0.0%   13.5%    7.8%
                                        ---------     -------  ------- ------
TOTAL .................................    100.0%       100.0%  100.0%  100.0%
                                        =========     =======  ======= ======
MORTGAGE POOL BALANCE (000S) ..........  1,006,959     892,541 684,662  26,711
% OF CUT-OFF DATE BALANCE .............     90.6%        80.3%   61.6%    2.4%




------------

(1) For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period and (ii) each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments may not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium.

         Prepayment Premiums and Yield Maintenance Charges are distributable as described herein under "Description of the Offered
Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

         Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge or Prepayment Premium, the Pooling and Servicing Agreement provides that amounts received from borrowers will be applied to payments of principal and interest on the Mortgage Loans being prepaid prior to being distributed as Yield Maintenance Charges or Prepayment Premiums.

         The Mortgage Loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge or Prepayment Premium will be due. The enforceability of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Default Interest Prepayment Charges and Prepayment" in the Prospectus.

         None of the Depositor or the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors--Risks Related to the Offered Certificates--Prepayments And Defaults May Reduce The Yield On Your Certificates."

         Casualty and Condemnation. In the event of a condemnation or casualty the Mortgage Loans generally require the borrower to restore the related Mortgaged Property, and the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the Mortgage Loans, will not require payment of any Prepayment Premium or Yield Maintenance Charge. In the case of a majority of the Mortgage Loans, if the award or loss is less than a specified amount or a specified percentage of the original principal balance of the Mortgage Loan or affects less than a specified percentage of Mortgaged Property and if in the reasonable judgment of the related Servicer or Special Servicer as the case may be (i) the Mortgaged Property can be restored within the time period specified in the related loan documents to a state no less valuable or useful than it was prior to the condemnation or casualty, or would meet a debt service coverage test, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Mortgage Note and (iii) no event of default under such Mortgage Loan has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.

         A limited number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan without Prepayment Premium or Yield Maintenance Charge. Certain Mortgage Loans provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant Monthly Payment may be reduced based on the remaining amortization period, the Mortgage Rate and the outstanding Principal Loan Balance. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

         Defeasance. One-hundred ninety of the Mortgage Loans, representing 93.9% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lockout Period"), in all cases not less than two years after the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option") if, among other conditions, the borrower generally (i) pays on any Due Date (the "Release Date") (a) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (b) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan, (c) an amount (the "Collateral Substitution Deposit") equal to the sum of (x) the remaining principal amount of the Mortgage Loan or an amount generally equal to 125% of the principal balance of the related Mortgage for Crossed Loans, or of the Property Release Amount (as defined herein) of the related Mortgaged Property for Multi-Property Loans, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such Mortgage Loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates with respect to that portion of the Note being defeased and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (ii) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. Additionally, any Mortgage Loan which has a Defeasance Option generally requires that the borrower deliver to the lender a letter from an independent public accountant that confirms that the cash flow from such U.S. government obligations will be sufficient to timely meet all scheduled loan payments. Each Servicer (or an assignee thereof) will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan or remaining Crossed Loans, as applicable. Each Servicer may establish a special purpose trust to hold all such U.S. government obligations.

         In certain of the Mortgage Loans which contain a Defeasance Option, a successor borrower will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased in such cases, the related Mortgage Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

         The Depositor and Mortgage Loan Sellers make no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Risks Related to the Offered Certificates - Prepayments and Defaults May Reduce the Yield on Your Certificates."

         Property Releases. Two of the Multi-Property Loans, representing approximately 2.4% of the Initial Pool Balance, do not provide for the release of any related Mortgaged Property prior to payment in full of the Mortgage Loan. Five of the Multi-Property Loans representing approximately 12.6% of the Initial Pool Balance and 10 of the Crossed Loans, representing 12.0% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Multi-Property Loan or Crossed Loan, as applicable, prior to payment in full of the Mortgage Loan provided that, generally, 125% of the applicable Property Release Amount or outstanding principal balance, as applicable, be defeased or prepaid and that the DSCR with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of
(i) a specified DSCR (generally the DSCR at origination) and (ii) the DSCR immediately prior to such defeasance or prepayment, as applicable.

         Lockboxes. Seventy-eight Mortgage Loans, representing approximately 70.2% of the Initial Pool Balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be (i) paid directly into an account (or, in the case of Multifamily Properties, such income will be collected and deposited into an account by the manager and, in the case of Hospitality Properties, cash paid "over-the-counter" will be deposited into an account by the manager) (such account, a "Lockbox Account") controlled by the related Servicer or, with respect to the Multiple Note Loans, the holder or servicer of the related Other Note (a "Hard Lockbox"), (ii) paid to the manager of the Mortgaged Properties, other than multifamily properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or a decline, by more than a specified amount, in the net operating income of the related Mortgaged Property and/or a failure to meet a specified DSCR) occurs, at which time all rents derived from the related Mortgaged Property generally will be directly deposited into a Lockbox Account (a "Springing Lockbox"), which will generally be administered thereafter on the same terms as a Hard Lockbox. Each such Mortgage Loan is identified on Annex A hereto as having a "Hard," "Modified" or "Springing" Lockbox. For any Hard Lockbox, income deposited directly into the related Lockbox Account may not include amounts paid in cash which are paid directly to the related property manager (notwithstanding requirements to the contrary). Mortgage Loans whose terms call for the establishment of a Lockbox Account require that amounts paid to the manager of the related Mortgaged Properties or "over-the-counter" will be deposited into a Lockbox Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:

                                             % OF INITIAL         NUMBER OF
        TYPE OF LOCKBOX:                     POOL BALANCE       MORTGAGE LOANS
        ----------------                     ------------       --------------
Hard...................................          46.0%               28
Springing..............................          24.2%               50
None...................................          29.8%              133
                                                -----               ---
         TOTAL                                  100.0%              211
                                                =====               ===

         Escrows. One-hundred fifty-eight Mortgage Loans, representing approximately 87.4% of the Initial Pool Balance provide for monthly escrows to cover property taxes and 108 Mortgage Loans, representing approximately 82.3% of the Initial Pool Balance provide for monthly escrows to cover insurance premiums on the Mortgaged Properties. The Mortgage Loans, secured by leasehold interests, generally also provide for escrows to make ground lease payments. Substantially all of the Mortgage Loans (excluding the NCCB Mortgage Loans), by aggregate Cut-off Date Principal Balance, require up front and/or monthly funding of escrows for one or more of the following: ongoing repair and maintenance; tenant improvement and leasing commission expenses; replacement of furniture, fixtures and equipment; and/or seasonal fluctuations in occupancy. Such reserves generally are funded by the related borrower from the operating cashflow of the Mortgaged Property or otherwise. In addition, the Mortgage Loans (other than the NCCB Mortgage Loans) generally provide for deferred maintenance reserves in an amount sufficient to remediate any material deficiencies identified by the engineering report issued in connection with origination or in certain cases, the related borrower was required to repair or remediate the deficiency. The NCCB Mortgage Loans generally require the related borrower to maintain reserves in amounts equal to 10% of the preceding year's shareholder maintenance payments. See "Description of the Mortgage Loans--CSFB Underwriting Standards," "--MSDWMC Underwriting Standards" and "--NCCB Underwriting Standards" in this Prospectus Supplement.

         Engineering Escrows. Annex A describes various engineering escrows for the Mortgaged Properties. The following paragraphs describe certain of the material escrows. The engineering report for the Mortgaged Property known as Globix World Headquarters identified $1,314,300 in immediate repairs required to complete the renovation of two floors of the subject building, upgrade the elevators and repair the roof. At the closing of the Globix World Headquarters Mortgage Loan, the lender reserved $1,642,876 (representing 125% of the identified amount) to ensure completion of such repairs.

         The engineering report for the Mortgaged Property known as the BMDC Building identified $2,220,698 required for boiler installation, interior repairs and ADA compliance. At the closing of the BMDC Building Mortgage Loan, the lender reserved $2,606,579 (representing 119% of the identified amount) to ensure completion of such maintenance items.

         Litigation. On February 10, 2000, the borrower under the Globix World Headquarters Mortgage Loan was notified of a mechanic's lien in the amount of $4,504,100. The borrower is diligently and in good faith contesting the validity of such lien; however, the lender has reserved $5,630,125 (representing 125% of the identified amount) to be used by the lender in the event of an adverse outcome of the related litigation.

         On January 28, 2000, a construction lien was filed against the West Park Plaza property in the amount of $71,414.63 (the "Collas Lien"). On April 19, 2000, the lienor filed a Complaint and Jury Demand in Montana District Court seeking (i) a determination that its lien is superior to lender's lien on the West Park Plaza property, (ii) to foreclose on its lien and (iii) a judgment against the borrower for $71,414.63 for labor and materials, $154,270 for unjust enrichment and attorneys' fees. The borrower is diligently and in good faith contesting the validity of the lien and has engaged counsel to attempt dismissal of the litigation. The borrower has obtained for the lender an endorsement to its title insurance policy which states that the title company will insure lender from and against any loss or damage sustained by reason of loss of priority of lender's lien, which loss of priority is caused by any construction lien being filed and specifically the Collas Lien.

         The anchor tenant at the Dorchester Square Mortgaged Property has commenced an action against the borrower under the Dorchester Square Mortgage Loan. Such action is related to the sale of an adjacent parcel to a third party that leased a portion of the premises to a store that is competitive with the anchor tenant. The borrower won a motion to dismiss the claim; however, the plaintiff has appealed the motion. The lender received an opinion of counsel at the closing which stated that such action was without merit and that counsel expected a favorable outcome to such litigation. The borrower escrowed with the lender $420,000 which is 125% of the estimated maximum possible liability that could be achieved against the borrower.

         The sponsor of the borrower under the Lex Tenants Mortgage Loan commenced an action to collect $248,973.37 (together with interest at the rate of 10% per annum accruing from November 4, 1988) based upon certain promissory notes allegedly representing net adjustments due from the borrower to the sponsor pursuant to the terms of the offering plan for cooperative conversion of the mortgaged property. The borrower has contested the amounts due and has asserted several defenses including misrepresentation, non-disclosure and lack of authority and has commenced an action against the sponsor, its principals and others for damages resulting from construction defects to the mortgaged property. An amended and supplemental complaint added claims of fraud, negligence, breach of contract, deceptive practices and false advertising against the sponsor. The sponsor has asserted counterclaims against the borrower based on (i) a claim that the borrower was unjustly enriched by virtue of its having obtained certain 421-a tax benefits and (ii) alleged breach of fiduciary duty.

         There is an ongoing litigation concerning the L'Enfant Plaza Mortgaged Property. See "--Significant Mortgage Loans--L'Enfant Plaza."

         Equity Investments by the CSFB Mortgage Loan Seller. With respect to the borrower under the L'Enfant Loan, the CSFB Mortgage Loan Seller (the "Preferred Interest Holder") is entitled to receive certain preferred distributions prior to distributions being made to the other partners. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the L'Enfant Whole Loan and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Properties have been paid. See "--Significant Mortgage Loans--The L'Enfant Loan" in this Prospectus Supplement.

         "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related loan documents. Subject to the limitations described herein, the related Special Servicer will determine, in a manner consistent with the Servicing Standard (as defined herein), whether to exercise any right the related Special Servicer may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the Servicer may condition an assumption of the loan on the receipt of an assumption fee and an assumption application fee (neither of which will be available for payment of principal or interest on the Certificates). Such an assumption fee generally is equal to one percent of the then unpaid principal balance of the applicable Mortgage Note or, in some cases, a smaller fee set forth in the related Mortgage Loan, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred under the related Mortgage Loan, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee, if any, has been received. See "Certain Legal Aspects of Mortgage Loans--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus and "Risk Factors--Risks Related to the Mortgage Loans--Some Remedies May Not Be Available Following a Mortgage Loan Default," and "The Pooling and Servicing Agreement--Enforcement of `Due-on-Sale' and `Due-on-Encumbrance'

Clauses" in this Prospectus Supplement. The Depositor and the Mortgage Loan Sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

         Mortgage Provisions Relating to each Special Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the related Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the Mortgage Loans may provide that if the DSCR for such Mortgage Loan falls below a certain level, the related Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to such Special Servicer. The Mortgage Loans generally allow the related Special Servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the related Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

         Cross-Collateralization and Cross-Default of Certain Mortgage Loans. Seven of the Mortgage Loans (the "Multi-Property Loans"), representing 15.0% of the Initial Pool Balance, are evidenced by one Mortgage Note and secured by more than one Mortgaged Property. Ten of the Mortgage Loans (the "Crossed Loans"), representing 12.0% of the Initial Pool Balance, are evidenced by more than one Mortgage Note and are cross-collateralized with multiple Mortgaged Properties. Because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the individual Mortgages recorded with respect to certain Crossed Loans with properties in such states may secure an amount less than the aggregate of the applicable initial principal balance of the applicable Crossed Loans. For the same reason, the Mortgages with respect to certain Multi-Property Loans may secure only a multiple (generally 150%) of the Property Release Amount of such Mortgaged Property (for Multi-Property Loans) rather than the entire initial principal balance of the related Mortgage Note. See "Risk Factors--Risks Related to the Mortgage Loans--Enforceability of Cross-Collateralized and Cross-Defaulted Mortgage Loans May Be Challenged" in this Prospectus Supplement.

         Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in a minimum amount equal to the greatest of (i) the principal balance of the related Mortgage Loan, (ii) 100% of the full replacement cost of the improvements and equipment without deduction for physical depreciation and (iii) such amount necessary to avoid the operation of co-insurance provisions that would otherwise reduce the amount that the insurer is required to pay, or in an amount satisfying other similar standards, and by a flood insurance policy if any part of the improvements located on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the related Mortgage Loan (or with respect to certain Multi-Property Loans, the full insurable value of the related Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards, including, estimated exposure. Certain of the Mortgaged Properties located in earthquake risk areas and subject to material earthquake risk have been either subject to seismic upgrade (or appropriate reserves or a letter of credit established for retrofitting), are subject to a lower loan-to-value limit or are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. Certain of the Mortgaged Properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. Additional types of insurance may be required. The hazard insurance policy is generally required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard "All Risks" insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft. The NCCB Mortgage Loans, however, require insurance against "all risks" of physical loss or damage.

         The Mortgage Loans also generally require that the related borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount generally equal to the greatest of (a) the projected gross revenues from operations of the Mortgaged Property, (b) the projected operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, and (c) in an amount satisfying other similar standards, in any such case, for a period of 12 months or more or a specified longer period

(depending on the related Mortgage Loan Seller), (iii) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) worker's compensation insurance, (v) except for the NCCB Mortgage Loans, during any period of repair or restoration, "builders risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the lender in order to protect its interests.

         Mortgage Loans which May Require Principal Paydowns. Eight Mortgage Loans (the "Additional Collateral Loans"), representing approximately 8.3% of the Initial Pool Balance, are additionally secured by cash reserves or irrevocable letters of credit that will be released to the related borrowers upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achievement of certain DSCRs and/or satisfying leasing conditions within time periods prior to loan maturity. Failure to satisfy such conditions within the time periods specified therefor may result in the application of the related reserve or credit enhancement amount (each, a "Required Prepayment") to partially prepay the related Mortgage Loan.

                           ADDITIONAL COLLATERAL LOANS

                                                                                                       BORROWER
                                          TYPE OF       AMOUNT OF                                   REQUIRED TO PAY
 MORTGAGE                                ADDITIONAL     ADDITIONAL                                    PREPAYMENT
LOAN SELLER        PROPERTY NAME         COLLATERAL     COLLATERAL       RELEASE CONDITIONS         CONSIDERATIONS
-----------        -------------         ----------     ----------       ------------------         --------------
CSFB               Amazon.com Building   Reserve Fund   $3,900,000   $1.4 million of the reserve      Yield
                                                                     fund will be released to         Maintenance
                                                                     allow the construction of a      Charge
                                                                     parking facility at the
                                                                     mortgaged property. Upon
                                                                     completion of the facility
                                                                     and payment of increased
                                                                     rent by Amazon by November 12,
                                                                     2001, the remainder of the
                                                                     escrow will be released to the
                                                                     borrower.

CSFB               Cedarmont             Debt Service      $60,000   By June 1, 2001, (i) the          Yield
                   Apartments            Reserve                     property achieves a DSCR of       Maintenance
                                                                     1.25x based on trailing four      Charge
                                                                     months, and (ii) the property
                                                                     achieves a DSCR of 1.00x based
                                                                     on trailing twelve months using
                                                                     a 10.07% constant.

CSFB               Emporium Shoppes      Occupancy        $500,000   By September 11, 2000, Vitamin    Yield
                                         Escrow Fund                 Shoppes must take occupancy and   Maintenance
                                                                     commence payment of rent.         Charge

CSFB               Gentry Portfolio      Occupancy        $465,000   By July 15, 2000, Arcadia Inc.    Yield
                                         Escrow Fund                 (or an acceptable replacement     Maintenance
                                                                     tenant) must take occupancy and   Charge
                                                                     commence payment of rent.

CSFB               Avenue of the Arts    Occupancy      $3,000,000   By June 1, 2001, (i) Capital      Yield
                                         Escrow Fund                 Grille must take occupancy and    Maintenance
                                                                     commence payment of rent, (ii)    Charge
                                                                     the property achieves a DSCR of
                                                                     1.20x based on trailing three
                                                                     months, and (iii) the
                                                                     property achieves a DSCR of
                                                                     1.00x based on trailing twelve
                                                                     months using a 9.66% constant.

CSFB               Ashley Club        Letter of           $250,000   Borrower must complete the        Yield
                   Apartments         Credit                         repairs identified in the         Maintenance
                                                                     engineering report within the     Charge
                                                                     time frame specified for such
                                                                     repairs in the engineering
                                                                     report.

                                      S-88

                                                                                                           BORROWER
                                        TYPE OF       AMOUNT OF                                         REQUIRED TO PAY
 MORTGAGE                              ADDITIONAL     ADDITIONAL                                          PREPAYMENT
LOAN SELLER        PROPERTY NAME       COLLATERAL     COLLATERAL       RELEASE CONDITIONS               CONSIDERATIONS
-----------        -------------       ----------     ----------       ------------------               --------------
MSDWMC             Central Park       Occupancy      $2,155,000       The borrower has a one-time       Yield
                   Plaza Shopping     Reserve                         right within 18 months of         Maintenance
                   Center                                             origination to have released      Charge
                                                                      the least of (i) an amount such
                                                                      that the property maintains a
                                                                      1.25x DSCR on all funds that
                                                                      have been released using
                                                                      the actual loan constant in
                                                                      effect, (ii) an amount such that
                                                                      the property maintains a
                                                                      1.05x DSCR on all funds that
                                                                      have been released using a
                                                                      loan constant of 10.09%, or (iii)
                                                                      an amount equal to 75% of the
                                                                      value of the property.

MSDWMC             Columbia Square    Letter of        $120,000       Borrower must lease certain       Prepayment
                   Shopping Center    Credit                          vacant space by March 1, 2001.    premium

         In addition, the tenant under a lease of a portion of the Mortgaged Property securing the Berkeley Tower Office and Retail Building Loan has the option to buy out its lease upon the payment of a specified amount to the lender, which amount varies based upon the date of exercise of the option. The lender under that Mortgage Loan has the option in its sole discretion to treat this payment as a prepayment or to apply these funds to the cost of tenant improvements. If treated as a prepayment, these funds would result in a reduction in the principal balance of the Class or Classes then entitled to receive such prepayment, but would not be accompanied by any Prepayment Premium or Yield Maintenance Charge. The Pool I Servicer will be directed to apply any such payment to the related tenant improvement escrow and to not partially prepay the Berkeley Tower Office and Retail Building Loan.

         With respect to any Required Prepayment on any of the Additional Collateral Loans, the related borrowers are required to pay the prepayment consideration specified in the table above. The holders of the Class A-X Certificates and any Class of Offered Certificates then entitled to receive any such prepayment will receive such payments collected from the borrower.

ADDITIONAL MORTGAGE LOAN INFORMATION

         The following tables and Annex A hereto set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by the Mortgage Loan Sellers, which information may have been obtained from the borrowers without independent verification.

         For purposes of this Prospectus Supplement, including the tables herein and Annex A:

          (1) "Actual Ongoing Capital Items Deposits" means the dollars per Unit or percentage of revenues required to be deposited in Escrow Accounts annually and, in certain cases, until a maximum reserve balance is achieved, under the related Mortgage Loan with respect to Capital Items.

          (2) "Allocated Loan Amount" means, for each Mortgaged Property relating to a Multi-Property Loan, the portion of the principal amount of the related Multi-Property Loan actually allocated to such Mortgaged Property in the related Mortgage Loan documents, or allocated solely for the purpose of presenting statistical information in this Prospectus Supplement. The Allocated Loan Amount for each Mortgaged Property securing a Multi-Property Loan was generally determined based on the ratio of the appraised value of such Mortgaged Property to the aggregate appraised value of all the Mortgaged Properties securing such Multi-Property Loan or, in certain cases, based on other economic factors.

          (3) "Anchor Tenant" means, with respect to the Retail Properties, a nationally or regionally recognized tenant, or a credit tenant that occupies a significant portion of such Mortgaged Property or adjoining property, or a tenant that occupies more than 20,000 square feet.

          (4) "Annual Debt Service" means for any Mortgage Loan the annualized Monthly Payment on such Mortgage Loan. For purposes of determining U/W Net Cash Flow DSCR and U/W NOI DSCR with respect to the Multiple Note Loans, DSCR was calculated giving effect to the debt service for the related Other Note.

          (5) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the Anticipated Repayment Date, if applicable, or the maturity date.

          (6) "Anticipated Repayment Date" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and/or excess cash flow is retained pursuant to the related lockbox agreements for application to payment of principal and Excess Interest.

          (7) "Cut-off Date Principal Balance/Unit" means the principal balance per unit, room or pad for multifamily, cooperatives, hotels and manufactured housing communities or per square foot for substantially all other property types as of the Cut-off Date.

          (8) "Cut-off Date Principal Loan Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date and, with respect to the Multi-Property Loans, the Allocated Loan Amount assigned to each related Mortgaged Property.

          (9) "DSCR" or "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan (a) the U/W Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. The calculation of DSCR may differ from the calculation of the debt service coverage ratios referred to under "--Description of the Mortgage Loans--CSFB Underwriting Standards," and "--MSDWMC Underwriting Standards." For the following tables, the DSCR for each group of Crossed Loans is the ratio of the aggregate Net Cash Flow for all of the Mortgaged Properties securing such Crossed Loans to the aggregate Annual Debt Service for the Crossed Loans in such group. The DSCR for the Crystal Pavilion/Petry Building Mortgage Loan is calculated with respect to the Crystal Pavilion/Petry Building Whole Loan, DSCR with respect to the L'Enfant Loan is calculated based on the L'Enfant Whole Loan and DSCR with respect to 1211 Avenue of the Americas Loan is calculated based on the total of the 1211 Avenue of the Americas A Component and the 1211 Avenue of the Americas Trust Fund Note. With respect to the Additional Collateral Loans known as Amazon.com, Avenue of the Arts, Emporium Shoppes and Conroe Assisted Living, Arlington Assisted Living, Temple Assisted Living, the DSCR was calculated assuming that the related additional collateral reserves were applied to reduce the initial principal balances thereof and that the related required debt service payments were recalculated based upon such reduced principal balances (such assumption is based on a $2,000,000 reserve for Amazon.com). The DSCR for the Residential Cooperative Properties is based on U/W Net Cash Flow, as such definition pertains to Residential Cooperative Properties, divided by the Annual Debt Service for such Mortgage Loan.

          (10) "Insurance Escrowed" indicates, with respect to properties which are insured under individual property insurance policies, whether a reserve was established at closing or during the term of such Mortgage Loan to cover the premium payable thereon.

          (11) "Interest Calc." means the method by which interest accrues on the related Mortgage Loan. "30/360" means interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. "Actual/360" means interest is calculated on the basis of a 360-day year and the actual number of days elapsed in each interest accrual period.

          (12) "Lease Expiration Date" means the year in which a Tenant's lease is scheduled to expire.

          (13) "Loan to Value Ratio," "LTV" or "Cut-off Date LTV" is the outstanding balance of a Mortgage Loan as of the Cut-off Date divided by the Value of the related Mortgaged Property. The LTV for a group of Crossed Loans is the ratio of the aggregate Cut-off Date Principal Balance for such group of Crossed Loans to the aggregate Value for all the related Mortgaged Properties. The LTV for loans secured by residential cooperatives are calculated based on value of the properties if converted to rental properties. The LTV for the Crystal Pavilion/Petry Building Mortgage Loan is calculated with respect to the Crystal Pavilion/Petry Building Whole Loan, with respect to the L'Enfant Loan, is calculated based on the L'Enfant Whole Loan and, with respect to the 1211 Avenue of the Americas Loan, is calculated based on the aggregate of 1211 Avenue of the Americas

     Trust Fund Note and the 1211 Avenue of the Americas A Component. With respect to the Additional Collateral Loans known as Amazon.com, Avenue of the Arts, Emporium Shoppes and Conroe Assisted Living, Arlington Assisted Living, Temple Assisted Living, LTV was calculated assuming that the related additional collateral reserves were applied to reduce the initial principal balances thereof and that the reduced principal balances were used as a ratio to the Value of the Mortgaged Property (such assumption is based on a $2,000,000 reserve for Amazon.com).

          (14) "Loan to Value Ratio-Cooperative Basis," or "LTV-Co-op Basis" is the outstanding balance of a Residential Cooperative Mortgage Loan divided by the Value Co-op Basis of the related Mortgaged Property.

          (15) "LTV at ARD or Maturity" or "Anticipated Repayment Date LTV" or "ARD LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its maturity date or, in the case of an ARD Loan, to its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property has not or will not decline from the appraised value. With respect to the Additional Collateral Loans known as Amazon.com, Avenue of the Arts and Emporium Shoppes and Conroe Assisted Living, Arlington Assisted Living, Temple Assisted Living, ARD LTV was calculated assuming that the related additional collateral reserves were applied to reduce amortized principal balances at the ARD thereof and that the reduced principal balances were used as a ratio to the Value of the Mortgaged Property (such assumption is based on a $2,000,000 reserve for Amazon.com).

          (16) "Monthly Payment" means the constant monthly payment set forth in the related Mortgage Note as being due in August 2000 and, with respect to any Mortgage Loan that pays only interest on the Cut-off Date, the constant monthly payment of principal and interest on such Mortgage Loan after such interest-only period ends (such date being the "First P&I Date").

          (17) "1998 NOI," "1999 NOI" and "Most Recent NOI" (which is for the period ending as of the date specified in Annex A under Most Recent Date) is the net operating income for a Mortgaged Property as established by information provided by the borrowers or appraisal, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1998 NOI, 1999 NOI and Most Recent NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower or appraiser as an expense or expenses treated as capital expenditures. The Depositor makes no representations as to the accuracy of any information provided by any borrower or with respect to net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1998 NOI, 1999 NOI and Most Recent NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1998 NOI, 1999 NOI and Most Recent NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations. "Rev" is gross revenues for the applicable period, as reported by the related borrower, or, for "U/W Rev," taking into account certain adjustments thereto in accordance with the underwriting standards of the applicable Mortgage Loan Seller. 1998 NOI, 1999 NOI and Most Recent NOI, as such terms relate to operations as a cooperative, are not reflected in Annex A.

          (18) "Most Recent Date" means, if the applicable Mortgage Loan Seller obtained the Most Recent operating statement available for calendar year 2000 or portion thereof, the date of such operating statement.

          (19) "Most Recent Type" means, if the applicable Mortgage Loan Seller obtained the Most Recent operating statement available, whether such statement reflects an annualized number or trailing twelve month number.

          (20) "NAP" means not applicable and relates to the omission of Mixed Use Properties in the calculation of loan amount per unit.


          (21) "Net Cash Flow" or "U/W Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property (other than Mortgage Loans relating to properties on which a residential cooperative building is located (each, a "Residential Cooperative Property")) means cash flow available for debt service, as determined by the applicable Mortgage Loan Seller based on borrower-supplied information or an appraisal for a recent period that is generally calendar year 1999 or the most recent twelve-month period preceding the origination date. U/W Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) in the case of certain of the Hospitality Properties, assuming the occupancy rate was generally the lesser of the actual occupancy rate and an occupancy rate of 78% to account for a high occupancy rate or to reflect new construction in the market, (iv) assuming a minimum vacancy rate generally equal to the greater of (a) actual vacancy and (b) 5% to 10%, depending upon property type, (v) in the case of the Retail Properties, excluding certain percentage rent, (vi) excluding certain non-recurring income and/or expenses, (vii) assuming a management fee of 4% to 5% of revenue for a Hospitality Property, 4% of revenue for multi-tenant commercial and multifamily Mortgage Loans, a market appropriate management fee for the NCCB Mortgage Loans and 3% of revenue for single-tenant net leased Mortgage Loans, (viii) making a 4% to 5% adjustment to room revenues for franchise fees or marketing fees (if combined with franchise fees) (for all franchised Hospitality Properties and most unflagged Hospitality Properties), (ix) where such information was made available to the applicable Mortgage Loan Seller taking into account new tax assessments and insurance contracts, (x) in certain cases, assuming that operating expenses with respect to the Mortgaged Property were greater than actual expenses,
     (xi) subtracting from net operating income reserves for actual ongoing Capital Items (see Annex A) and (xii) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions (see Annex A). Net Cash Flow in the case of Residential Cooperative Properties generally equals net operating income at such Residential Cooperative Property, as determined by an appraisal, assuming such Residential Cooperative Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, a market-rate vacancy assumption and projected reserves.

         Net Cash Flow reflects the calculations and adjustments used by the applicable Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, Net Cash Flow and the DSCR derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. In certain cases, net cash flow deducts amounts for ongoing Capital Items and tenant improvement and leasing commission reserves but under the related Mortgage Loan the borrower is not required to fund Escrow Accounts for such purposes.

         Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the Mortgage Loans. No representation is made as to the future net cash flow of the Mortgaged Properties, and the Net Cash Flow set forth herein is not intended to represent such future net cash flow.


          (22) "Occupancy" for non-cooperative properties means the percentage of gross leasable area, rooms, units, pads, beds or sites of the Mortgaged Property that are leased. Occupancy rates are calculated for the specified "Occupancy Period" which is a period ending on the indicated date. In certain cases, Occupancy reflects the average occupancy rate over a period of time. The Occupancy Period may be the trailing twelve months or shorter period ending on the indicated date, or the occupancy rate as of the indicated date.

     Occupancy for Residential Cooperative Properties is as underwritten in the applicable appraisal as a multi-family rental, and not based on actual cooperative occupancy.

          (23) "Original Amortization Term" means the number of months, based on the constant Monthly Payment as stated in the related Mortgage Note or loan agreement, that would be necessary to reduce the original principal balance of the related Mortgage Note substantially to zero if interest on such Mortgage Note were calculated based on twelve 30-day months and a 360-day year.

          (24) "Original Principal Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

          (25) "Ownership Interest" means the real property interest which is encumbered by the related Mortgage.

          (26) "% of Total Square Feet" or "% of Total SF" means the square feet leased to a Tenant as a percentage of the gross square feet of the Mortgaged Property.

          (27) "Property Release Amount" means, for each Mortgaged Property, the portion of principal of the related Multi-Property Loan or Crossed Loan allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Multi-Property Loan or Crossed Loan as set forth in the related loan documents. There can be no assurance, and it is unlikely, that the Property Release Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

          (28) "Real Estate Taxes Escrowed" indicates whether a reserve was established at closing or during the term of such Mortgage Loan to cover property taxes.


          (29) "Remaining Amortization Term" for each Mortgage Loan is the related Original Amortization Term minus the related Seasoning.

          (30) "Remaining Lockout" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be voluntarily prepaid, including the period, if any, during which the Mortgage Loan may be defeased. The entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Annex A hereto.

          (31) "Remaining Lockout and YM" means the period ending on the later of the last day of the Remaining Lockout and the first day on which the Mortgage Loan may be prepaid without payment of a Yield Maintenance Charge.

          (32) "Remaining Lockout and YM and Penalties" means the period ending on the later of the last day of the Remaining Lockout and YM and the first day on which the Mortgage Loan may be prepaid without payment of any penalty.

          (33) "Seasoning" means, with respect to any Mortgage Loan, the number of months from and including the month in which the first Due Date occurs to and including the month of the Cut-off Date.

          (34) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Mortgage Note or loan agreement.

          (35) "Tenant Improvement and Leasing Commission Reserve Upfront," "Tenant Improvement and Leasing Commission Reserve Ongoing" indicates whether a reserve was established at closing or during the term of such Mortgage Loan to cover certain anticipated leasing commission and/or tenant improvement costs which might be associated with the re-leasing of the space occupied by tenants whose leases expire within the term of such Mortgage Loan, and, in certain cases, until a maximum reserve balance is achieved. The reserves may be in the form of cash or letters of credit from investment grade entities.

          (36) "Tenant 1," "Tenant 2" and "Tenant 3" (each, a "Tenant") mean, with respect to Office Properties, Industrial Properties, Mixed Use Properties and Retail Properties, the largest, second largest and third largest Tenants, respectively, with respect to such properties, as applicable. With respect to Retail Properties, such Tenants may constitute Anchor Tenants.

          (37) "Units" and "Unit of Measure" mean the number of units, pads, rooms or square footage with respect to the Mortgaged Property.

          (38) "U/W NOI" or "Underwritten NOI" means Net Cash Flow before deducting for Capital Items, tenant improvements and leasing commissions.

          (39) "Value" means for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by an appraisal thereof and generally in accordance with MAI standards generally made not more than 18 months prior to the origination date of the related Mortgage Loan. In general MAI appraisals were obtained on all of the Mortgaged Properties. For residential cooperative properties, "Value" means the value of such Mortgaged Property as a multifamily rental building as set forth in the appraisal.

          (40) "Value-Co-op Basis" means, for the Residential Cooperative Mortgage Loans, an amount calculated based on the market value (determined by an MAI appraisal) of the related Mortgaged Property as if operated as a residential cooperative.

          (41) "Weighted Average LTV" and "Weighted Average DSCR" are the weighted average of the Loan to Value Ratios and Debt Service Coverage Ratios for each Mortgage Loan, weighted on the basis of the Cut-off Date Principal Balances thereof.


          (42) "Year Built" means the year in which the respective Mortgaged Property was built.

          (43) "Year Renovated" means the year in which the respective Mortgaged Property was most recently renovated.

         Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

         For purposes of Annex A, the following footnotes apply:

         The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to each Multi-Property Loan are based upon the Allocated Loan Amount of the related Mortgaged Property. Crossed Loans are treated as one Mortgage Loan in the tables below and in Annex A for the purpose of calculating DSCR and LTV. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Multi-Property Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Trust Fund prior to the Closing Date. See "--Changes in Mortgage Loan Characteristics" below.

LOAN                             PROPERTY                                                     BORROWER
 NO.                               NAME                                                         NAME
---------------------------------------------------------------------------------------------------------------------------------
1          Selig - 1000 2nd Avenue                                 Selig Real Estate Holdings Eleven, L.L.C.
3          1211 Avenue of the Americas                             JT 1211, L.P.
6          Hastings Village                                        Hastings Village Investment Company, L.P.
4          IPC Retail-Summary                                      IPC Retail Properties, LLC
7          Crystal Pavilion/Petry Building Summary                 Madison Third Building Companies LLC
8          L'Enfant Plaza                                          Potomac Creek Associates LP
9          Claypool Embassy Suites                                 Claypool Holdings, LLC
10         BMDC Building                                           MCM Huntsville Finance Company LLC
11         Gentry Portfolio-Summary                                GPP, LLC
12         Amazon.com Tower                                        WRC.COM Tower LLC et al
13         Avenue of the Arts                                      TRO Avenue of the Arts, L.P.
14         Conjunctive Points Office and Industrial Portfolio      CONJUNCTIVE POINTS PROPERTIES I, L.P.
15         Globix World Headquarters                               ATC Merger Corporation
16         Bush Terminal Bldgs. 19 & 20                            19-20 Industry City Associates, LLC
17         Northwood Plaza Shopping Center                         Northwood Plaza, LLC
18         Alexandria Real Estate Equities-Summary                 ARE-377 Plantation Street, LLC and ARE-6166 Nancy
19         Johnson Controls                                        Warren Tank Development Associates, LLC
23         Suburban Lodge V Summary                                SLAM Properties V, LLC
24         Inland Star Distribution Center                         3146 South Chestnut Partners, LLC
25         West Park Plaza                                         ACG-West Park Plaza Investors, LLC
26         295 & 305 Foster Street Office/R&D Buildings            295/305 Foster Street Associates, LLC
27         Central Park Plaza Shopping Center                      San Mateo CPP Assocs., LLC; CHL CCP Assocs., LLC;
28         Loma Palisades Business Center                          Loma Palisades, LLC
29         Holiday Inn on the Beach                                Seawall Investments, LLC
30         Sheraton Four Points Hotel & Suites                     Wburg Hotel, LLC
31         Doric Apartment Corporation                             Doric Apartment Corporation
32         Lofts at Infinity Court                                 Sasson, LLC
33         Hacienda Village Mobile Home Park                       Hacienda Village Manufactured Home Communities,LTD
37         Henry Cogswell College Building                         Port Gardner Partners, L.P.
38         Athens West Shopping Center                             Athens West Associates, L.P.
39         Briarwood Hill Apartments                               CZJ Briarwood, L.P.
2          Selig - 190 Queen Anne Building                         Selig Real Estate Holdings Sixteen, L.L.C.
40         520 US Highway 22                                       S/K 520 Associates
41         Chene Square                                            Ammori Investment, Inc.
42         Penn Branch Shopping Center                             PBSC, LLC
43         City Centre II                                          City Centre II Partners
44         Gulfstream Office Buildings                             Gulfstream Worldwide, Ltd.
45         Fort Tryon Apartments Corp.                             Fort Tryon Apartments Corp.
46         Del Alba Plaza                                          Pittsfield Center, LLC
47         4001 Brandywine Office Building                         Jemal's Tower L.L.C.
48         Anderson and Beechmont Shopping Plaza                   Beechmont Twins, LLC
49         Dick's Sporting Goods                                   Meg Dicks Durham LLC
20         Conroe Assisted Living                                  Conroe Assisted Living, Ltd, et al
50         Inwood Owners, Inc.                                     Inwood Owners, Inc.
51         Hampton Inn Dulles South                                Renthotel Chantilly, LLC
52         Cascade Citi Center                                     Cascade Citi-Center, LLC
53         Lex Tenants Corp.                                       Lex Tenants Corp.
54         Coventry Health Care Office Building                    AVG-COVENTRY, LLC
55         Journey Business Park                                   Journey Multi-Tenant Partners, LLC
56         4600 Powder Mill                                        Dengar Belt Limited Liability Limited Partnership
5          Normandie Village Shopping Center                       Normandie Village Associates, L.P.
34         345 East 56th Street                                    Greenwich Associates, LLC-2
57         Mercede Executive Park                                  The Mercede Executive Park Limited Partnership
58         The Suite Hotel                                         Orchid Holdings, Inc.
59         Berkeley Tower Office and Retail Building               Encinal Industries, Inc.
60         Ridgecrest Terrace Apartments                           Ridgecrest Terrace Apartments, L.L.C.
61         The Willows Apartments                                  Willirving, L.L.C.
62         The Ponds Cooperative Homes, Inc.                       The Ponds Cooperative Homes, Inc.
63         St. Mathews Apartments                                  6833 Shore Road Associates, L.P.
64         Settler's Green Village                                 Settlers' R2, Inc.
65         College Park Shopping Center                            CPSC Limited Partnership
66         Holiday Inn Victoria                                    Harrods Hotels, Ltd.
67         LawMan Properties Summary                               LawMan Properties, L.L.C.
21         Arlington Assisted Living                               Arlington Assisted Living, et al
68         4077 Owners Corp.                                       4077 Owners Corp.
69         Brigham Business Park - Buildings 41 and 53             Mountaintop Corporation
70         Westgate Park Apartments                                FF Park Lane Associates, L.P.
71         Northridge Village Apartments                           N.R.A. Lubbock Investments, L.P.
72         Hooper Building                                         Leesburg Pike Associates Family Limited Partnershi
73         Xerox Industrial Building                               LBA Fund IV-A, LLC
74         411 West End Avenue Owners Corp.                        411 West End Avenue Owners Corp.
75         Caanan Medical Center                                   AWW Associates, Inc.
76         Swan Way Building                                       TCC Swan Way LLC
77         Wellesley Inn and Suites                                Bravo Enterprises U.S.A., LLC
78         Casa Palm Apartments                                    Casa Palms, LLC
79         Clarion Hotel Tuscon Airport                            JBR Hospitality Group, LLC
80         Marsh Highlands Apartments                              Marsh Highlands Carrollton, LTD.
81         Brandon Oaks Apartments                                 Wicasset Apartments, L.P.
82         The Emporium Shoppes                                    Okee, LLC
83         420 Fifth Avenue                                        Fifth Avenue Properties LLC
84         Rockledge House Owners Corp.                            Rockledge House Owners Corp.
85         6320 Lamar Building                                     NNN 6320 Lamar, LLC; Dodge Trust, LLC; and Newman
86         Columbia Square Shopping Center                         Mroczek Washington Properties, LLC
87         490 West End Apartments Corp.                           490 West End Apartments Corp.
88         Your Extra Attic Self Storage                           Your Extra Attic-Lower Roswell, L.P.
89         1050 Tenants Corp.                                      1050 Tenants Corp.
90         Roseville Shopping Center                               Roseville Fairview, LLC
22         Temple Assisted Living                                  Temple Assisted Living, et al
91         8-24 Griffin Way Air Freight Building                   Urs P. Gauchat, as trustee of Logan Realty Trust
92         Driftwood Apartments                                    Driftwood Apartment Corp.
93         Village Green Apartments                                Wentwood Capital Fund VIII, L.P.
94         Rochester Depot                                         Funiture Executives No. 5, L.P.
95         Gart Sports Store                                       Mroczek Oregon Properties, LLC
96         Moyock Commons Shopping Center                          N2RE Moyock, LLC
97         51585 Owners Corp.                                      51585 Owners Corp.
98         Flamingo Village Plaza                                  Flamingo Village Plaza, LLC
99         156 East 79th Street Corporation                        156 East 79th Street Corporation
100        211 Thompson Owners Corp.                               211 Thompson Owners Corp.
101        Fairhaven Mobile Home Park                              Fairhaven Mobile Home Park, L.C.
102        Timber Ridge Apartments                                 T.R. - Timber Ridge Apartments, L.L.C.
103        Dorchester Square Shopping Center                       JD Associates Limited Partnership
104        SouthTrust Office Center                                Advanced Horizons V, L.L.C.
105        Park Trailer Homes                                      Long Beach Arbor Associates, LLC
106        Jaxboro Corp.                                           Jaxboro Corp.
107        Parkway Towers Owners Corp.                             Parkway Towers Owners Corp.
108        Casa de Loma Apartments                                 C.D.L. Apts., L.L.C.
109        Tracy Tenants Corp.                                     Tracy Tenants Corp.
110        270 West 11th Street Owners Corp.                       270 West 11th Street Owners Corp.
111        201 W. 89 Owners Inc.                                   201 W. 89 Owners Inc.
112        Comfort Inn Archdale                                    Laxmi Hospitality, Inc.
113        The Twelve Seventy Fifth Ave. Cooperative, Inc.         The Twelve Seventy Fifth Ave. Cooperative, Inc.
114        Mt. Holly Self Storage                                  Mount Holly, LLC
115        Fairfield Views Inc.                                    Fairfield Views Inc.
116        Ashley Club Apartments                                  Beresford Associated, Ltd.
117        7401 Apt. Corp.                                         7401 Apt. Corp.
118        Adams & Tabor Shopping Center                           Adams & Tabor Real Estate LP
119        Pinewood Village Apartments                             Matthew Krumpotic & Rachel L. Krumpotic Living Tru
120        Bradley Distribution Center                             Blackdog I, LLC
121        Cedarmont Apartments                                    Cedarmont, L.P.
122        Comfort Inn, Darien                                     Jay Kisan, Inc.
123        Parker Plaza South Industrial Building                  Parker Plaza South LLC
124        414 West 121st Street Apartment Corp.                   414 West 121st Street Apartment Corp.
125        Eckerd Drug Store                                       The Strianese Family Limited Partnership
126        Hibiscus Mobile Home Park                               Hibiscus Mobile Home Park Limited Partnership
35         136 East 76th Street                                    Greenwich Associates, LLC-3
127        63-61 99th Street Owners Corp.                          63-61 99th Street Owners Corp.
128        Spring Creek Office                                     Spring Creek Office Center, L.P.
129        The Waywest Tenants                                     The Waywest Tenants
130        271 Tenants Corp.                                       271 Tenants Corp.
131        84 Drive Homes, Inc.                                    84 Drive Homes, Inc.
132        Savoy Owners Corp.                                      Savoy Owners Corp.
133        Eden South Apartments                                   Cowan-Pender Investments, L.L.C.
134        19 William Street Owners' Corp.                         19 William Street Owners' Corp.
135        Amagansett Dunes                                        Amagansett Dunes Apartments Corp.
136        35 W. 9 Owners Corp.                                    35 W. 9 Owners Corp.
137        Lorraine Apartments                                     Lorraine Manor Apartments LLC
138        854 West 181 Corp.                                      854 West 181 Corp.
139        Irvington Campbell Shopping Center                      LEON, LLC
140        Windsor Terrace Apts., Inc.                             Windsor Terrace Apts., Inc.
141        Riverdale Commons Ltd.                                  Riverdale Commons Ltd.
142        Envirwood Executive Plaza                               Lembo Feinerman Mount Pleasant Trust
143        Prince Tower Tenants Corp.                              Prince Tower Tenants Corp.
36         1385 Boston Post Road                                   Greenwich Asociates, LLC-5
144        Flamingo MHP                                            Flamingo Limited Partnership
145        Cascade Apartments                                      Cascade Apartments Limited Partnership
146        Museum Court Apartment Corp.                            Museum Court Apartment Corp.
147        Lake Shore Towers Cooperative                           Lake Shore Towers Cooperative
              Building Corporation                                    Building Corporation
148        21-25 East Sunrise Highway Retail Center                Freeport Henry Realty, LLC
149        534 Broadway                                            534 Broadway Associates, L.L.C.
150        5425 Valles Avenue Owners Corp.                         5425 Valles Avenue Owners Corp.
151        16 East 96th Apartment Corp.                            16 East 96th Apartment Corp.
152        Victory Plaza                                           Victory Woodman Retail Center, LLC
153        Pan American Logistics Center                           Pan American Logistics Center Inc.
154        Stonelea Manor Owners Corporation                       Stonelea Manor Owners Corporation
155        Tudor Owners Corp.                                      Tudor Owners Corp.
156        Rocinante Corp.                                         Rocinante Corp.
157        30 Clinton Place Owners, Inc.                           30 Clinton Place Owners, Inc.
158        Park Plaza Townhomes                                    Rothchild Investment Corporation
159        Medium Lipstick, Ltd.                                   Medium Lipstick, Ltd.
160        Hollywood Video - Tucson                                Tucson Irvington, L.L.C.
161        Winchester & Hood Gardent Homes                         Winchester & Hood Gardent Homes
              Mutual Ownership Trust                                  Mutual Ownership Trust
162        Riverbank Apartment Corp.                               Riverbank Apartment Corp.
163        1235-1245 Astor Street Corporation                      1235-1245 Astor Street Corporation
164        451 West Owners Ltd.                                    451 West Owners Ltd.
165        Charlton Tenants Corp.                                  Charlton Tenants Corp.
166        319 East 73rd Street Owners Corp.                       319 East 73rd Street Owners Corp.
167        Vernon House, Inc.                                      Vernon House, Inc.
168        55 Ehrbar Tenants Corp.                                 55 Ehrbar Tenants Corp.
169        104-106 Bedford Owners Corp.                            104-106 Bedford Owners Corp.
170        124 West 109 St. Corp.                                  124 West 109 St. Corp.
171        Montauk Terrace Co-operative Apts., Inc.                Montauk Terrace Co-operative Apts., Inc.
172        124 East 84th St. Corporation                           124 East 84th St. Corporation
173        130 West 16 Owners Inc.                                 130 West 16 Owners Inc.
174        Cloister Apt. Corp.                                     Cloister Apt. Corp.
175        1125 Lorimer Street Housing Corporation                 1125 Lorimer Street Housing Corporation
176        171 Duane Street Owners Corp.                           171 Duane Street Owners Corp.
177        Summit-Parmley Company                                  Summit-Parmley Company
178        521 East 88th Owners Corp.                              521 East 88th Owners Corp.
179        Paridon House Incorporated                              Paridon House Incorporated
180        10 Westview Avenue Tenants Corp.                        10 Westview Avenue Tenants Corp.
181        91st Street Tenants Corp.                               91st Street Tenants Corp.
182        251 Pacific Owners Corp.                                251 Pacific Owners Corp.
183        32 West 96th Street Tenants Corp.                       32 West 96th Street Tenants Corp.
184        133 West 24th Street Corporation                        133 West 24th Street Corporation
185        670 President Street Housing Corp.                      670 President Street Housing Corp.
186        504 East 6th Street Owners, Inc.                        504 East 6th Street Owners, Inc.
187        348-78 Housing Corporation                              348-78 Housing Corporation
188        Village Place Corp.                                     Village Place Corp.
189        J.W. Weber House Corp.                                  J.W. Weber House Corp.
190        48 West 86th Street Tenants Corp.                       48 West 86th Street Tenants Corp.
191        205 Hicks Street Apartment Corporation                  205 Hicks Street Apartment Corporation
192        91 & 95 28th Street Jackson Heights, Inc.               91 & 95 28th Street Jackson Heights, Inc.
193        200 President Street Corp.                              200 President Street Corp.
194        315 West 103rd St. Tenants Corp.                        315 West 103rd St. Tenants Corp.
              a/k/a 315 West 103rd Street Tenants Corp.               a/k/a 315 West 103rd Street Tenants Corp.
195        53 Montgomery Place Housing Corporation                 53 Montgomery Place Housing Corporation
196        White Street Loft Corp.                                 White Street Loft Corp.
197        801 Union Street Owners Corp.                           801 Union Street Owners Corp.
198        719 Carroll Owners Corp.                                719 Carroll Owners Corp.
199        806 Washington Owners Corp.                             806 Washington Owners Corp.
200        416 Clermont Owners Corp.                               416 Clermont Owners Corp.
201        478 12th St. Tenants Corp.                              478 12th St. Tenants Corp.
202        55 7th Avenue Tenants Corp.                             55 7th Avenue Tenants Corp.
203        59 Park Place Corp.                                     59 Park Place Corp.
204        166 West 94 Owners Corp.                                166 West 94 Owners Corp.
205        22 West 76th Street Corporation                         22 West 76th Street Corporation
206        320 East 14th Street Owners Corp.                       320 East 14th Street Owners Corp.
207        781 Union Street Owners Corporation                     781 Union Street Owners Corporation
208        337 Sackett Apartment Corp.                             337 Sackett Apartment Corp.
209        8940 Colonial Owners Corp.                              8940 Colonial Owners Corp.
210        229 East 81st Street Owners, Inc.                       229 East 81st Street Owners, Inc.
211        106-19 19th Street Jackson Heights Inc.                 106-19 19th Street Jackson Heights Inc.

                      CUT-OFF                                            PRIMARY                      STATED        ANTICIPATED
 LOAN                  DATE                MONTHLY        MORTGAGE      SERVICING      INTEREST      MATURITY        REPAYMENT
  NO.                BALANCE               PAYMENT          RATE        FEE RATE        CALC.          DATE             DATE
------------------------------------------------------------------------------------------------------------------------------------
1                     $ 54,245,305.13      $ 400,254.90       7.9900%        0.0700   Actual/360    5/11/2029        5/11/2009
3                       50,000,000.00        377,664.38       7.7500%        0.0000     30/360       4/9/2030         4/9/2010
6                       44,000,000.00        326,852.80       8.1300%        0.0700   Actual/360    4/11/2031        4/11/2010
4                       42,422,744.71        294,887.26       7.2500%        0.0700   Actual/360    6/11/2028        6/11/2008
7                       39,892,258.20        282,572.59       7.3250%        0.0700   Actual/360    7/11/2028        7/11/2008
8                       36,969,932.96        265,812.50       7.6400%        0.0100   Actual/360    10/11/2028       10/11/2008
9                       29,847,318.03        248,684.57       8.8500%        0.0700   Actual/360     1/1/2025         1/1/2010
10                      25,306,142.04        204,315.33       9.0100%        0.0700   Actual/360    2/11/2030        2/11/2010
11                      24,972,537.42        184,621.75       8.0700%        0.0700   Actual/360    5/11/2030        5/11/2010
12                      22,986,862.83        181,516.34       8.7850%        0.0700   Actual/360    6/11/2030        6/11/2010
13                      21,476,820.35        160,013.35       8.1500%        0.0700   Actual/360    5/11/2030        5/11/2010
14                      21,437,257.72        171,194.74       8.9000%        0.1000   Actual/360     4/1/2030         4/1/2010
15                      20,912,730.29        178,537.80       9.1600%        0.0300   Actual/360    2/11/2025        2/11/2010
16                      20,278,588.24        152,221.79       8.2300%        0.0700   Actual/360    5/11/2010
17                      19,565,134.14        142,311.17       7.8100%        0.0700   Actual/360     4/1/2009
18                      18,842,308.71        148,146.76       8.7100%        0.0700   Actual/360    1/11/2030        1/11/2010
19                      17,965,452.55        146,235.48       8.4600%        0.0700   Actual/360     5/1/2024         5/1/2010
23                      14,244,826.59        114,325.26       8.2500%        0.0700   Actual/360     1/1/2009
24                      13,188,509.35        105,261.79       8.9000%        0.0400   Actual/360    5/11/2010
25                      12,671,975.77         89,716.10       7.4200%        0.0700   Actual/360     5/1/2008
26                      12,175,969.49         94,365.59       8.5200%        0.0700   Actual/360     7/1/2006
27                      11,954,009.59         90,320.77       8.2700%        0.0700   Actual/360    12/1/2029        11/1/2009
28                      11,812,857.72         87,364.86       8.0200%        0.0700   Actual/360     9/1/2009
29                      11,733,374.78        101,762.33       9.3900%        0.0400   Actual/360    5/11/2025        5/11/2010
30                      10,534,175.36         89,403.76       9.1200%        0.0700   Actual/360    5/11/2025        5/11/2010
31                      10,476,847.15         84,560.93       9.0100%        0.0800     30/360       3/1/2010
32                       9,936,859.25         74,074.77       8.1000%        0.0700   Actual/360     8/1/2009
33                       9,919,464.22         69,440.24       7.4500%        0.0700   Actual/360    11/1/2009
37                       8,702,596.29         64,304.31       8.0000%        0.0700   Actual/360     1/1/2009
38                       8,674,158.57         64,876.64       8.1100%        0.0700   Actual/360     4/1/2009
39                       8,670,770.93         65,850.13       8.3300%        0.0700   Actual/360    1/11/2010
2                        8,196,405.93         60,478.08       7.9900%        0.0700   Actual/360    5/11/2029        5/11/2009
40                       7,903,372.41         58,134.16       7.3100%        0.0700     30/360       9/1/2024
41                       7,840,696.75         63,010.00       8.9800%        0.0700   Actual/360    6/11/2030        6/11/2010
42                       7,713,309.31         60,496.95       8.7000%        0.0700   Actual/360    5/11/2030        5/11/2010
43                       7,692,033.79         58,118.41       8.3000%        0.0700   Actual/360    4/11/2030        4/11/2010
44                       7,493,174.69         59,002.53       8.7500%        0.0700   Actual/360    6/11/2030        6/11/2010
45                       7,345,320.67         56,028.95       8.1900%        0.0800     30/360       2/1/2008
46                       7,055,675.07         49,482.89       7.5100%        0.0400   Actual/360    4/11/2030        4/11/2010
47                       6,944,381.97         51,901.31       8.1100%        0.0700   Actual/360     5/1/2009
48                       6,776,640.15         51,038.33       8.2400%        0.0700   Actual/360     1/1/2010
49                       6,728,491.88         54,183.08       8.9900%        0.0700   Actual/360    3/11/2030        3/11/2010
20                       6,688,280.82         56,773.55       9.1300%        0.0700   Actual/360    6/11/2025        6/11/2010
50                       6,649,562.54         47,279.51       7.4900%        0.0800   Actual/360     9/1/2009
51                       6,298,150.75         52,065.60       8.6700%        0.0700   Actual/360     5/1/2009
52                       6,212,131.71         43,969.62       7.5300%        0.0700   Actual/360     5/1/2009
53                       6,195,455.92         45,782.26       8.5700%        0.0800     30/360       4/1/2010
54                       6,171,178.23         46,099.95       8.1400%        0.0700   Actual/360    11/1/2009
55                       5,964,271.45         44,151.42       8.0300%        0.0700   Actual/360     9/1/2009
56                       5,962,822.77         44,091.22       7.2500%        0.0700     30/360       1/1/2009
5                        5,742,385.20         37,720.22       6.6600%        0.0700   Actual/360    6/11/2028        6/11/2008
34                       5,645,277.24         50,260.43       8.6000%        0.0600   Actual/360     1/1/2010
57                       5,616,636.44         46,451.12       8.7500%        0.0700   Actual/360    12/11/2024       12/11/2009
58                       5,579,826.88         50,611.17       9.9300%        0.0700   Actual/360    2/11/2025        2/11/2010
59                       5,514,002.32         39,064.28       7.5600%        0.0700   Actual/360     8/1/2009
60                       5,460,250.71         43,909.69       8.8200%        0.0700   Actual/360    6/11/2030        6/11/2010
61                       5,432,363.29         41,828.56       8.4800%        0.0700   Actual/360    1/11/2030        1/11/2010
62                       5,292,832.32         40,978.52       8.9000%        0.0800   Actual/360     2/1/2010
63                       4,986,773.33         39,513.71       8.8000%        0.0700   Actual/360    2/11/2030        2/11/2010
64                       4,970,597.02         36,967.46       8.0800%        0.0700   Actual/360     9/1/2029         9/1/2009
65                       4,872,559.87         37,356.28       7.7400%        0.0700   Actual/360     4/1/2009
66                       4,861,094.43         42,220.54       9.3900%        0.0700   Actual/360    3/11/2025        3/11/2010
67                       4,770,112.16         34,720.08       7.8500%        0.0800   Actual/360     9/1/2009
21                       4,718,021.69         40,048.98       9.1300%        0.0700   Actual/360    6/11/2025        6/11/2010
68                       4,477,465.75         29,468.99       7.8200%        0.0800     30/360      10/1/2009
69                       4,351,336.78         42,848.62       7.9400%        0.0700     30/360       8/1/2014
70                       4,295,593.16         32,558.74       8.3340%        0.0700   Actual/360    5/11/2030        5/11/2010
71                       4,279,584.60         32,789.40       8.4100%        0.0700   Actual/360    10/11/2029       10/11/2009
72                       4,088,202.86         35,394.99       9.3500%        0.0700   Actual/360    3/11/2025        3/11/2010
73                       4,037,883.56         32,687.70       9.0400%        0.0700   Actual/360    2/11/2030        2/11/2010
74                       3,999,145.98         27,311.35       8.1300%        0.0800     30/360       3/1/2010
75                       3,894,155.48         31,977.91       8.6100%        0.0700   Actual/360     7/1/2024         7/1/2009
76                       3,893,804.30         30,015.27       8.5100%        0.0700   Actual/360    4/11/2025        4/11/2010
77                       3,695,090.62         32,790.94       9.6800%        0.0700   Actual/360    5/11/2025        5/11/2010
78                       3,596,780.25         28,473.05       8.8090%        0.0700   Actual/360    5/11/2030        5/11/2010
79                       3,434,145.22         29,843.30       9.3750%        0.0700   Actual/360    1/11/2025        1/11/2010
80                       3,426,268.05         25,268.83       7.9900%        0.0700   Actual/360     9/1/2009
81                       3,383,857.62         25,926.50       8.4100%        0.0700   Actual/360    10/11/2029       10/11/2009
82                       3,347,745.65         28,683.32       9.7100%        0.0700   Actual/360    5/11/2030        5/11/2005
83                       3,344,758.55         25,924.98       8.5700%        0.0700   Actual/360    4/11/2030        4/11/2010
84                       3,278,393.90         25,424.71       7.8700%        0.0800   Actual/360     1/1/2010
85                       3,198,241.12         25,678.88       8.9700%        0.0700   Actual/360    6/11/2030        6/11/2010
86                       3,148,736.30         23,466.81       8.1100%        0.0700   Actual/360    10/1/2009
87                       3,099,481.17         20,915.96       8.0300%        0.0800     30/360       4/1/2010
88                       3,078,077.53         25,192.25       8.6100%        0.0700   Actual/360    11/1/2009
89                       2,997,483.25         18,771.81       7.4200%        0.0800     30/360       8/1/2009
90                       2,958,782.49         22,374.86       8.2600%        0.0700   Actual/360     9/1/2009
22                       2,904,306.95         24,653.24       9.1300%        0.0700   Actual/360    6/11/2025        6/11/2010
91                       2,866,159.40         22,454.45       8.6400%        0.0700   Actual/360     7/1/2029         7/1/2009
92                       2,777,862.37         28,228.66       8.4800%        0.0600   Actual/360    10/1/2014
93                       2,757,786.86         22,345.05       8.5000%        0.0700   Actual/360    12/11/2024       12/11/2009
94                       2,756,603.53         22,013.89       8.5500%        0.0700   Actual/360     7/1/2009
95                       2,730,894.53         20,352.73       8.1100%        0.0700   Actual/360    10/1/2009
96                       2,728,163.13         19,436.45       6.9000%        0.0700     30/360       6/1/2024
97                       2,727,463.54         19,492.71       7.6400%        0.0800     30/360       8/1/2009
98                       2,716,851.74         21,515.48       8.7900%        0.0700   Actual/360    1/11/2030        1/11/2010
99                       2,647,868.03         16,772.41       7.5100%        0.0800     30/360       8/1/2009
100                      2,622,626.98         21,569.03       7.1500%        0.0800     30/360       8/1/2018
101                      2,582,371.26         19,259.44       8.1000%        0.0700   Actual/360     7/1/2009
102                      2,564,936.16         19,761.08       8.5000%        0.0700   Actual/360    3/11/2030        3/11/2010
103                      2,497,970.71         20,349.85       9.1300%        0.0700   Actual/360    5/11/2030        5/11/2010
104                      2,493,794.85         20,242.00       9.0700%        0.0700   Actual/360    2/11/2030        2/11/2010
105                      2,490,195.25         19,756.86       8.8000%        0.0700   Actual/360    11/11/2029       11/11/2009
106                      2,458,880.55         20,308.32       7.6100%        0.0800     30/360      10/1/2009
107                      2,416,750.93         15,958.22       7.5000%        0.0800     30/360       9/1/2009
108                      2,359,436.08         18,250.53       8.5300%        0.0700   Actual/360    1/11/2030        1/11/2010
109                      2,317,145.87         17,064.24       7.9800%        0.0800     30/360      11/1/2009
110                      2,281,519.17         16,461.59       7.7400%        0.0800     30/360       8/1/2009
111                      2,248,789.98         14,529.15       7.6700%        0.0800     30/360      11/1/2009
112                      2,248,236.64         20,082.11       9.7700%        0.0700   Actual/360    6/11/2025        6/11/2010
113                      2,186,198.99         19,399.54       8.7200%        0.0800     30/360       3/1/2020
114                      2,148,442.38         16,286.44       7.5200%        0.0700   Actual/360    10/1/2009
115                      2,127,927.06         14,079.11       6.7500%        0.0800   Actual/360     7/1/2009
116                      2,073,369.88         17,047.96       9.2350%        0.0700   Actual/360    5/11/2030        5/11/2010
117                      2,055,954.37         14,368.85       7.3000%        0.0800   Actual/360     7/1/2009
118                      2,046,751.54         15,791.79       8.5200%        0.0700   Actual/360    4/11/2030        4/11/2010
119                      2,040,120.67         15,672.69       8.3750%        0.0700   Actual/360    12/1/2008
120                      2,034,627.36         15,234.21       8.1600%        0.0700   Actual/360    10/1/2009
121                      1,992,474.77         15,152.06       8.3400%        0.0700   Actual/360    12/11/2029       12/11/2009
122                      1,988,440.41         17,761.51       9.7700%        0.0700   Actual/360    6/11/2025        6/11/2010
123                      1,987,605.51         15,279.16       8.4300%        0.0700   Actual/360     7/1/2009
124                      1,973,235.73         20,604.15       9.1400%        0.0800   Actual/360     2/1/2015
125                      1,909,077.31         14,558.72       8.4000%        0.0700   Actual/360    5/11/2030        5/11/2010
126                      1,890,765.94         15,074.15       8.2000%        0.0700   Actual/360     3/1/2009
35                       1,881,759.07         16,753.48       8.6000%        0.0600   Actual/360     1/1/2010
127                      1,865,679.80         13,380.36       6.9600%        0.0800     30/360       5/1/2009
128                      1,767,821.69         14,113.00       8.8800%        0.0700   Actual/360    1/11/2030        1/11/2010
129                      1,759,243.97         15,097.83       8.2800%        0.0800     30/360       4/1/2020
130                      1,584,591.67         10,441.46       6.8100%        0.0800     30/360       8/1/2009
131                      1,583,050.92         11,308.20       7.6100%        0.0800     30/360       5/1/2009
132                      1,571,118.50         13,125.31       7.7400%        0.0800     30/360       9/1/2019
133                      1,545,242.05         12,560.98       9.0800%        0.0700   Actual/360    12/11/2029       12/11/2009
134                      1,544,553.67         11,592.76       8.0900%        0.0800   Actual/360     2/1/2010
135                      1,508,563.31         15,305.45       8.7000%        0.0600   Actual/360     3/1/2015
136                      1,495,830.59         10,156.28       7.6500%        0.0800   Actual/360    10/1/2009
137                      1,493,130.94         11,216.32       8.2000%        0.0700   Actual/360    11/1/2009
138                      1,490,190.64         11,458.26       7.8800%        0.0800     30/360       1/1/2010
139                      1,489,412.60         12,199.95       8.6200%        0.0700   Actual/360    11/1/2009
140                      1,486,175.38         10,366.37       7.2800%        0.0800   Actual/360     7/1/2009
141                      1,407,636.63         10,224.16       8.2800%        0.0800   Actual/360     1/1/2010
142                      1,391,825.72         11,022.24       8.7900%        0.0700   Actual/360     1/1/2010
143                      1,391,004.53         10,796.15       7.9900%        0.0800     30/360       1/1/2010
36                       1,386,559.30         12,344.67       8.6000%        0.0600   Actual/360     1/1/2010
144                      1,338,207.20          9,981.21       8.0800%        0.0700   Actual/360     4/1/2009
145                      1,299,036.30         10,415.93       8.9100%        0.0600     30/360      10/1/2014
146                      1,298,005.32          9,480.81       8.4500%        0.0800     30/360       1/1/2015
147                      1,292,764.44         11,136.51       8.1000%        0.0800   Actual/360    11/1/2019

148                      1,284,080.09         10,249.85       8.2500%        0.0700   Actual/360     6/1/2009
149                      1,270,974.10         10,414.95       8.6250%        0.0700   Actual/360    11/11/2009
150                      1,212,233.81         11,823.30       7.8300%        0.0800     30/360       9/1/2014
151                      1,199,017.42          8,515.30       8.1900%        0.0800     30/360       4/1/2010        1/11/2010
152                      1,191,801.48          9,796.35       9.2100%        0.1200   Actual/360    1/11/2030
153                      1,170,646.98         11,867.13       8.6700%        0.0700   Actual/360    12/1/2009
154                      1,143,092.04          8,566.91       8.1600%        0.0800     30/360      10/1/2009
155                      1,140,426.21          8,043.15       7.4000%        0.0800   Actual/360     8/1/2009
156                      1,099,087.78          7,976.29       8.2800%        0.0800   Actual/360     4/1/2010
157                      1,080,281.07          7,203.26       6.7500%        0.0800   Actual/360    11/11/2008
158                        995,757.38          7,689.13       8.5000%        0.0700   Actual/360    11/11/2009
159                        984,077.51          8,289.87       7.8800%        0.0800     30/360      10/1/2019         1/1/2010
160                        969,763.39          7,392.07       8.3700%        0.0700   Actual/360     1/1/2010
161                        881,648.53          8,673.77       8.1400%        0.0800     30/360      12/1/2014

162                        847,241.78          5,851.75       7.8000%        0.0800   Actual/360     8/1/2014
163                        840,884.25          8,267.65       8.1700%        0.0800   Actual/360     3/1/2015
164                        790,663.83          5,545.33       7.3100%        0.0800   Actual/360     4/1/2009
165                        770,583.54          7,525.62       7.7400%        0.0800     30/360       7/1/2014
166                        734,249.08          5,349.14       8.4300%        0.0800     30/360       3/1/2010
167                        703,581.66          5,798.16       9.1200%        0.0800   Actual/360     4/1/2010
168                        697,044.83          5,126.26       7.8700%        0.0800   Actual/360     1/1/2010
169                        646,294.90          6,050.37       9.4800%        0.0800     30/360       3/1/2020
170                        629,123.66          4,807.17       8.7700%        0.0800   Actual/360     2/1/2010
171                        626,965.45          6,279.47       8.1800%        0.0800     30/360       7/1/2014
172                        599,764.73          4,057.94       8.0500%        0.0800     30/360      12/1/2009
173                        596,041.28          4,254.90       7.5400%        0.0800   Actual/360    10/1/2009
174                        595,622.81          4,290.18       7.7300%        0.0800     30/360       9/1/2009
175                        548,438.54          5,319.79       8.2000%        0.0800     30/360       6/1/2015
176                        536,940.27          4,000.29       8.1400%        0.0800     30/360       4/1/2010
177                        533,227.78          5,167.57       7.7200%        0.0800     30/360       9/1/2014
178                        498,383.39          3,357.06       7.6800%        0.0800     30/360       9/1/2009
179                        495,345.57          3,478.97       7.4500%        0.0800     30/360       7/1/2009
180                        459,526.65          3,778.35       7.3700%        0.0800   Actual/360     7/1/2009
181                        441,941.91          4,253.80       7.8200%        0.0800     30/360       1/1/2010
182                        433,659.58          4,271.91       7.8900%        0.0800     30/360       7/1/2014
183                        420,152.93          2,893.49       7.2300%        0.0800     30/360       5/1/2009
184                        386,572.55          3,765.10       7.7500%        0.0800     30/360       8/1/2014
185                        369,997.15          2,864.56       7.8800%        0.0800     30/360       7/1/2009
186                        358,084.53          2,834.69       8.7600%        0.0800     30/360      10/1/2009
187                        355,234.83          2,761.87       7.9300%        0.0800     30/360       7/1/2009
188                        347,154.26          2,490.53       7.6800%        0.0800     30/360       8/1/2009
189                        309,696.89          3,059.93       8.0500%        0.0800   Actual/360    11/1/2014
190                        273,899.09          1,763.13       7.2700%        0.0800     30/360       8/1/2009
191                        271,845.42          1,866.67       7.2000%        0.0800     30/360       5/1/2009
192                        248,575.65          2,418.08       8.2000%        0.0800     30/360       5/1/2015
193                        222,587.38          1,519.67       7.1500%        0.0800     30/360       6/1/2009
194                        220,185.59          1,855.05       7.7000%        0.0800   Actual/360     7/1/2009

195                        213,671.84          1,580.59       8.0200%        0.0800     30/360      10/1/2009
196                        210,521.75          2,650.87       7.3300%        0.0800     30/360       8/1/2009
197                        198,688.46          1,422.49       7.5700%        0.0800   Actual/360    10/1/2009
198                        196,588.28          1,955.44       8.3800%        0.0800     30/360       1/1/2015
199                        195,087.41          2,021.70       8.8200%        0.0800   Actual/360    10/1/2014
200                        191,832.89          1,851.75       7.4800%        0.0800     30/360       6/1/2014
201                        155,807.67          1,985.25       7.1300%        0.0800     30/360       5/1/2009
202                        154,030.27          1,127.44       7.8000%        0.0800   Actual/360    10/1/2009
203                        148,777.94          1,066.34       7.6700%        0.0800     30/360       8/1/2009
204                        147,009.46          1,468.33       8.4000%        0.0800     30/360      12/1/2014
205                        138,225.69          1,727.74       6.8200%        0.0800     30/360       6/1/2009
206                        124,523.19            947.89       8.3500%        0.0800     30/360       1/1/2010
207                        124,203.40          1,194.06       7.3500%        0.0800     30/360       5/1/2014
208                        115,554.23          1,122.67       7.6500%        0.0800     30/360       7/1/2014
209                        114,048.95          1,139.88       8.6100%        0.0800     30/360       4/1/2015
210                        101,587.33          1,296.55       7.3400%        0.0800     30/360       6/1/2009
211                         97,354.10          1,258.11       8.8400%        0.0800     30/360       2/1/2010
             =========================
                   $ 1,111,999,815.36
             =========================

                                      REMAINING
                       REMAINING       LOCKOUT
                        LOCKOUT       AND YIELD     ANTICIPATED       ORIG.                  REMAINING        FIRST
 LOAN   REMAINING      AND YIELD     MAINTENANCE     REMAINING       AMORT.                 AMORTIZATION       P&I        ORIG.
  NO.    LOCKOUT      MAINTENANCE   AND PENALTIES       TERM          TERM       SEAS.          TERM          DATE         DATE
------------------------------------------------------------------------------------------------------------------------------------
1         103             103            103            106            360         14           349         9/11/1999   4/27/1999
3         110             110            110            117            300         3            300         5/9/2005     4/5/2000
6         113             113            113            117            360         3            360         5/11/2001   3/31/2000
4          88              88            88              95            360         25           335         7/11/1998   5/19/1998
7          93              93            93              96            348         24           345         5/11/2000   6/15/1998
8          96              96            96              99            360         21           339        11/11/1998   9/18/1998
9         110             110            110            114            300         6            294         2/1/2000    12/15/1999
10        108             108            108            115            360         5            355         3/11/2000   1/14/2000
11        115             115            115            118            360         2            358         6/11/2000   4/17/2000
12        115             115            115            119            360         1            359         7/11/2000   5/12/2000
13        115             115            115            118            360         2            358         6/11/2000   4/13/2000
14        113             113            113            117            360         3            357         5/1/2000    3/17/2000
15        111             111            111            115            300         5            295         3/11/2000   1/25/2000
16        111             111            111            118            360         2            358         6/11/2000   4/20/2000
17        101             101            101            105            360         15           345         5/1/1999    3/22/1999
18        110             110            110            114            360         6            354         2/11/2000   12/30/1999
19        114             114            114            118            288         2            286         6/1/2000    4/26/2000
23         98              98            98             102            300         18           282         2/1/1999    12/29/1998
24        114             114            114            118            360         2            358         6/11/2000   5/11/2000
25         90              90            90              94            340         5            335         3/1/2000     2/1/2000
26         68              68            68              72            360         12           348         8/1/1999    6/22/1999
27        108             108            108            112            360         7            353         1/1/2000    11/3/1999
28        106             106            106            110            360         10           350         10/1/1999   8/16/1999
29        114             114            114            118            300         2            298         6/11/2000   5/10/2000
30        111             111            111            118            300         2            298         6/11/2000   4/28/2000
31        112             112            112            116            360         4            356         4/1/2000    2/11/2000
32        102             102            102            109            360         12           349         9/1/1999     6/8/1999
33        108             108            108            112            360         20           351         11/1/1999   10/6/1998
37         98              98            98             102            360         12           348         8/1/1999    7/26/1999
38        101             101            101            105            360         15           345         5/1/1999    3/25/1999
39        110             110            110            114            360         6            354         2/11/2000   12/30/1999
2         103             103            103            106            360         14           349         9/11/1999   4/27/1999
40        110             170            170            290            300         10           290         10/1/1999   8/11/1999
41        115             115            115            119            360         1            359         7/11/2000   5/12/2000
42        111             111            111            118            360         3            357         5/11/2000   4/11/2000
43        113             113            113            117            360         2            358         6/11/2000   4/12/2000
44        116             116            116            119            360         2            358         6/11/2000   5/11/2000
45         72              72            72              91            360         29           331         3/1/1998    1/30/1998
46        113             113            113            117            360         3            357         5/11/2000    4/7/2000
47        102             102            102            106            360         14           346         6/1/1999    4/16/1999
48        110             110            110            114            360         6            354         2/1/2000    12/13/1999
49        112             112            112            116            360         4            356         4/11/2000    3/3/2000
20        112             112            112            119            300         1            299         7/11/2000   5/11/2000
50        106             106            106            110            360         10           350         10/1/1999   8/16/1999
51        102             102            102            106            300         14           286         6/1/1999    4/15/1999
52        103             103            103            106            360         14           346         6/1/1999    4/23/1999
53        113             113            113            117            480         3            477         5/1/2000    3/21/2000
54        108             108            108            112            360         8            352         12/1/1999   10/15/1999
55        106             106            106            110            360         10           350         10/1/1999   8/27/1999
56         42              96            96             102            300         18           282         2/1/1999    12/17/1998
5          88              88            88              95            357         22           335        10/11/1998    9/1/1998
34        110             110            110            114            240         6            234         2/1/2000    12/17/1999
57        109             109            109            113            300         7            293         1/11/2000   11/22/1999
58        111             111            111            115            300         5            295         3/11/2000   2/10/2000
59         49             105            105            109            360         11           349         9/1/1999    7/19/1999
60        115             115            115            119            336         1            335         7/11/2000   5/12/2000
61        110             110            110            114            360         6            354         2/11/2000   12/22/1999
62        111             111            111            115            480         5            475         3/1/2000    1/28/2000
63        111             111            111            115            360         5            355         3/11/2000   1/25/2000
64         50              97            97             110            360         10           350         10/1/1999   8/26/1999
65        101             101            101            105            300         15           285         5/1/1999    3/31/1999
66        114             114            114            116            300         4            296         4/11/2000    3/3/2000
67        106             106            106            110            360         10           350         10/1/1999   8/31/1999
21        112             112            112            119            300         1            299         7/11/2000   5/11/2000
68         92              92            107            111            720         9            711         11/1/1999   9/14/1999
69        162             162            162            169            180         11           169         9/1/1999     7/9/1999
70        115             115            115            118            360         2            358         6/11/2000   4/27/2000
71        109             109            109            111            360         9            351        11/11/1999   9/14/1999
72        109             109            109            116            300         4            296         4/11/2000   2/29/2000
73        111             111            111            115            360         5            355         3/11/2000   1/28/2000
74         97              97            112            116            720         4            716         4/1/2000     3/1/2000
75        101             101            101            108            300         12           288         8/1/1999     6/9/1999
76        113             113            113            117            360         3            357         5/11/2000   3/17/2000
77        114             114            114            118            300         2            298         6/11/2000   5/11/2000
78        111             111            111            118            360         2            358         6/11/2000   5/11/2000
79        110             110            110            114            300         6            294         2/11/2000   12/15/1999
80        103             103            103            110            360         10           350         10/1/1999   8/17/1999
81        109             109            109            111            360         9            351        11/11/1999   9/14/1999
82         51              51            51              58            360         2            358         6/11/2000   5/11/2000
83        115             115            115            117            360         3            357         5/11/2000   3/23/2000
84        110             110            110            114            300         6            294         2/1/2000    12/21/1999
85        116             116            116            119            360         1            359         7/11/2000   5/15/2000
86        107             107            107            111            360         9            351         11/1/1999    9/3/1999
87        113             113            113            117            720         3            717         5/1/2000    3/16/2000
88        108             108            108            112            300         8            292         12/1/1999   10/29/1999
89         90              90            105            109            720         11           709         9/1/1999    7/14/1999
90        106             106            106            110            360         10           350         10/1/1999   8/23/1999
22        112             112            112            119            300         1            299         7/11/2000   5/11/2000
91         48             101            101            108            360         12           348         8/1/1999     6/8/1999
92        134             134            167            171            180         9            171         11/1/1999   9/28/1999
93        106             106            106            113            300         7            293         1/11/2000   12/2/1999
94        104             104            104            108            324         12           312         8/1/1999    6/28/1999
95        107             107            107            111            360         9            351         11/1/1999    9/8/1999
96        106             106            106            287            300         13           287         7/1/1999    5/20/1999
97        105             105            105            109            360         11           349         9/1/1999    7/29/1999
98        110             110            110            114            360         6            354         2/11/2000   12/29/1999
99        105             105            105            109            720         11           709         9/1/1999    7/16/1999
100       156             156            213            217            240         23           217         9/1/1998     7/1/1998
101       104             104            104            108            360         12           348         8/1/1999    6/16/1999
102       112             112            112            116            360         4            356         4/11/2000   2/25/2000
103       114             114            114            118            360         2            358         6/11/2000   5/11/2000
104       112             112            112            115            360         5            355         3/11/2000   1/27/2000
105       105             105            105            112            360         8            352        12/11/1999   11/3/1999
106        93              93            107            111            240         9            231         11/1/1999   9/16/1999
107       106             106            106            110            480         10           470         10/1/1999    8/3/1999
108       110             110            110            114            360         6            354         2/11/2000   12/22/1999
109        76              76            108            112            360         8            352         12/1/1999   10/6/1999
110        90              90            105            109            360         11           349         9/1/1999    7/28/1999
111       108             108            108            112            720         8            712         12/1/1999   10/25/1999
112       115             115            115            119            300         1            299         7/11/2000   5/15/2000
113       232             232            232            236            240         4            236         4/1/2000    2/17/2000
114       107             107            107            111            300         21           279         11/1/1998   9/22/1998
115       104             104            104            108            360         12           348         8/1/1999     6/2/1999
116       111             111            111            118            360         2            358         6/11/2000   5/11/2000
117       104             104            104            108            360         12           348         8/1/1999     6/7/1999
118       110             110            110            117            360         3            357         5/11/2000    4/3/2000
119        41              97            97             101            360         19           341         1/1/1999    11/2/1998
120       107             107            107            111            360         9            351         11/1/1999   9/22/1999
121       110             110            110            113            360         7            353         1/11/2000   11/24/1999
122       115             115            115            119            300         1            299         7/11/2000   5/15/2000
123       104             104            104            108            360         12           348         8/1/1999    6/22/1999
124       171             171            171            175            180         5            175         3/1/2000    1/13/2000
125       111             111            111            118            360         2            358         6/11/2000   5/11/2000
126       100             100            100            104            300         16           284         4/1/1999    2/22/1999
35        110             110            110            114            240         6            234         2/1/2000    12/17/1999
127       102             102            102            106            300         14           286         6/1/1999    4/26/1999
128       111             111            111            114            360         6            354         2/11/2000   12/22/1999
129       233             233            233            237            240         3            237         5/1/2000    3/29/2000
130        91              91            105            109            360         11           349         9/1/1999     7/7/1999
131       102             102            102            106            360         14           346         6/1/1999    4/23/1999
132       226             226            226            230            240         10           230         10/1/1999   8/17/1999
133       109             109            109            113            360         7            353         1/11/2000   12/2/1999
134       111             111            111            115            360         5            355         3/1/2000    1/13/2000
135       172             172            172            176            180         4            176         4/1/2000    2/15/2000
136       107             107            107            111            480         9            471         11/1/1999    9/9/1999
137       108             108            108            112            360         8            352         12/1/1999   10/26/1999
138       110             110            110            114            300         6            294         2/1/2000    12/3/1999
139       108             108            108            112            300         8            292         12/1/1999   10/19/1999
140       104             104            104            108            360         12           348         8/1/1999     6/7/1999
141       110             110            110            114            480         6            474         2/1/2000    12/10/1999
142       110             110            110            114            360         6            354         2/1/2000    12/22/1999
143       110             110            110            114            300         6            294         2/1/2000    12/2/1999
36        110             110            110            114            240         6            234         2/1/2000    12/17/1999
144       101             101            101            105            360         15           345         5/1/1999    3/15/1999
145       111             111            159            171            360         8            352         12/1/1999   10/21/1999
146       170             170            170            174            480         6            474         2/1/2000    12/21/1999
147       228             228            228            232            240         8            232         12/1/1999   8/19/1999

148       103             103            103            107            300         13           287         7/1/1999     5/3/1999
149       108             108            108            112            300         8            292        12/11/1999   11/10/1999
150       166             166            166            170            180         10           170         10/1/1999   8/30/1999
151       113             113            113            117            480         3            477         5/1/2000    3/30/2000
152       112             112            112            114            360         6            354         2/11/2000    1/7/2000
153       109             109            109            113            180         7            173         1/1/2000    11/15/1999
154       107             107            107            111            360         9            351         11/1/1999   9/27/1999
155       105             105            105            109            360         11           349         9/1/1999    7/22/1999
156       113             113            113            117            480         3            477         5/1/2000    3/14/2000
157        96              96            96             100            360         20           340        12/11/1998   10/16/1998
158       108             108            108            112            360         8            352        12/11/1999   10/13/1999
159       227             227            227            231            240         9            231         11/1/1999   9/29/1999
160       110             110            110            114            360         6            354         2/1/2000    12/30/1999
161       169             169            169            173            180         7            173         1/1/2000    11/4/1999

162       165             165            165            169            480         11           469         9/1/1999     7/9/1999
163       172             172            172            176            180         4            176         4/1/2000    2/15/2000
164       101             101            101            105            360         15           345         5/1/1999    3/26/1999
165       164             164            164            168            180         12           168         8/1/1999    6/16/1999
166       112             112            112            116            480         4            476         4/1/2000    2/10/2000
167        98              98            116            117            360         4            356         4/1/2000     3/1/2000
168       110             110            110            114            360         6            354         2/1/2000    12/17/1999
169       232             232            232            236            240         4            236         4/1/2000    2/11/2000
170       111             111            111            115            480         5            475         3/1/2000    1/12/2000
171       164             164            164            168            180         12           168         8/1/1999    6/18/1999
172       109             109            109            113            720         7            713         1/1/2000    11/2/1999
173       107             107            107            111            360         9            351         11/1/1999    9/9/1999
174       106             106            106            110            360         10           350         10/1/1999   8/25/1999
175       175             175            175            179            180         1            179         7/1/2000     5/3/2000
176       113             113            113            117            360         3            357         5/1/2000     3/9/2000
177       134             134            166            170            180         10           170         10/1/1999    9/1/1999
178       106             106            106            110            480         10           470         10/1/1999   8/31/1999
179       104             104            104            108            360         12           348         8/1/1999    6/29/1999
180       104             104            104            108            240         12           228         8/1/1999     6/9/1999
181       110             110            110            114            180         6            174         2/1/2000    12/16/1999
182       164             164            164            168            180         12           168         8/1/1999     6/4/1999
183       102             102            102            106            360         14           346         6/1/1999    4/12/1999
184       165             165            165            169            180         11           169         9/1/1999    7/20/1999
185       104             104            104            108            300         12           288         8/1/1999    6/15/1999
186       107             107            107            111            360         9            351         11/1/1999   9/23/1999
187       104             104            104            108            300         12           288         8/1/1999    6/16/1999
188        91              91            105            109            360         11           349         9/1/1999    7/29/1999
189       168             168            168            172            180         8            172         12/1/1999   10/20/1999
190       105             105            105            109            480         11           469         9/1/1999    7/29/1999
191       102             102            102            106            360         14           346         6/1/1999    4/23/1999
192       174             174            174            178            180         2            178         6/1/2000    4/17/2000
193       103             103            103            107            360         13           347         7/1/1999    5/24/1999
194       104             104            104            108            240         12           228         8/1/1999     6/8/1999
195       107             107            107            111            360         9            351         11/1/1999   9/14/1999
196       105             105            105            109            120         11           109         9/1/1999    7/21/1999
197       107             107            107            111            360         9            351         11/1/1999   9/15/1999
198       170             170            170            174            180         6            174         2/1/2000    12/29/1999
199       167             167            167            171            180         9            171         11/1/1999   9/22/1999
200       163             163            163            167            180         13           167         7/1/1999    5/26/1999
201       102             102            102            106            120         14           106         6/1/1999    4/20/1999
202       107             107            107            111            360         9            351         11/1/1999   9/23/1999
203       105             105            105            109            360         11           349         9/1/1999    7/23/1999
204       169             169            169            173            180         7            173         1/1/2000    11/16/1999
205       103             103            103            107            120         13           107         7/1/1999     5/6/1999
206       110             110            110            114            360         6            354         2/1/2000    12/20/1999
207       162             162            162            166            180         14           166         6/1/1999    4/21/1999
208       164             164            164            168            180         12           168         8/1/1999    6/15/1999
209       173             173            173            177            180         3            177         5/1/2000    3/14/2000
210       103             103            103            107            120         13           107         7/1/1999    5/25/1999
211       111             111            111            115            120         5            115         3/1/2000    1/26/2000

                    RANGE OF DEBT SERVICE COVERAGE RATIOS

                                                                         WEIGHTED
                                               PERCENT BY    WEIGHTED    AVERAGE       WEIGHTED
 RANGE OF DEBT     NUMBER OF    CUT-OFF DATE     CUT-OFF     AVERAGE    REMAINING      AVERAGE      WEIGHTED    WEIGHTED
     SERVICE      LOANS/LOAN     PRINCIPAL      PRINCIPAL    MORTGAGE      TERM      AMORTIZATION    AVERAGE    AVERAGE
COVERAGE RATIOS      POOLS        BALANCE        BALANCE       RATE       (MOS.)     TERM (MOS.)       LTV        DSCR
---------------  ------------ --------------  ------------ ----------  ----------- --------------  ---------- ----------
1.10x -1.19  ...        8      $   28,399,363       2.6%      8.039%       120           278           67%        1.13x
1.20x -1.29  ...       45         364,101,528      32.7       8.269        117           349           73         1.24
1.30x -1.39  ...       35         280,374,580      25.2       8.234        110           338           67         1.34
1.40x -1.49  ...       13         152,348,150      13.7       8.161        106           333           63         1.47
1.50x -1.59  ...       12          95,166,760       8.6       8.658        113           307           59         1.54
1.60x -1.69  ...        4          12,194,024       1.1       9.398        115           304           58         1.62
1.80x -1.89  ...        2           5,004,417        .5       8.660        117           391           65         1.81
1.90x -1.99  ...        1           1,583,051        .1       7.610        106           346           57         1.91
2.00x and over         91         172,827,943      15.5       7.902        125           363           25         5.41
                      ---      --------------     -----       -----        ---           ---           --         ----
TOTAL ..........      211      $1,111,999,815     100.0%      8.229%       114           341           61%        1.97x
                      ===      ==============     =====

                        RANGE OF LOAN-TO-VALUE RATIOS

                                                                         WEIGHTED
                                               PERCENT BY    WEIGHTED    AVERAGE       WEIGHTED
                   NUMBER OF    CUT-OFF DATE     CUT-OFF     AVERAGE    REMAINING      AVERAGE      WEIGHTED    WEIGHTED
 RANGE OF LOAN    LOANS/LOAN     PRINCIPAL      PRINCIPAL    MORTGAGE      TERM      AMORTIZATION    AVERAGE    AVERAGE
TO VALUE RATIOS      POOLS        BALANCE        BALANCE       RATE       (MOS.)     TERM (MOS.)       LTV        DSCR
---------------  ------------ --------------  ------------ ----------  ----------- --------------  ---------- ----------
50% or less  ...       90      $  173,531,746      15.6%      7.960%       125           359           25%        5.36x
51% -60% .......       26         207,491,556      18.7       8.491        111           320           55         1.47
61% -70% .......       31         298,786,605      26.9       8.377        111           334           66         1.38
71% -75% .......       42         299,882,492      27.0       8.066        113           347           73         1.27
76% -80% .......       22         132,307,416      11.9       8.203        117           349           78         1.24
                      ---      --------------     -----       -----        ---           ---           --         ----
TOTAL ..........      211      $1,111,999,815     100.0%      8.229%       114           341           61%        1.97x
                      ===      ==============     =====

  RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATES OR
                                   MATURITY


                                                                                                                         WEIGHTED
                              CUT-OFF       PERCENT BY   WEIGHTED     WEIGHTED     WEIGHTED                              AVERAGE
   RANGE OF      NUMBER        DATE           CUT-OFF    AVERAGE      AVERAGE      AVERAGE       WEIGHTED  WEIGHTED       LTV AT
   LOAN TO      OF LOANS/    PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING   AMORTIZATION    AVERAGE    AVERAGE       ARD OR/
VALUE RATIOS   LOAN POOLS     BALANCE         BALANCE      RATE     TERM (MOS.)  TERM (MOS.)       LTV        DSCR       MATURITY
------------  ------------ --------------  ------------ ----------  ----------- --------------  ---------- ----------   ----------
Fully
 Amortizing....       36      $   40,885,167       3.7%      7.900%       217           217           40%        4.07x          0
50% or less....       78         316,626,978      28.5       8.146        111           347           41         3.25          35
51% -60%.......       27         280,987,808      25.3       8.421        111           334           65         1.41          57
61% -70%.......       61         398,434,875      35.8       8.195        109           350           73         1.28          66
71% -75%.......        9          75,064,988       6.8       8.214        116           358           79         1.24          72
                     ---      --------------     -----       -----        ---           ---           --         ----          --
TOTAL..........      211      $1,111,999,815     100.0%      8.229%       114           341           61%        1.97x         55
                     ===      ==============     =====

                        MORTGAGED PROPERTIES BY STATE

                                                  PERCENT BY    WEIGHTED    WEIGHTED      WEIGHTED
                                                    CUT-OFF     AVERAGE     AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
                   NUMBER OF     CUT-OFF DATE      PRINCIPAL    MORTGAGE   REMAINING    AMORTIZATION    AVERAGE    AVERAGE
STATE             PROPERTIES   PRINCIPAL BALANCE    BALANCE       RATE    TERM (MOS.)   TERM (MOS.)       LTV        DSCR
---------------  ------------ -----------------  ------------ ----------  ----------- --------------  ---------- ----------
Alabama ........        2       $   26,927,105         2.4%      8.964%       114           351           57%        1.39x
Arizona ........        5            9,271,649          .8       8.742        110           318           66         1.40
California .....       17          141,336,965        12.7       8.392        115           354           72         1.26
Colorado .......        1            1,987,606          .2       8.430        108           348           69         1.41
Connecticut  ...        1            8,670,771          .8       8.330        114           354           77         1.20
Florida ........       12           56,030,518         5.0       8.292        107           338           70         1.27
Georgia ........        8           33,364,644         3.0       8.510        110           317           66         1.41
Hawaii .........        4           24,972,537         2.2       8.070        118           358           73         1.22
Illinois .......        3            3,015,297          .3       8.131        199           199           22         4.29
Indiana ........        1           29,847,318         2.7       8.850        114           294           56         1.59
Kansas .........        6           25,132,247         2.3       7.448        101           341           76         1.31
Kentucky .......        1           11,421,508         1.0       7.250         95           335           75         1.33
Maryland .......        2            8,460,793          .8       7.805        107           304           68         1.37
Massachusetts  .        6           60,604,995         5.5       8.002        103           333           71         1.30
Michigan .......        4           32,592,113         2.9       8.645        117           337           71         1.31
Minnesota ......        1            2,958,782          .3       8.260        110           350           75         1.26
Montana ........        1           12,671,976         1.1       7.420         94           335           71         1.29
Nevada .........        2            6,313,632          .6       8.801        116           356           69         1.54
New Hampshire  .        1            4,970,597          .4       8.080        110           350           77         1.22
New Jersey .....        6           28,982,426         2.6       8.047        163           325           42         3.21
New Mexico .....        1            7,493,175          .7       8.750        119           358           66         1.54
New York .......      100          269,744,409        24.3       7.970        118           350           39         3.73
North Carolina          3           11,704,892         1.1       8.653        156           329           77         1.27
Ohio ...........        2            9,625,606          .9       8.243        110           333           72         1.36
Oklahoma .......        1            2,757,787          .2       8.500        113           293           65         1.37
Oregon .........        1            2,730,895          .2       8.110        111           351           71         1.24
Pennsylvania  ..        4           30,398,332         2.7       8.195        117           357           68         1.29
South Carolina          1            3,241,926          .3       8.250        102           282           54         1.51
Texas ..........       18           72,906,629         6.6       8.763        115           321           70         1.33
Virginia .......        3           20,920,529         1.9       9.029        114           294           66         1.44
Washington .....        6           99,314,534         8.9       8.182        109           351           67         1.40
Washington DC  .        3           51,627,624         4.6       7.862        103           343           68         1.35
                      ---       --------------       -----       -----        ---           ---           --         ----
TOTAL ..........      227       $1,111,999,815       100.0%      8.229%       114           341           61%        1.97x
                      ===       ==============       =====

                           YEAR BUILT OR RENOVATED

                                              PERCENT BY   WEIGHTED    WEIGHTED     WEIGHTED                            WEIGHTED
 RANGE OF                                      CUT-OFF     AVERAGE      AVERAGE     AVERAGE     WEIGHTED   WEIGHTED     AVERAGE
YEAR BUILT/   NUMBER OF     CUT-OFF DATE       PRINCIPAL   MORTGAGE    REMAINING  AMORTIZATION  AVERAGE    AVERAGE     YEAR BUILT/
RENOVATED    PROPERTIES   PRINCIPAL BALANCE    BALANCE       RATE     TERM (MOS.)  TERM (MOS.)    LTV        DSCR      RENOVATED
------------ ------------ -----------------  ------------ ----------  ----------- ------------ ---------- ----------  -----------
Pre 1970 ...       96       $  158,228,320        14.2%      8.108%       124           374        37%        4.92x        1941
1970 -1974 .        6           30,333,145         2.7       7.934        111           330        61         2.17         1973
1975 -1979 .        3            3,577,499          .3       7.220        188           237        20         5.07         1976
1980 -1984 .        9           36,926,716         3.3       8.390         91           348        69         1.28         1983
1985 -1987 .       13          122,560,396        11.0       8.041        106           358        63         1.62         1986
1988 -1990 .       16          132,804,418        11.9       8.259        109           345        67         1.34         1989
1991 -1994 .       10           53,372,800         4.8       8.467        113           347        70         1.33         1994
1995 -1997 .       22          185,547,905        16.7       8.138        111           314        52         1.80         1996
1998 -2000 .       52          388,648,617        35.0       8.354        119           333        71         1.30         1999
                  ---       --------------       -----       -----        ---           ---        --         ----         ----
TOTAL ......      227       $1,111,999,815       100.0%      8.229%       114           341        61%        1.97x        1986
                  ===       ==============       =====

                     MORTGAGE PROPERTIES BY PROPERTY TYPE


                                                              PERCENT BY WEIGHTED  WEIGHTED    WEIGHTED
                                               CUT-OFF DATE    CUT-OFF    AVERAGE   AVERAGE     AVERAGE    WEIGHTED
                                   NUMBER OF     PRINCIPAL    PRINCIPAL  MORTGAGE  REMAINING AMORTIZATION  AVERAGE
  PROPERTY TYPE                    PROPERTIES     BALANCE      BALANCE     RATE      TERM        TERM        LTV
----------------  --------------- ----------  -------------- ----------  -------- ---------  ------------ --------
OFFICE                                 25     $  308,008,141     27.7%     8.201%     115         334         58%
----------------  --------------- ----------  -------------- ----------  -------- ---------  ------------ --------
RETAIL                ANCHORED         27        216,340,785     19.5      7.937      109         342         73
                     UNANCHORED         6         17,406,792      1.6      8.320      113         348         75
* RETAIL                               33        233,747,577       21      7.966      109         342         74
----------------  --------------- ----------  -------------- ----------  -------- ---------  ------------ --------
COOP RESIDENTIAL                       95        134,109,511     12.1      8.010      128         388         27
----------------  --------------- ----------  -------------- ----------  -------- ---------  ------------ --------
MIXED USE                              12        109,183,685      9.8      8.157      103         344         67
----------------  --------------- ----------  -------------- ----------  -------- ---------  ------------ --------
INDUSTRIAL                             14        104,556,649      9.4      8.327      118         333         68
----------------  --------------- ----------  -------------- ----------  -------- ---------  ------------ --------
LODGING             FULL SERVICE        6         65,989,935      5.9      9.148      116         296         61
                   EXTENDED STAY        5         14,244,827      1.3      8.250      102         282         54
                  LIMITED SERVICE       4         14,229,918      1.3      9.260      113         293         69
* LODGING                              15         94,464,680      8.5      9.029      113         293         61
----------------  --------------- ----------  -------------- ----------  -------- ---------  ------------ --------
MULTIFAMILY                            23         90,171,440      8.1      8.402      116         351         72
----------------  --------------- ----------  -------------- ----------  -------- ---------  ------------ --------
OTHER                  MHC(3)           5         18,221,004      1.6      7.851      110         343         76
                  ASSISTED LIVING       3         14,310,609      1.3      9.130      119         299         56
                    SELF STORAGE        2          5,226,520      0.5      8.162      112         287         60
* OTHER                                10         37,758,133      3.4      8.379      114         319         66
----------------  --------------- ----------  -------------- ----------  -------- ---------  ------------ --------
TOTAL                                 227     $1,111,999,815      100%     8.229%     114         341         61%
====================================================================================================================

                                                                           WEIGHTED
                                                                            AVERAGE
                                   WEIGHTED                LOAN  WEIGHTED    YEAR
                                   AVERAGE      PROPERTY   PER    AVERAGE   BUILT/
  PROPERTY TYPE                      DSCR       SIZE(1)    SIZE  OCCUP.(2) RENOVATED
----------------  --------------- --------     --------- ------  -------- ---------
OFFICE                               1.62X     5,066,137 $   104     99%     1992
----------------  --------------- --------     --------- ------  -------- ---------
RETAIL                ANCHORED       1.28      2,742,529      79     97      1994
                     UNANCHORED      1.28        182,863      95     96      1988
* RETAIL                             1.28      2,925,392      80     97      1993
----------------  --------------- --------     --------- ------  -------- ---------
COOP RESIDENTIAL                     6.06          5,356  25,039    NAP      1944
----------------  --------------- --------     --------- ------  -------- ---------
MIXED USE                            1.33            NAP     NAP    NAP      1992
----------------  --------------- --------     --------- ------  -------- ---------
INDUSTRIAL                           1.27      3,158,970      33     98      1981
----------------  --------------- --------     --------- ------  -------- ---------
LODGING             FULL SERVICE     1.52          1,309  50,412     68      1995
                   EXTENDED STAY     1.51            712  20,007     82      1996
                  LIMITED SERVICE    1.45            372  38,252     71      1996
* LODGING                            1.51          2,393  39,475     71      1996
----------------  --------------- --------     --------- ------  -------- ---------
MULTIFAMILY                           1.3          3,006  29,997     96      1992
----------------  --------------- --------     --------- ------  -------- ---------
OTHER                  MHC(3)        1.18          1,028  17,725     94      1980
                  ASSISTED LIVING    1.33            204  70,150     90      1998
                    SELF STORAGE     1.43        131,482      40     86      1997
* OTHER                              1.27        132,714     285     92      1989
----------------  --------------- --------     --------- ------  -------- ---------
TOTAL                                1.97X           NAP     NAP     95%     1986
===================================================================================



------------
(1) Property Size refers to total leasable square feet with respect to retail, office and industrial/warehouse properties and self-storage properties, number of units with respect to multifamily properties and the manufactured housing communities, number of guest rooms with respect to each hospitality property and the number of beds with respect to each senior housing property.
(2) Weighted average of the occupancy percentages for the corresponding property type determined on the basis of the individual occupancy set forth on Annex A.
(3)    Manufactured Housing Communities.

                     RANGE OF CUT-OFF PRINCIPAL BALANCES

                               NUMBER       CUT-OFF      PERCENT BY    WEIGHTED    WEIGHTED      WEIGHTED
                             OF LOANS/        DATE         CUT-OFF     AVERAGE     AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
RANGE OF CUT-OFF                LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING    AMORTIZATION    AVERAGE    AVERAGE
PRINCIPAL BALANCES             POOLS        BALANCE        BALANCE       RATE    TERM (MOS.)   TERM (MOS.)       LTV       DSCR
--------------------------  ----------- --------------  ------------ ----------  ----------- --------------  ----------  ---------
$500,000 or less ..........      34      $    8,740,356        .8%      7.750%       126           267           20%      8.29x
$500,000+ -1,000,000  .....      20          14,527,915       1.3       8.157        147           320           29       6.85
$1,000,000+ -2,000,000  ...      39          58,404,645       5.3       8.261        129           318           48       3.57
$2,000,000+ -3,000,000  ...      33          81,866,272       7.4       8.185        126           362           53       3.59
$3,000,000+ -4,000,000  ...      15          51,818,682       4.7       8.631        111           384           57       2.53
$4,000,000+ -5,000,000  ...      12          54,709,225       4.9       8.481        118           348           66       1.88
$5,000,000+ -6,000,000  ...      10          56,210,669       5.1       8.281        110           329           67       1.34
$6,000,000+ -7,000,000  ...       9          58,664,274       5.3       8.322        112           351           60       2.16
$7,000,000+ -8,000,000  ...       7          53,043,583       4.8       8.254        140           344           66       1.54
$8,000,000+ -9,000,000  ...       4          34,243,932       3.1       8.109        107           349           73       1.32
$9,000,000+ -10,000,000  ..       2          19,856,323       1.8       7.775        110           350           75       1.18
$10,000,000+ -15,000,000  .       9         108,792,546       9.8       8.520        106           330           65       1.54
$15,000,000+ -20,000,000  .       3          56,372,895       5.1       8.318        112           329           72       1.26
$20,000,000+ -30,000,000  .       8         187,218,257      16.8       8.653        117           340           61       1.36
$30,000,000+ -40,000,000  .       2          76,862,191       6.9       7.477         97           342           60       1.43
$40,000,000+ -50,000,000  .       3         136,422,745      12.3       7.717        110           330           59       1.83
$50,000,000+ -60,000,000  .       1          54,245,305       4.9       7.990        106           349           65       1.49
                                ---      --------------     -----       -----        ---           ---           --       ----
TOTAL .....................     211      $1,111,999,815     100.0%      8.229%       114           341           61%      1.97x
                                ===      ==============     =====

                           RANGE OF MORTGAGE RATES

                                   CUT-OFF      PERCENT BY    WEIGHTED    WEIGHTED      WEIGHTED
                    NUMBER OF        DATE         CUT-OFF     AVERAGE     AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
 RANGE OF            LOANS/       PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING    AMORTIZATION    AVERAGE    AVERAGE
MORTGAGE RATES     LOAN POOLS      BALANCE        BALANCE       RATE    TERM (MOS.)   TERM (MOS.)       LTV        DSCR
----------------  ------------ --------------  ------------ ----------  ----------- --------------  ---------- ----------
6.000% -6.999%  .        7      $   15,267,254       1.4%      6.775%       134           322           55%        4.40x
7.000% -7.499%  .       24         139,442,841      12.5       7.322        112           340           61         2.07
7.500% -7.999%  .       47         249,619,033      22.4       7.787        112           342           52         2.66
8.000% -8.499%  .       61         320,934,784      28.9       8.194        115           352           66         1.74
8.500% -8.999%  .       47         247,056,067      22.2       8.758        115           339           65         1.58
9.000% -9.499%  .       20         122,820,496      11.0       9.148        118           319           57         1.64
9.500% -9.999%  .        5          16,859,340       1.5       9.791        105           309           62         1.47
                       ---      --------------     -----       -----        ---           ---           --         ----
TOTAL ...........      211      $1,111,999,815     100.0%      8.229%       114           341           61%        1.97x
                       ===      ==============     =====

                     RANGE OF REMAINING ANTICIPATED TERMS


RANGE OF                        CUT-OFF         PERCENT BY  WEIGHTED    WEIGHTED     WEIGHTED
ANTICIPATED        NUMBER OF      DATE           CUT-OFF    AVERAGE     AVERAGE       AVERAGE       WEIGHTED
REMAINING           NOTES/      PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING  AMORTIZATION     AVERAGE
  TERM            LOAN POOLS     BALANCE         BALANCE     RATE      TERM (MOS.)  TERM (MOS.)       LTV
---------------  ------------ --------------  ------------ ----------  ----------- --------------  ----------
4+ -5 YEARS  ...        1      $    3,347,746        .3%      9.710%        58           358           50%
5+ -6 YEARS  ...        1          12,175,969       1.1       8.520         72           348           69
7+ -8 YEARS  ...        5         108,074,685       9.7       7.330         95           338           64
8+ -9 YEARS  ...       39         215,728,704      19.4       7.908        104           333           66
9+ -10 YEARS  ..      131         729,046,758      65.6       8.462        115           350           60
13+ -14 YEARS  .        6           2,262,799        .2       7.843        168           168           18
14+ -15 YEARS  .       19          19,669,294       1.8       8.322        172           217           35
18+ -19 YEARS  .        1           2,622,627        .2       7.150        217           217           20
19+ -20 YEARS  .        6           8,439,698        .8       8.311        234           234           18
23+ -24 YEARS  .        1           2,728,163        .2       6.900        287           287           78
24+ -25 YEARS  .        1           7,903,372        .7       7.310        290           290           74
                      ---      --------------     -----       -----        ---           ---           --
TOTAL ..........      211      $1,111,999,815     100.0%      8.229%       114           341           61%
                      ===      ==============     =====

                                                   WEIGHTED
RANGE OF                           WEIGHTED        AVERAGE
ANTICIPATED         WEIGHTED       AVERAGE         REMAINING
REMAINING           AVERAGE        REMAINING      LOCK-OUT +
  TERM                DSCR          LOCK-OUT     YIELD MAINT.
---------------    ----------     -----------  --------------
4+ -5 YEARS  ...       1.27X            51            51
5+ -6 YEARS  ...       1.26             68            68
7+ -8 YEARS  ...       1.48             89            89
8+ -9 YEARS  ...       1.50             98           101
9+ -10 YEARS  ..       2.06            110           110
13+ -14 YEARS  .       5.84            164           164
14+ -15 YEARS  .       4.15            158           158
18+ -19 YEARS  .       4.76            156           156
19+ -20 YEARS  .       8.43            230           230
23+ -24 YEARS  .       1.22            106           106
24+ -25 YEARS  .       1.22            110           170
                       ----            ---           ---
TOTAL ..........       1.97X           107           108
                       ====            ===           ===

                        ANTICIPATED REPAYMENT BY YEAR

                  NUMBER       CUT-OFF      PERCENT BY    WEIGHTED    WEIGHTED      WEIGHTED
ANTICIPATED     OF LOANS/        DATE         CUT-OFF     AVERAGE     AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
REPAYMENT          LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING    AMORTIZATION    AVERAGE    AVERAGE
 BY YEAR          POOLS        BALANCE        BALANCE       RATE    TERM (MOS.)   TERM (MOS.)       LTV        DSCR
-------------  ----------- --------------  ------------ ----------  ----------- --------------  ---------- ----------
2005 .........       1      $    3,347,746        .3%      9.710%        58           358           50%        1.27x
2006 .........       1          12,175,969       1.1       8.520         72           348           69         1.26
2008 .........       8         148,165,019      13.3       7.418         96           339           65         1.46
2009 .........      90         335,444,760      30.2       7.984        108           351           62         2.36
2010 .........      77         569,240,367      51.2       8.590        117           343           61         1.72
2014 .........      17          15,203,753       1.4       8.108        170           202           38         4.37
2015 .........       8           6,728,340        .6       8.644        176           233           22         4.21
2018 .........       1           2,622,627        .2       7.150        217           217           20         4.76
2019 .........       3           3,847,960        .3       7.897        231           231           30         3.11
2020 .........       3           4,591,738        .4       8.658        236           236            8        12.88
2024 .........       2          10,631,536       1.0       7.205        289           289           75         1.22
                   ---      --------------     -----       -----        ---           ---           --         ----
TOTAL ........     211      $1,111,999,815     100.0%      8.229%       114           341           61%        1.97x
                   ===      ==============     =====

------------
The weighted average year of anticipated repayment is 2010.

                         YEARS OF SCHEDULED MATURITY

               NUMBER        CUT-OFF       PERCENT BY  WEIGHTED    WEIGHTED     WEIGHTED
YEARS OF      OF LOANS/       DATE          CUT-OFF     AVERAGE    AVERAGE       AVERAGE       WEIGHTED   WEIGHTED
SCHEDULED      LOAN         PRINCIPAL      PRINCIPAL   MORTGAGE    REMAINING  AMORTIZATION     AVERAGE    AVERAGE
MATURITY       POOLS         BALANCE       BALANCE       RATE     TERM (MOS.)  TERM (MOS.)       LTV        DSCR
-----------  ----------- --------------  ------------ ----------  ----------- --------------  ---------- ----------
2006 .......       1      $   12,175,969       1.1%      8.520%        72           348           69%        1.26x
2008 .......       4          23,137,698       2.1       7.717         94           334           59         1.83
2009 .......      77         227,252,350      20.4       7.888        108           355           60         2.80
2010 .......      29         104,628,099       9.4       8.472        116           385           50         2.68
2014 .......      17          15,203,753       1.4       8.108        170           202           38         4.37
2015 .......       8           6,728,340        .6       8.644        176           233           22         4.21
2018 .......       1           2,622,627        .2       7.150        217           217           20         4.76
2019 .......       3           3,847,960        .3       7.897        231           231           30         3.11
2020 .......       3           4,591,738        .4       8.658        236           236            8        12.88
2024 .......       6          40,865,567       3.7       8.190        161           288           69         1.31
2025 .......      15         117,127,049      10.5       9.173        116           298           60         1.48
2028 .......       4         125,027,321      11.2       7.362         97           339           66         1.39
2029 .......      10          95,923,831       8.6       8.128        108           350           68         1.42
2030 .......      32         288,867,512      26.0       8.488        116           347           61         1.56
2031 .......       1          44,000,000       4.0       8.130        117           360           79         1.21
                 ---      --------------     -----       -----        ---           ---           --         ----
TOTAL ......     211      $1,111,999,815     100.0%      8.229%       114           341           61%        1.97x
                 ===      ==============     =====

------------
The weighted average year of scheduled maturity is 2022.

           RANGE OF REMAINING LOCK-OUT PLUS YIELD MAINTENANCE TERMS

    REMAINING
    LOCK-OUT                      CUT-OFF      PERCENT BY    WEIGHTED    WEIGHTED      WEIGHTED
    AND YIELD      NUMBER OF        DATE         CUT-OFF     AVERAGE     AVERAGE       AVERAGE      WEIGHTED
  MAINTENANCE       NOTES/       PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING    AMORTIZATION    AVERAGE
     PERIODS      LOAN POOLS      BALANCE        BALANCE       RATE    TERM (MOS.)   TERM (MOS.)       LTV
---------------  ------------ --------------  ------------ ----------  ----------- --------------  ----------
4+ -5 YEARS  ...        1      $    3,347,746        .3%      9.710%        58           358           50%
5+ -6 YEARS  ...        2          19,521,290       1.8       8.396         79           342           57
6+ -7 YEARS  ...        1           2,317,146        .2       7.980        112           352           11
7+ -8 YEARS  ...       13         158,889,495      14.3       7.377         98           353           62
8+ -9 YEARS  ...       80         329,206,643      29.6       8.059        110           351           64
9+ -10 YEARS  ..       82         559,118,741      50.3       8.574        117           339           61
11+ -12 YEARS  .        2           3,311,090        .3       8.358        171           171           40
12+ -13 YEARS  .        1           2,622,627        .2       7.150        217           217           20
13+ -14 YEARS  .       12           9,564,968        .9       7.904        169           196           40
14+ -15 YEARS  .       11          15,660,370       1.4       7.940        233           258           48
18+ -19 YEARS  .        3           3,847,960        .3       7.897        231           231           30
19+ -20 YEARS  .        3           4,591,738        .4       8.658        236           236            8
                      ---      --------------     -----       -----        ---           ---           --
TOTAL ..........      211      $1,111,999,815     100.0%      8.229%       114           341           61%
                      ===      ==============     =====




    REMAINING                                   WEIGHTED
    LOCK-OUT                      WEIGHTED       AVERAGE
    AND YIELD      WEIGHTED        AVERAGE      REMAINING
  MAINTENANCE      AVERAGE        REMAINING    LOCK-OUT +
     PERIODS         DSCR         LOCK-OUT    YIELD MAINT.
---------------  ----------     -----------  --------------
4+ -5 YEARS  ...     1.27X            51            51
5+ -6 YEARS  ...     1.82             70            70
6+ -7 YEARS  ...     9.84             76            76
7+ -8 YEARS  ...     2.30             90            92
8+ -9 YEARS  ...     1.91            101           104
9+ -10 YEARS  ..     1.70            112           112
11+ -12 YEARS  .     2.51            134           134
12+ -13 YEARS  .     4.76            156           156
13+ -14 YEARS  .     5.24            164           164
14+ -15 YEARS  .     2.82            140           171
18+ -19 YEARS  .     3.11            227           227
19+ -20 YEARS  .    12.88            232           232
                     ----            ---           ---
TOTAL ..........     1.97X           107           108



            SPONSOR-OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                                                                       WEIGHTED
                               CUT-OFF       PERCENT BY   WEIGHTED    WEIGHTED    WEIGHTED      WEIGHTED                AVERAGE
PERCENTAGE       NUMBER         DATE           CUT-OFF    AVERAGE     AVERAGE     AVERAGE       AVERAGE      WEIGHTED  PERCENT OF
OF SPONSOR-     OF LOANS/     PRINCIPAL      PRINCIPAL    MORTGAGE    REMAINING     LTV           LTV        AVERAGE     SPONSOR-
OWNED UNITS     LOAN POOLS     BALANCE        BALANCE       RATE     TERM (MOS.)  AS A COOP    AS A RENTAL     DSCR     OWNED UNITS
-------------  ------------ --------------  ------------ ----------  ----------- -----------  ------------- ---------- ------------
0%............      47        $ 45,974,631       34.3%      8.060%       140          18%           23%         8.93x          0%
1% -10%.......      10          16,438,043       12.3       7.985        123          18            22          7.01        8
11% -20%......       3           4,751,119        3.5       7.881        115           6            12          9.58       16
21% -30%......      11          23,354,339       17.4       8.006        130          18            25          4.46       25
31% -40%......       3           6,240,745        4.7       7.188        155          28            31          3.68       32
41% -50%......      11          20,603,900       15.4       8.369        114          28            35          3.28       45
51% -60%......       6          14,285,031       10.7       7.806         99          35            43          2.58       57
61% -70%......       1           1,212,234         .9       7.830        170          20            22          3.68       64
71% -80%......       2           1,029,282         .8       7.797        134          20            25          4.31       74
91% -100%.....       1             220,186         .2       7.700        108          34            59          1.56      100
                    --        ------------      -----       -----        ---          --            --          ----          --
TOTAL.........      95        $134,109,511      100.0%      8.010%       128          21%           27%         6.06x         22%
                    ==        ============      =====

RANGE OF RENTAL LOAN TO VALUE RATIOS FOR RESIDENTIAL COOPERATIVE MORTGAGE
                                    LOANS

                  NUMBER                    PERCENT BY    WEIGHTED    WEIGHTED    WEIGHTED      WEIGHTED
   RANGE OF     OF LOANS/    CUT-OFF DATE     CUT-OFF     AVERAGE     AVERAGE      AVERAGE      AVERAGE      WEIGHTED
    RENTAL         LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING       LTV          LTV        AVERAGE
      LTV         POOLS        BALANCE        BALANCE       RATE        TERM      AS A COOP   AS A RENTAL      DSCR
-------------  ----------- --------------  ------------ ----------  ----------- -----------  ------------- ----------
10% or less ..      19       $ 18,360,571      13.7%       7.744%       144           5             7         16.78x
11% -20%......      23         25,373,853      18.9        8.019        128           9            14          7.94
21% -30%......      30         47,143,768      35.2        8.206        133          19            24          4.28
31% -40%......      10         21,388,826      15.9        7.700        113          29            37          2.84
41% -50%......       5          6,617,947       4.9        7.936        134          41            45          1.95
51% -60%......       6          9,228,132       6.9        7.697        110          46            55          2.00
61% -70%......       1            703,582       0.5        9.120        117          55            68          2.38
71% -80%......       1          5,292,832       3.9        8.900        115          58            72          1.36
                    --       ------------       ---        -----        ---          --            --          ----
TOTAL.........      95       $134,109,511       100%       8.010%       128          21            27          6.06x
                    ==       ============       ===

     RANGE OF LTV CO-OP BASIS FOR RESIDENTIAL COOPERATIVE MORTGAGE LOANS

                   NUMBER                      PERCENT BY   WEIGHTED    WEIGHTED    WEIGHTED     WEIGHTED      WEIGHTED
                  OF LOANS/   CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE     AVERAGE      AVERAGE       AVERAGE
RANGE OF            LOAN        PRINCIPAL      PRINCIPAL   MORTGAGE    REMAINING      LTV          LTV           DSCR
LTV CO-OP BASIS     POOLS       BALANCE         BALANCE      RATE        TERM      AS A COOP    AS A RENTAL   AS A RENTAL
---------------  ----------- --------------  ------------ ----------  ----------- -----------  ------------- -------------
10% or less.....      32       $ 39,539,183       29.5%      7.862%       137           6%           11%          11.99x
11% -20%........      25         28,066,784       20.9       8.046        130          15            20            5.27
21% -30%........      23         35,384,726       26.4       8.112        131          24            30            3.46
31% -40%........       8         15,392,548       11.5       7.740        100          33            41            2.70
41% -50%........       2          3,824,388        2.9       7.787        111          47            57            2.01
51% -60%........       5         11,901,881        8.9       8.538        127          55            61            1.56
                      --       ------------      -----       -----        ---          --            --            ----
TOTAL...........      95       $134,109,511      100.0%      8.010%       128          21%           27%           6.06x
                      ==       ============      =====

CHANGES IN MORTGAGE LOAN CHARACTERISTICS

         The description in this Prospectus Supplement of the Trust Fund and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

         A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired by the Special Servicers on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account (as defined herein), the Interest Reserve Account and, if established, the REO Account; (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller, FINOVA Realty Capital Inc. ("Finova"), FINOVA Capital Corporation ("Finova Capital") or Llama Capital Mortgage Company Limited Partnership ("Llama"), as applicable, regarding the Mortgage Loans.

         The Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "Certificates") will consist of the following classes (each, a "Class"): (i) the Class A-1 and Class A-2 Certificates (collectively, the "Senior Offered Certificates"); (ii) the Class B, Class C and Class D Certificates (collectively, the "Mezzanine Certificates" and, together with the Senior Offered Certificates, the "Offered Certificates"), (iii) the Class A-X Certificates (the "Senior Private Certificates"), (iv) the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Subordinate Private Certificates" and, together with the Senior Private Certificates, the "Private Certificates" and together with the Offered Certificates, the "Regular Certificates"), (v) the Class R and Class LR Certificates (together, the "Residual Certificates") and (vi) the Class V-1 and Class V-2 Certificates. The Mezzanine Certificates together with the Subordinate Private Certificates are referred to herein as the "Subordinate Certificates."

         Only the Offered Certificates are offered hereby. The Class A-X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class V-1, Class V-2, Class R and Class LR Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered hereby.

         The "Certificate Balance" of any Class of Regular Certificates (other than the Class A-X Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Class A-X Certificates will not have a Certificate Balance and no distributions of principal will be made thereon. With respect to any Distribution Date, the "Notional Balance" of the Class A-X Certificates will be equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) immediately prior to such Distribution Date.

         On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit (as defined herein) actually allocated to, such Class of Certificates on such Distribution Date and, except for the purposes of determining Voting Rights (as defined herein) and the identity of the Controlling Class, will be increased by the amount of any Certificate Deferred Interest (as defined herein) allocated to such Class of Certificates on such Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

         The Offered Certificates will be maintained and transferred on the book-entry records of DTC (as defined herein) and its Participants (as defined herein) and issued in denominations of $25,000 initial Certificate Balance and integral multiples of $1 in excess thereof. The "Percentage Interest" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs.

         The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures.

         Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred only on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         General. Holders of Offered Certificates may hold their Certificates through the book-entry facilities of The Depository Trust Company ("DTC"), or through Clearstream Banking, societe anonyme (formerly Cedelbank, "Clearstream, Luxembourg") or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants" and, together with Clearstream, Luxembourg and Euroclear participating organizations, the "Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems continue to function appropriately to provide timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades within DTC.

         Because of time zone differences, the securities account of a Clearstream, Luxembourg Participant or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depository holding on behalf of Clearstream, Luxembourg or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Clearstream, Luxembourg or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant (other than the depository for Clearstream, Luxembourg or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex E hereto.

         Transfers between Participants will occur in accordance with the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"). Transfers between Clearstream, Luxembourg Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

         Clearstream, Luxembourg, as a professional depository, holds securities for its participating organizations ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

         Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Purchases of Certificates under the DTC system ("Book-Entry Certificates") must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

         DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

         The only holder of the Offered Certificates (the "Certificateholder") will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through the Participants, which in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

         Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         Certificate Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and of interest on the Offered Certificates from the Trustee through DTC and its Direct Participants and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar (as defined herein), the Trustee, the Special Servicers or the Servicers as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct Participants and Indirect Participants.

         Under the Rules, DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

         None of the Depositor, the Servicers, the Certificate Registrar, the Underwriters, the Special Servicers or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, Clearstream, Luxembourg and

Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates or (iii) the Trustee determines that Definitive Certificates are required because the Trustee has instituted or has been directed to institute judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of those Certificates evidenced in book-entry form. Upon the occurrence of any of the events described in the preceding sentence, the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent (as defined herein) will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicers and the Servicers will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

         Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 4th Business Day (as defined below) after the Determination Date in each month commencing in August 2000 (each, a "Distribution Date"). The "Determination Date" is the 11th day of the month or, if such 11th day is not a Business Day, the Business Day immediately following such 11th day. All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. A "Business Day" is any day other than a Saturday, a Sunday or any day in which banking institutions in the States of New York, California, Maryland, Georgia, Minnesota or Florida are authorized or obligated by law, executive order or governmental decree to close. With respect to any Distribution Date, the "Record Date" will be the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Balance, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

         Each Servicer will establish and maintain, or cause to be established and maintained, one or more accounts (each, a "Collection Account" and collectively, the "Collection Accounts") as described in the Pooling and Servicing Agreement. Each Servicer is required to deposit in its respective Collection Account on a daily basis (and in no event later than the Business Day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to their related Mortgage Loans (including, without limitation, insurance and condemnation proceeds and liquidation proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

         The Trustee will establish and maintain one or more accounts (the "Distribution Account") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account (which will include all funds that were remitted by each Servicer from the Collection Account plus, among other things, any P&I Advances remitted to the Trustee by the Servicers, less applicable fees and amounts, if any, distributable to the Residual Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount (as defined herein) to the holders of Certificates as described herein. Each of the Collection Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

         The aggregate amount available from the Mortgage Loans for distribution to the holders of Offered Certificates on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

         (a) the total amount of all cash received on the Mortgage Loans and any related REO Properties that is on deposit in the Collection Accounts as of the Business Day preceding the related Servicer Remittance Date (as defined herein), exclusive of:

          (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period (as defined herein),

          (ii) all principal prepayments, Balloon Payments, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date,

          (iii) all amounts that are due or reimbursable to (x) any person other than the Certificateholders and (y) the Class V-1 or Class V-2 Certificates,

          (iv)  all Prepayment Premiums and Yield Maintenance Charges,

          (v) all net investment income on the funds in the Collection Accounts and certain other accounts,

          (vi) all Withheld Amounts (as defined herein) relating to a subsequent Distribution Date and

          (vii) all amounts deposited in any Collection Account in error;

         (b) all P&I Advances made with respect to such Distribution Date by each Servicer or the Trustee, as applicable, with respect to the Mortgage Loans (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

         (c) all funds released from the Interest Reserve Account (as defined herein) for distribution on such Distribution Date. See "Description of the Certificates--Accounts" in the Prospectus.

         The "Due Period" for each Distribution Date will be the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.

         Pass-Through Rates. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rates per annum specified below under "--Definitions." Interest will accrue for each Class of Certificates during the related Interest Accrual Period (as defined herein).

         Interest Distributions. On each Distribution Date, to the extent of the Available Distribution Amount and subject to the distribution priorities described below under "--Priority of Distributions," each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distribution Amount (as defined herein) with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. No interest will accrue on such overdue amounts. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

         Principal Distributions. On each Distribution Date, to the extent of the Available Distribution Amount remaining after all prior distributions on such Distribution Date made in accordance with the distribution priorities described below under "--Priority of Distributions," the Classes of Offered Certificates will be entitled to distributions of principal sequentially as described below (until the Certificate Balance of each such Class of Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount (as defined herein) for such Distribution Date.

         Priority of Distributions. On each Distribution Date, unless the principal balances of the Private Certificates and the Mezzanine Certificates have been reduced to zero by the allocation of Collateral Support Deficits, the Trustee will apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount for such Distribution Date, in the following order of priority:

          (i) concurrently, to Class A-1, Class A-2 and Class A-X Certificates, pro rata, up to the Optimal Interest Distribution Amounts for such Classes for such Distribution Date;

          (ii) to the Class A-1 and Class A-2 Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

                first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero; and

                second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

          (iii) to the Class A-1 and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit (as defined herein) previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full; and

          (iv) to the Mezzanine Certificates and Private Certificates, in the following order of priority:

               (A) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (B) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount (as defined herein) for such Distribution Date until such Certificate Balance has been reduced to zero;

               (C) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

               (D) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (E) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (F) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

               (G) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (H) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (I) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

               (J) to the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (K) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (L) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

               (M) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (N) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (O) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

               (P) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (Q) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (R) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

               (S) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (T) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (U) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

               (V) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (W) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (X) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

               (Y) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (Z) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (AA) to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

               (BB) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (CC) to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (DD) to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

               (EE) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (FF) to the Class M Certificates, in reduction of the Certificate Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (GG) to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

               (HH) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class on such Distribution Date;

               (II) to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (JJ) to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full; and

               (KK) to the Class R and Class LR Certificates, any remaining amounts in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the principal balances of the Mezzanine Certificates and Subordinate Private Certificates have been reduced to zero by the application of Collateral Support Deficits thereto, the Trustee will apply amounts on deposit in the Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, in respect of interest; (ii) to the Class A-1 and Class A-2 Certificates, pro rata, in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and
(iii) to the Class A-1 and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

         Reimbursement of previously allocated Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which any such reimbursement is made.

     Definitions

         "Class A-1 Pass-Through Rate":  7.325% per annum.

         "Class A-2 Pass-Through Rate":  7.545% per annum.

         "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.

         "Class B Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.535%.

         "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.390%.

         "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.273%.

         "Class E Pass-Through Rate": As to any Distribution Date, the Weighted Average Net Mortgage Rate for such Distribution Date.

         "Class F Pass-Through Rate": As to any Distribution Date, the Weighted Average Net Mortgage Rate for such Distribution Date.

         "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 7.325% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 7.325% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 7.325% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 7.325% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         "Class L Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 7.325% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         "Class M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 7.325% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         "Class N Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 7.325% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         "Component Rate": As to each Class of Regular Certificates, the rate set forth below with respect thereto:

         "Class A-1 Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1 Pass-Through Rate.

         "Class A-2 Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2 Pass-Through Rate.

         "Class B Component Rate": 0.535%.

         "Class C Component Rate": 0.390%.

         "Class D Component Rate": 0.273%.

         "Class E Component Rate":  Zero.

         "Class F Component Rate":  Zero.

         "Class G Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class G Pass-Through Rate for such Distribution Date.

         "Class H Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class H Pass-Through Rate for such Distribution Date.

         "Class J Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class J Pass-Through Rate for such Distribution Date.

         "Class K Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class K Pass-Through Rate for such Distribution Date.

         "Class L Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class L Pass-Through Rate for such Distribution Date.

         "Class M Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class M Pass-Through Rate for such Distribution Date.

         "Class N Component Rate": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class N Pass-Through Rate for such Distribution Date.

         "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of the Revised Rate thereof over the Mortgage Rate thereof.

         "Interest Accrual Period": As to any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.

         "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

         "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Balance of such Class as of such Distribution Date, reduced by (i) such Class's share of the Uncovered Prepayment Interest Shortfall Amount (as defined herein) and (ii) any allocations to such Class of any Certificate Deferred Interest (as defined herein) for such Distribution Date. As to any Distribution Date and the Class A-X Certificates, the amount of interest accrued during the related Interest Accrual Period at the Class A-X Pass-Through Rate on the Notional Balance as of such Distribution Date, reduced by such Class's share of the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date.

         "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest accrues pursuant to the related Mortgage Note.

         "Mortgage Pass-Through Rate": With respect to any Mortgage Loan that provides for calculations of interest based on twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net Mortgage Rate (as defined herein) thereof. With respect to any Mortgage Loan that provides for interest accrual on an Actual/360 basis, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof and
(b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and any December occurring in a year immediately preceding a year that is a leap year, the Net Mortgage Rate thereof multiplied by a fraction whose numerator is 31 and whose denominator is 30.

         The Mortgage Rate for purposes of calculating Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out as described herein under "The Pooling and Servicing Agreement--Modifications."

         "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the sum of the related Servicing Fee Rate and the Trustee Fee Rate (each as defined herein).

         "Net Mortgage Rate": With respect to any Interest Accrual Period and any Mortgage Loan, a per annum rate equal to the Mortgage Rate for such Mortgage Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate.

         "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount (each as defined herein) for such Class for such Distribution Date.

         "Pass-Through Rate": As to each Class of Certificates, the rate set forth below:

               Class A-1:         Class A-1 Pass-Through Rate
               Class A-2:         Class A-2 Pass-Through Rate
               Class A-X:         Class A-X Pass-Through Rate
               Class B:           Class B Pass-Through Rate
               Class C:           Class C Pass-Through Rate
               Class D:           Class D Pass-Through Rate
               Class E:           Class E Pass-Through Rate
               Class F:           Class F Pass-Through Rate
               Class G:           Class G Pass-Through Rate
               Class H:           Class H Pass-Through Rate
               Class J:           Class J Pass-Through Rate
               Class K:           Class K Pass-Through Rate
               Class L:           Class L Pass-Through Rate
               Class M:           Class M Pass-Through Rate
               Class N:           Class N Pass-Through Rate

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which insurance or condemnation proceeds were received by the applicable Servicer or the applicable Special Servicer for application to such Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such principal prepayment, insurance proceeds or condemnation proceeds were applied to the unpaid principal balance of such Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

         "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the amount collected or otherwise received on or in respect of principal of the Mortgage Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Mortgage Loans with respect to such Distribution Date.

         "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Mezzanine Certificates or Private Certificates, the amount, if any, by which the Principal Distribution Amount for such

Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date on all Classes senior to such Class.

         "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls (as defined below under "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses"), if any, for such Distribution Date.

         "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

         "Unscheduled Payments of Principal": Principal prepayments, Liquidation Proceeds (as defined herein), insurance proceeds, condemnation awards and any other unscheduled recoveries of principal.

         "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans, weighted by the Stated Principal Balances (as defined herein) thereof.

         Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of the Mortgage Loans--Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan will be zero.

         For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Primary Servicing Fee and Trustee Fee (each as defined herein) payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan" and "Mortgage Loans" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Pass-Through Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the related Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the related Servicer or the related Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the related Servicer as if received on the predecessor Mortgage Loan.

         Allocation of Prepayment Premiums and Yield Maintenance Charges. On each Distribution Date, Prepayment Premiums collected during the related Due Period will be distributed as follows by the Trustee to the holders of the following Classes of Regular Certificates: to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

         On each Distribution Date, Yield Maintenance Charges collected during the related Due Period will be distributed by the Trustee to the following Classes of Offered Certificates: to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, in an amount equal to the product of
(a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on such Distribution Date, (b) the Base Interest Fraction (as defined herein) for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

         The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

         No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class V-1, Class V-2 or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-X Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, see "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions." See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Default Interest Prepayment Charges and Prepayment" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

         Excess Interest. On each Distribution Date, Excess Interest collected during the related Due Period in respect of the CSFB Mortgage Loans and MSDWMC Mortgage Loans will be distributed solely to the Class V-1 and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The holders of the Class V-1 and Class V-2 Certificates will have the right to purchase CSFB Mortgage Loans that are ARD Loans or MSDWMC Mortgage Loans that are ARD Loans, respectively, in each case, on or after their related Anticipated Repayment Dates under the circumstances described under "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans." The Class V-1 and Class V-2 certificates are not entitled to any other distributions of interest, principal, Prepayment Premiums or Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date will in each case be as follows:

                                           ASSUMED FINAL
      CLASS DESIGNATION                 DISTRIBUTION DATE
   -----------------------         --------------------------
          Class A-1                         July 2008
          Class A-2                         April 2010
          Class B                            May 2010
          Class C                            May 2010
          Class D                            May 2010

         The Assumed Final Distribution Dates set forth above were calculated based on the Mortgage Loan Assumptions (as defined herein), including the assumptions that there are no defaults, delinquencies or prepayments on the Mortgage Loans. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution

Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

         In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

         The "Rated Final Distribution Date" for each Class of Offered Certificates will be the Distribution Date in April 2062, which is the first Distribution Date following the date that is two years after the latest Assumed Maturity Date. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan or ARD Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan or ARD Loan is the date on which such Balloon Loan or ARD Loan would fully amortize, assuming interest is paid on a 30/360 basis.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICITS AND CERTIFICATE DEFERRED INTEREST

         The rights of the holders of the Subordinate Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates, and the rights of the holders of any Class of Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates and each Class of Mezzanine Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered Prepayment Interest Shortfalls. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates (other than the Class A-X Certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of Class B, Class C and Class D Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to, in each case, the entire Certificate Balance of each such Class of Certificates. The protection afforded to the holders of any Class of Offered Certificates by means of the subordination of each Class of Offered Certificates, if any, subordinate thereto and by means of the subordination of the Private Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits and Certificate Deferred Interest in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

         Allocation to each Class of Offered Certificates, in order of declining seniority for so long as such Class is outstanding, of the Principal Distribution Amount on a given Distribution Date will have the effect of reducing the aggregate Certificate Balance of such Class at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Loans will decrease. Thus, as principal is distributed to each Class of Offered Certificates, the percentage interest in the Trust Fund evidenced by such Class will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Private Certificates and those Classes of Offered Certificates subordinate to the Class of Offered Certificates then receiving distributions of principal), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class by the Offered Certificates subordinate thereto and by the Private Certificates.

         On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class N, Class M, Class L, Class K,

Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, in reduction of the respective Certificate Balances thereof, in each case until the remaining Certificate Balance of each such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit will be allocated among the Class A-1 and Class A-2 Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, the payment to the related Special Servicer of any compensation as described in "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses," the payment of interest on Advances (as defined herein) (to the extent not covered by Penalty Charges collected on the related Mortgage Loans) and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee, the Servicers, the Special Servicers and the Depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund (but excluding Uncovered Prepayment Interest Shortfalls, which will be allocated to all or several of the Classes of Regular Certificates on a pro rata basis as a reduction of such Classes' interest entitlement, as described below) as described herein under "The Pooling and Servicing Agreement." Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund. A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

         Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all Classes of the Regular Certificates. In each case such allocations will be made pro rata to such Classes on the basis of their Monthly Interest Distribution Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls or indemnification expenses or for Certificate Deferred Interest) and will reduce such Classes' respective interest entitlements.

         Certificate Deferred Interest. On each Distribution Date, the amount of interest distributable monthly on each Class of Regular Certificates will be reduced by an amount of Certificate Deferred Interest equal to the aggregate amount of Mortgage Deferred Interest (as defined herein) for all Mortgage Loans for the related Due Date and allocated to such Class of Certificates, the amount representing such Certificate Deferred Interest to be allocated first, to the Subordinate Private Certificates, second, to the Class D Certificates, third, to the Class C Certificates and fourth, to the Class B Certificates. If the Certificate Balance of at least one Class of Senior Certificates is not zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Mezzanine Certificates and Subordinate Private Certificates in accordance with the preceding sentence, will be allocated to the Senior Certificates (other than the Class A-X Certificates) pro rata on the basis of such Classes' respective interest entitlements on such date (before giving effect to any reduction therefrom on such Distribution Date). The effect of such an allocation of Certificate Deferred Interest is to reduce the interest otherwise distributable to such Classes of Certificates. Additionally, on each Distribution Date, the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) will be increased (except for the purposes of determining Voting Rights and the identity of the Controlling Class) by the amount of Certificate Deferred Interest, if any, allocated to such Class of Certificates.

         "Certificate Deferred Interest" means, for any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above. "Mortgage Deferred Interest" means, with respect to any Mortgage Loan that as of any Due Date has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the related one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment or, if applicable, Assumed Scheduled Payment (as defined herein) due on such Due Date.

                       PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

         The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

         The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. The Pass-Through Rate for the Class A-X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. In addition, such distributions in reduction of Certificate Balance may result from repurchases by a Mortgage Loan Seller due to missing or defective documentation or by a Mortgage Loan Seller, Finova, Finova Capital and Llama for breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described herein under "The Pooling and Servicing Agreement--Optional Termination" or purchases of ARD Loans by Class V-1 or Class V-2 Certificateholders as described herein under "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans."

         The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Collateral Support Deficits to such Class (or the related Classes), reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that would have accrued thereon in the absence of such reduction. A Collateral Support Deficit generally results when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Collateral Support Deficits are likely to arise under the circumstances described in the penultimate paragraph of "Description of the Offered Certificates--Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest."

         Because the ability of a borrower to make a Balloon Payment or to repay an ARD Loan in full on its Anticipated Repayment Date will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date in the case of a Balloon Loan or fail to fully repay an ARD Loan at its Anticipated Repayment Date. In connection with a default on the Balloon Payment, the related Special Servicer may agree to extend the maturity date thereof as described herein under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The Directing Certificateholder (as defined below) may delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either actually received or covered by an Advance. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the maturity date of the related Mortgage Loan has been effected. The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

         Substantially all of the Mortgage Loans have Lockout and/or Defeasance Periods ranging from 41 months to 233 months following the Cut-off Date. The weighted average Lockout and/or Defeasance Period for the Mortgage Loans is approximately 107 months. Voluntary prepayments on the Mortgage Loans are generally prohibited until no earlier than one to six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

         As described herein, all of the Mortgage Loans have one or more call-protection features (i.e., Lockout Periods, Prepayment Premiums or Yield Maintenance Charges), which are intended to prohibit or discourage borrowers from prepaying their Mortgage Loans. Notwithstanding the existence of such call protection, no representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. Additional Collateral Loans may require principal prepayments during the related Lockout Periods without payment of a Prepayment Premium or Yield Maintenance Charge. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

         An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. There can be no assurance that any distribution of Prepayment Premiums or Yield Maintenance Charges advanced by the Servicer in connection with the mandatory prepayment of an Additional Collateral Loan will be sufficient to offset any negative effect on yield.

         Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

         The Pass-Through Rate applicable to the Class B, Class C and Class D Certificates for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate minus 0.535%, 0.390% and 0.273%, respectively with respect to such Distribution Date. Accordingly, the yield on the Class B, Class C and Class D Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Mortgage Rates will result in a reduction in the Weighted Average Net Mortgage Rate, reducing the Pass-Through Rates of the Class B, Class C and Class D Certificates.

         The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is generally required to be paid by the borrower on a specified day between the first day and the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates--Distributions" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

MODELING ASSUMPTIONS

         Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following tables, (i) the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the Anticipated Repayment Date or maturity date, as applicable, and (ii) the columns headed "5% CPR," "10% CPR," "15% CPR" and "25% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period and Yield Maintenance Period. All columns in the following tables assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."

         For purposes of this Prospectus Supplement, the "Mortgage Loan Assumptions" are the following: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the related Due Date; (ii) all Mortgage Loans have Due Dates on the eleventh day of each month and accrue interest on the respective basis described herein; (iii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls; (iv) no Yield Maintenance Charges are allocated to the Certificates; (v) distributions on the Certificates are made on the fifteenth day (each assumed to be a Business Day) of each month, commencing in August 2000; (vi) neither the Mortgage Loan Sellers, nor any other party repurchases any Mortgage Loan as described under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase"; (vii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans; (viii) there are no Collateral Support Deficits, Certificate Deferred Interest or Appraisal Reduction Amounts (as defined herein) with respect to the Mortgage Loans or the Trust Fund; (ix) none of the Mortgage Loan Sellers, the Controlling Class or the Servicers exercise the right to cause the early termination of the Trust Fund;
(x) the Servicing Fee Rate, Trustee Fee Rate and Primary Servicing Fee Rate for each Distribution Date are the rates set forth herein on the Stated Principal Balance of the Mortgage Loans as of the related Due Date; and (xi) the date of determination of weighted average life is August 4, 2000.

RATED FINAL DISTRIBUTION DATE

         The ratings provided by the Rating Agencies address the likelihood that all principal due on the Offered Certificates will be received by the Rated Final Distribution Date, which is the Distribution Date occurring in April 2062, which is the first Distribution Date following the date that is two years after the latest Assumed Maturity Date. Most of the Mortgage Loans have maturity dates or Anticipated Repayment Dates that occur earlier than the latest Assumed Maturity Date, and most of the Mortgage Loans may be prepaid prior to maturity. Consequently, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

         Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

         The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase" and "--Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are made in respect thereof.

         The tables of "Percentage of Initial Certificate Balance Outstanding at the Respective CPRs Set Forth Below" indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

         Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance of the Offered Certificates that would be outstanding after each of the indicated Distribution Dates, at the indicated CPRs.

                             CLASS A-1 CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


         DISTRIBUTION DATE               0% CPR        5% CPR       10% CPR       15% CPR       25% CPR
         -----------------               ------        ------       -------       -------       -------
Initial Percent                           100           100           100           100           100
July 15, 2001                              95            95            95            95            95
July 15, 2002                              89            89            89            89            89
July 15, 2003                              83            83            83            83            83
July 15, 2004                              76            76            76            76            76
July 15, 2005                              67            67            67            67            67
July 15, 2006                              52            52            52            52            52
July 15, 2007                              43            43            43            42            42
July 15, 2008                               0             0             0             0             0
July 15, 2009                               0             0             0             0             0
July 15, 2010                               0             0             0             0             0
July 15, 2011                               0             0             0             0             0
July 15, 2012                               0             0             0             0             0
July 15, 2013                               0             0             0             0             0
July 15, 2014                               0             0             0             0             0
July 15, 2015                               0             0             0             0             0
July 15, 2016                               0             0             0             0             0
July 15, 2017                               0             0             0             0             0
July 15, 2018                               0             0             0             0             0
July 15, 2019                               0             0             0             0             0
July 15, 2020                               0             0             0             0             0
July 15, 2021                               0             0             0             0             0
July 15, 2022                               0             0             0             0             0
July 15, 2023                               0             0             0             0             0
July 15, 2024                               0             0             0             0             0
July 15, 2025                               0             0             0             0             0

Weighted Average Life (in years)(1)       5.7           5.7           5.7           5.7           5.7

------------------
(1)  The weighted average life of the Class A-1 Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS A-2 CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

         DISTRIBUTION DATE              0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
         -----------------              ------      ------     -------      -------     -------
Initial Percent                          100         100         100         100          100
July 15, 2001                            100         100         100         100          100
July 15, 2002                            100         100         100         100          100
July 15, 2003                            100         100         100         100          100
July 15, 2004                            100         100         100         100          100
July 15, 2005                            100         100         100         100          100
July 15, 2006                            100         100         100         100          100
July 15, 2007                            100         100         100         100          100
July 15, 2008                             95          95          95          95           94
July 15, 2009                             64          64          63          63           62
July 15, 2010                              0           0           0           0            0
July 15, 2011                              0           0           0           0            0
July 15, 2012                              0           0           0           0            0
July 15, 2013                              0           0           0           0            0
July 15, 2014                              0           0           0           0            0
July 15, 2015                              0           0           0           0            0
July 15, 2016                              0           0           0           0            0
July 15, 2017                              0           0           0           0            0
July 15, 2018                              0           0           0           0            0
July 15, 2019                              0           0           0           0            0
July 15, 2020                              0           0           0           0            0
July 15, 2021                              0           0           0           0            0
July 15, 2022                              0           0           0           0            0
July 15, 2023                              0           0           0           0            0
July 15, 2024                              0           0           0           0            0
July 15, 2025                              0           0           0           0            0

Weighted Average Life (in years)(1)      9.1         9.1         9.1          9.1         9.1


------------------

(1)  The weighted average life of the Class A-2 Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                              CLASS B CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

         DISTRIBUTION DATE              0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
         -----------------              ------      ------     -------      -------     -------
Initial Percent                           100         100         100         100          100
July 15, 2001                             100         100         100         100          100
July 15, 2002                             100         100         100         100          100
July 15, 2003                             100         100         100         100          100
July 15, 2004                             100         100         100         100          100
July 15, 2005                             100         100         100         100          100
July 15, 2006                             100         100         100         100          100
July 15, 2007                             100         100         100         100          100
July 15, 2008                             100         100         100         100          100
July 15, 2009                             100         100         100         100          100
July 15, 2010                               0           0           0           0            0
July 15, 2011                               0           0           0           0            0
July 15, 2012                               0           0           0           0            0
July 15, 2013                               0           0           0           0            0
July 15, 2014                               0           0           0           0            0
July 15, 2015                               0           0           0           0            0
July 15, 2016                               0           0           0           0            0
July 15, 2017                               0           0           0           0            0
July 15, 2018                               0           0           0           0            0
July 15, 2019                               0           0           0           0            0
July 15, 2020                               0           0           0           0            0
July 15, 2021                               0           0           0           0            0
July 15, 2022                               0           0           0           0            0
July 15, 2023                               0           0           0           0            0
July 15, 2024                               0           0           0           0            0
July 15, 2025                               0           0           0           0            0

Weighted Average Life (in years)(1)      9.7         9.7         9.7          9.7         9.7

--------------
(1) The weighted average life of the Class B Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                              CLASS C CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


         DISTRIBUTION DATE              0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
         -----------------              ------      ------     -------      -------     -------
Initial Percent                           100         100         100         100          100
July 15, 2001                             100         100         100         100          100
July 15, 2002                             100         100         100         100          100
July 15, 2003                             100         100         100         100          100
July 15, 2004                             100         100         100         100          100
July 15, 2005                             100         100         100         100          100
July 15, 2006                             100         100         100         100          100
July 15, 2007                             100         100         100         100          100
July 15, 2008                             100         100         100         100          100
July 15, 2009                             100         100         100         100          100
July 15, 2010                               0           0           0           0            0
July 15, 2011                               0           0           0           0            0
July 15, 2012                               0           0           0           0            0
July 15, 2013                               0           0           0           0            0
July 15, 2014                               0           0           0           0            0
July 15, 2015                               0           0           0           0            0
July 15, 2016                               0           0           0           0            0
July 15, 2017                               0           0           0           0            0
July 15, 2018                               0           0           0           0            0
July 15, 2019                               0           0           0           0            0
July 15, 2020                               0           0           0           0            0
July 15, 2021                               0           0           0           0            0
July 15, 2022                               0           0           0           0            0
July 15, 2023                               0           0           0           0            0
July 15, 2024                               0           0           0           0            0
July 15, 2025                               0           0           0           0            0

Weighted Average Life (in years)(1)      9.8         9.8         9.8          9.8         9.8


------------------
(1) The weighted average life of the Class C Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                              CLASS D CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

         DISTRIBUTION DATE              0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
         -----------------              ------      ------     -------      -------     -------
Initial Percent                          100         100         100         100          100
July 15, 2001                            100         100         100         100          100
July 15, 2002                            100         100         100         100          100
July 15, 2003                            100         100         100         100          100
July 15, 2004                            100         100         100         100          100
July 15, 2005                            100         100         100         100          100
July 15, 2006                            100         100         100         100          100
July 15, 2007                            100         100         100         100          100
July 15, 2008                            100         100         100         100          100
July 15, 2009                            100         100         100         100          100
July 15, 2010                              0           0           0           0            0
July 15, 2011                              0           0           0           0            0
July 15, 2012                              0           0           0           0            0
July 15, 2013                              0           0           0           0            0
July 15, 2014                              0           0           0           0            0
July 15, 2015                              0           0           0           0            0
July 15, 2016                              0           0           0           0            0
July 15, 2017                              0           0           0           0            0
July 15, 2018                              0           0           0           0            0
July 15, 2019                              0           0           0           0            0
July 15, 2020                              0           0           0           0            0
July 15, 2021                              0           0           0           0            0
July 15, 2022                              0           0           0           0            0
July 15, 2023                              0           0           0           0            0
July 15, 2024                              0           0           0           0            0
July 15, 2025                              0           0           0           0            0

Weighted Average Life (in years)(1)      9.8         9.8         9.8          9.8         9.8


------------------

(1) The weighted average life of the Class D Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of July 11, 2000 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicers, the Special Servicers and the Trustee.

         Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Trustee will provide a copy of the Pooling and Servicing Agreement to a prospective or actual holder of an Offered Certificate, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses. The Pooling and Servicing Agreement will also be made available by the Trustee on its website, at the address set forth under "Reporting Requirements." The Pooling and Servicing Agreement will also be filed with the Commission by the Depositor by means of the EDGAR System and should be available on the Commission's website, the address of which is "www.sec.gov."

ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, a mortgage file ("Mortgage File") containing certain documents and instruments, including, among other things, the following: (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, or a lost note affidavit; (ii) the original mortgage or counterpart thereof (or, in either case, a certified copy thereof); (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages (or certified copies thereof); (v) the related security agreement, if any; (vi) if applicable, the original assignment of the assignment of leases and rents to the Trustee; (vii) if applicable, preceding assignments of assignments of leases and rents (or certified copies thereof); (viii) a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (ix) if applicable, the original loan agreements; (x) the original lender's title insurance policy (or marked commitments to insure); and (xi) with respect to the L'Enfant Loan, the co-lender and intercreditor agreements and (xii) with respect to the 1211 Avenue of the Americas Loan and the Crystal Pavilion/Petry Building Loan, the applicable intercreditor agreement. The Trustee will hold such documents for the benefit of the holders of the Certificates. The Trustee is obligated to review the documents described in items (i) through (iv), (vi) through (viii) and (x) above for each Mortgage Loan and report any missing documents or certain types of defects therein (in each such case, a "Defect" in the related Mortgage File) within 90 days after the Closing Date to the Depositor, the applicable Servicer, the applicable Special Servicer and the applicable Mortgage Loan Seller as set forth in and subject to the terms of the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

         In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of the Certificateholders (i) the representations and warranties made by each of the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements and (ii) the representations and warranties made by Finova Capital, Finova and Llama to the MSDWMC Mortgage Loan Seller with respect to the Mortgage Loans sold by FINOVA Commercial Mortgage Loan Owner Trust 1998-1 ("Finova Owner Trust") and Finova (the "Finova Loans") and Llama (the "Llama Loans") to the MSDWMC Mortgage Loan Seller, which will be assigned by the MSDWMC Mortgage Loan Seller to the Depositor in the related Mortgage Loan Purchase Agreement. The CSFB Mortgage Loan Seller will make representations and warranties as of the Closing Date (unless otherwise specified) with respect to the CSFB Mortgage Loans. The NCCB Mortgage Loan Seller will make representations and warranties as of the Closing Date (unless otherwise specified) with respect to the NCCB Mortgage Loans. The MSDWMC Mortgage Loan Seller will make representations and warranties as of the Closing Date (unless otherwise specified) with respect to 24 of the MSDWMC Mortgage Loans (representing 15.1% of the Initial Pool Balance). With respect to four of the MSDWMC Mortgage Loans (representing 3.2% of the Initial Pool Balance) the Trustee will receive the assignment of certain of the representations and warranties made by Finova Capital to the MSDWMC Mortgage

Loan Seller as of July 8, 1999, the date on which the MSDWMC Mortgage Loan Seller acquired such Mortgage Loans from Finova Owner Trust. With respect to nine of the MSDWMC Mortgage Loans (representing 4.8% of the Initial Pool Balance) the Trustee will receive the assignment of certain of the representations and warranties made by Finova to the MSDWMC Mortgage Loan Seller as of July 8, 1999, the date on which the MSDWMC Mortgage Loan Seller acquired such Mortgage Loans from Finova. With respect to four of the MSDWMC Mortgage Loans (representing 1.8% of the Initial Pool Balance) the Trustee will receive the assignment of certain of the representations and warranties made by Llama to the MSDWMC Mortgage Loan Seller as of December 17, 1999, the date on which the MSDWMC Mortgage Loan Seller acquired such Mortgage Loans from Llama. Subject to certain specified exceptions, the representations and warranties of the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller and NCCB Mortgage Loan Seller generally include the following:

          (1) the information set forth in the schedule of the Mortgage Loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

          (2) such seller owned the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

          (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

          (5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the Mortgaged Property;

          (7) the Mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the Mortgage Loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

          (9) to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property;

          (10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein;

          (11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

          (12) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report;

          (13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

          (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

          (16) the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the borrower's interest in such ground lease is assignable upon notice to, but without the consent of, the lessor thereunder; (c) such ground lease is in full force and effect and, to the knowledge of the seller, no material default has occurred thereunder; (d) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of the lien is given to lessor); (e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan;

          (18) the Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans;

          (19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or defeasance, or in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and

          (20) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

         If a Mortgage Loan Seller has been notified of a Defect in any Mortgage File or if a Mortgage Loan Seller, Finova Capital, Finova or Llama has been notified of a breach of any of its representations and warranties (a "Breach") which, in either case, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, and if such Mortgage Loan Seller does not cure such Defect or such Mortgage Loan Seller, Finova Capital, Finova or Llama does not cure such Breach, in each case within a period of 90 days following the earlier of its receipt of such notice or its discovery of the Defect or Breach, then such Mortgage Loan Seller, in the case of a Defect, or such Mortgage Loan Seller, Finova Capital, Finova or Llama in the case of a Breach, will be obligated to repurchase the affected Mortgage Loan within such 90-day period (or in the case of Finova Loans, within a 180-day period if certain conditions are satisfied). The price (the "Purchase Price") will be equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time, to but not including the Due Date in the Due Period of purchase (which includes unpaid Servicing Fees and Primary

Servicing Fees), (iii) all related unreimbursed Servicing Advances plus, in general, accrued and unpaid interest on related Advances at the Reimbursement Rate (as defined herein) and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the related Servicer, the related Special Servicer, the Depositor and the Trustee in respect of the Defect or Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

         The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any Defect in a Mortgage File or any Breach of any Mortgage Loan Seller's, Finova Capital's, Finova's or Llama's representations or warranties regarding the Mortgage Loans. Certain representations made by Llama in connection with its sale to the MSDWMC Mortgage Loan Seller of the Llama Loans expire on December 17, 2000, and Llama's obligation to repurchase any Llama Loan in connection with a breach of any such representation will terminate on that date unless Llama has become aware of the existence of such breach prior to such date. The related Mortgage Loan Seller, Finova Capital, Finova or Llama, as applicable, will be the sole warranting party in respect of the Mortgage Loans, and none of the Depositor, the Servicers, the Special Servicers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected Mortgage Loan in connection with a Breach if a Mortgage Loan Seller, Finova Capital, Finova or Llama defaults on its obligation to do so and no assurance can be given that the Mortgage Loan Sellers or such other parties will fulfill such obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the related Mortgage Loan Seller, Finova Capital, Finova or Llama regarding such Mortgage Loan will not be correct in all material respects when made (subject to any exceptions stated in the related mortgage loan purchase agreement). The repurchase obligation of the CSFB Mortgage Loan Seller with respect to the CSFB Mortgage Loans will be guaranteed by Credit Suisse First Boston, acting through its Cayman Branch ("CSFB Cayman"). CSFB Cayman will not guarantee the repurchase obligations of the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, Finova Capital, Finova or Llama.

         Any Defect or any Breach that, in either case, causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of Certificateholders therein, requiring the related Mortgage Loan Seller, Finova Capital, Finova or Llama, as applicable, to purchase the affected Mortgage Loan from the Trust Fund at the applicable Purchase Price or in conformity with the related Mortgage Loan Purchase Agreement.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

         Each Servicer and each Special Servicer will service and administer their respective Mortgage Loans and, with respect to each Special Servicer, any REO Properties (subject to the servicing and special servicing of the L'Enfant Loan and the 1211 Avenue of the Americas Loan by the servicer and special servicer of the L'Enfant Loan and the 1211 Avenue of the Americas Loan, respectively, each as described below) for which it is responsible on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the applicable Servicer or the applicable Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the respective Mortgage Loans or Specially Serviced Mortgage Loans and, to the extent consistent with the foregoing, the terms of the Pooling and Servicing Agreement and, in the case of the L'Enfant Loan and the 1211 Avenue of the Americas Loan, the related agreement and/or co-lender agreement, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (i) the same manner in which, and with the same care, skill, prudence and diligence with which, the applicable Servicer or applicable Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial or multifamily mortgage lenders servicing their own mortgage loans and (ii) the same care, skill, prudence and diligence with which the applicable Servicer or applicable Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by such Servicer or such Special Servicer, in either case exercising reasonable business judgment and with a view to the maximization, on a present value basis (discounting at the related Mortgage Rate), of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, but without regard to: (a) any relationship that the applicable Servicer or the applicable Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower or any other party to the Pooling and Servicing Agreement; (b) the ownership of any Certificate by the applicable Servicer or the applicable

Special Servicer, as the case may be, or any affiliate thereof; (c) each Servicer's obligation to make Advances; (d) the applicable Servicer's or the applicable Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction, (e) each Servicer's or each Special Servicer's ownership, servicing or management of any other mortgage loans or mortgaged properties or (f) the Pool II Servicer's or the Pool II Special Servicer's requirement to repurchase a mortgage loan due to a breach of a representation or warranty (the foregoing, collectively referred to as the "Servicing Standard").

         The Pool I Servicer will enter into a sub-servicing agreement (the "Primary Servicing Agreement") with certain primary servicers (each, a "Primary Servicer"), pursuant to which, in the event such Primary Servicer is terminated or resigns, the successor to such Primary Servicer (other than the Trustee or its designee) will succeed to the rights and obligations of such Primary Servicer under the Primary Servicing Agreement. The Primary Servicing Agreement provides that the Primary Servicers are not terminable unless certain events of default or termination events occur thereunder. In addition, each Servicer and each Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation and will remain liable to the Trustee and the Certificateholders for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicers, the Special Servicers nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicers or the Special Servicers for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement and the Primary Servicing Agreement, each Servicer is primarily liable to the Trust Fund for the servicing of Mortgage Loans by the related Primary Servicers and each Primary Servicer has agreed to indemnify the related Servicer for any liability that such Servicer may incur as a result of the Primary Servicer's failure to perform its obligations under the Primary Servicing Agreement.

         The Pooling and Servicing Agreement requires the Servicers or the Special Servicers, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the above, each Servicer or each Special Servicer may, in its discretion, waive any Penalty Charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan it is obligated to service. With respect to the ARD Loans, the applicable Servicer and applicable Special Servicer will not be able to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collections, until the date on which principal and accrued interest (other than Excess Interest) has been paid in full. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans," each Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. Each Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

         First Union National Bank, as servicer of the L'Enfant Other Note (collectively with the 1211 Avenue of the Americas Other Note, the "Other Servicer Notes"), will primarily service the L'Enfant Whole Loan (collectively with the 1211 Avenue of the Americas Whole Loan and the Crystal Pavilion/Petry Building Whole Loan, the "Whole Loans"). The L'Enfant Whole Loan will be specially serviced for the benefit of the Trust Fund and the trustee of the CSFB 1998-C2 Securitization by the special servicer under the pooling and servicing agreement for the CSFB 1998-C2 Securitization, which will initially be Lennar Partners, Inc.

         The servicer of the L'Enfant Other Note will be required to make all servicing advances with respect to the L'Enfant Whole Loan and will be entitled to reimbursement on demand from the Pool I Servicer for its allocable share of such servicing advance. Such reimbursement by the Pool I Servicer will be treated as a Servicing Advance under the Pooling and Servicing Agreement. The Pool I Servicer will be required to make P&I Advances with respect to the amounts due on the L'Enfant Trust Fund Note. See "The Pooling and Servicing Agreement--Advances" in this Prospectus Supplement.

         BNY Asset Solutions LLC, as servicer of the 1211 Avenue of the Americas Other Note, will be required to make all Servicing Advances with respect to the 1211 Avenue of the Americas Loan and will be entitled to immediate reimbursement from the Pool I Servicer for its allocable share of such Servicing Advance. If such allocable pro rata share is not immediately reimbursed by the Pool I Servicer, such amount can be netted from amounts collected on the 1211 Avenue of the Americas Loan and otherwise payable to the Trustee. BNY Asset Solutions LLC will be required to make P&I Advances with respect to the amounts due on the 1211 Avenue of the Americas Trust Fund Note. See "The Pooling and Servicing Agreement--Advances" in this Prospectus Supplement.

         The servicer of each Other Servicer Note will be required to primarily service the related Whole Loan for the benefit of the Trust Fund and the holder of the related Other Servicer Note with a view to maximizing recovery to both holders. ORIX Real Estate Capital Markets, LLC will be required to specially service the 1211 Avenue of the Americas Whole Loan pursuant to the trust and servicing agreement of the 2000-1211 Securitization.

         The Pool I Servicer will be required to primarily service the Crystal Pavilion/Petry Building Whole Loan for the benefit of both the Trust Fund and the holders of the Crystal Pavilion/Petry Building Other Notes with a view to maximizing recovery to all holders. The Pool I Special Servicer will be required to specially service the Crystal Pavilion/Petry Building Whole Loan pursuant to the Pooling and Servicing Agreement. The Pool I Servicer will be required to make all Servicing Advances with respect to the Crystal Pavilion/Petry Building Whole Loan and will be entitled to immediate reimbursement from the holders of the Crystal Pavilion/Petry Building Other Notes for their allocable shares of such Servicing Advance. If such allocable pro rata shares are not immediately reimbursed by such holders, such amounts will be netted from amounts collected on the Crystal Pavilion/Petry Building Whole Loan and otherwise payable to such holders. See "The Pooling and Servicing Agreement--Advances" in this Prospectus Supplement.

ADVANCES

         On the Business Day immediately preceding each Distribution Date (the "Servicer Remittance Date"), each Servicer, with respect to its related Mortgage Loan (other than the 1211 Avenue of the Americas Loan), and BNY Asset Solutions LLC, with respect to the 1211 Avenue of the Americas Loan, will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in its Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(i) the related Monthly Payments (in each case net of any related Servicing Fees, Primary Servicing Fees and Workout Fees), other than Balloon Payments, which were due during any related Due Period and delinquent (or not advanced by the related sub-servicer) as of the Business Day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount (the "Assumed Scheduled Payment") equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Net Mortgage Rate (net of interest at the Servicing Fee Rate). Each Servicer's obligations to make P&I Advances in respect of its related Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent the applicable Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee is obligated to make such required P&I Advance pursuant to the Pooling and Servicing Agreement, but in any event no later than on the related Distribution Date.

         With respect to any Distribution Date, the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event (as defined herein) will equal the amount that would be required to be advanced by the related Servicer without giving effect to the Appraisal Reduction (as defined herein) less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Servicers nor the Trustee will be required or permitted to make a P&I Advance for Penalty Charges, Yield Maintenance Charges, Excess Interest, Balloon Payments or Prepayment Premiums. If the monthly payment on any Mortgage Loan has been reduced or if the final maturity on any Mortgage Loan is extended in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the related Special Servicer, and the monthly payment due and owing during the extension period is less than the scheduled monthly payment in effect prior to such modifications, then the related Servicer shall, as to such Mortgage Loan, advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Primary Servicing Fees and Servicing
Fees) in the event of subsequent delinquencies thereon.

         In addition to P&I Advances, each Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments, hazard insurance premiums, environmental inspections and remediation and to cover other similar costs and expenses that are or may become a lien thereon. To the extent that the related Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and a responsible officer of the Trustee has been notified in writing of such failure, the Trustee will make such Servicing Advance pursuant to the Pooling and Servicing Agreement no later than one Business Day following the Servicer's failure to make such Servicing Advance (or, in the case of the 1211 Avenue of the Americas Loan, five Business Days). The applicable Servicer or the Trustee, as the case may be, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of related payments, insurance and condemnation proceeds, Liquidation Proceeds, any revenues from REO Properties or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicers nor the Trustee will be obligated to make any Advance or portion thereof that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicers or the Trustee will be entitled to recover any Advance or portion thereof that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

         The servicer of the L'Enfant Other Note will be required to make all servicing advances with respect to the L'Enfant Whole Loan and will be entitled to reimbursement on demand from the Pool I Servicer for its allocable share of such servicing advance. Such reimbursement by the Pool I Servicer will be treated as a Servicing Advance under the Pooling and Servicing Agreement. The Pool I Servicer will be required to make P&I Advances with respect to the amounts due on the L'Enfant Trust Fund Note. See "The Pooling and Servicing Agreement--Advances" in this Prospectus Supplement.

         In connection with its recovery of any Advance, each of the Servicers and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Collection Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement.

         The "Prime Rate" will be the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, New York edition. Each Statement to Certificateholders (as defined herein) will contain information relating to the amount of Advances made with respect to the related Distribution Date. See "--Reports to Certificateholders; Available Information" below.

APPRAISAL REDUCTIONS

         After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which the first extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the related Special Servicer, which extension does not decrease the aggregate amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the related Special Servicer, (iv) 60 days after a receiver has been appointed for the borrower of the related Mortgaged Property, (v) 30 days after a borrower declares bankruptcy; (vi) 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding and (vii) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate Certificate Balances of all Classes of Certificates (other than the Senior Certificates) have been reduced to zero. Such event with respect to the 1211 Avenue of the Americas Loan will occur on the earliest date on which (i) the 1211 Avenue of the Americas Whole Loan is 90 days delinquent in respect of any monthly payment amount, (ii) the related Mortgaged Property is acquired on behalf of the 2000-1211 Securitization trust fund, (iii) the 1211 Avenue of the Americas Whole Loan has been modified to reduce the amount of any monthly payment amount, (iv) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property for at least 30 days, (v) the mortgagor is subject to any bankruptcy, insolvency or similar proceeding or (vi) the 1211 Avenue of the Americas Whole Loan is due and has not been paid on its Final Maturity Date. The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) (A) 90% of the appraised value of the related Mortgaged Property (or, with respect to the L'Enfant Loan, the pro rata portion of the Mortgaged Property allocable to such loan) as determined (a) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable Special Servicer as a Servicing Advance) or (b) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the related Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000 plus
(B) any letter of credit, reserve, escrow or similar amount held by the servicer which may be applied to payments on the Mortgage Loan over (ii) the sum of (a) to the extent not previously advanced by the applicable Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (b) all unreimbursed Advances in respect of such Mortgage Loan and interest thereon at the Reimbursement Rate and (c) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the applicable Servicer or the Trustee and/or for which funds have not been escrowed). If required to obtain an MAI appraisal pursuant to the foregoing, the related Special Servicer must receive such appraisal within 60 days of the occurrence of such Appraisal Reduction Event (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event). Except with respect to the 1211 Avenue of the Americas Loan, which does not provide for such internal valuations, if such appraisal is not received, and an internal valuation is not completed, by such date or if, for any Mortgage Loan with a Stated Principal Balance of $2,000,000 or less, the related Special Servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction for the related Mortgage Loan will be 25% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such MAI appraisal or the completion of such internal valuation, the related Special Servicer will be required to calculate and report to the applicable Servicer, and such Servicer will report to the Trustee, the Appraisal Reduction taking into account such appraisal or internal valuation.

         As a result of calculating an Appraisal Reduction with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Servicer Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of (i) the Reduction Rate (as defined below) for such Distribution Date and (ii) the Appraisal Reduction with respect to such Mortgage Loan. Such Appraisal Reduction Amount will be calculated by the Servicer, who will be required to make such calculation prior to the day on which the Servicer is required to make Advances. The "Reduction Rate" will be a rate per annum equal to the average of the Pass-Through Rates of each Class to which Appraisal Reductions have been allocated pursuant to the Pooling and Servicing Agreement, weighted on the basis of the amount of the Appraisal Reductions allocated to each such Class.

         With respect to each Specially Serviced Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan (as defined herein) and has remained current for twelve consecutive Monthly Payments and with respect to which no other Appraisal Reduction Event has occurred and is continuing), the related Special Servicer is required, within 30 days of each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal) and, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the applicable Special Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the related Special Servicer shall redetermine and report to the Trustee and the applicable Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the related Special Servicer will not be required to obtain an appraisal or perform an internal valuation, as the case may be, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event if such Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, except where the Special Servicer has reason to believe there has been a material adverse change in the value of the property securing such Mortgage Loan. Instead, such Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

         With respect to each Specially Serviced Mortgage Loan as to which an Appraisal Reduction Event has occurred and that has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the related Special Servicer may, within 30 days after the date of such twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which is required to be paid by the applicable Special Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal or internal valuation, the related Special Servicer is required to redetermine and report to the Trustee and the applicable Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction will replace the prior Appraisal Reduction with respect to such Mortgage Loan.

ACCOUNTS

         Lockbox Accounts. With respect to seventy-eight Mortgage Loans, which represent in the aggregate 70.2% of the Initial Pool Balance, one or more accounts in the name of the related borrower (which are the Lockbox Accounts) have been, or upon the occurrence of certain events will be, established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lockbox Accounts are periodically swept into the Cash Collateral Accounts (as defined below). For all ARD Loans for which a Lockbox Account has not already been established, such loans require the related lender to establish a Lockbox Account prior to its Anticipated Repayment Date. The Lockbox Accounts will not be assets of the Trust Fund.

         Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lockbox Account, one or more accounts in the name of the related Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lockbox Accounts will be swept on a regular basis. Unless certain trigger events occur as specified in the related Mortgage Loan, any excess over the amount necessary to fund the Monthly Payment, the Escrow Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower, provided that no event of default of which the related Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Excess Interest," after the respective Anticipated Repayment Date, if applicable, all or substantially all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Escrow Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust Fund.

         Collection Account. Each Servicer will establish and maintain a segregated account (each, a "Collection Account" and collectively the "Collection Accounts") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into its Collection Account for application towards the Monthly Payment, net of related Servicing Fees and Primary Servicing Fees and other amounts due the applicable Servicer or applicable Primary Servicer and not required to be deposited into its Collection Account. Each Servicer will also deposit into its Collection Account within one Business Day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Escrow Account, net of related Servicing Fees and Primary Servicing Fees and other amounts due the applicable Servicer or applicable Primary Servicer and not required to be deposited into the Collection Account.

         Distribution Account. The Trustee will establish and maintain one or more segregated accounts (collectively, the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, each Servicer will deliver to the Trustee for deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account on the Servicer Remittance Date, its portion of the Available Distribution Amount. Each Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent a Servicer fails to do so, the Trustee is required to deposit any required P&I Advances into the Distribution Account on the related Distribution Date as described herein and as provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Distributions."

         Interest Reserve Account. Each Servicer will establish on or before the Closing Date and will maintain an Interest Reserve Account (the "Interest Reserve Account") in the name of such Servicer for the benefit of the holders of the Certificates. On the Servicer Remittance Date in each February and on the Servicer Remittance Date in any January which occurs in a year which is not a leap year, each Servicer will be required to deposit, in respect of the related Mortgage Loans that accrue on an Actual/360 basis, into the Interest Reserve Account, an amount withheld from the related Monthly Payment or Advance equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Distribution Date occurring in the month preceding the month in which such Servicer Remittance Date occurs, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February (or, in the case of a leap year, in any February), "Withheld Amounts"). On each Servicer Remittance Date occurring in March, each Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution Account.

         Excess Interest Distribution Account. The Trustee also will establish and maintain one or more segregated accounts (collectively, the "Excess Interest Distribution Account"), each in the name of the Trustee for the benefit of the holders of the Certificates.

         Account Requirements. The Cash Collateral Accounts, Collection Account, any REO Account, the Escrow Accounts, the Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account will be held in the name of the Trustee (or the related Servicer on behalf of the Trustee) on behalf of the holders of Certificates and such Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Collection Account and the Interest Reserve Account. The accounts related to the 1211 Avenue of the Americas Loan will be controlled by the servicer of the 2000-1211 Securitization and the account requirements will be governed by the related trust and servicing agreement. Each of the Cash Collateral Account, Collection Account, any REO Account, the Interest Reserve Account, the Escrow Accounts and the Excess Interest Distribution Account will be (i) (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P and "F-1+" by Fitch (if rated by Fitch) (each, as defined herein) in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "A" by S&P and "AA" by Fitch (if rated by Fitch) or (b) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not, in and of itself, cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on the Certificates, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating

Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates (an "Eligible Bank"). NCCB's wholly-owned subsidiary, NCB Savings Bank, a federally chartered thrift, will be deemed to be an Eligible Bank for the purpose of maintaining certain of the accounts established under the related Mortgage Loan. Amounts on deposit in the Collection Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account, any Escrow Accounts and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the applicable Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the applicable Servicer. Amounts on deposit in the Excess Interest Distribution Account and the Distribution Account will remain uninvested.

WITHDRAWALS FROM THE COLLECTION ACCOUNTS

         Each Servicer may make withdrawals from its respective Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be remitted or that may be applied to make P&I Advances; (ii) to pay itself unpaid Servicing Fees or to pay any unpaid Primary Servicing Fees, and to pay the applicable Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees (each as defined herein); (iii) to reimburse itself or the Trustee for unreimbursed P&I Advances; (iv) to reimburse itself, the Trustee or, with respect to the L'Enfant Loan or the 1211 Avenue of the Americas Loan, the holder or servicer of the related Other Note, for unreimbursed Servicing Advances; (v) to reimburse itself or the Trustee, for Nonrecoverable Advances; (vi) to pay itself or the Trustee, any interest accrued and payable thereon for any unreimbursed P&I Advances, Servicing Advances or Nonrecoverable Advances; (vii) to reimburse itself, the applicable Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any Breach or Defect giving rise to a repurchase obligation of either Mortgage Loan Seller, Finova Capital, Finova or Llama, or the enforcement of such obligation, under the related Mortgage Loan Purchase Agreement; (viii) to pay itself, as additional servicing compensation, any net investment earnings and Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related borrower; and to pay the applicable Special Servicer, as additional servicing compensation, Penalty Charges on Specially Serviced Mortgage Loans; (ix) to recoup any amounts deposited in the Collection Account in error; (x) to pay itself, the applicable Special Servicer, the Depositor and their respective directors, officers, employees and agents, any amounts payable pursuant to the Pooling and Servicing Agreement; (xi) to pay for (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the Pooling and Servicing Agreement to the extent payable out of the Trust Fund and (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Loan; (xii) to pay out of general collections for any and all federal, state and local taxes imposed on any REMIC or their assets or transactions together with incidental expenses;
(xiii) to reimburse itself and the applicable Special Servicer out of general collections for expenses incurred by and reimbursable to each of them by the Trust Fund; (xiv) to pay itself, the applicable Special Servicer, either Mortgage Loan Seller, , Finova Capital, Finova or Llama, with respect to each Mortgage Loan, if any, previously purchased pursuant to the Pooling and Servicing Agreement, all amounts received thereon subsequent to the date of purchase; (xv) to pay for costs and expenses incurred by the Trust Fund due to actions taken pursuant to an environmental assessment; (xvi) to the extent deposited therein, to pay the holder of the Crystal Pavilion/Petry Building Other Notes the amounts due under the related intercreditor agreement; and
(xvii) to clear and terminate the Collection Account at termination of the Pooling and Servicing Agreement; provided, that in the case of clauses (iii),
(iv), (v) and (vi), the Trustee will have priority with respect to any such reimbursement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

         The Mortgage Loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the Mortgage Loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (including, except in the case of the NCCB Mortgage Loans, transfer of a direct or indirect controlling interest in a borrower (i.e., voting control or 49% economic interest in the aggregate)) or (b) provide that the Mortgage Loans may be assumed with, among other conditions, the consent of the related servicer in connection with any such sale or other transfer. Each Special

Servicer will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless such Special Servicer determines, in accordance with the Servicing Standard, that (i) not declaring an event of default under the related Mortgage or (ii) granting such consent would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If such Special Servicer determines that (i) not declaring an event of default under the related Mortgage or (ii) granting such consent would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), such Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with such Special Servicer's regular commercial mortgage origination criteria or the Servicing Standard and the terms of the related Mortgage and (b) with respect to any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of Mortgage Loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Mortgage Loans" that, in each case, in the aggregate, (a) represents 5% or more of the aggregate outstanding principal balance of all of the Mortgage Loans at such time or (b) is one of the ten largest Mortgage Loans by outstanding principal balance of all of the Mortgage Loans at such time, such Special Servicer has received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates (the conditions described in clauses (a) and (b) of this sentence are referred to herein as the "Assumption Conditions"). Mortgage Loans described in clause (b) above are referred to herein as "Significant Mortgage Loans." Each Special Servicer is required to provide notice to the Rating Agencies of the assumption of any Mortgage Loan or transfer of a direct or indirect controlling interest in the borrower under a Mortgage Loan which, in each case, is not a Significant Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Mortgage Note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications" below. Each Special Servicer will provide notice to the Rating Agencies of any waiver of any due-on-sale clause in the event that Rating Agency confirmation is not required for such waiver.

         The consent of each Special Servicer and, except as described herein, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to a Mortgage Loan forecloses upon the equity in a borrower under a Mortgage Loan.

         The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or (b) require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related Mortgaged Property. Each Special Servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless such Special Servicer (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of the Rating Agencies, that (1) not accelerating payments on the related Mortgage Loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         Each Servicer (or, with respect to the Specially Serviced Mortgage Loans, the applicable Special Servicer) will perform (at its own expense), or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Properties relating to the L'Enfant Loan and the 1211 Avenue of the Americas Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note (a) with a Stated Principal Balance of which is $2,500,000 or more or that is a Mortgage Loan that represents 2.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans at such time, at least once every 12 months and (b) with a Stated Principal Balance that is less than $2,500,000 and that is not a Mortgage Loan which represents 2.0% or more of the aggregate outstanding principal balance of all the Mortgage Loans at such time, at least once every 24 months, in each case commencing in August 2000 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the applicable Servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates); provided, however, that if the related Mortgage Loan (i) has a DSCR of less than 1.0x and is a Specially Serviced Mortgage Loan, (ii) becomes a Specially Serviced Mortgage Loan, or
(iii) is delinquent for 60 days, the related Special Servicer is required to inspect the related Mortgaged Property as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The applicable Special Servicer or the applicable Servicer, as the case may be, is required to prepare a written report of each such inspection describing the condition of the Mortgaged Property.

         Most of the Mortgages obligate the related borrower to deliver quarterly, and substantially all Mortgages require annual, property operating statements. However, the NCCB Mortgage Loans only require annual audited financial statements. In addition, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the related Special Servicer or the related Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

INSURANCE POLICIES

         To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, each Servicer (or, with respect to the Specially Serviced Mortgage Loans, the related Special Servicer) will use its reasonable best efforts to cause each borrower to maintain, and if the borrower does not so maintain, is required to itself maintain (through a program that it maintains, or in the case of the Special Servicer, through a program maintained by the Pool I Servicer) to the extent available at commercially reasonable rates (as determined by such Servicer or such Special Servicer, as applicable, in accordance with the Servicing Standard), any insurance policy coverage determined to be applicable by such Servicer or, with respect to any Specially Serviced Mortgage Loan, by such Special Servicer, in accordance with the Servicing Standard. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan but in any case, such amount so as to avoid the application of any co-insurance clause and with no deduction for physical depreciation. Additionally, under the terms of the related Mortgage Loan documents, each borrower is required to maintain business interruption insurance which covers a period of not less than 12 months. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (if such flood insurance has been made available), the applicable Servicer or the applicable Special Servicer, as the case may be, will use its reasonable best efforts to cause each borrower to maintain (to the extent required by the related Mortgage Loan), and if the borrower does not so maintain, is required to itself maintain (through a program that it maintains, or in the case of the Special Servicer, through a program maintained by the Pool I Servicer) to the extent available at commercially reasonable rates (as determined by the applicable Servicer or the applicable Special Servicer, as the case may be, in accordance with the Servicing Standard), a Federal flood insurance policy in an amount equal to at least the lesser of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended and (iii) any amount required by the related Mortgage Loan. Each Special Servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property in an amount that is not less than the lesser of the full replacement cost of the improvements on such Mortgaged Property or the outstanding principal balance owing on such Mortgage Loan. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by such Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Pooling and Servicing Agreement provides that the related Servicer and the related Special Servicer may satisfy their respective obligations to cause related borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the related Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so is required to be advanced by such Servicer as a Servicing Advance and will be charged to the related borrower.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement requires each Servicer and each Special Servicer to cause a firm of nationally recognized independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2001, a statement to the effect that such firm has examined the servicing operations of the reporting person for the previous calendar year (or a portion thereof) and that on the basis of their examination, conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (the "Audit Program"), such firm confirms that each Servicer or each Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of each such firm, the USAP or the Audit Program require such firm to report, in which case such exceptions and errors shall be so reported.

         The Pooling and Servicing Agreement also requires each Servicer and each Special Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2001, an officer's certificate of each Servicer stating that, among other things, to the best of such officer's knowledge, such Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE TRUSTEE, THE SERVICERS AND THE SPECIAL SERVICERS

         The Pooling and Servicing Agreement permits the Depositor, the Servicers and the Special Servicers to resign from their respective obligations thereunder only upon (a) with respect to each Servicer or each Special Servicer, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not result in a downgrade, withdrawal or qualification of the then applicable rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible under applicable law. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will provide that none of the Servicers, the Special Servicers, the Trustee, the Depositor or any affiliate, director, officer, employee or agent of any of them will be under any liability to the Trust Fund, the other parties thereto or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicers, the Special Servicers, the Trustee, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicers, the Special Servicers, the Trustee, the Depositor and any affiliate, director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. Additionally, the Pooling and Servicing Agreement will provide that neither the Servicers nor the Special Servicers nor any director, officer, employee or agent of either will be under any liability for, nor be responsible for, any action or decision by the servicer, special servicer or trustee of the CSFB 1998-C2 Securitization in servicing the L'Enfant Loan, or by the servicer, special servicer or trustee of the 2000-1211 Securitization in servicing the 1211 Avenue of the Americas Loan and each Servicer and each Special Servicer and, any such director, officer, employee or agent will be indemnified and held harmless for any loss, liability or expense incurred in connection therewith.

         In addition, the Pooling and Servicing Agreement will provide that none of the Servicers, the Special Servicers, the Trustee, or the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicers, the Special Servicers, the Trustee, and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action, proceeding, hearing or examination as it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the applicable Servicer, the applicable Special Servicer, the Trustee or the Depositor, as the case may be, will be entitled to reimbursement from amounts attributable to the Mortgage Loans on deposit in the Collection Account.

         Pursuant to the Pooling and Servicing Agreement, each Servicer and each Special Servicer will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each Servicer or each Special Servicer will be allowed to self-insure with respect to a fidelity bond and errors and omissions policy so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

         Any person with or into which the Servicers, the Special Servicers or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicers, the Special Servicers or the Depositor is a party, or any person succeeding to the business of the Servicers, the Special Servicers or the Depositor, will be the successor of the Servicers, the Special Servicers or the Depositor, as the case may be, under the Pooling and Servicing Agreement; provided, however, that such merger, consolidation or succession will not, or has not, in and of itself, resulted in a withdrawal, downgrade or qualification of the then current ratings of the Certificates that have been so rated, as confirmed in writing by each Rating Agency. The Servicers and the Special Servicers may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

         "Events of Default" under the Pooling and Servicing Agreement with respect to each Servicer or each Special Servicer, as the case may be, will include, without limitation, (i) (a) any failure by such Servicer to make any remittance required to be made by such Servicer (including any P&I Advances) by 5:00 p.m. on such Servicer Remittance Date, which is not cured by 10:00 a.m. on the Distribution Date and (b) any failure by such Servicer to make any required Servicing Advance within the time specified in the Pooling and Servicing Agreement; (ii) any failure by such Special Servicer to deposit into the REO Account, or to remit to the applicable Servicer for deposit in the Collection Account, any such remittance required to be made by such Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; (iii) any failure by such Servicer or `such Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (or fifteen days for payment of premiums on any insurance policies or 60 days so long as such Servicer is in good faith diligently pursuing such obligation) after written notice thereof has been given to such Servicer or such Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to such Servicer or such Special Servicer, the Depositor and the Trustee, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (iv) any breach by such Servicer or such Special Servicer of a representation or warranty contained in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Certificates and continues unremedied for thirty days after the date on which notice of such breach shall have been given; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to such Servicer or such Special Servicer, and certain actions by or on behalf of such Servicer or such Special Servicer indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; (vi) the Trustee shall have received and forwarded to the Pool II Servicer or Pool II Special Servicer, as applicable, written notice from Fitch that the continuation of such Pool II Servicer or such Pool II Special Servicer in such capacity would result, or has resulted, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates if such Pool II Servicer or such Pool II Special Servicer is not replaced, and the Trustee shall not have received subsequent notice from the related Rating Agency (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded); (vii) Fitch confirms in writing that the Servicer or Special Servicer is no longer rated "CMS3" and "CSS3," respectively, or better as such ratings pertain to both Servicer and Special Servicer; (viii) S&P confirms in writing that the Pool I Servicer or Pool I Special Servicer is no longer considered "approved" by S&P; provided that with respect to clauses (vii) and (viii), there will be a 60 day cure period.

RIGHTS UPON EVENT OF DEFAULT

         If an Event of Default occurs with respect to a Servicer or a Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Trustee, will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights and with respect to an Event of Default pursuant to clause (vi) above, the Trustee will be required, to terminate all of the rights (except for any rights related to unpaid servicing compensation or unreimbursed Advances and interest thereon or, in the case of termination of such Servicer, its rights to the Assignable Primary Servicing Fee (each as defined herein)) and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer, with respect to the related Mortgage Loans, or related Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to the same compensation arrangements as the terminated party (except that the Trustee will not be entitled to receive the Assignable Primary Servicing Fee). If the Trustee is unwilling or unable so to act or is not approved by each Rating Agency, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such Servicer or such Special Servicer, as the case may be, any established mortgage loan servicing institution or other entity as to which the Trustee has received written notice from each Rating Agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by such Rating Agency.

         No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any suit, action or proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding on behalf of the Trustee and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee, will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates to (i) cure any ambiguity, (ii) correct any mistake therein or to supplement any provision therein which may be inconsistent with any other provision therein or with this Prospectus Supplement or the Prospectus or to correct any error, (iii) change the timing and/or nature of deposits in the Collection Account, the Distribution Account or the REO Account, provided that (a) the Servicer Remittance Date shall not be later than the related Distribution Date, (b) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (c) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency, (iv) modify, eliminate or add to any of its provisions (a) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC (each as defined herein) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and
(2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (b) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences" in the Prospectus),
(v) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder or (vi) amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

         The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding, change the Servicing Standard without the consent of the holders of all Certificates then outstanding or (iv) amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

         Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicers, the Special Servicers, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on either REMIC constituted by the Trust Fund or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

VOTING RIGHTS

         For any date of determination, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Certificates (other than the Class V-1, Class V-2 and Residual Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V-1, Class V-2 or Residual Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed reduced by allocation of Collateral Support Deficit to such Class, but not by any Appraisal Reductions allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for the purposes of the taking of any action under the Pooling and Servicing Agreement with respect to an event of default of a Servicer, a Special Servicer or the Trustee, the taking of any vote pursuant to the Pooling and Servicing Agreement with respect to the rights, obligations or liabilities of a Servicer, Trustee or a Special Servicer, or the giving of any consent or waiver with respect to the rights, obligations or liabilities of a Servicer, Trustee or a Special Servicer pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Servicer, Trustee or a Special Servicer, as the case may be, or any affiliate thereof, will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to take any such action or vote or effect any such consent or waiver has been obtained; provided, however, that the foregoing will not apply if a Servicer, Trustee or a Special Servicer, as the case may be, and/or their affiliates, owns the entire Class of each Class affected by such action, vote, consent or waiver.

REALIZATION UPON MORTGAGE LOANS

         Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the applicable Special Servicer's judgment, a payment default is imminent, such Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property. Such Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless such Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be a Servicing Advance) and either:

          (a) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (b) such Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to increase the net proceeds of the liquidation of such Mortgaged Property, than not taking such actions.

         The Pooling and Servicing Agreement grants to each Special Servicer a right (or to the related Servicer, to the extent that the Special Servicer does not exercise its right) to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan for which it is the Special Servicer (other than the L'Enfant Loan and the 1211 Avenue of the Americas Loan) as to which a specified number of scheduled payments are delinquent. In addition, each Special Servicer may offer to sell its defaulted Mortgage Loan (other than the L'Enfant Loan and the 1211 Avenue of the Americas Loan) if and when such Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery, on a present value basis, than would liquidation of the related Mortgaged Property. In the absence of any such sale, such Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

         Tax Considerations. If title to any REO Property is acquired by the Trust Fund, the related Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for such longer period will not result in the imposition of taxes on "prohibited transactions" on either REMIC constituted by the Trust Fund or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Certificate is outstanding. Each Special Servicer will also be required to ensure that any REO Property acquired by the Trust Fund by such Special Servicer is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any "income from nonpermitted assets" as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the related Special Servicer, on behalf of the Trust Fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve such Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

         Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(a) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences" in this Prospectus Supplement. With respect to an REO Property relating to the L'Enfant Whole Loan or the 1211 Avenue of the Americas Loan, compliance with the foregoing two paragraphs depends on the actions of the special servicer of the L'Enfant Whole Loan or the 1211 Avenue of the Americas Whole Loan, which is also required to comply with the foregoing two paragraphs.

         Liquidation Proceeds. To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon, (iii) interest accrued on any P&I Advances made with respect to such Mortgage Loan and
(iv) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on such Advances) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicers, with respect to their related Mortgage Loans, and/or the related Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on a Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

         If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the applicable Servicer will not be required to expend its own funds to effect such restoration unless (i) the related Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of such Special Servicer or such Servicer, as the case may be, for its expenses and (ii) such Servicer determines that such expenses will be recoverable by it from related Liquidation Proceeds.

         Specially Serviced Loans. With respect to any Mortgage Loan (i) as to which a payment default has occurred at its maturity date, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 or more days delinquent, (iii) as to which the borrower has (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days, or (c) has admitted in writing its inability to pay its debts generally as they become due, (iv) as to which the related Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (v) as to which, in the judgment of the related Servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days or (vi) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the related Servicer will transfer its servicing responsibilities to the related Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the related Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the related Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans." The Servicers will have no responsibility for the performance by the Special Servicers of their duties under the Pooling and Servicing Agreement.

         If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for three consecutive Monthly Payments (provided, that no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the related Special Servicer will return the full servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the related Servicer.

         Each Special Servicer will prepare a report (an "Asset Status Report") for each of its related Mortgage Loans which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to such Special Servicer. Each Asset Status Report will be delivered to the related Servicer, the Directing Certificateholder (as defined below) and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 Business Days of receipt; provided, however, that the related Special Servicer is required to implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the related Special Servicer will request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 Business Days, the related Special Servicer is required to implement the recommended action as outlined in such Asset Status Report.

         If the majority of Certificateholders fail within five days after the notice of such vote is sent to them to reject such Asset Status Report, the related Special Servicer is required to implement the same. If the majority of Certificateholders reject the Asset Status Report, the Special Servicer is required to revise such Asset Status Report as set forth below.

         If the Directing Certificateholder disapproves such Asset Status Report and the related Special Servicer has not made the affirmative determination described above, such Special Servicer will revise such Asset Status Report within ten Business Days thereafter, but in no event later than 30 days after such disapproval. The related Special Servicer will revise such Asset Status Report until the earlier of (a) the Directing Certificateholder's failure to disapprove such revised Asset Status Report as described above; or (b) until such Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders; or (c) 60 days from the date of preparation of the first Asset Status Report at which time such Special Servicer will implement the recommended action.

         A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such holder (or Certificate Owner).

         The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding); provided that for this purpose the Class M and Class N Certificates will be considered to be one Class.

         The Controlling Class as of the Closing Date will be the Class M and Class N Certificates.

         The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

         Neither Special Servicer may be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions.

MODIFICATIONS

         The Pooling and Servicing Agreement will permit each Special Servicer (and, in certain circumstances, the applicable Servicer) to modify, waive or amend any term of the related Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of such Special Servicer or the applicable Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, that unless the Mortgage Loan is in default or default is reasonably foreseeable, the Special Servicer (or, if applicable, the Servicer) has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury regulations Section 1-860B-2(b). The modification of the L'Enfant Mortgage Loan and the 1211 Avenue of the Americas Loan will be governed by the provisions of the related servicing agreements.

         Notwithstanding clause (b) of the preceding paragraph, the related Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (v) accept a principal prepayment during any Lockout Period; provided that (w) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of such Special Servicer, such default is reasonably foreseeable, in the sole, good faith judgment of such Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee. In no event will the related Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is three years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by such Special Servicer by reference to available indices for commercial mortgage lending, (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a rate below the lesser of (x) 7.72% per annum and (y) the then prevailing interest rate for comparable loans, as determined by such Special Servicer by reference to available indices for commercial mortgage lending; or (v) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance of such Mortgage Loan. With respect to clause (iii), Special Servicer is required to give due consideration to the term of the ground lease before extending the Maturity Date beyond a date which is 20 years prior to the expiration of the term of such ground lease. Neither the Servicers nor the Special Servicers may permit or modify a loan to permit a voluntary prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless, among other things, the applicable Servicer or applicable Special Servicer also collects interest thereon through the Due Date following the date of such prepayment or unless otherwise permitted under the Mortgage Loan Documents. Prepayments of Specially Serviced Mortgage Loans will be permitted to be made on any day without the payment of interest through the following Due Date.

         With respect to any Mortgage Loan the modification of which would create a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of Certificate Deferred Interest resulting from such negative amortization or any such modification will be allocated to reduce the Monthly Interest Distribution Amount of the Class or Classes (other than the Class A-X Certificates) with the latest alphabetical designation then outstanding and, to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes (other than for the purposes of determining Voting Rights or the identity of the Controlling Class).

         Each Special Servicer will notify the applicable Servicer and the Trustee of any modification, waiver or amendment of any term of its related Mortgage Loan and must deliver to the Trustee (with a copy to the applicable Servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 Business Days). Each Special Servicer will notify the Rating Agencies of any modification, waiver or amendment of any term of its related Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of loans made to affiliated borrowers that, in each case, in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the Mortgage Loans. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the applicable Special Servicer.

OPTIONAL TERMINATION

         The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the CSFB Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, either Special Servicer, the holders of the Controlling Class or either Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

         Subject to the requirement set forth in the last sentence of this paragraph, the CSFB Mortgage Loan Seller will have the option to purchase all of the assets of the Trust Fund. If the CSFB Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable by the CSFB Mortgage Loan Seller, the NCCB Mortgage Loan Seller may notify the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, each Special Servicer and the Trustee of its intention to exercise such option, and if the CSFB Mortgage Loan Seller does not exercise such option within ten Business Days thereafter, the NCCB Mortgage Loan Seller will be entitled to exercise such option. If the NCCB Mortgage Loan Seller does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable by the NCCB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller may notify the CSFB Mortgage Loan Seller, the NCCB Mortgage Loan Seller, each Special Servicer and the Trustee of its intention to exercise such option, and if the NCCB Mortgage Loan Seller does not exercise such option within ten Business Days thereafter, the MSDWMC Mortgage Loan Seller will be entitled to exercise such option. If the MSDWMC Mortgage Loan Seller does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the holder of a majority of the Percentage Interests in the Controlling Class may notify the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller and the Trustee of its intention to exercise such option, and if none of the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller or the NCCB Mortgage Loan Seller exercises such option within ten Business Days, the holder of a majority of the Percentage Interests in the Controlling Class will be entitled to exercise such option. If the holder of a majority of the Percentage Interests in the Controlling Class do not exercise their option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, either Special Servicer may notify the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the holder of a majority of the Percentage Interests in the Controlling Class and the Trustee of its intention to exercise such option, and if none of the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, NCCB Mortgage Loan Seller or the holder of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days, either Special Servicer will be entitled to exercise such option. If the Special Servicer does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the applicable Servicer may notify the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the holder of the Controlling Class, each Special Servicer and the Trustee of its intention to exercise such option, and if none of the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the holders of the Controlling Class nor the Special Servicers exercise such option within ten business days, either Servicer will be entitled to exercise such option. Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (in each case exclusive of REO Loans) included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties, if any, included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO
Loan), as determined by an appraiser selected and mutually agreed upon by such Servicer and the Trustee. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the CSFB Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the Special Servicers, the holder of the Controlling Class or the applicable Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Loans and any REO Mortgage Loans be less than 1.00% of the Initial Pool Balance.

         On the final Distribution Date, the aggregate amount paid by the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the applicable Special Servicer, the holder of the Controlling Class or the applicable Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Certificates--Accounts" in the Prospectus), will be applied generally as described above under "Description of the Offered Certificates--Distributions--Priority of Distributions."

THE TRUSTEE

         Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, National Association), a national banking association, will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The corporate trust office of the Trustee responsible for administration of the Trust is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention:
Corporate Trust Services, Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1. For Certificate transfer and payment purposes, the office of the Trustee is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services, Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1. As of December 31, 1999, the Trustee had assets in excess of $100,000,000.

         As compensation for its services, the Trustee will receive the Trustee Fee (as defined below).

         The information concerning the Trustee set forth herein has been provided by the Trustee, and none of the CSFB Mortgage Loan Seller, the MSDWMC Mortgage Loan Seller, the NCCB Mortgage Loan Seller, the Servicers, the Special Servicers, the Depositor or the Underwriters makes any representation or warranty as to the accuracy hereof.

TRUSTEE FEE AND PAYMENT OF EXPENSES

         As compensation for the performance of its duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly on a loan-by-loan basis and will accrue at a rate (the "Trustee Fee Rate") equal to 0.0031% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing their duties under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from their willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEE

         If the related Servicer fails to make a required Advance, the Trustee is required to make such Advance, provided that the Trustee shall not be obligated to make any Nonrecoverable Advance. The Trustee will be entitled to rely conclusively on any determination by the related Servicer or the related Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to the same extent as such Servicer or such Special Servicer.

         If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing

Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE SERVICERS

         CapMark Services, L.P., in its capacity as servicer under the Pooling and Servicing Agreement (in such capacity, the "Pool I Servicer"), will be responsible for servicing the Mortgage Loans (other than NCCB Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties). National Consumer Cooperative Bank, in its capacity as servicer under the Pooling and Servicing Agreement (in such capacity, the "Pool II Servicer" and together with the Pool I Servicer, each, a "Servicer"), will be responsible for servicing the NCCB Mortgage Loans. Although each Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, each Servicer will remain liable for its related servicing obligations under the Pooling and Servicing Agreement. With respect to the Multiple Note Loans, the holder of the related Other Note, or a servicer on its behalf, will service the Whole Loan. See "Certain Characteristics of the Mortgage Loans--Multiple Note Loans" and "--Servicing of the Mortgage Loans; Collection of Payments" in this Prospectus Supplement.

         Pool I Servicer's principal servicing offices are located at 245 Peachtree Center Avenue N.E., Atlanta, Georgia 30303.

         As of March 31, 2000, CapMark and its affiliates serviced approximately 7,637 commercial and multi-family loans, totaling approximately $47.9 billion in aggregate outstanding principal amount. Within this servicing portfolio are loans that have been securitized in a total of 67 transactions with an aggregate principal balance of approximately $28.9 billion. The portfolio is significantly diversified both geographically and by product type.

         As of June 1, 2000, CapMark held a primary servicer rating of "Strong" from S&P, "CPS2" from Fitch and "Approved" from Moody's Investors Service, Inc. ("Moody's"). CapMark currently holds a master servicing rating of "Above Average" from S&P and "CMS2" from Fitch.

         The Pool II Servicer, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, the Pool II Servicer was converted to a private institution owned by its member cooperative borrowers. The principal executive office of the Pool II Servicer is located at 1401 Eye Street, N.W. Washington, D.C. 20005. The Pool II Servicer also maintains regional offices in New York City, Oakland and Chicago.

         The Pool II Servicer and its subsidiaries and affiliates, NCB Capital Corp., NCB Business Credit Corporation, NCB Financial Corporation, NCB Investment Advisors, Inc., NCB Insurance Brokers Inc. and NCB Savings Bank, provide a wide range of financial services to cooperatives, including commercial loans, real estate loans and servicing, origination of real estate loans for sale in the secondary market, vehicle and equipment leasing, financial advisory services relating to private debt placements and other financial products.

         The Pool II Servicer has regional offices located across the country in New York City, Oakland, California, Anchorage, Alaska and Chicago, Illinois. As of March 31, 2000, the Pool II Servicer and its affiliates were managing a portfolio with an original asset count of over 1,718 assets in most states with an original face value of over $2.0 billion, most of which are residential cooperative real estate assets. Included in this managed portfolio are $1.4 billion of residential cooperative real estate assets representing 16 securitization transactions, for which the Pool II Servicer is servicer or special servicer.

         As of June 1, 2000, NCCB held a Cooperative Primary Servicing rating of "CPS2", a Cooperative Master Servicer rating of "CMS3" and as of December 31, 1999, December 31, 1998 and December 31, 1997, respectively, NCCB reported on a consolidated basis, total assets of $1,056,509,896, $933,415,210 and $869,303,815 and total capital of $147,282,802, $140,295,909 and $131,833,473.
For the years ended December 31, 1999, December 31, 1998 and December 31, 1997, respectively, the Pool II Servicer reported, on a consolidated basis, net income of $14,714,107, $12,627,625 and $12,462,355. The Pool II Servicer files annual and quarterly financial reports with the Commission.

         The information concerning Pool I Servicer and Pool II Servicer set forth herein has been provided by the related Servicer, and none of the Mortgage Loan Sellers, the Special Servicers, the Depositor, the Trustee or the Underwriters makes any representation or warranty as to the accuracy thereof.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The fee of the Pool I Servicer (the "Pool Servicing Fee") will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate (the "Pool Servicing Fee Rate") of 0.05% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the Mortgage Loans other than the NCCB Mortgage Loans (including any related REO Loans and Specially Serviced Mortgage Loans). The fee of the Pool II Servicer (the "NCCB Servicing Fee") will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate (the "NCCB Servicing Fee Rate") of 0.06% per annum, and will be computed on the same basis as the related Mortgage Loan on the Stated Principal Balance of the NCCB Mortgage Loans (including any related REO Loans and Specially Serviced Mortgage Loans). The Pool I Servicer will be entitled to retain out of amounts to be remitted to the Trust Fund a fee (a "Primary Servicing Fee") that accrues on the Stated Principal Balance of the Mortgage Loans for which it is the Primary Servicer at a rate of 0.07% per annum. The Primary Servicing Fee for the Pool I Mortgage Loans for which the Pool I Servicer is not the Primary Servicer is indicated on the Mortgage Notes schedule in this Prospectus Supplement. The Pool II Servicer will be entitled to retain out of amounts to be remitted to the Trust Fund a Primary Servicing Fee that accrues on the NCCB Mortgage Loans at a rate of 0.08% per annum. The Pool I Servicer and the Pool II Servicer will each be permitted to assign the Primary Servicing Fee which it is entitled to receive (each, an "Assignable Primary Servicing Fee") to any third party. The Assignable Primary Servicing Fee will be payable to CapMark Services, L.P. or NCCB, as applicable, or its assignee, regardless of whether CapMark Services, L.P. or NCCB, as applicable, continues to be a servicer under the Pooling and Servicing Agreement or a primary servicer of any Mortgage Loan. The Primary Servicing Fee with respect to each Mortgage Loan will be calculated in the same manner as interest on such Mortgage Loan.

         The Pool II Servicer will be permitted to assign any portion of the NCCB Servicing Fee. Each Servicer will be required to pay the fees and expenses of any other sub-servicer retained by such Servicer out of the Servicing Fee. Except to the extent set forth in the related Primary Servicing Agreement, in no event will a Servicer or any Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance. In addition to the Servicing Fee, each Servicer will be entitled to retain, as additional servicing compensation, (i) 50% of all assumption fees paid by the borrowers on related Mortgage Loans that are not Specially Serviced Mortgage Loans (but only to the extent that all amounts then due and payable with respect to such Mortgage Loan, other than interest on outstanding Advances, have been paid) and (ii) late payment charges and default interest (collectively, "Penalty Charges") paid by the borrowers and collected by such Servicer, but only to the extent such amounts are not needed to pay outstanding interest on all Advances accrued with respect to such Mortgage Loan. The remainder of the assumption fees is required to be delivered to the related Special Servicer as additional servicing compensation. Each Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and such Servicer will be entitled to retain any interest or other income earned on such funds (but only to the extent such interest or other income is not required, together with the Servicing Fee, to cover Prepayment Interest Shortfalls) and will bear any losses resulting from the investment of such funds. Each Servicer also is entitled to invest or direct the investments held in the Cash Collateral Accounts, Lockbox Accounts and the Escrow Accounts and to retain any interest to the extent such interest is not required to be paid to the related borrowers. Additionally, each Servicer is entitled to all commercially reasonable fees received on or with respect to Mortgage Loan modifications for which such Servicer is responsible, but only to the extent actually collected from the related borrower and subject to certain other limitations. Finally, each Servicer is entitled to retain any miscellaneous fees collected from borrowers. Each Servicer is also entitled to receive all Prepayment Interest Excesses as additional servicing compensation unless such Prepayment Interest Excess results from each Servicer accepting a voluntary prepayment with respect to a Mortgage Loan and waiving a right under such Mortgage Loan to collect interest thereon through the Due Date following the date of prepayment.

         The principal compensation to be paid to the Special Servicers in respect of their special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If a Special Servicer is terminated (other than for cause or by resignation), it will retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as a Special Servicer and were still such at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fee), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which such Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which such Special Servicer receives any amounts (net of expenses) in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of a defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to the net liquidation proceeds received with respect to such Specially Serviced Mortgage Loan. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the related Mortgage Loan Seller, Finova Capital, Finova or Llama, as applicable, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the applicable Servicer or the applicable Special Servicer, the purchase by the holders of the Class V-1 or Class V-2 Certificates of any ARD Loan or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the related Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. Each Special Servicer will be entitled to additional servicing compensation in the form of
(i) all assumption fees on all Specially Serviced Mortgage Loans, (ii) 50% of all assumption fees on any Specially Serviced Mortgage Loans other than Specially Serviced Mortgage Loans and (iii) all commercially reasonable extension fees and modification fees received on or with respect to any Mortgage Loans to the extent already collected. Each Special Servicer will also be entitled to Penalty Charges collected by such Special Servicer on any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

         Although the Servicers and the Special Servicers are each required to service and administer the related Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the applicable Servicer or the applicable Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

         As and to the extent described herein under "Advances," the Servicer will be entitled to receive interest on their related Advances at the Reimbursement Rate, such interest to be paid contemporaneously with the reimbursement of the related Advance.

         Each of the Servicers and the Special Servicers generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, each Servicer will be responsible for all fees of any sub-servicers.

         Any Prepayment Interest Shortfall for any Mortgage Loan in excess of the sum of (i) the Servicing Fee attributable to such Mortgage Loan (other than a Specially Serviced Mortgage Loan) being prepaid and (ii) the investment income accruing on the related Principal Prepayment due to the Servicer for the period from the date of such prepayment to the following Servicer Remittance Date (or, in the case of a Specially Serviced Mortgage Loan, for the period from the date of such prepayment to the immediately following Due Date) (such excess amount, an "Uncovered Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based on the Monthly Interest Distribution Amounts thereof (calculated without regard to any Uncovered Prepayment Interest Shortfall Amounts). Any Prepayment Interest Excess on a Mortgage Loan (other than a Mortgage Loan the terms of which expressly permit collections of interest through the following Due Date in connection with any voluntary principal prepayment) will be paid to the related Servicer.

         "Prepayment Interest Excess" means, with respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the related Servicer or the related Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such Mortgage Loan, to the extent such interest is collected by the related Servicer or the related Special Servicer.

THE SPECIAL SERVICERS

         Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will serve as the special servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans, other than the National Consumer Cooperative Bank, the L'Enfant Loan and the 1211 Avenue of the Americas Loan (in such capacity, the "Pool I Special Servicer"). National Consumer Cooperative Bank, will serve as the special servicer and in such capacity will be responsible for servicing the NCCB Mortgage Loans that become Specially Serviced Mortgage Loans (in such capacity, the "Pool II Special Servicer" and together with the Pool I Special Servicer, each, a "Special Servicer").

         The principal executive offices of the Pool I Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000.

         The principal executive offices of the Pool II Special Servicer are located at 1401 Eye Street, N.W., Washington, D.C. 20005, and its telephone number is 202-336-7700.

         LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade commercial mortgage backed securities as to which the Pool I Special Servicer has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. The Pool I Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of April 1, 2000, the Pool I Special Servicer and its affiliates were managing a portfolio which included an original count of over 9,000 assets in most states with an original face value of over $50 billion, most of which are commercial real estate assets. Included in this managed portfolio are $44 billion of commercial real estate assets representing 59 securitization transactions, for which the Pool I Special Servicer is servicer or special servicer. The Pool I Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Pool I Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

         The Pool II Special Servicer has regional offices located across the country in New York City, Oakland, California, Anchorage, Alaska and Chicago, Illinois. As of March 31, 2000, the Pool II Special Servicer and its affiliates were managing a portfolio with an original asset count of over 1,718 assets in most states with an original face value of over $2 billion, most of which are residential cooperative real estate assets. Included in this managed portfolio are $1.4 billion of residential cooperative real estate assets representing 16 securitization transactions, for which NCCB is the servicer or special servicer. As of June 1, 2000, NCCB held a Cooperative Special Servicer Rating of "CSS2" from Fitch.

         Each Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of each Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

         The information set forth herein concerning each Special Servicer has been provided by such Special Servicer, and none of Mortgage Loan Seller, the Trustee, the Depositor, the Servicers or the Underwriters makes any representation or warranty as to the accuracy or completeness of such information.

         The holders of greater than 50% of the percentage interests of the controlling class will be entitled to remove the Special Servicer of the Mortgage Loans other than those sold to the depositor by National Consumer Cooperative Bank and appoint a successor special servicer subject to written confirmation from each rating agency that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. Notwithstanding the foregoing, at any time when Lennar Partners, Inc. is the Directing Certificateholder, Lennar Partners, Inc. may remove National Consumer Cooperative Bank as Special Servicer with or without cause. Neither the Trustee nor any certificateholder will have the right to replace the special servicer of the 1211 Avenue of the Americas loan or the L'Enfant loan.

         Servicing of Loans with Other Servicers. With respect to the L'Enfant Loan, if the L'Enfant Loan becomes a Specially Serviced Mortgage Loan, Lennar Partners, Inc., in its capacity as the special servicer for the CSFB 1998-C2 Securitization will service the L'Enfant Loan in accordance with the CSFB 1998-C2 Securitization pooling and servicing agreement for so long as it is being specially serviced. See "Certain Characteristics of the Mortgage Loans--Significant Mortgage Loans--The L'Enfant Loan" in this Prospectus Supplement.

EACH SERVICER AND EACH SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

         Each Servicer and each Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by such Servicer or such Special Servicer could cause a conflict relating to such Servicer's or such Special Servicer's duties pursuant to the Pooling and Servicing Agreement and such Servicer's or such Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. Pursuant to the Pooling and Servicing Agreement, each Servicer or each Special Servicer are required to administer the related Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by such Servicer or such Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Trustee Reports. Based solely on information provided in monthly reports prepared by the related Servicer and the related Special Servicer regarding the related Mortgage Loans (each of which may also publish such reports on the Internet), and delivered to the Trustee, the Trustee will make available and, upon request, forward on each Distribution Date to each Certificateholder, the Depositor, the Servicers, the Special Servicers, the Underwriters, each Rating Agency, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, Inc. and, if requested in writing, any potential investors in the Certificates, all of which will be made available electronically to any interested party via the Trustee's website and, with respect to the Statement to Certificateholders only, its fax service:

          (a) A statement (a "Statement to Certificateholders") setting forth, among other things: (i) the aggregate amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the aggregate amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (a) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class,
     (b) Prepayment Premiums and Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more (d) that are Specially Serviced Mortgage Loans and are not delinquent, or (e) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest DSCR, Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by either Mortgage Loan Seller, Finova Capital, Finova or Llama or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property received on such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Due Period and for which a final recovery determination has been made, (a) the loan number of the related Mortgage Loan and the amount of the sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and (b) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance or Notional Balance of each Class of Regular Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance or Notional Balance, as applicable, of each such Class due to any Collateral Support Deficit; (x) the amount of principal prepayments (in the aggregate and broken out on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges and/or Prepayment Premiums (in the aggregate and broken out on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Prepayment Interest Shortfalls not covered by the applicable Servicer for such Distribution Date; (xi) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date; (xii) the aggregate amount of the Servicing Fee, Primary Servicing Fee and Special Servicing Fee retained by or paid to the applicable Servicer and the applicable Special Servicer during the related Due Period; (xiii) the Collateral Support Deficit, if any, for such Distribution Date; (xiv) certain Trust Fund expenses incurred during the related Due Period as described in the Pooling and Servicing Agreement; (xv) the amount of Servicing Advances and P&I Advances (net of reimbursed Advances) outstanding which have been made by the applicable Servicer or the Trustee during the related Due Period; and (xvi) the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

          (b) A report containing information regarding the Mortgage Loans as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans" (reported, where applicable, solely on the basis of the most recent relevant information provided by the borrowers to the related Servicer or the related Special Servicer and by such Servicer or such Special Servicer, as the case may be, to the Trustee) and such information shall include a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such loan-by-loan listing will be made available electronically in accordance with the provisions of the Pooling and Servicing Agreement; provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request.

         Servicer Reports. Each Servicer is required to deliver to the Trustee on the Business Day prior to each Distribution Date, and the Trustee is required to make available, or, upon request, forward to each Certificateholder, the Depositor, the Trustee, the Underwriters, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following eight reports, in the form of the Commercial Mortgage Securities Association standard information package, all of which will be made available electronically via the Trustee's website:

          (a) A "Comparative Financial Status Report," in the form set forth in Annex C, setting forth, among other things, the occupancy (except with respect to the NCCB Mortgage Loans), revenue, net operating income and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). The DSCR for the NCCB Mortgage Loans will be based on the U/W Net Cash Flow as of the date of this Prospectus Supplement and will only be updated if an Appraisal Reduction Event occurs with respect to such loan and an updated appraisal is obtained.

          (b) A "Delinquent Loan Status Report," in the form set forth in Annex C, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30 to 59 days, delinquent 60 to 89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not an REO Property.

          (c) An "Historical Loan Modification Report," in the form set forth in Annex C, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Due Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (d) An "Historical Loss Estimate Report," in the form set forth in Annex C, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, the aggregate amount of Liquidation Proceeds, both for the related Due Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (e) An "REO Status Report," in the form set forth in Annex C, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and
     (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the applicable Special Servicer as of such date of determination.

          (f) A "Servicer Watch List," in the form set forth in Annex C, setting forth, among other things, a description of any Mortgage Loan that, as of the Determination Date immediately preceding the preparation thereof, is in jeopardy of becoming a Specially Serviced Mortgage Loan based on certain objective criteria set forth in the Pooling and Servicing Agreement.

          (g) Annually, on or before May 31 of each year, commencing with May 31, 2001, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the operating statements and rent rolls (but only to the extent the related borrower delivers such information to the related Servicer or related Special Servicer), as applicable for such Mortgaged Property or REO Property as of the end of the preceding calendar year. To the extent delivery is required in the related Mortgage Loan, the related Servicer (or the related Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

          (h) Within thirty days of receipt by the related Servicer (or within ten days of receipt from the related Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI

     Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the related Servicer in the other reports referenced above.

         The reports described in clauses (a), (f), (g) and (h) above are collectively referred to as the "Restricted Reports." The reports described in clauses (b), (c), (d) and (e) above are collectively referred as the "Unrestricted Reports." The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the related Special Servicer to the related Servicer the fourth Business Day prior to the Servicer Remittance Date. Absent manifest error, none of the Servicers, the Special Servicers or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicers, the Special Servicers or the Trustee, as applicable. Upon written request, the Trustee will make hard copies of such reports available to the Certificateholders at the expense of the requesting party.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to make available and, upon request, to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Statement to Certificateholders and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. The Trustee shall be deemed to have satisfied this requirement to the extent it has complied with applicable reporting provisions of the Code. Such information is to include the amount of original issue discount accrued on each Class of Certificates held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

         Other Information. The Pooling and Servicing Agreement requires that the Trustee (except with respect to items (iv) and (v) below which will be made available by the Servicers) make available at its offices, during normal business hours, upon not less than 10 Business Days' prior written notice, for review by any Certificateholder, the Depositor, the Trustee, the Special Servicers, the Servicers, any Rating Agency, any potential investor in the Certificates or any other person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Statements to Certificateholders delivered to holders of the relevant Class of Offered Certificates since the Closing Date,
(iii) all annual officers' certificates and accountants' reports delivered by the related Servicer and the related Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the related Servicer or the related Special Servicer with respect to each Mortgaged Property delivered to the Trustee, (v) the most recent annual operating statements, rent rolls (to the extent such operating statements or rent rolls have been made available by the related borrower, or are required under the related loan documents) and/or lease summaries and retail "sales information," if any, collected by or on behalf of the related Servicer or the related Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the related Servicer and/or the related Special Servicer delivered to the Trustee, and (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the related Servicer's determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee or Servicer, as applicable, upon written request; however, the Trustee and Servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         The Trustee will make available each month, to any interested party, the Statement to Certificateholders, the Unrestricted Reports and certain Mortgage Loan information as presented in the CMSA100 format via the Trustee's website.

         The Trustee will also make available each month the Restricted Reports, via its website on a restricted basis, accessible only to each Certificateholder, each of the parties to the Pooling and Servicing Agreement, each of the Rating Agencies, each of the Underwriters, any party that identifies itself to the Trustee as a beneficial owner or prospective purchaser of a Certificate by delivering an investor certification (the form of which is available on the

Trustee's website and also attached as an exhibit to the Pooling and Servicing Agreement) and any other person upon the direction of the Depositor. Certain servicer reports will also be available on the Pool I Servicer's website.

         Neither the Servicer nor Trustee will make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on its website and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. For assistance with the Trustee's website, investors may call (301) 815-6600.

         In connection with providing access to the Trustee's website, the Trustee may require registration and the acceptance of a disclaimer. None of the Trustee, the Servicers or the Special Servicers will be liable for the dissemination of information in accordance herewith and with the Pooling and Servicing Agreement.

         Other Information Available via the Trustee's Website. Parties to whom the Trustee provides access may request additional information regarding the performance of the Mortgage Loans from the Trustee by directing inquiries by e-mail through the Trustee's website. The Trustee will post responses to investor inquiries in the "Investor Q&A Forum" section of its website within the time specified in the Pooling and Servicing Agreement (or indicate the time within which a response will be provided). Parties to whom the Trustee provides access may obtain through the Trustee's website a listing of certain "special events" (as specified in the Pooling and Servicing Agreement) and certain updates on Mortgage Loan performance and other financial information concerning the Trust Fund, as specified in the Pooling and Servicing Agreement.

        CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
                  LOCATED IN NEW YORK, CALIFORNIA, WASHINGTON,
                        TEXAS, MASSACHUSETTS AND FLORIDA

         The following discussion contains summaries of certain legal aspects of the Mortgage Loans or portions of Mortgage Loans secured by parcels in New York (approximately 24.3% of the Initial Pool Balance), California (approximately 12.7% of the Initial Pool Balance), Florida (approximately 5.0% of the Initial Pool Balance), Texas (approximately 6.6% of the Initial Pool Balance), Washington (approximately 8.9% of the Initial Pool Balance) and Massachusetts (approximately 5.5% of the Initial Pool Balance), which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

NEW YORK

         Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

CALIFORNIA

         Mortgage Loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale and (ii) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

WASHINGTON

         In Washington, it is most common to foreclose a deed of trust by a non-judicial trustee's sale. Non-judicial foreclosure is available only if the property is not used principally for agricultural purposes, either at the time the deed of trust is granted or at the time of foreclosure. The non-judicial foreclosure process requires a preliminary 30-day notice of default and a subsequent 90-day notice of sale. The notice of sale must be posted on the premises and published twice in a local newspaper. The trustee's sale cannot be held sooner than 190 days after the date of default.

         Washington has a "one action" rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

         Non-judicial foreclosure has the effect of satisfying the entire obligation secured by the deed of trust, including any cross-collateralized obligations and any obligations of the grantor contained in separate documents that are the "substantial equivalent" of obligations secured by the deed of trust. Limited exceptions to the "anti-deficiency" rule allow post-foreclosure actions against the grantor within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for waste committed against the property.

         In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a one-year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to eight months if the foreclosure complaint waives any deficiency judgment against the grantor.

TEXAS

         Under Texas law, a deed of trust customarily is foreclosed by non-judicial process; judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days' notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.

MASSACHUSETTS

         Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods: judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power of sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in Massachusetts. If the mortgagor is not a corporation, limited liability company or limited partnership, the mortgagee will generally first obtain a judgment from the Land Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Solders' and Sailor's Civil Relief Act. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take place at least 21 days prior to the date of sale and notice must be delivered by registered mail to the required parties at least 30 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale. The Commonwealth of Massachusetts does not have a "one action rule" or "anti-deficiency legislation"; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least 21 days before the sale, the signing of an affidavit within 30 days after the sale, and generally bringing the action within 2 years after the sale. In certain circumstances, the lender may have a receiver appointed. In Massachusetts, contamination on a property may give rise to a "super lien" on the property for costs incurred by the Commonwealth of Massachusetts and such a lien has priority over all existing liens, including those of existing mortgages.

FLORIDA

         Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than twenty (20) (but not more than thirty-five (35)) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. In certain circumstances, the lender may have a receiver appointed.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain United States federal income tax consequences of an investment in the Offered Certificates by holders that acquire the Offered Certificates in their initial offering. This summary is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Offered Certificates, deals only with Offered Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, electing large partnerships, mutual funds, REITs, RICs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the Offered Certificates as part of a hedge, straddle or integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of the Offered Certificates. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Offered Certificates.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). Purchasers of the Offered Certificates should be aware that
Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable obligations such as the Offered Certificates.

         Elections will be made to treat the Trust Fund, exclusive of the Excess Interest (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The reserve accounts, the Lockbox Accounts and the Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest), proceeds therefrom, the Collection Account, the Distribution Account, the Interest Reserve Account and any REO Property, and will issue (i) certain uncertificated Classes of regular interests (the "Lower-Tier Regular Interests") and (ii) the Class LR Certificates, which will represent the sole Class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold regular interests of the Lower-Tier REMIC and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the regular interests represented by the Class A-1, Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (the "Regular Certificates") as Classes of regular interests and the Class R Certificates as representing the sole Class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the U.S. Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft, the Upper-Tier REMIC and the Lower-Tier REMIC will each qualify as a separate REMIC and the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 and Class V-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest with respect to the CSFB Mortgage Loans and the MSDWMC Mortgage Loans, respectively. In addition, the Offered Certificates are qualifying assets under Section 7701(a)(19)(C) of the Code only to the extent of the percentage of the aggregate pool balance from time to time represented by the Mortgage Loans secured by Multifamily Properties, Residential Cooperative Properties, manufactured housing community properties and assisted living facilities.

         The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Based on expected issue prices of the Offered Certificates, it is anticipated that the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be issued at a premium. Yield Maintenance Charges and Prepayment Premiums received by Certificateholders generally will be treated as additional ordinary income in respect of their corresponding Class of regular interests. Nevertheless, authority exists for treating such payments as received in respect of a sale or exchange and subject to capital gain treatment. Prospective Certificateholders should consult their tax advisors with respect to the treatment of Yield Maintenance Charges and Prepayment Premiums for federal income tax purposes.

         For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations." No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

         See "Certain Federal Income Tax Consequences--REMIC Certificates--Taxation of REMIC Regular Certificates--Treatment of Losses" in the Prospectus for a discussion of the timing of income and the timing and character of losses on the Offered Certificates as a result of unadvanced delinquencies or losses on the Mortgage Loans and the subordination features of the Certificates.

         For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, a State or the District of Columbia, or is a foreign estate or trust, see "Certain Federal Income Tax Consequences--REMIC Certificates--Taxation of Certain Foreign Investors" in the Prospectus.

         See "Certain Federal Income Tax Consequences--REMIC
Certificates--Taxation of REMIC Regular Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

SENIOR CERTIFICATES

         The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Senior Certificates is subject to the requirements imposed by ERISA, Section 4975 of the Code or any Similar Law, as described in the Prospectus under "ERISA Considerations." For example, unless exempted, investment by a Plan in the Senior Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Senior Certificates. The Department has granted CSFBC an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 89-90, 54 Fed. Reg. 42597 (Oct. 17, 1989) and has granted Morgan Stanley an individual prohibited transaction exemption, PTE 90-24, 55 Fed. Reg. 20548 (May 24, 1990), each as amended by PTE 97-34, 62 Fed.
Reg. 39021 (July 21, 1997) (either such exemption, the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten, in whole or in part, by CSFBC. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by CSFBC or Morgan Stanley, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Senior Certificates are the following:

          (1) The acquisition of Senior Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by Senior Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by the other Certificates of the Trust Fund;

          (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Fitch, S&P or Moody's Investors Service ("Moody's");

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to and retained by CSFBC or Morgan Stanley in connection with the distribution of Senior Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by each Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

         The Trust Fund must also meet the following requirements:

               (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

               (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of Fitch, S&P or Moody's for at least one year prior to the Plan's acquisition of the Senior Certificates pursuant to the Exemption; and

               (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Senior Certificates pursuant to the Exemption.

         If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans, the acquisition, holding and resale of the Senior Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

         Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

         The Exemption does not apply to the purchasing or holding of Senior Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicers, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

         The Underwriters believe that the conditions to the applicability of the Exemption will generally be met with respect to the Senior Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which they cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

         Any fiduciary of a Plan considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

         The sale of Senior Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

MEZZANINE CERTIFICATES

         Under current law, the purchase and holding of Mezzanine Certificates by or on behalf of any Plan may result in a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or any Similar Law. Consequently, no transfer of a Mezzanine Certificate shall be made unless the prospective transferee (i) executes an investment representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that the prospective transferee is not (a) a Plan or (b) a person acting on behalf of or using "plan assets" of any Plan (including an entity whose underlying assets include "plan assets" by reason of investment in the entity by any Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances in which the purchase and holding of Mezzanine Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and
Section 4975 of the Code under Sections I and III of PTE 95-60 or (ii) provides to the Certificate Registrar an opinion of counsel, in form and substance satisfactory to the Certificate Registrar and the Depositor, to the effect that the acquisition and holding of such Certificate by such prospective transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee, the Servicers, the Special Servicers, the Underwriters or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar
Law) in addition to those set forth in the Pooling and Servicing Agreement. Such opinion of counsel shall not be an expense of the Depositor, the Servicers, the Special Servicers, the Trust Fund, the Underwriters or the Certificate Registrar. In addition, so long as the Mezzanine Certificates are registered in the name of Cede & Co., as nominee of DTC, any purchaser of any such Certificates will be deemed to have represented by such purchase that either:
(a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Servicers, the Special Servicers, the Underwriters or the Certificate Registrar to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met:
(i) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTE 95-60) and (ii) the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

                                LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                                 USE OF PROCEEDS

         The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                                  UNDERWRITING

         Under the terms and conditions set forth in the underwriting agreement dated July 27, 2000 among the Depositor, Credit Suisse First Boston Corporation ("CSFBC"), an affiliate of the Depositor, and Morgan Stanley & Co. Incorporated ("Morgan Stanley" and, collectively with CSFBC, the "Underwriters"), the Depositor has agreed to sell to the Underwriters the following respective principal amounts of the Offered Certificates:

                                PRINCIPAL      PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL
                                AMOUNT OF      AMOUNT OF      AMOUNT OF       AMOUNT OF      AMOUNT OF
                                CLASS A-1      CLASS A-2       CLASS B         CLASS C        CLASS D
            UNDERWRITER       CERTIFICATES    CERTIFICATES   CERTIFICATES   CERTIFICATES    CERTIFICATES
            -----------       ------------    ------------   ------------   ------------    ------------
        CSFBC                $161,200,000    $537,500,000    $30,100,000    $44,500,000     $15,300,000
        Morgan Stanley       $  23,000,000   $140,000,000    $20,000,000    $         0     $         0
                             -------------   ------------    -----------    -----------     -----------
        Total                $184,200,000    $677,500,000    $50,100,000    $44,500,000     $15,300,000
                             ============    ============    ===========    ===========     ===========

         The Underwriting Agreement will provide that the underwriters are obligated to purchase all of the Offered Certificates if any are purchased. The Underwriting Agreement further provides that if an Underwriter defaults, the purchase commitments of the non-defaulting Underwriter may be increased or the offering of the Offered Certificates may be terminated.

         CSFBC and Morgan Stanley will act as co-lead and joint book-running managers.

         Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 100.41% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor. The Depositor estimates that its out-of-pocket expenses for this offering will be approximately $3,357,191.

         The Underwriters have advised the Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and/or the purchasers of the Offered Certificates for whom they may act as agents. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts, and the Underwriters may also receive commissions from the purchasers of the Offered Certificates for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts or commissions.

         The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Underwriters that the Underwriters currently intend to make a market in the Offered Certificates; however, the Underwriters do not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Lack of a Secondary Market for the Certificates May Make It Difficult for You To Resell Your Certificates."

         The Depositor has agreed to indemnify the Underwriters against liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof. The Mortgage Loan Sellers have agreed to indemnify the Depositor with respect to liabilities under the Securities Act, relating to the Mortgage Loans.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Depositor, the Underwriters and the CSFB Mortgage Loan Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the MSDWMC Mortgage Loan Seller by Latham & Watkins, New York, New York. Certain legal matters will be passed upon for the NCCB Mortgage Loan Seller by Robinson Silverman Pearce Aronsohn & Berman LLP, New York, New York.

                                     RATING

         It is a condition to the issuance of the Offered Certificates that they receive the following credit ratings from any or all, as applicable, of Fitch, Inc. ("Fitch") and Standard and Poor's Ratings Services ("S&P", and together with Fitch, the "Rating Agencies"):

                                             FITCH          S&P
                                             -----          ---
                     Class A-1                AAA           AAA
                     Class A-2                AAA           AAA
                     Class B                   AA            AA
                     Class C                   A             A
                     Class D                   A-            A-

         The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the Trust Fund is adequate to make payments required under the Offered Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, default interest or Excess Interest or the timing or frequency of the receipt thereof.

         There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

         The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             Index of Defined Terms

%

% of Total SF                                    S-93
% of Total Square Feet                           S-93

1

1211 Avenue of the Americas A Component          S-55
1211 Avenue of the Americas Borrower             S-55
1211 Avenue of the Americas Loan           S-50, S-55
1211 Avenue of the Americas Other Note     S-50, S-55
1211 Avenue of the Americas Property             S-55
1211 Avenue of the Americas Subordinate
  Components                                     S-55
1211 Avenue of the Americas Trust Fund
  Note                                     S-50, S-55
1211 Avenue of the Americas Whole Loan           S-50
1998 NOI                                         S-91
1999 NOI                                         S-91

2

2000-1211 Securitization                         S-50

3

30/360                                     S-79, S-90

A

ACMs                                             S-33
Actual Ongoing Capital Items Deposits            S-89
Actual/360                                 S-79, S-90
Additional Collateral Loans                      S-88
Advances                                 S-143, S-162
AISLIC                                           S-77
Allocated Loan Amount                            S-89
Amazon Borrower                                  S-76
Amazon Property                                  S-76
Amazon.com Loan                                  S-76
Anchor Tenant                                    S-89
Annual Debt Service                              S-90
Anticipated Remaining Term                       S-90
Anticipated Repayment Date                 S-79, S-90
Anticipated Repayment Date LTV                   S-91
Appraisal Reduction                             S-144
Appraisal Reduction Amount                      S-144
Appraisal Reduction Event                       S-143
ARD                                              S-79
ARD Loans                                        S-79
ARD LTV                                          S-91
Asset Status Report                             S-156
Assignable Primary Servicing Fee                S-161
Assumed Final Distribution Date                 S-125
Assumed Maturity Date                           S-126
Assumed Scheduled Payment                       S-142
Assumption Conditions                           S-148
Audit Program                                   S-150
Available Distribution Amount                   S-117

B

Balloon Loans                                    S-80
Balloon Payment                                  S-80
Base Interest Fraction                          S-125
BMDC Borrower                                    S-72
BMDC Loan                                        S-72
BMDC Property                                    S-72
Book-Entry Certificates                         S-114
Breach                                          S-139
Business Day                                    S-116

C

C&I                                              S-77
Capital Items                                    S-47
Cash Collateral Accounts                        S-145
Certificate Balance                             S-112
Certificate Deferred Interest                   S-127
Certificate Owner                               S-114
Certificateholder                               S-115
Certificates                                    S-112
Chase                                            S-55
Class                                           S-112
Class A-1 Component Rate                        S-121
Class A-1 Pass-Through Rate                     S-121
Class A-2 Component Rate                        S-121
Class A-2 Pass-Through Rate                     S-121
Class A-X Pass-Through Rate                     S-121
Class B Component Rate                          S-121
Class B Pass-Through Rate                       S-121
Class C Component Rate                          S-121
Class C Pass-Through Rate                       S-121
Class D Component Rate                          S-122
Class D Pass-Through Rate                       S-121
Class E Component Rate                          S-122
Class E Pass-Through Rate                       S-121
Class F Component Rate                          S-122
Class F Pass-Through Rate                       S-121
Class G Component Rate                          S-122
Class G Pass-Through Rate                       S-121
Class H Component Rate                          S-122
Class H Pass-Through Rate                       S-121
Class J Component Rate                          S-122
Class J Pass-Through Rate                       S-121
Class K Component Rate                          S-122
Class K Pass-Through Rate                       S-121
Class L Component Rate                          S-122
Class L Pass-Through Rate                       S-121
Class M Component Rate                          S-122
Class M Pass-Through Rate                       S-121
Class N Component Rate                          S-122

Class N Pass-Through Rate                       S-121
Claypool Borrower                                S-70
Claypool Embassy Suites Loan                     S-70
Claypool Note                                    S-70
Claypool Property                                S-70
Clearance Cooperative                           S-114
Clearstream, Luxembourg                         S-113
Clearstream, Luxembourg Participants            S-114
Closing Date                                     S-42
Code                                            S-170
Collateral Substitution Deposit                  S-84
Collateral Support Deficit                      S-126
Collection Account                       S-116, S-146
Collection Accounts                      S-116, S-146
Commission                                      S-111
Comparative Financial Status Report             S-166
Component Rate                                  S-121
Constant Prepayment Rate                        S-130
Controlling Class                               S-156
Controlling Class Certificateholder             S-156
Corrected Mortgage Loan                         S-156
CPR                                             S-130
Crossed Loans                                    S-87
Crystal Pavilion                                 S-63
Crystal Pavilion/Petry Building Borrower         S-63
Crystal Pavilion/Petry Building Loan       S-51, S-63
Crystal Pavilion/Petry Building Manager          S-63
Crystal Pavilion/Petry Building Mezzanine
  Lender                                         S-63
Crystal Pavilion/Petry Building Mezzanine
  Loan                                           S-63
Crystal Pavilion/Petry Building Note A     S-51, S-63
Crystal Pavilion/Petry Building Other Notes      S-63
Crystal Pavilion/Petry Building Preferred
  Equity Interest                                S-64
Crystal Pavilion/Petry Building Principals       S-63
Crystal Pavilion/Petry Building Property         S-63
Crystal Pavilion/Petry Building Special
  Limited Partner                                S-64
Crystal Pavilion/Petry Building Whole Loan S-51, S-63
CSFB Cayman                                     S-140
CSFBC                                           S-175
CSFBC 1998-C2 Securitization                     S-50
CSFBC Mortgage Loan Seller                       S-42
CSFBC Mortgage Loans                             S-42
Cut-off Date                                     S-41
Cut-off Date LTV                                 S-90
Cut-off Date Principal Balance                   S-94
Cut-off Date Principal Balance/Unit              S-90
Cut-off Date Principal Loan Balance              S-90

D

Debt Service Coverage Ratio                      S-90
Defeasance Lockout Period                        S-83
Defeasance Option                                S-84
Defect                                          S-137
Definitive Certificates                         S-116
Delinquent Loan Status Report                   S-166
Department                                      S-172
Depositor                                        S-42
Depositories                                    S-113
Determination Date                              S-116
Direct Participants                             S-113
Directing Certificateholder                     S-156
Distribution Account                     S-116, S-146
Distribution Date                               S-116
DSCR                                             S-90
DTC                                             S-113
DTC Participants                                S-113
Due Date                                         S-78
Due Period                                      S-117

E

Eligible Bank                                   S-147
ERISA                                           S-172
Escrow Account                                   S-46
Euroclear                                       S-113
Euroclear Operator                              S-114
Euroclear Participants                          S-114
Events of Default                               S-151
Excess Cash Flow                                 S-79
Excess Interest                                  S-79
Excess Interest Distribution Account            S-146
Excess Rate                                     S-122
Exemption                                       S-172

F

Final Recovery Determination                    S-165
Finova                                          S-112
Finova Capital                                  S-112
Finova Loans                                    S-137
Finova Owner Trust                              S-137
FIRREA                                           S-44
First P&I Date                                   S-91
Fitch                                       vi, S-176
Form 8-K                                        S-111
Fully Amortizing Loans                           S-80

G

Gentry Borrower                                  S-74
Gentry Manager                                   S-74
Gentry Portfolio Loan                            S-74
Gentry Principal                                 S-74
Gentry Properties                                S-74
Gentry Property                                  S-74

H

Hard Lockbox                                     S-84
Hastings Village Shopping Center Borrower        S-61
Hastings Village Shopping Center Loan            S-61
Hastings Village Shopping Center Manager         S-61
Hastings Village Shopping Center Principal       S-61

Hastings Village Shopping Center Property        S-61
Historical Loan Modification Report             S-166
Historical Loss Estimate Report                 S-166
Hospitality Loan                                 S-41
Hospitality Property                             S-41
Hotel Management Agreement                       S-67
Hotel Manager                                    S-67

I

Indirect Participants                           S-113
Industrial Loan                                  S-41
Industrial Property                              S-41
Initial Pool Balance                             S-41
Insurance Escrowed                               S-90
Interest Accrual Period                         S-122
Interest Calc.                                   S-90
Interest Reserve Account                        S-146
Interest Shortfall Amount                       S-122
Investor Q&A Forum                              S-168
IPC Retail Portfolio Loan                        S-58
IPC Retail Portfolio/Normandie Borrower          S-58
IPC Retail Portfolio/Normandie Management
  Agreement                                      S-59
IPC Retail Portfolio/Normandie Properties        S-58
IPC Retail Portfolio/Normandie Village Loan      S-58
IPC Retail Portfolio/Normandie Village Manager   S-59
IRS                                              S-154

L

L'Enfant Borrower                                S-66
L'Enfant Intercreditor Agreement                 S-66
L'Enfant Loan                              S-50, S-66
L'Enfant Manager                                 S-66
L'Enfant Mezzanine Borrower                      S-67
L'Enfant Mezzanine Lender                        S-67
L'Enfant Mezzanine Loan                          S-67
L'Enfant Note A                                  S-66
L'Enfant Note B-1                                S-66
L'Enfant Note B-2                                S-66
L'Enfant Other Notes                             S-50
L'Enfant Preferred Equity Interest               S-67
L'Enfant Property                                S-66
L'Enfant Special Limited Partner                 S-67
L'Enfant Trust Fund Note                         S-50
L'Enfant Whole Loan                        S-50, S-66
Lease Expiration Date                            S-90
Liquidation Fee                                 S-162
Liquidation Fee Rate                            S-162
Liquidation Proceeds                            S-162
Llama                                           S-112
Llama Loans                                     S-137
LNR                                             S-163
Loan to Value Ratio                              S-90
Loan to Value Ratio-Cooperative Basis            S-91
Lockbox Account                                  S-84
Lockout Period                                   S-80
Lodging Loan                                     S-41
Lodging Property                                 S-41
Lower-Tier Regular Interests                    S-171
Lower-Tier REMIC                           S-7, S-171
LTV                                              S-90
LTV at ARD or Maturity                           S-91
LTV-Co-op Basis                                  S-91

M

Manager                                          S-76
Mezzanine Certificates                          S-112
Mixed Use Loan                                   S-41
Mixed Use Property                               S-41
Modified Lockbox                                 S-84
Monthly Interest Distribution Amount            S-122
Monthly Payment                            S-79, S-91
Moody's                                  S-160, S-172
Morgan Stanley                                  S-175
Mortgage                                         S-41
Mortgage Deferred Interest                      S-127
Mortgage File                                   S-137
Mortgage Interest Accrual Period                S-122
Mortgage Loan Assumptions                       S-130
Mortgage Loan Purchase Agreement                 S-42
Mortgage Loan Sellers                            S-42
Mortgage Loans                                   S-41
Mortgage Note                                    S-41
Mortgage Pass-Through Rate                      S-122
Mortgage Rate                                    S-79
Mortgaged Properties                             S-41
Most Recent Date                                 S-91
Most Recent NOI                                  S-91
Most Recent Type                                 S-91
MS Management                                    S-70
MSDWMC Mortgage Loan Seller                      S-42
MSDWMC Mortgage Loans                            S-42
Multifamily Loan                                 S-41
Multifamily Property                             S-41
Multi-Property Loans                             S-87

N

NAP                                              S-92
NCCB                                             S-42
NCCB Mortgage Loan Seller                        S-42
NCCB Mortgage Loans                              S-42
NCCB Servicing Fee                              S-161
NCCB Servicing Fee Rate                         S-161
Net Cash Flow                                    S-92
Net Mortgage Pass-Through Rate                  S-123
Net Mortgage Rate                               S-123
News America                                     S-55
NOI Adjustment Worksheet                        S-167
Nonrecoverable Advance                          S-143
Normandie Village Loan                           S-58
Normandie Village Note A                         S-58

Normandie Village Note B                         S-58
Notional Balance                                S-112
NR vi

O

Occupancy                                        S-92
Occupancy Period                                 S-92
Offered Certificates                            S-112
Office Loan                                      S-41
Office Property                                  S-41
OID Regulations                                 S-170
Olympia & York                                   S-58
Operating Statement Analysis Report             S-166
Optimal Interest Distribution Amount            S-123
Original Amortization Term                       S-93
Original Principal Loan Balance                  S-93
Other Equity Collateral                          S-53
Other Loan                                       S-42
Other Property                                   S-42
Other Servicer Notes                            S-141
Ownership Interest                               S-93

P

P&I Advance                                     S-142
Participants                                    S-113
Pass-Through Rate                               S-123
PCBs                                             S-33
Penalty Charges                                 S-161
Percentage Interest                             S-112
Permitted Investments                           S-147
Petry Building                                   S-63
Phase I                                          S-44
Plan                                            S-172
PML                                              S-45
Pool I Servicer                                 S-160
Pool I Special Servicer                         S-163
Pool II Servicer                                S-160
Pool II Special Servicer                        S-163
Pool Servicing Fee                              S-161
Pool Servicing Fee Rate                         S-161
Pooling and Servicing Agreement                 S-137
Preferred Interest Holder                        S-86
Prepayment Assumptions                          S-130
Prepayment Interest Excess                      S-163
Prepayment Interest Shortfall                   S-123
Prepayment Premium Period                        S-80
Prepayment Premiums                              S-80
Primary Servicer                                S-141
Primary Servicing Agreement                     S-141
Primary Servicing Fee                           S-161
Prime Rate                                      S-143
Principal Distribution Amount                   S-123
Private Certificates                            S-112
Promus                                           S-70
Property Release Amount                          S-93
PTE                                             S-172
Purchase Price                                  S-139

R

Rated Final Distribution Date                   S-126
Rating Agencies                                 S-176
Real Estate Taxes Escrowed                       S-93
Record Date                                     S-116
Reduction Rate                                  S-144
Regular Certificates                     S-112, S-171
Reimbursement Rate                              S-143
Related Proceeds                                S-143
Release Date                                     S-84
Remaining Amortization Term                      S-93
Remaining Lockout                                S-93
Remaining Lockout and YM                         S-93
Remaining Lockout and YM and Penalties           S-93
Remaining Principal Distribution Amount         S-123
REMIC Regulations                               S-171
REO Loan                                        S-124
REO Property                             S-112, S-155
REO Status Report                               S-166
Reporting Requirements                          S-137
Required Prepayment                              S-88
Residential Cooperative Loan                     S-41
Residential Cooperative Property           S-41, S-92
Residual Certificates                           S-112
Restricted Group                                S-173
Restricted Reports                              S-167
Retail Loan                                      S-41
Retail Property                                  S-41
Rev                                              S-91
Revised Rate                                     S-79
Rules                                           S-114

S

S&P                                         vi, S-176
Sarakreek                                        S-68
Seasoning                                        S-93
Securities Act                                  S-112
Selig Borrowers                                  S-53
Selig Loans                                      S-53
Selig Manager                                    S-53
Selig Mezzanine Borrower                         S-53
Selig Mezzanine Lender                           S-53
Selig Mezzanine Loan                             S-53
Selig Principal                                  S-53
Selig Properties                                 S-53
Selig Property                                   S-53
Senior Offered Certificates                     S-112
Senior Private Certificates                     S-112
Servicer                                        S-160
Servicer Remittance Date                        S-142
Servicer Watch List                             S-166
Servicing Advances                              S-143
Servicing Standard                              S-141
Significant Mortgage Loans                      S-148

Similar Law                                     S-172
Special Servicer                                S-163
Special Servicing Fee                           S-161
Special Servicing Fee Rate                      S-162
Specially Serviced Mortgage Loans               S-156
Springing Lockbox                                S-85
Stated Maturity Date                             S-93
Stated Principal Balance                        S-124
Statement to Certificateholders                 S-164
Subordinate Certificates                        S-112
Subordinate Private Certificates                S-112

T

Tenant                                           S-94
Tenant Improvement and Leasing
  Commission Reserve Ongoing                     S-93
Tenant Improvement and Leasing
  Commission Reserve Upfront                     S-93
Terms and Conditions                            S-114
Treasury Regulations                            S-171
Trust Fund                                      S-112
Trust REMICs                                    S-171
Trustee                                         S-159
Trustee Fee                                     S-159
Trustee Fee Rate                                S-159

U

U/W Net Cash Flow                                S-92
U/W NOI                                          S-94
U/W Rev                                          S-91
Uncovered Prepayment Interest Shortfall         S-163
Uncovered Prepayment Interest Shortfall Amount  S-124
Underwriters                                    S-175
Underwritten NOI                                 S-94
Unit of Measure                                  S-94
Units                                            S-94
Unpaid Interest Shortfall Amount                S-124
Unrestricted Reports                            S-167
Unscheduled Payments of Principal               S-124
Upper-Tier REMIC                           S-7, S-171
USAP                                            S-150

V

Value                                            S-94
Value Co-op Basis                                S-94
Voting Rights                                   S-153

W

Weighted Average DSCR                            S-94
Weighted Average LTV                             S-94
Weighted Average Net Mortgage Rate              S-124
Whole Loans                                     S-141
Withheld Amounts                                S-146
Workout Fee                                     S-162
Workout Fee Rate                                S-162

Y

Year Built                                       S-94
Year Renovated                                   S-94
Yield Maintenance Charge                         S-80
Yield Maintenance Period                         S-80
Yield Rate                                       S-80

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A
                              LOAN CHARACTERISTICS


  LOAN #    CONTROL #  LOAN NUMBER   LOANS                                      PROPERTY NAME
-----------------------------------------------------------------------------------------------------------------------------------
     1         001     948657        csfb      Selig - 1000 2nd Avenue
     2         002     948666        csfb      Selig - 190 Queen Anne Building
     3         003     320025        csfb      1211 Avenue of the Americas
     4         004     937167        csfb      IPC Retail-Summary
     4         004A    937167-  1    csfb      Walpole Mall
     4         004B    937167-  4    csfb      Hurstbourne Forum Shopping Center
     4         004C    937167-  3    csfb      Brittany Retail Center
     4         004D    937167-  2    csfb      Comotara Retail Center
     5         005     945019        csfb      Normandie Village Shopping Center
     6         006     320807        csfb      Hastings Village
     7         007     938549        csfb      Crystal Pavilion/Petry Building Summary
     7         007A    938549-  1    csfb      Crystal Pavilion
     7         007B    938549-  2    csfb      Petry Building
     8         008     945300        csfb      L'Enfant Plaza
     9         009     99-06179      msdw      Claypool Embassy Suites
    10         010     320601        csfb      BMDC Building
    11         011     320816        csfb      Gentry Portfolio-Summary
    11         011A    320816-  4    csfb      Gentry Pacific Design Center
    11         011B    320816-  2    csfb      American Movers (Lot 100)
    11         011C    320816-  3    csfb      Waipio Industrial Court
    11         011D    320816-  1    csfb      Gentry Business Park
    12         012     320974        csfb      Amazon.com Tower
    13         013     320860        csfb      Avenue of the Arts
    14         014     99-06263      msdw      Conjunctive Points Office and Industrial Portfolio-Summary
    14         014A    99-06263-a    msdw      Conjunctive Points - Samitaur
    14         014B    99-06263-b    msdw      Conjunctive Points - Pittard Sullivan
    14         014C    99-06263-c    msdw      Conjunctive Points  - Ince
    14         014D    99-06263-d    msdw      Conjunctive Points - Hayden & Higuera
    15         015     320627        csfb      Globix World Headquarters
    16         016     320872        csfb      Bush Terminal Bldgs. 19 & 20
    17         017     99-05449-e    msdw      Northwood Plaza Shopping Center
    18         018     320448        csfb      Alexandria Real Estate Equities-Summary
    18         018A    320448-  2    csfb      377 Plantation Street
    18         018B    320448-  1    csfb      6166 Nancy Ridge Drive
    19         019     00-06402      msdw      Johnson Controls
    20         020     320984-1      csfb      Conroe Assisted Living
    21         021     320984-2      csfb      Arlington Assisted Living
    22         022     320984-4      csfb      Temple Assisted Living
    23         023     99-05460S     msdw      Suburban Lodge V Summary
    23         023A    99-05460      msdw      Suburban Lodge - Duluth
    23         023B    99-05487      msdw      Suburban Lodge - North Charleston
    23         023C    99-05459      msdw      Suburban Lodge - Atlanta
    23         023D    99-05483      msdw      Suburban Lodge - Columbus (Northland)
    23         023E    99-05423      msdw      Suburban Lodge - Birmingham
    24         024     320945        csfb      Inland Star Distribution Center
    25         025     00-06592      msdw      West Park Plaza
    26         026     99-05027      msdw      295 & 305 Foster Street Office/R&D Buildings
    27         027     99-05702      msdw      Central Park Plaza Shopping Center
    28         028     320885        csfb      Loma Palisades Business Center
    29         029     320934        csfb      Holiday Inn on the Beach
    30         030     320890        csfb      Sheraton Four Points Hotel & Suites
    31         031     470012720     ncb       Doric Apartment Corporation
    32         032     99-06196      msdw      Lofts at Infinity Court
    33         033     99-05448      msdw      Hacienda Village Mobile Home Park
    34         034     470013230     csfb      345 East 56th Street
    35         035     470013240     csfb      136 East 76th Street
    36         036     470013250     csfb      1385 Boston Post Road
    37         037     99-05497      msdw      Henry Cogswell College Building
    38         038     99-05462      msdw      Athens West Shopping Center
    39         039     320446        csfb      Briarwood Hill Apartments
    40         040     320346        csfb      520 US Highway 22
    41         041     320936        csfb      Chene Square
    42         042     320854        csfb      Penn Branch Shopping Center
    43         043     948827        csfb      City Centre II
    44         044     320970        csfb      Gulfstream Office Buildings
    45         045     470004030     ncb       Fort Tryon Apartments Corp.
    46         046     320852        csfb      Del Alba Plaza
    47         047     99-05442      msdw      4001 Brandywine Office Building
    48         048     99-04487      msdw      Anderson and Beechmont Shopping Plaza
    49         049     320607        csfb      Dick's Sporting Goods
    50         050     470010770     ncb       Inwood Owners, Inc.
    51         051     99-04366      msdw      Hampton Inn Dulles South
    52         052     99-05463      msdw      Cascade Citi Center
    53         053     470013440     ncb       Lex Tenants Corp.
    54         054     99-05804      msdw      Coventry Health Care Office Building
    55         055     99-05573      msdw      Journey Business Park
    56         056     320348        csfb      4600 Powder Mill
    57         057     320111        csfb      Mercede Executive Park
    58         058     320647        csfb      The Suite Hotel
    59         059     99-05760      msdw      Berkeley Tower Office and Retail Building
    60         060     320972        csfb      Ridgecrest Terrace Apartments
    61         061     320428        csfb      The Willows Apartments
    62         062     470012850     ncb       The Ponds Cooperative Homes, Inc.
    63         063     320625        csfb      St. Mathews Apartments
    64         064     320884        csfb      Settler's Green Village
    65         065     99-05495      msdw      College Park Shopping Center
    66         066     320729        csfb      Holiday Inn Victoria
    67         067     99-05607S     msdw      LawMan Properties Summary
    67         067A    99-05607      msdw      Campus East Apartments
    67         067B    99-05606      msdw      Applecroft Apartments
    68         068     470011670     ncb       4077 Owners Corp.
    69         069     99-06195      msdw      Brigham Business Park - Buildings 41 and 53
    70         070     320888        csfb      Westgate Park Apartments
    71         071     942812        csfb      Northridge Village Apartments
    72         072     320657        csfb      Hooper Building
    73         073     320631        csfb      Xerox Industrial Building
    74         074     470013020     ncb       411 West End Avenue Owners Corp.
    75         075     320886        csfb      Caanan Medical Center
    76         076     320799        csfb      Swan Way Building
    77         077     320976        csfb      Wellesley Inn and Suites
    78         078     320958        csfb      Casa Palm Apartments
    79         079     320339        csfb      Clarion Hotel Tuscon Airport
    80         080     99-05016      msdw      Marsh Highlands Apartments
    81         081     942814        csfb      Brandon Oaks Apartments
    82         082     320931        csfb      The Emporium Shoppes
    83         083     320822        csfb      420 Fifth Avenue
    84         084     470012760     ncb       Rockledge House Owners Corp.
    85         085     320989        csfb      6320 Lamar Building
    86         086     99-05732      msdw      Columbia Square Shopping Center
    87         087     470013290     ncb       490 West End Apartments Corp.
    88         088     99-04891      msdw      Your Extra Attic Self Storage
    89         089     470011310     ncb       1050 Tenants Corp.
    90         090     99-04784      msdw      Roseville Shopping Center
    91         091     99-06194      msdw      8-24 Griffin Way Air Freight Building
    92         092     470011240     csfb      Driftwood Apartments
    93         093     320149        csfb      Village Green Apartments
    94         094     99-06193      msdw      Rochester Depot
    95         095     99-05649      msdw      Gart Sports Store
    96         096     320344        csfb      Moyock Commons Shopping Center
    97         097     470011380     ncb       51585 Owners Corp.
    98         098     320450        csfb      Flamingo Village Plaza
    99         099     470011190     ncb       156 East 79th Street Corporation
    100        100     470004810     ncb       211 Thompson Owners Corp.
    101        101     99-05446      msdw      Fairhaven Mobile Home Park
    102        102     320705        csfb      Timber Ridge Apartments
    103        103     320940        csfb      Dorchester Square Shopping Center
    104        104     320629        csfb      SouthTrust Office Center
    105        105     945181        csfb      Park Trailer Homes
    106        106     470011630     ncb       Jaxboro Corp.
    107        107     470011100     ncb       Parkway Towers Owners Corp.
    108        108     320436        csfb      Casa de Loma Apartments
    109        109     470012210     ncb       Tracy Tenants Corp.
    110        110     470010760     ncb       270 West 11th Street Owners Corp.
    111        111     470011040     ncb       201 W. 89 Owners Inc.
    112        112     320987        csfb      Comfort Inn Archdale
    113        113     470012830     ncb       The Twelve Seventy Fifth Ave. Cooperative, Inc.
    114        114     99-05476      msdw      Mt. Holly Self Storage
    115        115     470010420     ncb       Fairfield Views Inc.
    116        116     320939        csfb      Ashley Club Apartments
    117        117     470010800     ncb       7401 Apt. Corp.
    118        118     320842        csfb      Adams & Tabor Shopping Center
    119        119     940601        csfb      Pinewood Village Apartments
    120        120     99-05150      msdw      Bradley Distribution Center
    121        121     320119        csfb      Cedarmont Apartments
    122        122     320967        csfb      Comfort Inn, Darien
    123        123     99-04647      msdw      Parker Plaza South Industrial Building
    124        124     470012200     ncb       414 West 121st Street Apartment Corp.
    125        125     320932        csfb      Eckerd Drug Store
    126        126     99-05447      msdw      Hibiscus Mobile Home Park
    127        127     470009900     ncb       63-61 99th Street Owners Corp.
    128        128     320434        csfb      Spring Creek Office
    129        129     470013330     ncb       The Waywest Tenants
    130        130     470010380     ncb       271 Tenants Corp.
    131        131     470009930     ncb       84 Drive Homes, Inc.
    132        132     470011390     ncb       Savoy Owners Corp.
    133        133     320147        csfb      Eden South Apartments
    134        134     470012810     ncb       19 William Street Owners' Corp.
    135        135     470012980     csfb      Amagansett Dunes
    136        136     470011460     ncb       35 W. 9 Owners Corp.
    137        137     99-05839      msdw      Lorraine Apartments
    138        138     470012420     ncb       854 West 181 Corp.
    139        139     99-05521      msdw      Irvington Campbell Shopping Center
    140        140     470010810     ncb       Windsor Terrace Apts., Inc.
    141        141     470012560     ncb       Riverdale Commons Ltd.
    142        142     99-06048      msdw      Envirwood Executive Plaza
    143        143     470012530     ncb       Prince Tower Tenants Corp.
    144        144     99-05425      msdw      Flamingo MHP
    145        145     470012050     csfb      Cascade Apartments
    146        146     470012370     ncb       Museum Court Apartment Corp.
    147        147     470011200     ncb       Lake Shore Towers Cooperative Building Corporation
    148        148     99-05480      msdw      21-25 East Sunrise Highway Retail Center
    149        149     945151        csfb      534 Broadway
    150        150     470011570     ncb       5425 Valles Avenue Owners Corp.
    151        151     470010540     ncb       16 East 96th Apartment Corp.
    152        152     320599        csfb      Victory Plaza
    153        153     00-00000      msdw      Pan American Logistics Center
    154        154     470011220     ncb       Stonelea Manor Owners Corporation
    155        155     470011130     ncb       Tudor Owners Corp.
    156        156     470012960     ncb       Rocinante Corp.
    157        157     470007350     ncb       30 Clinton Place Owners, Inc.
    158        158     942330        csfb      Park Plaza Townhomes
    159        159     470011890     ncb       Medium Lipstick, Ltd.
    160        160     99-05610      msdw      Hollywood Video - Tucson
    161        161     470011440     ncb       Winchester & Hood Gardent Homes Mutual Ownership Trust
    162        162     470010780     ncb       Riverbank Apartment Corp.
    163        163     470012970     ncb       1235-1245 Astor Street Corporation
    164        164     470009970     ncb       451 West Owners Ltd.
    165        165     470011030     ncb       Charlton Tenants Corp.
    166        166     470012730     ncb       319 East 73rd Street Owners Corp.
    167        167     470011490     ncb       Vernon House, Inc.
    168        168     470012670     ncb       55 Ehrbar Tenants Corp.
    169        169     470013040     ncb       104-106 Bedford Owners Corp.
    170        170     470012880     ncb       124 West 109 St. Corp.
    171        171     470010520     ncb       Montauk Terrace Co-operative Apts., Inc.
    172        172     470012350     ncb       124 East 84th St. Corporation
    173        173     470011700     ncb       130 West 16 Owners Inc.
    174        174     470011370     ncb       Cloister Apt. Corp.
    175        175     470013740     ncb       1125 Lorimer Street Housing Corporation
    176        176     470013380     ncb       171 Duane Street Owners Corp.
    177        177     470011530     ncb       Summit-Parmley Company
    178        178     470011820     ncb       521 East 88th Owners Corp.
    179        179     470010750     ncb       Paridon House Incorporated
    180        180     470010710     ncb       10 Westview Avenue Tenants Corp.
    181        181     470012800     ncb       91st Street Tenants Corp.
    182        182     470010200     ncb       251 Pacific Owners Corp.
    183        183     470009680     ncb       32 West 96th Street Tenants Corp.
    184        184     470010960     ncb       133 West 24th Street Corporation
    185        185     470010840     ncb       670 President Street Housing Corp.
    186        186     470012040     ncb       504 East 6th Street Owners, Inc.
    187        187     470010640     ncb       348-78 Housing Corporation
    188        188     470011300     ncb       Village Place Corp.
    189        189     470012130     ncb       J.W. Weber House Corp.
    190        190     470011470     ncb       48 West 86th Street Tenants Corp.
    191        191     470010070     ncb       205 Hicks Street Apartment Corporation
    192        192     470013650     ncb       91 & 95 28th Street Jackson Heights, Inc.
    193        193     470010610     ncb       200 President Street Corp.
    194        194     470008270     ncb       315 West 103rd St. Tenants Corp. a/k/a 315 West 103rd Street Tenants Corp.
    195        195     470011830     ncb       53 Montgomery Place Housing Corporation
    196        196     470011290     ncb       White Street Loft Corp.
    197        197     470011840     ncb       801 Union Street Owners Corp.
    198        198     470012770     ncb       719 Carroll Owners Corp.
    199        199     470012080     ncb       806 Washington Owners Corp.
    200        200     470010790     ncb       416 Clermont Owners Corp.
    201        201     470010270     ncb       478 12th St. Tenants Corp.
    202        202     470012090     ncb       55 7th Avenue Tenants Corp.
    203        203     470011270     ncb       59 Park Place Corp.
    204        204     470012170     ncb       166 West 94 Owners Corp.
    205        205     470010480     ncb       22 West 76th Street Corporation
    206        206     470012690     ncb       320 East 14th Street Owners Corp.
    207        207     470010280     ncb       781 Union Street Owners Corporation
    208        208     470010820     ncb       337 Sackett Apartment Corp.
    209        209     470013090     ncb       8940 Colonial Owners Corp.
    210        210     470010630     ncb       229 East 81st Street Owners, Inc.
    211        211     470012680     ncb       106-19 19th Street Jackson Heights Inc.


  LOAN #    CONTROL #                                     ADDRESS                              CITY                 STATE
-------------------------------------------------------------------------------------------------------------------------------
     1         001     1000 2nd Avenue                                            Seattle                   WA
     2         002     190 Queen Anne Avenue                                      Seattle                   WA
     3         003     1211 Avenue of the Americas                                New York                  NY
     4         004     Various Addresses                                          Various Cities            Various States
     4         004A    90 Boston-Post Road                                        Walpole                   MA
     4         004B    200 N. Hurstbourne Parkway                                 Louisville                KY
     4         004C    2020-2120 N. Woodlawn Avenue                               Wichita                   KS
     4         004D    2929, 2939 and 2949 North Rock Road                        Wichita                   KS
     5         005     6404-6592 E. Central Avenue                                Wichita                   KS
     6         006     3333-3699 East Foothill Boulevard                          Pasadena                  CA
     7         007     Various Addresses                                          Various Cities            NY
     7         007A    805 Third Avenue                                           New York                  NY
     7         007B    3 East 54th Street                                         New York                  NY
     8         008     470-490 L'Enfant Plaza SW/955 L'Enfant Plaza SW            Washington                DC
     9         009     110 West Washington Street                                 Indianapolis              IN
    10         010     106 Wynn Drive                                             Huntsville                AL
    11         011     Various Addresses                                          Various Cities            HI
    11         011A    560 North Nimitz Highway                                   Honolulu                  HI
    11         011B    94-1499 Moaniani Street                                    Waipahu                   HI
    11         011C    94-547 Ukee Street                                         Waipahu                   HI
    11         011D    94-390, 404 and 410 Ukee Street                            Waipahu                   HI
    12         012     1200 12th Avenue South                                     Seattle                   WA
    13         013     1346 Chestnut Street                                       Philadelphia              PA
    14         014     Various - See Below                                        Culver City               CA
    14         014A    3453-3457  LaCienega Boulevard                             Culver City               CA
    14         014B    3535-3545 Hayden Avenue                                    Culver City               CA
    14         014C    3958-3964 Ince Boulevard                                   Culver City               CA
    14         014D    3625-3635 Hayden Avenue & 8557-8561 Higuera Street         Culver City               CA
    15         015     139 Centre Street                                          New York                  NY
    16         016     168 39th Street and 167 41st Street                        Brooklyn                  NY
    17         017     2400 McMullen Booth Road                                   Clearwater                FL
    18         018     Various Addresses                                          Various Cities            Various States
    18         018A    377 Plantation Street                                      Worcester                 MA
    18         018B    6166 Nancy Ridge Drive                                     San Diego                 CA
    19         019     Van Dyke Avenue                                            Warren                    MI
    20         020     450 North Rivershire                                       Conroe                    TX
    21         021     4101 West Arkansas Lane                                    Arlington                 TX
    22         022     3002 Jack Rabbit Road                                      Temple                    TX
    23         023     Various Addresses                                          Various Cities            Various States
    23         023A    3750 Satellite Boulevard                                   Duluth                    GA
    23         023B    7371 Mazyck Road                                           North Charleston          SC
    23         023C    1375 Northside Drive                                       Atlanta                   GA
    23         023D    2420 East Dublin Granville Road                            Columbus                  OH
    23         023E    90 Oxmoor Road                                             Birmingham                AL
    24         024     3146 S. Chestnut Avenue                                    Fresno                    CA
    25         025     1603 Grand Avenue                                          Billings                  MT
    26         026     295 & 305 Foster Street Office/R&D Buildings               Littleton                 MA
    27         027     4-98 East Fourth Ave.                                      San Mateo                 CA
    28         028     7925-7985 Dunbrook Rd & 9220-9270 Trade Pl                 San Diego                 CA
    29         029     5002 Seawall Boulevard                                     Galveston                 TX
    30         030     351, 401 & 411 York Street                                 Williamsburg              VA
    31         031     100 Manhattan Avenue                                       Union City                NJ
    32         032     545 West 34th Street                                       New York                  NY
    33         033     7505 Granada Avenue                                        New Port Richey           FL
    34         034     345 East 56th Street                                       New York                  NY
    35         035     136 East 76th Street                                       New York                  NY
    36         036     1385 Boston Post Road                                      Larchmont                 NY
    37         037     2801 and 2802 Wetmore Avenue                               Everett                   WA
    38         038     3190 Atlanta Highway                                       Athens                    GA
    39         039     100 State Street                                           North Haven               CT
    40         040     520 Route 22                                               Bridgewater Township      NJ
    41         041     2650 East Jefferson Avenue                                 Detroit                   MI
    42         042     3200 Pennsylvania Avenue SE                                Washington                DC
    43         043     765 The City Drive                                         Orange                    CA
    44         044     5301 Central NE & 300 San Mateo Boulevard                  Albuquerque               NM
    45         045     245-303 Bennett Avenue                                     New York                  NY
    46         046     1 Dan Fox Drive                                            Pittsfield                MA
    47         047     4001 Brandywine Street, N.W.                               Washington, D.C.          DC
    48         048     8080-8170 Beechmont Avenue                                 Anderson                  OH
    49         049     3212 Mt. Moriah Road                                       Durham                    NC
    50         050     181 Long Hill Road                                         Little Falls              NJ
    51         051     4050 Westfax Drive                                         Chantilly                 VA
    52         052     590 Cascade Drive                                          Atlanta                   GA
    53         053     50 Lexington Avenue                                        New York                  NY
    54         054     120 East Kensinger Drive                                   Cranberry Township        PA
    55         055     6 Journey Street                                           Aliso Viejo               CA
    56         056     4600 Powder Mill Road                                      Beltsville                MD
    57         057     1876 University Drive                                      Plantation                FL
    58         058     54 Peachtree Street                                        Atlanta                   GA
    59         059     2001-2015 Shattock Avenue and 2120-2134 University Avenue  Berkeley                  CA
    60         060     526 South Walton Walker Boulevard                          Dallas                    TX
    61         061     3304 Willow Creek                                          Irving                    TX
    62         062     1445, 1450, 1457, 1460 East Pond Drive                     Okemos                    MI
    63         063     6833 Shore Road                                            Brooklyn                  NY
    64         064     Route 16                                                   North Conway              NH
    65         065     100 College Park Drive                                     Weatherford               TX
    66         066     2705 East Houston Highway                                  Victoria                  TX
    67         067     Various Addresses                                          Various Cities            KS
    67         067A    1422 McCain Lane                                           Manhattan                 KS
    67         067B    1741 West 19th Street                                      Lawrence                  KS
    68         068     40 West 77th Street                                        New York                  NY
    69         069     41 & 53 Brigham Street                                     Marlborough               MA
    70         070     3007 Antelope Trail                                        Temple                    TX
    71         071     7913 Harwood Road                                          North Richland Hills      TX
    72         072     7115 Leesburg Pike                                         Falls Church              VA
    73         073     737 Hawaii Street                                          El Segundo                CA
    74         074     411 West End Avenue                                        New York                  NY
    75         075     903 South Crenshaw Boulevard                               Los Angeles               CA
    76         076     80 Swan Way                                                Oakland                   CA
    77         077     3520 North Highway 98                                      Lakeland                  FL
    78         078     700-712 North Las Vegas Boulevard                          Las Vegas                 NV
    79         079     6801 South Tucson Boulevard                                Tucson                    AZ
    80         080     2535 Marsh Lane                                            Carrollton                TX
    81         081     1415 Wicasset                                              Arlington                 TX
    82         082     4587 Okeechobee Boulevard                                  West Palm Beach           FL
    83         083     420 Fifth Avenue, 27th floor                               New York                  NY
    84         084     177 East Hartsdale Avenue                                  Hartsdale                 NY
    85         085     6320 Lamar                                                 Overland Park             KS
    86         086     13215 SE Mill Plain Blvd                                   Vancouver                 WA
    87         087     490 West End Avenue                                        New York                  NY
    88         088     4730 Lower Roswell Road                                    Marietta                  GA
    89         089     1050 Park Avenue                                           New York                  NY
    90         090     2485 Fairview Avenue North                                 Roseville                 MN
    91         091     8-24 Griffin Way                                           Chelsea                   MA
    92         092     2178 Montauk Highway                                       Amagansett                NY
    93         093     4645 West Gore Boulevard                                   Lawton                    OK
    94         094     27 & 70 Tower Drive, 1180 Brighton-Henrietta Road          Brighton                  NY
    95         095     2717 Lancaster Dr. NE                                      Salem                     OR
    96         096     Highway 168                                                Moyock                    NC
    97         097     515 East 85th Street                                       New York                  NY
    98         098     4135-4155 S. Buffalo Drive                                 Town of Spring Valley     NV
    99         099     156 East 79th Street                                       New York                  NY
    100        100     211 Thompson Street                                        New York                  NY
    101        101     5757 66th Street North                                     St. Petersburg            FL
    102        102     1405 Elite Circle                                          Arlington                 TX
    103        103     2755 Dorchester Square                                     Cambridge                 MD
    104        104     34650 U.S. Highway 19 North                                Palm Harbor               FL
    105        105     400-413 East Arbor Street                                  Long Beach                CA
    106        106     34-41 85th Street                                          Jackson Heights           NY
    107        107     219 Bronx River Road                                       Yonkers                   NY
    108        108     100 North Randolf Drive                                    Dallas                    TX
    109        109     245 East 24 Street                                         New York                  NY
    110        110     270 West 11 Street                                         New York                  NY
    111        111     201 West 89th Street                                       New York                  NY
    112        112     10123 North Main Street                                    Archdale                  NC
    113        113     1270 Fifth Avenue                                          New York                  NY
    114        114     1812 Route 38                                              Mount Holly               NJ
    115        115     3103 Fairfield Avenue                                      Riverdale                 NY
    116        116     12710 English Hills Court                                  Tampa                     FL
    117        117     7401 Fourth Avenue                                         Brooklyn                  NY
    118        118     700-742 Adams Avenue                                       Philadelphia              PA
    119        119     4802 N. 15th Avenue                                        Phoenix                   AZ
    120        120     North 1017 Bradley Road                                    Spokane                   WA
    121        121     7117 Holly Hill                                            Dallas                    TX
    122        122     703 Frontage Road                                          Darien                    GA
    123        123     9520 & 9540 East Jewell Ave                                Denver                    CO
    124        124     414 West 121st Street                                      New York                  NY
    125        125     3187 South Congress Avenue                                 Palm Springs              FL
    126        126     1 Hibiscus Avenue                                          Mount Dora                FL
    127        127     63-61 99th Street                                          Rego Park                 NY
    128        128     2120 W. Spring Creek Parkway                               Plano                     TX
    129        129     380 West 12th St.                                          New York                  NY
    130        130     271 Central Park West                                      New York                  NY
    131        131     140-17 84th Drive                                          Briarwood                 NY
    132        132     3635 Johnson Avenue                                        Riverdale                 NY
    133        133     601-617 Ixoria Avenue                                      Fort Pierce               FL
    134        134     19 William Street                                          Mt. Vernon                NY
    135        135     379 Bluff Road                                             Amagansett                NY
    136        136     35 West 9th Street                                         New York                  NY
    137        137     29011 Lorraine Ave.                                        Warren                    MI
    138        138     854 West 181st Street                                      New York                  NY
    139        139     1800 East Irvington Road                                   Tucson                    AZ
    140        140     166-176 Seeley Street                                      Brooklyn                  NY
    141        141     6291-95-99 Broadway                                        Riverdale                 NY
    142        142     5950 West Oakland Park Blvd                                Lauderhill                FL
    143        143     565 Broadway                                               New York                  NY
    144        144     5002 West Bethany Home Road                                Glendale                  AZ
    145        145     3820 Old Cascade Road                                      Atlanta                   GA
    146        146     115 Eastern Parkway                                        Brooklyn                  NY
    147        147     3920 N. Lake Shore Drive                                   Chicago                   IL
    148        148     21-25 E. Sunrise Highway                                   Freeport                  NY
    149        149     534 Broadway                                               Paterson                  NJ
    150        150     5425 Valles Avenue                                         Riverdale                 NY
    151        151     16 East 96th Street                                        New York                  NY
    152        152     13647 Victory Boulevard                                    Van Nuys                  CA
    153        153     1120 North Foster Road                                     San Antonio               TX
    154        154     110-120 Stonelea Place                                     New Rochelle              NY
    155        155     3601 Johnson Avenue                                        Riverdale                 NY
    156        156     100 West Houston Street                                    New York                  NY
    157        157     30 Clinton Place                                           New Rochelle              NY
    158        158     2508 East 11th Street                                      Odessa                    TX
    159        159     288 West Street                                            New York                  NY
    160        160     1902 E. Irvington Road                                     Tuscon                    AZ
    161        161     1960 W. Hood                                               Chicago                   IL
    162        162     166 Bank Street                                            New York                  NY
    163        163     1235-1245 N. Astor Street                                  Chicago                   IL
    164        164     451 West 22 Street                                         New York                  NY
    165        165     210 Sixth Avenue                                           New York                  NY
    166        166     319 East 73rd Street                                       New York                  NY
    167        167     6445 Greene Street                                         Philadelphia              PA
    168        168     55 Ehrbar Avenue                                           Mt. Vernon                NY
    169        169     104-106 Bedford Street                                     New York                  NY
    170        170     124 West 109th Street                                      New York                  NY
    171        171     711 Montauk Court                                          Brooklyn                  NY
    172        172     124 East 84th Street                                       New York                  NY
    173        173     130 West 16th Street                                       New York                  NY
    174        174     1793 Riverside Drive                                       New York                  NY
    175        175     1125  Lorimer Street                                       Brooklyn                  NY
    176        176     171 Duane Street                                           New York                  NY
    177        177     133 Summit Avenue                                          Summit                    NJ
    178        178     521 East 88th Street                                       New York                  NY
    179        179     57 East 75th Street                                        New York                  NY
    180        180     10 Westview Avenue                                         White Plains              NY
    181        181     108 East 91st Street                                       New York                  NY
    182        182     251 Pacific Street                                         Brooklyn                  NY
    183        183     32 West 96th Street                                        New York                  NY
    184        184     133 West 24th Street                                       New York                  NY
    185        185     670 President Street                                       Brooklyn                  NY
    186        186     504 East 6th Street                                        New York                  NY
    187        187     348 East 78th Street                                       New York                  NY
    188        188     48 East 13th Street                                        New York                  NY
    189        189     101 8th Avenue                                             Brooklyn                  NY
    190        190     48 West 86th Street                                        New York                  NY
    191        191     205 Hicks Street                                           Brooklyn                  NY
    192        192     37-12 and 37-18 85th Street                                Jackson Heights           NY
    193        193     200 President Street                                       Brooklyn                  NY
    194        194     315 West 103rd Street                                      New York                  NY
    195        195     53 Montgomery Place                                        Brooklyn                  NY
    196        196     54 White Street                                            New York                  NY
    197        197     801 Union Street                                           Brooklyn                  NY
    198        198     719 Carroll Street                                         Brooklyn                  NY
    199        199     806 Washington Avenue                                      Brooklyn                  NY
    200        200     416 Clermont Avenue                                        Brooklyn                  NY
    201        201     478 12th Street                                            Brooklyn                  NY
    202        202     55 7th Avenue                                              Brooklyn                  NY
    203        203     59 Park Place                                              Brooklyn                  NY
    204        204     166 West 94th Street                                       New York                  NY
    205        205     22 West 76th Street                                        New York                  NY
    206        206     320 East 14th Street                                       New York                  NY
    207        207     781 Union Street                                           Brooklyn                  NY
    208        208     337 Sackett Street                                         Brooklyn                  NY
    209        209     8940 Colonial Road                                         Brooklyn                  NY
    210        210     229 East 81st Street                                       New York                  NY
    211        211     35-55 76th Street                                          Jackson Heights           NY

                                                                                                           ORIGINAL
                                                                                                          PRINCIPAL
                                                                                                            LOAN
  LOAN #    CONTROL #        ZIP CODE               PROPERTY TYPE             SUB PROPERTY TYPE            BALANCE
--------------------------------------------------------------------------------------------------------------------------
     1         001             98104         Office                                                       54,600,000
     2         002             98109         Office                                                        8,250,000
     3         003             10036         Office                                                       50,000,000
     4         004       Various Zip Codes   Retail                      Retail, Anchored                 43,227,427
     4         004A            02032         Retail                      Retail, Anchored
     4         004B            40222         Retail                      Retail, Anchored
     4         004C            67208         Retail                      Retail, Anchored
     4         004D            67226         Retail                      Retail, Anchored
     5         005             67206         Retail                      Retail, Anchored                  5,854,176
     6         006             91107         Retail                      Retail, Anchored                 44,000,000
     7         007       Various Zip Codes   Office                                                       40,000,000
     7         007A            10022         Office
     7         007B            10022         Office
     8         008             20024         Mixed Use                   Office/Hotel/Retail              37,500,000
     9         009             46204         Lodging                     Lodging, Full Service            30,000,000
    10         010             35805         Office                                                       25,370,000
    11         011       Various Zip Codes   Industrial                                                   25,000,000
    11         011A            96817         Industrial
    11         011B            96797         Industrial
    11         011C            96797         Industrial
    11         011D            96797         Industrial
    12         012             98144         Office                                                       23,000,000
    13         013             19107         Multifamily                                                  21,500,000
    14         014             90232         Mixed Use                   Office/Industrial                21,468,100
    14         014A            90232         Mixed Use                   Office/Industrial                 6,719,515
    14         014B            90232         Mixed Use                   Office/Industrial                 6,182,813
    14         014C            90232         Mixed Use                   Office/Industrial                 5,989,600
    14         014D            90232         Mixed Use                   Office/Industrial                 2,576,172
    15         015             10013         Office                                                       21,000,000
    16         016             11232         Industrial                                                   20,300,000
    17         017             33761         Retail                      Retail, Anchored                 19,750,000
    18         018       Various Zip Codes   Office                                                       18,900,000
    18         018A            01605         Office
    18         018B            92121         Office
    19         019             48093         Industrial                                                   18,000,000
    20         020             77304         Assisted Living Facility                                      6,694,075
    21         021             76016         Assisted Living Facility                                      4,722,109
    22         022             76502         Assisted Living Facility                                      2,906,823
    23         023       Various Zip Codes   Lodging                     Lodging. Extended Stay           14,500,000
    23         023A            30096         Lodging                     Lodging. Extended Stay            3,400,000
    23         023B            29406         Lodging                     Lodging. Extended Stay            3,300,000
    23         023C            30318         Lodging                     Lodging. Extended Stay            3,250,000
    23         023D            43228         Lodging                     Lodging. Extended Stay            2,900,000
    23         023E            35290         Lodging                     Lodging. Extended Stay            1,650,000
    24         024             93726         Industrial                                                   13,200,000
    25         025             59102         Retail                      Retail, Anchored                 12,725,209
    26         026             04160         Mixed Use                   Office/Flex                      12,250,000
    27         027             94401         Retail                      Retail, Anchored                 12,000,000
    28         028             92126         Industrial                                                   11,883,800
    29         029             77551         Lodging                     Lodging, Full Service            11,750,000
    30         030             23185         Lodging                     Lodging, Full Service            10,550,000
    31         031             07087         Cooperative Residential                                      10,500,000
    32         032             10001         Mixed Use                   Retail/Multifamily               10,000,000
    33         033             34653         Mobile Home Park                                              9,980,000
    34         034             10022         Retail                      Retail, Anchored                  5,700,000
    35         035             10022         Retail                      Retail, Anchored                  1,900,000
    36         036             10538         Office                                                        1,400,000
    37         037             98201         Mixed Use                   Retail/Office                     8,763,616
    38         038             30606         Retail                      Retail, Anchored                  8,750,000
    39         039             06573         Multifamily                                                   8,700,000
    40         040             08807         Office                                                        8,000,000
    41         041             48207         Retail                      Retail, Anchored                  7,845,000
    42         042             20020         Retail                      Retail, Anchored                  7,725,000
    43         043             92668         Office                                                        7,700,000
    44         044             87108         Office                                                        7,500,000
    45         045             10040         Cooperative Residential                                       7,500,000
    46         046             01201         Retail                      Retail, Anchored                  7,070,000
    47         047             20016         Office                                                        7,000,000
    48         048             45255         Retail                      Retail, Unanchored                6,800,000
    49         049             27707         Retail                      Retail, Single Tenant             6,740,000
    50         050             07424         Cooperative Residential                                       6,700,000
    51         051             22021         Lodging                     Lodging, Limited Service          6,375,000
    52         052             30310         Retail                      Retail, Anchored                  6,270,000
    53         053             10010         Cooperative Residential                                       6,200,000
    54         054             16046         Office                                                        6,200,000
    55         055             92656         Mixed Use                   Office/Flex                       6,000,000
    56         056             20705         Office                                                        6,100,000
    57         057             33322         Mixed Use                   Office/Retail                     5,650,000
    58         058             30303         Lodging                     Lodging, Full Service             5,600,000
    59         059             94704         Mixed Use                   Retail/Office                     5,554,208
    60         060             75211         Multifamily                                                   5,464,000
    61         061             75211         Multifamily                                                   5,450,000
    62         062             48864         Cooperative Residential                                       5,300,000
    63         063             11215         Multifamily                                                   5,000,000
    64         064             10322         Retail                      Retail, Anchored                  5,000,000
    65         065             76086         Retail                      Retail, Anchored                  4,950,000
    66         066             77901         Lodging                     Lodging, Full Service             4,875,000
    67         067       Various Zip Codes   Multifamily                                                   4,800,000
    67         067A            66502         Multifamily                                                   3,080,000
    67         067B            66044         Multifamily                                                   1,720,000
    68         068             10024         Cooperative Residential                                       4,480,000
    69         069             01752         Industrial                                                    4,500,000
    70         070             76504         Multifamily                                                   4,300,000
    71         071             76118         Multifamily                                                   4,300,000
    72         072             22043         Office                                                        4,100,000
    73         073             90245         Industrial                                                    4,048,000
    74         074             10024         Cooperative Residential                                       4,000,000
    75         075             90019         Office                                                        3,935,000
    76         076             94621         Office                                                        3,900,000
    77         077             33805         Lodging                     Lodging, Limited Service          3,700,000
    78         078             89101         Multifamily                                                   3,600,000
    79         079             85706         Lodging                     Lodging, Full Service             3,450,000
    80         080             75006         Multifamily                                                   3,447,000
    81         081             76010         Multifamily                                                   3,400,000
    82         082             33417         Retail                      Retail, Anchored                  3,350,000
    83         083             10017         Office                                                        3,350,000
    84         084             10530         Cooperative Residential                                       3,300,000
    85         085             66202         Office                                                        3,200,000
    86         086             98684         Retail                      Retail, Unanchored                3,165,000
    87         087             10024         Cooperative Residential                                       3,100,000
    88         088             30068         Self Storage                                                  3,100,000
    89         089             10128         Cooperative Residential                                       3,000,000
    90         090             55113         Retail                      Retail, Unanchored                2,975,500
    91         091             02150         Mixed Use                   Office/Warehouse                  2,883,000
    92         092             11930         Cooperative Residential                                       2,850,000
    93         093             73505         Multifamily                                                   2,775,000
    94         094             14623         Industrial                                                    2,780,000
    95         095             97305         Retail                      Retail, Single Tenant             2,745,000
    96         096             27929         Retail                      Retail, Single Tenant             2,775,000
    97         097             10028         Cooperative Residential                                       2,750,000
    98         098             89117         Retail                      Retail, Anchored                  2,725,000
    99         099             10028         Cooperative Residential                                       2,650,000
    100        100             10012         Cooperative Residential                                       2,750,000
    101        101             33709         Mobile Home Park                                              2,600,000
    102        102             76010         Multifamily                                                   2,570,000
    103        103             21613         Retail                      Retail, Anchored                  2,500,000
    104        104             34684         Office                                                        2,500,000
    105        105             90805         Mobile Home Park                                              2,500,000
    106        106             11372         Cooperative Residential                                       2,500,000
    107        107             10704         Cooperative Residential                                       2,425,000
    108        108             75211         Multifamily                                                   2,367,000
    109        109             10100         Cooperative Residential                                       2,330,000
    110        110             10014         Cooperative Residential                                       2,300,000
    111        111             10024         Cooperative Residential                                       2,250,000
    112        112             27263         Lodging                     Lodging, Limited Service          2,250,000
    113        113             10029         Cooperative Residential                                       2,200,000
    114        114             08060         Self Storage                                                  2,200,000
    115        115             10463         Cooperative Residential                                       2,150,000
    116        116             33617         Multifamily                                                   2,075,000
    117        117             11209         Cooperative Residential                                       2,075,000
    118        118             19124         Retail                      Retail, Unanchored                2,050,000
    119        119             85015         Multifamily                                                   2,062,000
    120        120             99212         Industrial                                                    2,045,000
    121        121             75231         Multifamily                                                   2,000,000
    122        122             31305         Lodging                     Lodging, Limited Service          1,990,000
    123        123             80231         Industrial                                                    2,000,000
    124        124             10027         Cooperative Residential                                       2,000,000
    125        125             33461         Retail                      Retail, Single Tenant             1,911,000
    126        126             32757         Mobile Home Park                                              1,920,000
    127        127             11374         Cooperative Residential                                       1,900,000
    128        128             75023         Office                                                        1,773,000
    129        129             10014         Cooperative Residential                                       1,768,000
    130        130             10024         Cooperative Residential                                       1,600,000
    131        131             11435         Cooperative Residential                                       1,600,000
    132        132             10463         Cooperative Residential                                       1,600,000
    133        133             34982         Multifamily                                                   1,550,000
    134        134             10552         Cooperative Residential                                       1,550,000
    135        135             11930         Cooperative Residential                                       1,525,000
    136        136             10011         Cooperative Residential                                       1,500,000
    137        137             48093         Multifamily                                                   1,500,000
    138        138             10033         Cooperative Residential                                       1,500,000
    139        139             85714         Retail                      Retail, Anchored                  1,500,000
    140        140             11218         Cooperative Residential                                       1,500,000
    141        141             10471         Cooperative Residential                                       1,410,000
    142        142             33313         Office                                                        1,396,000
    143        143             10012         Cooperative Residential                                       1,400,000
    144        144             85301         Mobile Home Park                                              1,350,000
    145        145             30331         Multifamily                                                   1,305,000
    146        146             11238         Cooperative Residential                                       1,300,000
    147        147             60613         Cooperative Residential                                       1,310,620
    148        148             11520         Retail                      Retail, Unanchored                1,300,000
    149        149             07514         Multifamily                                                   1,280,000
    150        150             10471         Cooperative Residential                                       1,250,000
    151        151             10023         Cooperative Residential                                       1,200,000
    152        152             91401         Retail                      Retail, Unanchored                1,195,000
    153        153             78219         Industrial                                                    1,193,000
    154        154             10801         Cooperative Residential                                       1,150,000
    155        155             10463         Cooperative Residential                                       1,150,000
    156        156             10012         Cooperative Residential                                       1,100,000
    157        157             10801         Cooperative Residential                                       1,100,000
    158        158             79762         Multifamily                                                   1,000,000
    159        159             10013         Cooperative Residential                                       1,000,000
    160        160             85714         Retail                      Retail, Anchored                    973,000
    161        161             60660         Cooperative Residential                                         900,000
    162        162             10014         Cooperative Residential                                         850,000
    163        163             60611         Cooperative Residential                                         850,504
    164        164             10011         Cooperative Residential                                         800,000
    165        165             10014         Cooperative Residential                                         800,000
    166        166             10021         Cooperative Residential                                         735,000
    167        167             19119         Cooperative Residential                                         705,000
    168        168             10552         Cooperative Residential                                         700,000
    169        169             10014         Cooperative Residential                                         650,000
    170        170             10025         Cooperative Residential                                         630,000
    171        171             11235         Cooperative Residential                                         650,000
    172        172             10028         Cooperative Residential                                         600,000
    173        173             10011         Cooperative Residential                                         600,000
    174        174             10034         Cooperative Residential                                         600,000
    175        175             11222         Cooperative Residential                                         550,000
    176        176             10013         Cooperative Residential                                         538,000
    177        177             07901         Cooperative Residential                                         550,000
    178        178             10128         Cooperative Residential                                         500,000
    179        179             10021         Cooperative Residential                                         500,000
    180        180             10603         Cooperative Residential                                         470,000
    181        181             10128         Cooperative Residential                                         450,000
    182        182             11201         Cooperative Residential                                         450,000
    183        183             10025         Cooperative Residential                                         425,000
    184        184             10011         Cooperative Residential                                         400,000
    185        185             11215         Cooperative Residential                                         375,000
    186        186             10009         Cooperative Residential                                         360,000
    187        187             10021         Cooperative Residential                                         360,000
    188        188             10003         Cooperative Residential                                         350,000
    189        189             11215         Cooperative Residential                                         317,000
    190        190             10024         Cooperative Residential                                         275,000
    191        191             11201         Cooperative Residential                                         275,000
    192        192             11372         Cooperative Residential                                         250,000
    193        193             11231         Cooperative Residential                                         225,000
    194        194             10025         Cooperative Residential                                         225,000
    195        195             11215         Cooperative Residential                                         215,000
    196        196             10013         Cooperative Residential                                         225,000
    197        197             11215         Cooperative Residential                                         200,000
    198        198             11215         Cooperative Residential                                         200,000
    199        199             11238         Cooperative Residential                                         200,000
    200        200             11238         Cooperative Residential                                         200,000
    201        201             11215         Cooperative Residential                                         170,000
    202        202             11217         Cooperative Residential                                         155,000
    203        203             11217         Cooperative Residential                                         150,000
    204        204             10025         Cooperative Residential                                         150,000
    205        205             10023         Cooperative Residential                                         150,000
    206        206             10003         Cooperative Residential                                         125,000
    207        207             11215         Cooperative Residential                                         130,000
    208        208             11231         Cooperative Residential                                         120,000
    209        209             11209         Cooperative Residential                                         115,000
    210        210             10028         Cooperative Residential                                         110,000
    211        211             11372         Cooperative Residential                                         100,000


                                                                          CUT-OFF
                                                     ALLOCATED             DATE
                                CUT-OFF DATE       CUT-OFF DATE         PRINCIPAL
                               PRINCIPAL LOAN     PRINCIPAL LOAN         BALANCE/                                          MOST
  LOAN #    CONTROL #              BALANCE           BALANCE               UNIT           1998 NOI        1999 NOI      RECENT NOI
----------------------------------------------------------------------------------------------------------------------------------
     1         001              54,245,305.13     54,245,305.13                 130       5,604,274      6,587,990
     2         002               8,196,405.93      8,196,405.93                 100       1,163,405      1,185,395
     3         003              50,000,000.00     50,000,000.00                 104      35,447,000     40,260,000
     4         004              42,422,744.71                                    63       4,555,593      5,671,383
     4         004A                               19,579,728.33                  69       1,516,022      2,547,027
     4         004B                               11,421,508.19                  84       1,531,814      1,527,128
     4         004C                                8,009,888.86                  40       1,078,829      1,159,058
     4         004D                                3,411,619.33                  61         428,928        438,170
     5         005               5,742,385.20      5,742,385.20                  63         667,536        745,510
     6         006              44,000,000.00     44,000,000.00                 142         568,707      3,979,493
     7         007              39,892,258.20                                   137      14,842,976     16,139,617
     7         007A                               27,997,777.54                 142       9,750,305     11,782,925
     7         007B                               11,894,480.66                 126       5,092,671      4,356,692
     8         008              36,969,932.96     36,969,932.96          133/83,660      21,040,212     22,008,434
     9         009              29,847,318.03     29,847,318.03              82,909       5,411,602      5,904,364
    10         010              25,306,142.04     25,306,142.04                  65       3,893,226      3,762,890
    11         011              24,972,537.42                                    87       2,963,389      2,697,522
    11         011A                               14,881,890.03                 111       1,736,179      1,554,241
    11         011B                                4,210,485.96                  59         523,341        519,135
    11         011C                                3,557,134.69                  83         380,114        339,368
    11         011D                                2,323,026.74                  59         323,755        284,778
    12         012              22,986,862.83     22,986,862.83                 120                                     2,559,357
    13         013              21,476,820.35     21,476,820.35             122,027                                     2,305,212
    14         014              21,437,257.72                                   115       2,193,172                     2,116,156
    14         014A                                6,703,250.42                 116         327,763                       344,833
    14         014B                                6,177,505.29                 122         855,881                       876,936
    14         014C                                5,980,350.87                 129         790,658                       682,192
    14         014D                                2,576,151.74                  81         218,874                       212,195
    15         015              20,912,730.29     20,912,730.29                 129                      4,212,000
    16         016              20,278,588.24     20,278,588.24                  15       3,001,782      3,432,928
    17         017              19,565,134.14     19,565,134.14                  76       1,698,674                     2,141,518
    18         018              18,842,308.71                                   154       2,626,576      2,573,618
    18         018A                               14,576,125.61                 157       2,374,193      1,927,204
    18         018B                                4,266,183.10                 145         252,383        646,414
    19         019              17,965,452.55     17,965,452.55                  67
    20         020               6,688,280.82      6,688,280.82              82,571         523,197        684,297        678,380
    21         021               4,718,021.69      4,718,021.69              69,383         258,948        665,136        654,978
    22         022               2,904,306.95      2,904,306.95              52,806         302,278        415,665        408,046
    23         023              14,244,826.59                                20,007       2,502,051      2,449,879
    23         023A                                3,340,166.28                             669,247        606,046
    23         023B                                3,241,926.10                             608,219        540,947
    23         023C                                3,192,805.89                             606,723        526,637
    23         023D                                2,848,965.35                             351,020        391,631
    23         023E                                1,620,962.97                             266,842        384,618
    24         024              13,188,509.35     13,188,509.35                  25
    25         025              12,671,975.77     12,671,975.77                  41       1,226,093      1,074,334
    26         026              12,175,969.49     12,175,969.49                  67       1,112,326      1,561,164
    27         027              11,954,009.59     11,954,009.59                 129       1,196,301
    28         028              11,812,857.72     11,812,857.72                  48       1,425,397      1,403,768
    29         029              11,733,374.78     11,733,374.78              65,918         982,886      1,232,560      1,404,188
    30         030              10,534,175.36     10,534,175.36              52,936       1,712,376      1,847,665      1,839,855
    31         031              10,476,847.15     10,476,847.15              24,140
    32         032               9,936,859.25      9,936,859.25             382,187                        945,248
    33         033               9,919,464.22      9,919,464.22              19,604       1,085,453      1,029,911
    34         034               5,645,277.24      5,645,277.24                 434         702,393
    35         035               1,881,759.07      1,881,759.07                 202         184,011
    36         036               1,386,559.30      1,386,559.30                  93         333,548
    37         037               8,702,596.29      8,702,596.29                  94       1,083,713      1,075,273
    38         038               8,674,158.57      8,674,158.57                  49         783,027      1,063,942
    39         039               8,670,770.93      8,670,770.93              49,266         586,114                       933,316
    40         040               7,903,372.41      7,903,372.41                 130                        608,010
    41         041               7,840,696.75      7,840,696.75                 152                        568,615
    42         042               7,713,309.31      7,713,309.31                  93         436,810        775,706
    43         043               7,692,033.79      7,692,033.79                  81         846,675        862,947
    44         044               7,493,174.69      7,493,174.69                  28       1,746,350      1,420,535
    45         045               7,345,320.67      7,345,320.67              21,047
    46         046               7,055,675.07      7,055,675.07                 101         954,399        962,614
    47         047               6,944,381.97      6,944,381.97                  89         117,908
    48         048               6,776,640.15      6,776,640.15                  74       1,048,590        829,741
    49         049               6,728,491.88      6,728,491.88                 114
    50         050               6,649,562.54      6,649,562.54              22,165
    51         051               6,298,150.75      6,298,150.75              45,972       1,037,075      1,095,991
    52         052               6,212,131.71      6,212,131.71                  63         607,417        708,427
    53         053               6,195,455.92      6,195,455.92              34,611
    54         054               6,171,178.23      6,171,178.23                  88                        147,634
    55         055               5,964,271.45      5,964,271.45                  98                        465,301
    56         056               5,962,822.77      5,962,822.77                  55         153,033        715,049        736,107
    57         057               5,616,636.44      5,616,636.44                  42       1,069,255                     1,202,837
    58         058               5,579,826.88      5,579,826.88              35,540       1,121,243      1,204,643
    59         059               5,514,002.32      5,514,002.32                 127         590,871        791,549
    60         060               5,460,250.71      5,460,250.71              21,841         343,870        688,268        938,885
    61         061               5,432,363.29      5,432,363.29              24,037         280,607        684,489
    62         062               5,292,832.32      5,292,832.32              36,756
    63         063               4,986,773.33      4,986,773.33             226,672
    64         064               4,970,597.02      4,970,597.02                 132                        352,238
    65         065               4,872,559.87      4,872,559.87                  34         589,827        732,754
    66         066               4,861,094.43      4,861,094.43              21,509       1,040,346      1,064,372
    67         067               4,770,112.16                                27,733         606,164        600,227
    67         067A                                3,060,821.98              27,826         408,450        390,981
    67         067B                                1,709,290.18              27,569         197,714        209,246
    68         068               4,477,465.75      4,477,465.75              45,688
    69         069               4,351,336.78      4,351,336.78                  41         323,129        606,137
    70         070               4,295,593.16      4,295,593.16              25,569         243,321        243,321        526,520
    71         071               4,279,584.60      4,279,584.60              22,060         430,971        504,908
    72         072               4,088,202.86      4,088,202.86                  67         531,248                       602,113
    73         073               4,037,883.56      4,037,883.56                  53         480,190        381,146
    74         074               3,999,145.98      3,999,145.98              38,827
    75         075               3,894,155.48      3,894,155.48                 123         631,384        631,350
    76         076               3,893,804.30      3,893,804.30                  74         303,712        344,560
    77         077               3,695,090.62      3,695,090.62              34,534         932,166        712,676        677,040
    78         078               3,596,780.25      3,596,780.25              17,984         159,629        560,357        598,136
    79         079               3,434,145.22      3,434,145.22              18,170         733,606                       715,459
    80         080               3,426,268.05      3,426,268.05              33,591         463,733        461,966
    81         081               3,383,857.62      3,383,857.62              16,919         338,197        391,115
    82         082               3,347,745.65      3,347,745.65                  65         234,990                       406,841
    83         083               3,344,758.55      3,344,758.55                 282
    84         084               3,278,393.90      3,278,393.90              26,872
    85         085               3,198,241.12      3,198,241.12                  78         400,099                       464,442
    86         086               3,148,736.30      3,148,736.30                 124         336,885                       397,447
    87         087               3,099,481.17      3,099,481.17              47,684
    88         088               3,078,077.53      3,078,077.53                  40         224,887        405,854
    89         089               2,997,483.25      2,997,483.25              48,347
    90         090               2,958,782.49      2,958,782.49                 138                        316,854
    91         091               2,866,159.40      2,866,159.40                  61         316,128         43,149
    92         092               2,777,862.37      2,777,862.37              48,734         312,623
    93         093               2,757,786.86      2,757,786.86              12,043         311,709        461,207
    94         094               2,756,603.53      2,756,603.53                  21                        428,232
    95         095               2,730,894.53      2,730,894.53                  78                        109,623
    96         096               2,728,163.13      2,728,163.13                  72                        292,378        292,378
    97         097               2,727,463.54      2,727,463.54              33,672
    98         098               2,716,851.74      2,716,851.74                 125                        241,521        248,072
    99         099               2,647,868.03      2,647,868.03              44,879
    100        100               2,622,626.98      2,622,626.98              27,319
    101        101               2,582,371.26      2,582,371.26              14,267         242,359                       254,027
    102        102               2,564,936.16      2,564,936.16              18,860         276,486        325,151        330,993
    103        103               2,497,970.71      2,497,970.71                  40         390,118        442,618        450,796
    104        104               2,493,794.85      2,493,794.85                  56         228,325        349,637
    105        105               2,490,195.25      2,490,195.25              27,669         154,335        205,346        236,468
    106        106               2,458,880.55      2,458,880.55              17,195
    107        107               2,416,750.93      2,416,750.93              30,984
    108        108               2,359,436.08      2,359,436.08              23,132         113,068        304,894
    109        109               2,317,145.87      2,317,145.87              14,303
    110        110               2,281,519.17      2,281,519.17              47,532
    111        111               2,248,789.98      2,248,789.98              19,726
    112        112               2,248,236.64      2,248,236.64              36,262                        513,437        552,664
    113        113               2,186,198.99      2,186,198.99              10,877
    114        114               2,148,442.38      2,148,442.38                  40         267,642        305,050
    115        115               2,127,927.06      2,127,927.06              19,887
    116        116               2,073,369.88      2,073,369.88              17,874         272,885        281,841
    117        117               2,055,954.37      2,055,954.37              32,124
    118        118               2,046,751.54      2,046,751.54                  91                        242,862
    119        119               2,040,120.67      2,040,120.67              21,937         235,772        195,786
    120        120               2,034,627.36      2,034,627.36                  38                        243,311
    121        121               1,992,474.77      1,992,474.77              21,197         184,585        313,410
    122        122               1,988,440.41      1,988,440.41              30,128         178,142        404,440        432,004
    123        123               1,987,605.51      1,987,605.51                  41         206,507        318,280
    124        124               1,973,235.73      1,973,235.73              37,231
    125        125               1,909,077.31      1,909,077.31                 136                        306,555
    126        126               1,890,765.94      1,890,765.94              12,862         227,020        257,967
    127        127               1,865,679.80      1,865,679.80              19,234
    128        128               1,767,821.69      1,767,821.69                 108         133,248        125,165
    129        129               1,759,243.97      1,759,243.97              33,832
    130        130               1,584,591.67      1,584,591.67              63,384
    131        131               1,583,050.92      1,583,050.92              25,533
    132        132               1,571,118.50      1,571,118.50              19,397
    133        133               1,545,242.05      1,545,242.05              30,299         229,451                       229,409
    134        134               1,544,553.67      1,544,553.67              31,522
    135        135               1,508,563.31      1,508,563.31              24,332         212,081        192,628
    136        136               1,495,830.59      1,495,830.59              41,551
    137        137               1,493,130.94      1,493,130.94              25,744         183,801        212,881
    138        138               1,490,190.64      1,490,190.64              25,693
    139        139               1,489,412.60      1,489,412.60                  35         224,838                       237,642
    140        140               1,486,175.38      1,486,175.38              27,522
    141        141               1,407,636.63      1,407,636.63              35,191
    142        142               1,391,825.72      1,391,825.72                  40          99,423
    143        143               1,391,004.53      1,391,004.53             154,556
    144        144               1,338,207.20      1,338,207.20              12,867         138,773        175,603
    145        145               1,299,036.30      1,299,036.30              11,599          92,325        202,146
    146        146               1,298,005.32      1,298,005.32              28,218
    147        147               1,292,764.44      1,292,764.44              43,092
    148        148               1,284,080.09      1,284,080.09                 143                        115,388
    149        149               1,270,974.10      1,270,974.10              22,696         238,074                       254,715
    150        150               1,212,233.81      1,212,233.81              11,329
    151        151               1,199,017.42      1,199,017.42              34,258
    152        152               1,191,801.48      1,191,801.48                  89         139,688        155,511        219,301
    153        153               1,170,646.98      1,170,646.98                  22         144,704
    154        154               1,143,092.04      1,143,092.04              23,814
    155        155               1,140,426.21      1,140,426.21              12,959
    156        156               1,099,087.78      1,099,087.78             183,181
    157        157               1,080,281.07      1,080,281.07              20,775
    158        158                 995,757.38        995,757.38              13,641         171,349        167,468
    159        159                 984,077.51        984,077.51              75,698
    160        160                 969,763.39        969,763.39                 147
    161        161                 881,648.53        881,648.53               5,376
    162        162                 847,241.78        847,241.78              28,241
    163        163                 840,884.25        840,884.25              84,088
    164        164                 790,663.83        790,663.83              43,926
    165        165                 770,583.54        770,583.54              19,265
    166        166                 734,249.08        734,249.08              36,712
    167        167                 703,581.66        703,581.66              14,658
    168        168                 697,044.83        697,044.83              12,674
    169        169                 646,294.90        646,294.90              24,857
    170        170                 629,123.66        629,123.66              57,193
    171        171                 626,965.45        626,965.45               4,354
    172        172                 599,764.73        599,764.73              15,379
    173        173                 596,041.28        596,041.28              14,191
    174        174                 595,622.81        595,622.81              10,269
    175        175                 548,438.54        548,438.54               9,141
    176        176                 536,940.27        536,940.27             107,388
    177        177                 533,227.78        533,227.78              10,061
    178        178                 498,383.39        498,383.39              31,149
    179        179                 495,345.57        495,345.57              55,038
    180        180                 459,526.65        459,526.65              32,823
    181        181                 441,941.91        441,941.91              11,944
    182        182                 433,659.58        433,659.58              17,346
    183        183                 420,152.93        420,152.93              46,684
    184        184                 386,572.55        386,572.55              64,429
    185        185                 369,997.15        369,997.15              18,500
    186        186                 358,084.53        358,084.53              35,808
    187        187                 355,234.83        355,234.83              35,523
    188        188                 347,154.26        347,154.26              13,886
    189        189                 309,696.89        309,696.89              30,970
    190        190                 273,899.09        273,899.09              54,780
    191        191                 271,845.42        271,845.42              12,357
    192        192                 248,575.65        248,575.65              20,715
    193        193                 222,587.38        222,587.38              44,517
    194        194                 220,185.59        220,185.59              27,523
    195        195                 213,671.84        213,671.84              23,741
    196        196                 210,521.75        210,521.75              52,630
    197        197                 198,688.46        198,688.46              49,672
    198        198                 196,588.28        196,588.28              24,574
    199        199                 195,087.41        195,087.41              13,935
    200        200                 191,832.89        191,832.89              23,979
    201        201                 155,807.67        155,807.67              19,476
    202        202                 154,030.27        154,030.27              30,806
    203        203                 148,777.94        148,777.94              29,756
    204        204                 147,009.46        147,009.46              24,502
    205        205                 138,225.69        138,225.69              23,038
    206        206                 124,523.19        124,523.19              13,836
    207        207                 124,203.40        124,203.40              15,525
    208        208                 115,554.23        115,554.23              38,518
    209        209                 114,048.95        114,048.95              38,016
    210        210                 101,587.33        101,587.33               9,235
    211        211                  97,354.10         97,354.10               9,735
                             1,111,999,815.36


                              MOST            MOST
                             RECENT          RECENT                                                                   MOST RECENT
  LOAN #    CONTROL #         DATE            TYPE              U/W NOI           1998 REV            1999 REV            REV
---------------------------------------------------------------------------------------------------------------------------------
     1         001                                             7,370,683          8,515,182          9,743,890
     2         002                                             1,610,451          1,632,366          1,688,348
     3         003                                            51,645,000         61,363,000         66,956,000
     4         004                                             5,347,182          6,792,955          8,133,504
     4         004A                                            2,432,401          2,774,876          3,912,450
     4         004B                                            1,448,315          1,865,490          1,931,288
     4         004C                                            1,050,122          1,496,314          1,605,747
     4         004D                                              416,344            656,275            684,019
     5         005                                               743,470            908,609            977,641
     6         006                                             4,866,219            773,073          4,795,146
     7         007                                            17,544,365         25,717,850         27,768,261        27,768,261
     7         007A                                           11,403,347         17,731,279         20,188,018
     7         007B                                            6,141,018          7,986,571          7,580,243
     8         008                                            21,731,911         50,897,111         53,310,274
     9         009                                             5,323,419         15,938,776         16,934,946
    10         010                                             4,059,714          5,283,349          5,584,852
    11         011                                             2,894,244          4,070,556          3,855,751
    11         011A                                            1,788,524          2,589,337          2,456,367
    11         011B                                              469,295            538,734            534,134
    11         011C                                              385,902            536,985            499,820
    11         011D                                              250,523            405,500            365,430
    12         012         3/31/2000      Trailing 12          2,543,174                                               5,397,337
    13         013         1/31/2000      Annualized           2,093,906                                               2,891,901
    14         014          9/30/99       Trailing 12          2,941,470          2,751,913                            2,851,241
    14         014A         9/30/99       Trailing 12          1,004,085            532,056                              557,265
    14         014B         9/30/99       Trailing 12            809,825            979,437                            1,033,935
    14         014C         9/30/99       Trailing 12            757,397            888,808                              917,686
    14         014D         9/30/99       Trailing 12            370,163            351,614                              342,355
    15         015                                             3,567,878                             4,688,281
    16         016                                             2,909,142          4,935,220          5,865,068
    17         017          3/31/00       Trailing 12          2,333,743          2,889,785                            3,489,393
    18         018                                             2,338,559          3,098,892          3,732,934
    18         018A                                            1,839,266          2,817,308          3,009,134
    18         018B                                              499,293            281,584            723,800
    19         019                                             2,443,524
    20         020         2/29/2000      Trailing 12            660,574          1,681,090          1,859,031         1,871,983
    21         021         2/29/2000      Trailing 12            661,274          1,237,899          2,052,449         2,072,411
    22         022         2/29/2000      Trailing 12            411,284          1,272,851          1,474,608         1,477,971
    23         023                                             2,293,096          5,450,265          5,829,868
    23         023A                                              533,291          1,197,229          1,208,163
    23         023B                                              507,874          1,162,177          1,177,553
    23         023C                                              465,679          1,325,425          1,274,430
    23         023D                                              409,232            871,037          1,108,829
    23         023E                                              377,020            894,397          1,060,893
    24         024                                             1,818,527
    25         025                        Annualized           1,548,210          2,295,887          2,240,529
    26         026                                             1,578,722          1,346,256          1,852,811
    27         027                                             1,401,958          1,443,541
    28         028                                             1,437,999          1,879,788          1,916,502
    29         029         4/30/2000      Trailing 12          1,975,258          4,750,639          5,029,667         5,370,478
    30         030         4/30/2000      Trailing 12          1,817,687          5,340,288          5,708,391         5,713,035
    31         031                                             3,622,560
    32         032                                             1,086,551                             1,418,914
    33         033                                               979,876          1,433,599          1,511,459
    34         034                                               706,806          1,090,474
    35         035                                               250,944            333,021
    36         036                                               163,663            355,199
    37         037                                             1,061,390          1,418,519          1,454,279
    38         038                                             1,119,301          1,052,664          1,377,676
    39         039         9/30/1999      Annualized             991,541          1,105,900                            1,479,576
    40         040                                               944,236                             1,047,947
    41         041                                               953,268                               770,474
    42         042                                             1,067,289            764,549          1,077,322
    43         043                                             1,022,536          1,365,705          1,424,330
    44         044                                             1,461,912          3,164,806          3,112,078
    45         045                                             1,854,568
    46         046                                               912,330          1,248,543          1,242,058
    47         047                                               922,973            233,072
    48         048                                               841,406          1,385,917          1,250,896
    49         049                                               821,286
    50         050                                             3,061,604
    51         051                                             1,040,242          2,974,966          3,258,894
    52         052                                               681,134            837,964            945,372
    53         053                                             2,738,261
    54         054                                               797,189                               161,146
    55         055                                               728,576                               614,593
    56         056         2/29/2000      Trailing 12            824,368            586,851          1,198,640         1,233,754
    57         057         5/31/1999      Trailing 12            897,874          1,552,875                            1,686,979
    58         058                                             1,169,983          3,597,871          3,837,965
    59         059                                               774,853            836,393            875,025
    60         060         4/25/2000      Trailing 12            736,381          1,388,039          1,526,943         1,604,270
    61         061                                               727,742            923,234          1,272,614
    62         062                                               667,045
    63         063                                               579,066
    64         064                                               588,789                               512,020
    65         065                                               625,456            701,926            802,290
    66         066                                               897,630          3,863,418          3,649,797
    67         067                                               554,087            892,500            899,595
    67         067A                                              348,470            556,751            563,235
    67         067B                                              205,617            335,749            336,360
    68         068                                             3,095,146
    69         069                                               659,279            445,294            770,434
    70         070         3/31/2000      Annualized             523,693            561,480            561,480           893,740
    71         071                                               557,836          1,101,573          1,166,278
    72         072         11/30/1999     Annualized             706,732            776,710                              846,441
    73         073                                               506,747            537,496            437,699
    74         074                                             2,453,181
    75         075                                               606,509            786,975            783,747
    76         076                                               508,049            572,641            614,607
    77         077         2/29/2000      Trailing 12            621,836          1,953,901          1,751,540         1,698,536
    78         078         3/31/2000      Trailing 12            678,164            333,117            974,940           980,414
    79         079         10/31/1999     Trailing 12            826,118          4,873,132                            4,853,750
    80         080                                               388,004            738,608            749,664
    81         081                                               472,825          1,000,748          1,091,211
    82         082         3/31/2000      Trailing 12            417,848            702,639                              582,768
    83         083                                               457,654
    84         084                                             1,200,759
    85         085         10/31/1999     Annualized             463,126            650,313                              689,942
    86         086          1/30/00       Trailing 12            357,602            430,927                              471,889
    87         087                                             2,548,216
    88         088                                               419,133            402,836            633,012
    89         089                                             3,496,550
    90         090                                               361,344                               396,984
    91         091                                               423,120            462,890            537,664
    92         092                                               446,868            597,461
    93         093                                               423,618          1,091,474          1,198,003
    94         094                                               426,269                               563,319
    95         095                                               316,200                               109,623
    96         096          2/1/2000      Annualized             290,171                               334,212           334,212
    97         097                                             1,153,183
    98         098         3/31/2000      Trailing 12            347,887                               282,857           295,045
    99         099                                             2,900,457
    100        100                                             1,231,821
    101        101          3/31/00       Trailing 12            289,052            502,246                              502,056
    102        102         1/25/2000      Trailing 12            342,037            555,081            661,946           668,371
    103        103         3/31/2000      Trailing 12            417,844            547,083            582,737           601,189
    104        104                                               380,311            533,517            686,606
    105        105         3/31/2000      Trailing 12            306,731            313,882            371,728           400,661
    106        106                                               688,445
    107        107                                               402,567
    108        108                                               343,172            437,350            598,777
    109        109                                             2,015,407
    110        110                                               569,998
    111        111                                             2,342,363
    112        112         3/31/2000      Trailing 12            409,705                               953,302         1,014,678
    113        113                                             3,268,481
    114        114                                               308,643            349,633            382,804
    115        115                                               497,640
    116        116                                               319,757            505,925            560,852
    117        117                                               364,324
    118        118                                               272,837                               320,485
    119        119                                               246,405            441,161            408,388
    120        120                                               240,167                               289,204
    121        121                                               265,647            413,007            499,674
    122        122         3/31/2000      Trailing 12            375,894            497,283            887,716           908,706
    123        123                                               297,059            328,747            440,531
    124        124                                               724,488
    125        125                                               291,411                               306,555
    126        126                                               219,663            385,585            430,706
    127        127                                               485,636
    128        128                                               226,664            189,409            182,506
    129        129                                             2,653,738
    130        130                                             3,135,910
    131        131                                               259,508
    132        132                                               422,251
    133        133         7/31/1999      Trailing 12            203,612            348,192                              344,039
    134        134                                               277,994
    135        135                                               966,462            691,076            671,544
    136        136                                             1,103,103
    137        137                                               198,438            355,918            385,985
    138        138                                               389,412
    139        139          7/31/99       Trailing 12            227,814            354,369                              361,334
    140        140                                               299,460
    141        141                                               225,664
    142        142                                               226,505            290,251
    143        143                                               831,511
    144        144                                               154,861            252,666            339,209
    145        145                                               202,083            365,301            572,914
    146        146                                               462,282
    147        147                                               434,720
    148        148                                               153,118                               243,334
    149        149         7/31/1999      Annualized             213,896            379,072                              391,274
    150        150                                               522,437
    151        151                                             1,024,480
    152        152         3/31/2000      Annualized             160,751            187,344            212,235           233,758
    153        153                                               207,511            204,866
    154        154                                               247,034
    155        155                                               453,057
    156        156                                               484,090
    157        157                                               275,300
    158        158                                               162,097            329,867            309,327
    159        159                                               357,761
    160        160                                               119,973
    161        161                                               670,946
    162        162                                             1,912,319
    163        163                                               360,872
    164        164                                               160,089
    165        165                                               499,179
    166        166                                               196,838
    167        167                                               165,432
    168        168                                               266,617
    169        169                                               301,719
    170        170                                               204,798
    171        171                                               764,208
    172        172                                             1,285,149
    173        173                                               580,404
    174        174                                               295,290
    175        175                                               466,900
    176        176                                               194,667
    177        177                                               554,264
    178        178                                               206,341
    179        179                                               310,714
    180        180                                               193,481
    181        181                                               626,923
    182        182                                               120,561
    183        183                                                92,308
    184        184                                               239,260
    185        185                                               125,237
    186        186                                               156,182
    187        187                                               128,657
    188        188                                             2,159,406
    189        189                                               241,262
    190        190                                               182,390
    191        191                                               282,446
    192        192                                                90,587
    193        193                                                84,355
    194        194                                                34,681
    195        195                                                89,915
    196        196                                               327,775
    197        197                                               102,644
    198        198                                               157,543
    199        199                                                68,831
    200        200                                                67,952
    201        201                                                78,637
    202        202                                                77,855
    203        203                                                96,304
    204        204                                                57,934
    205        205                                               183,335
    206        206                                               134,099
    207        207                                                69,708
    208        208                                                45,128
    209        209                                                36,201
    210        210                                               117,870
    211        211                                                94,970




                                           U/W NET          ANNUAL DEBT               MORTGAGE      INTEREST
  LOAN #    CONTROL #        U/W REV      CASH FLOW           SERVICE       DSCR        RATE          CALC.
---------------------------------------------------------------------------------------------------------------
     1         001         10,906,365      6,758,277         4,803,059      1.49       7.9900%     Actual/360
     2         002          2,173,399      1,491,239           725,737      1.49       7.9900%     Actual/360
     3         003         80,308,000     48,319,000         4,531,973      2.79       7.7500%       30/360
     4         004          7,820,308      4,677,628         3,538,647      1.33       7.2500%     Actual/360
     4         004A         3,806,567      2,047,824                        1.33       7.2500%
     4         004B         1,852,947      1,338,008                        1.33       7.2500%
     4         004C         1,496,773        916,828                        1.33       7.2500%
     4         004D           664,021        374,968                        1.33       7.2500%
     5         005            978,645        646,702           452,643      1.33       6.6600%     Actual/360
     6         006          5,869,857      4,741,440         3,922,234      1.21       8.1300%     Actual/360
     7         007         29,803,090     15,079,621         3,390,871      1.48       7.3250%     Actual/360
     7         007A        20,326,859      9,787,914                        1.48       7.3250%
     7         007B         9,476,231      5,291,707                        1.48       7.3250%
     8         008         52,839,641     17,458,428         3,189,750      1.37       7.6400%     Actual/360
     9         009         16,863,737      4,730,075         2,984,215      1.59       8.8500%     Actual/360
    10         010          5,455,083      3,400,576         2,451,784      1.39       9.0100%     Actual/360
    11         011          4,190,206      2,704,170         2,215,461      1.22       8.0700%     Actual/360
    11         011A         2,720,777      1,690,034                        1.22       8.0700%
    11         011B           578,867        431,902                        1.22       8.0700%
    11         011C           547,944        354,816                        1.22       8.0700%
    11         011D           342,618        227,418                        1.22       8.0700%
    12         012          5,592,411      2,505,012         2,178,196      1.26       8.7850%     Actual/360
    13         013          2,983,928      2,037,666         1,920,160      1.23       8.1500%     Actual/360
    14         014          3,737,576      2,722,674         2,054,337      1.33       8.9000%     Actual/360
    14         014A         1,275,876        936,302           643,007      1.33       8.9000%
    14         014B         1,028,993        750,422           591,649      1.33       8.9000%
    14         014C           962,394        703,048           573,720      1.33       8.9000%
    14         014D           470,313        332,902           246,520      1.33       8.9000%
    15         015          5,152,670      3,239,948         2,142,454      1.51       9.1600%     Actual/360
    16         016          5,352,079      2,424,209         1,826,661      1.33       8.2300%     Actual/360
    17         017          3,647,177      2,131,267         1,707,734      1.25       7.8100%     Actual/360
    18         018          3,601,374      2,170,202         1,777,761      1.22       8.7100%     Actual/360
    18         018A         3,013,162      1,706,120                        1.22       8.7100%
    18         018B           588,212        464,082                        1.22       8.7100%
    19         019          3,049,572      2,322,924         1,754,826      1.32       8.4600%     Actual/360
    20         020          1,871,983        636,274           681,283      1.33       9.1300%     Actual/360
    21         021          2,072,411        640,874           480,588      1.33       9.1300%     Actual/360
    22         022          1,477,971        394,784           295,839      1.33       9.1300%     Actual/360
    23         023          5,584,848      2,069,702         1,371,903      1.51       8.2500%     Actual/360
    23         023A         1,117,735        488,582           321,688      1.51       8.2500%
    23         023B         1,137,972        462,355           312,226      1.51       8.2500%
    23         023C         1,215,155        417,073           307,496      1.51       8.2500%
    23         023D         1,068,994        366,472           274,381      1.51       8.2500%
    23         023E         1,044,992        335,220           156,113      1.51       8.2500%
    24         024          2,104,079      1,555,006         1,263,141      1.23       8.9000%     Actual/360
    25         025          2,693,487      1,385,457         1,076,593      1.29       7.4200%     Actual/360
    26         026          1,890,578      1,423,068         1,132,387      1.26       8.5200%     Actual/360
    27         027          1,774,317      1,356,502         1,083,849      1.25       8.2700%     Actual/360
    28         028          1,956,968      1,293,077         1,048,378      1.23       8.0200%     Actual/360
    29         029          5,370,478      1,706,734         1,221,148      1.40       9.3900%     Actual/360
    30         030          5,697,302      1,532,822         1,072,845      1.43       9.1200%     Actual/360
    31         031          6,899,656      3,622,560         1,014,731      3.57       9.0100%       30/360
    32         032          1,676,488      1,074,051           888,897      1.21       8.1000%     Actual/360
    33         033          1,513,274        954,576           833,283      1.15       7.4500%     Actual/360
    34         034          1,058,379        677,632           603,125      1.12       8.6000%     Actual/360
    35         035            466,012        234,297           201,042      1.12       8.6000%     Actual/360
    36         036            236,875        152,321           148,136      1.12       8.6000%     Actual/360
    37         037          1,433,003        966,215           771,652      1.25       8.0000%     Actual/360
    38         038          1,412,281      1,033,991           778,520      1.33       8.1100%     Actual/360
    39         039          1,534,083        947,541           790,202      1.20       8.3300%     Actual/360
    40         040          1,460,376        849,829           697,610      1.22       7.3100%       30/360
    41         041          1,220,026        919,173           756,120      1.22       8.9800%     Actual/360
    42         042          1,477,656        960,588           725,963      1.32       8.7000%     Actual/360
    43         043          1,590,259        907,790           697,421      1.30       8.3000%     Actual/360
    44         044          3,142,256      1,087,140           708,030      1.54       8.7500%     Actual/360
    45         045          3,219,276      1,854,568           672,347      2.76       8.1900%       30/360
    46         046          1,201,569        895,525           593,795      1.51       7.5100%     Actual/360
    47         047          1,594,296        795,932           622,816      1.28       8.1100%     Actual/360
    48         048          1,167,950        798,493           612,460      1.30       8.2400%     Actual/360
    49         049            846,687        785,978           650,197      1.21       8.9900%     Actual/360
    50         050          5,067,400      3,061,604           567,354      5.40       7.4900%     Actual/360
    51         051          3,240,375        910,627           624,787      1.46       8.6700%     Actual/360
    52         052          1,035,750        656,790           527,635      1.24       7.5300%     Actual/360
    53         053          4,686,510      2,738,261           549,387      4.98       8.5700%       30/360
    54         054            944,525        740,421           553,199      1.34       8.1400%     Actual/360
    55         055            931,162        661,256           529,817      1.25       8.0300%     Actual/360
    56         056          1,450,955        691,122           529,095      1.31       7.2500%       30/360
    57         057          1,372,728        736,830           557,413      1.32       8.7500%     Actual/360
    58         058          3,841,376        977,914           607,334      1.61       9.9300%     Actual/360
    59         059            886,313        710,336           468,771      1.52       7.5600%     Actual/360
    60         060          1,610,158        673,881           526,916      1.28       8.8200%     Actual/360
    61         061          1,350,985        671,242           501,943      1.34       8.4800%     Actual/360
    62         062          1,240,800        667,045           491,742      1.36       8.9000%     Actual/360
    63         063            761,882        571,241           474,165      1.20       8.8000%     Actual/360
    64         064            826,892        543,173           443,610      1.22       8.0800%     Actual/360
    65         065            787,335        559,779           448,275      1.25       7.7400%     Actual/360
    66         066          3,649,797        715,140           506,646      1.41       9.3900%     Actual/360
    67         067            891,710        520,646           416,641      1.25       7.8500%     Actual/360
    67         067A           563,235        330,529           267,345      1.25       7.8500%
    67         067B           328,475        190,117           149,296      1.25       7.8500%
    68         068          4,666,960      3,095,146           353,628      8.75       7.8200%       30/360
    69         069            804,986        563,149           514,183      1.10       7.9400%       30/360
    70         070            939,353        490,093           390,705      1.25       8.3340%     Actual/360
    71         071          1,213,167        509,336           393,473      1.29       8.4100%     Actual/360
    72         072          1,056,152        612,935           424,740      1.44       9.3500%     Actual/360
    73         073            595,698        470,447           392,252      1.20       9.0400%     Actual/360
    74         074          3,630,400      2,453,181           327,736      7.49       8.1300%       30/360
    75         075            747,011        539,979           383,735      1.41       8.6100%     Actual/360
    76         076            770,754        432,063           360,183      1.20       8.5100%     Actual/360
    77         077          1,698,536        536,909           393,491      1.36       9.6800%     Actual/360
    78         078          1,089,180        614,324           341,677      1.80       8.8090%     Actual/360
    79         079          4,853,750        583,430           358,120      1.63       9.3750%     Actual/360
    80         080            749,664        362,504           303,226      1.20       7.9900%     Actual/360
    81         081          1,163,396        422,825           311,118      1.36       8.4100%     Actual/360
    82         082            599,528        373,068           344,200      1.27       9.7100%     Actual/360
    83         083            641,677        420,616           311,100      1.35       8.5700%     Actual/360
    84         084          2,050,824      1,200,759           305,097      3.94       7.8700%     Actual/360
    85         085            718,826        390,667           308,147      1.27       8.9700%     Actual/360
    86         086            452,838        352,011           281,602      1.25       8.1100%     Actual/360
    87         087          3,628,752      2,548,216           250,992     10.15       8.0300%       30/360
    88         088            645,417        407,493           302,307      1.35       8.6100%     Actual/360
    89         089          5,659,000      3,496,550           225,262     15.52       7.4200%       30/360
    90         090            446,771        337,797           268,498      1.26       8.2600%     Actual/360
    91         091            537,664        400,905           269,453      1.49       8.6400%     Actual/360
    92         092            828,277        432,276           338,744      1.28       8.4800%     Actual/360
    93         093          1,144,134        366,368           268,141      1.37       8.5000%     Actual/360
    94         094            586,868        360,129           264,167      1.36       8.5500%     Actual/360
    95         095            399,846        303,952           244,233      1.24       8.1100%     Actual/360
    96         096            299,145        285,221           233,237      1.22       6.9000%       30/360
    97         097          1,992,618      1,153,183           233,913      4.93       7.6400%       30/360
    98         098            420,506        310,558           258,186      1.20       8.7900%     Actual/360
    99         099          4,241,850      2,900,457           201,269     14.41       7.5100%       30/360
    100        100          1,848,063      1,231,821           258,828      4.76       7.1500%       30/360
    101        101            526,989        280,002           231,113      1.21       8.1000%     Actual/360
    102        102            704,983        308,037           237,133      1.30       8.5000%     Actual/360
    103        103            560,964        367,789           244,198      1.51       9.1300%     Actual/360
    104        104            726,235        318,422           242,904      1.31       9.0700%     Actual/360
    105        105            458,546        302,231           237,082      1.27       8.8000%     Actual/360
    106        106          1,520,547        688,445           243,700      2.82       7.6100%       30/360
    107        107            718,760        402,567           191,499      2.10       7.5000%       30/360
    108        108            684,656        317,672           219,006      1.45       8.5300%     Actual/360
    109        109          3,251,976      2,015,407           204,771      9.84       7.9800%       30/360
    110        110            858,912        569,998           197,539      2.89       7.7400%       30/360
    111        111          3,677,670      2,342,363           174,350     13.43       7.6700%       30/360
    112        112            953,302        362,040           240,985      1.50       9.7700%     Actual/360
    113        113          4,847,748      3,268,481           232,794     14.04       8.7200%       30/360
    114        114            430,657        300,559           195,437      1.54       7.5200%     Actual/360
    115        115          1,132,379        497,640           168,949      2.95       6.7500%     Actual/360
    116        116            632,763        268,601           204,576      1.31       9.2350%     Actual/360
    117        117            622,192        364,324           172,426      2.11       7.3000%     Actual/360
    118        118            369,662        258,769           189,501      1.37       8.5200%     Actual/360
    119        119            490,772        220,222           188,072      1.17       8.3750%     Actual/360
    120        120            302,343        230,850           182,811      1.26       8.1600%     Actual/360
    121        121            496,878        242,147           181,825      1.33       8.3400%     Actual/360
    122        122            901,119        330,838           213,138      1.55       9.7700%     Actual/360
    123        123            430,537        258,707           183,350      1.41       8.4300%     Actual/360
    124        124          1,002,279        724,488           247,250      2.93       9.1400%     Actual/360
    125        125            300,424        289,251           174,705      1.66       8.4000%     Actual/360
    126        126            394,990        212,637           180,890      1.18       8.2000%     Actual/360
    127        127          1,073,538        485,636           160,564      3.02       6.9600%       30/360
    128        128            346,491        211,108           169,356      1.25       8.8800%     Actual/360
    129        129          3,731,185      2,653,738           181,174     14.65       8.2800%       30/360
    130        130          4,179,000      3,135,910           125,298     25.03       6.8100%       30/360
    131        131            512,517        259,508           135,698      1.91       7.6100%       30/360
    132        132            934,270        422,251           157,504      2.68       7.7400%       30/360
    133        133            346,653        190,658           150,732      1.26       9.0800%     Actual/360
    134        134            516,664        277,994           139,113      2.00       8.0900%     Actual/360
    135        135          1,842,697        950,712           183,665      5.18       8.7000%     Actual/360
    136        136          1,679,128      1,103,103           121,875      9.05       7.6500%     Actual/360
    137        137            372,101        183,938           134,596      1.37       8.2000%     Actual/360
    138        138            658,126        389,412           137,499      2.83       7.8800%       30/360
    139        139            359,138        200,332           146,399      1.37       8.6200%     Actual/360
    140        140            505,020        299,460           124,396      2.41       7.2800%     Actual/360
    141        141            385,110        225,664           122,690      1.84       8.2800%     Actual/360
    142        142            375,713        184,767           132,267      1.40       8.7900%     Actual/360
    143        143          1,151,896        831,511           129,554      6.42       7.9900%       30/360
    144        144            294,423        149,611           119,775      1.25       8.0800%     Actual/360
    145        145            572,585        174,083           124,991      1.39       8.9100%       30/360
    146        146            778,270        462,283           113,770      4.06       8.4500%       30/360
    147        147          1,032,300        434,720           133,638      3.25       8.1000%     Actual/360
    148        148            229,657        146,188           122,998      1.19       8.2500%     Actual/360
    149        149            372,123        199,840           124,979      1.60       8.6250%     Actual/360
    150        150          1,116,039        522,437           141,880      3.68       7.8300%       30/360
    151        151          1,720,400      1,024,480           102,184     10.03       8.1900%       30/360
    152        152            222,034        147,372           117,556      1.25       9.2100%     Actual/360
    153        153            265,221        188,448           142,406      1.32       8.6700%     Actual/360
    154        154            506,860        247,034           102,803      2.40       8.1600%       30/360
    155        155            958,005        453,057            96,518      4.69       7.4000%     Actual/360
    156        156            578,240        484,090            95,715      5.06       8.2800%     Actual/360
    157        157            507,526        275,300            86,439      3.18       6.7500%     Actual/360
    158        158            329,863        143,159            92,270      1.55       8.5000%     Actual/360
    159        159            561,420        357,761            99,478      3.60       7.8800%       30/360
    160        160            154,976        115,414            88,705      1.30       8.3700%     Actual/360
    161        161          1,546,030        670,946           104,085      6.45       8.1400%       30/360
    162        162          2,403,947      1,912,319            70,221     27.23       7.8000%     Actual/360
    163        163            639,600        360,872            99,212      3.64       8.1700%     Actual/360
    164        164            238,236        160,089            66,544      2.41       7.3100%     Actual/360
    165        165            796,294        499,179            90,307      5.53       7.7400%       30/360
    166        166            301,915        196,838            64,190      3.07       8.4300%       30/360
    167        167            468,320        165,432            69,578      2.38       9.1200%     Actual/360
    168        168            535,760        266,617            61,515      4.33       7.8700%     Actual/360
    169        169            434,603        301,719            72,604      4.16       9.4800%       30/360
    170        170            273,060        204,798            57,686      3.55       8.7700%     Actual/360
    171        171          1,718,040        764,208            75,354     10.14       8.1800%       30/360
    172        172          1,923,072      1,285,149            48,695     26.39       8.0500%       30/360
    173        173            814,702        580,404            51,059     11.37       7.5400%     Actual/360
    174        174            571,670        295,290            51,482      5.74       7.7300%       30/360
    175        175            646,771        466,900            63,837      7.31       8.2000%       30/360
    176        176            285,000        194,667            48,003      4.06       8.1400%       30/360
    177        177            905,056        554,264            62,011      8.94       7.7200%       30/360
    178        178            294,480        206,341            40,285      5.12       7.6800%       30/360
    179        179            458,550        310,714            41,748      7.44       7.4500%       30/360
    180        180            288,480        193,481            45,340      4.27       7.3700%     Actual/360
    181        181          1,100,400        626,923            51,046     12.28       7.8200%       30/360
    182        182            218,509        120,561            51,263      2.35       7.8900%       30/360
    183        183            150,987         92,308            34,722      2.66       7.2300%       30/360
    184        184            347,400        239,260            45,181      5.30       7.7500%       30/360
    185        185            193,056        125,237            34,375      3.64       7.8800%       30/360
    186        186            201,221        156,182            34,016      4.59       8.7600%       30/360
    187        187            208,692        128,657            33,142      3.88       7.9300%       30/360
    188        188          2,737,100      2,159,406            29,886     72.25       7.6800%       30/360
    189        189            320,700        241,262            36,719      6.57       8.0500%     Actual/360
    190        190            262,500        182,390            21,158      8.62       7.2700%       30/360
    191        191            440,604        282,446            22,400     12.61       7.2000%       30/360
    192        192            161,040         90,587            29,017      3.12       8.2000%       30/360
    193        193            106,500         84,355            18,236      4.63       7.1500%       30/360
    194        194             75,444         34,681            22,261      1.56       7.7000%     Actual/360
    195        195            129,120         89,915            18,967      4.74       8.0200%       30/360
    196        196            484,500        327,775            31,810     10.30       7.3300%       30/360
    197        197            128,400        102,644            17,070      6.01       7.5700%     Actual/360
    198        198            197,628        157,543            23,465      6.71       8.3800%       30/360
    199        199            121,721         68,831            24,260      2.84       8.8200%     Actual/360
    200        200            102,000         67,952            22,221      3.06       7.4800%       30/360
    201        201            109,320         78,637            23,823      3.30       7.1300%       30/360
    202        202            116,700         77,855            13,529      5.75       7.8000%     Actual/360
    203        203            132,600         96,304            12,796      7.53       7.6700%       30/360
    204        204             98,400         57,934            17,620      3.29       8.4000%       30/360
    205        205            255,000        183,335            20,733      8.84       6.8200%       30/360
    206        206            193,572        134,099            11,375     11.79       8.3500%       30/360
    207        207            100,800         69,708            14,329      4.86       7.3500%       30/360
    208        208             62,400         45,128            13,472      3.35       7.6500%       30/360
    209        209             50,700         36,201            13,679      2.65       8.6100%       30/360
    210        210            184,800        117,870            15,559      7.58       7.3400%       30/360
    211        211            156,000         94,970            15,097      6.29       8.8400%       30/360


                              STATED               ANTICIPATED                                 ORIGINAL
                             MATURITY               REPAYMENT               ANTICIPATED          AMORT             REMAINING
  LOAN #    CONTROL #          DATE                   DATE                REMAINING TERM         TERM               LOCKOUT
----------------------------------------------------------------------------------------------------------------------------------
     1         001            5/11/29                5/11/09                   106                360                 103
     2         002            5/11/29                5/11/09                   106                360                 103
     3         003            4/9/30                 4/9/10                    117                300                 110
     4         004            6/11/28                6/11/08                    95                360                  88
     4         004A           6/11/28                6/11/08                    95                360
     4         004B           6/11/28                6/11/08                    95                360
     4         004C           6/11/28                6/11/08                    95                360
     4         004D           6/11/28                6/11/08                    95                360
     5         005            6/11/28                6/11/08                    95                357                  88
     6         006            4/11/31                4/11/10                   117                360                 113
     7         007            7/11/28                7/11/08                    96                348                  93
     7         007A           7/11/28                7/11/08                    96                348
     7         007B           7/11/28                7/11/08                    96                348
     8         008           10/11/28               10/11/08                    99                360                  96
     9         009            1/1/25                 1/1/10                    114                300                 110
    10         010            2/11/30                2/11/10                   115                360                 108
    11         011            5/11/30                5/11/10                   118                360                 115
    11         011A           5/11/30                5/11/10                   118                360
    11         011B           5/11/30                5/11/10                   118                360
    11         011C           5/11/30                5/11/10                   118                360
    11         011D           5/11/30                5/11/10                   118                360
    12         012            6/11/30                6/11/10                   119                360                 115
    13         013            5/11/30                5/11/10                   118                360                 115
    14         014            4/1/30                 4/1/10                    117                360                 113
    14         014A                                                            117
    14         014B                                                            117
    14         014C                                                            117
    14         014D                                                            117
    15         015            2/11/25                2/11/10                   115                300                 111
    16         016            5/11/10                                          118                360                 111
    17         017            4/1/09                                           105                360                 101
    18         018            1/11/30                1/11/10                   114                360                 110
    18         018A           1/11/30                1/11/10                   114                360
    18         018B           1/11/30                1/11/10                   114                360
    19         019            5/1/24                 5/1/10                    118                288                 114
    20         020            6/11/25                6/11/10                   119                300                 112
    21         021            6/11/25                6/11/10                   119                300                 112
    22         022            6/11/25                6/11/10                   119                300                 112
    23         023            1/1/09                                           102                300                  98
    23         023A           1/1/09                                           102                300
    23         023B           1/1/09                                           102                300
    23         023C           1/1/09                                           102                300
    23         023D           1/1/09                                           102                300
    23         023E           1/1/09                                           102                300
    24         024            5/11/10                                          118                360                 114
    25         025            5/1/08                                            94                340                  90
    26         026            7/1/06                                            72                360                  68
    27         027            12/1/29                11/1/09                   112                360                 108
    28         028            9/1/09                                           110                360                 106
    29         029            5/11/25                5/11/10                   118                300                 114
    30         030            5/11/25                5/11/10                   118                300                 111
    31         031            3/1/10                                           116                360                 112
    32         032            8/1/09                                           109                360                 102
    33         033            11/1/09                                          112                360                 108
    34         034            1/1/10                                           114                240                 110
    35         035            1/1/10                                           114                240                 110
    36         036            1/1/10                                           114                240                 110
    37         037            1/1/09                                           102                360                  98
    38         038            4/1/09                                           105                360                 101
    39         039            1/11/10                                          114                360                 110
    40         040            9/1/24                                           290                300                 110
    41         041            6/11/30                6/11/10                   119                360                 115
    42         042            5/11/30                5/11/10                   118                360                 111
    43         043            4/11/30                4/11/10                   117                360                 113
    44         044            6/11/30                6/11/10                   119                360                 116
    45         045            2/1/08                                            91                360                  72
    46         046            4/11/30                4/11/10                   117                360                 113
    47         047            5/1/09                                           106                360                 102
    48         048            1/1/10                                           114                360                 110
    49         049            3/11/30                3/11/10                   116                360                 112
    50         050            9/1/09                                           110                360                 106
    51         051            5/1/09                                           106                300                 102
    52         052            5/1/09                                           106                360                 103
    53         053            4/1/10                                           117                480                 113
    54         054            11/1/09                                          112                360                 108
    55         055            9/1/09                                           110                360                 106
    56         056            1/1/09                                           102                300                  42
    57         057           12/11/24               12/11/09                   113                300                 109
    58         058            2/11/25                2/11/10                   115                300                 111
    59         059            8/1/09                                           109                360                  49
    60         060            6/11/30                6/11/10                   119                336                 115
    61         061            1/11/30                1/11/10                   114                360                 110
    62         062            2/1/10                                           115                480                 111
    63         063            2/11/30                2/11/10                   115                360                 111
    64         064            9/1/29                 9/1/09                    110                360                  50
    65         065            4/1/09                                           105                300                 101
    66         066            3/11/25                3/11/10                   116                300                 114
    67         067            9/1/09                                           110                360                 106
    67         067A           9/1/09                                           110                360
    67         067B           9/1/09                                           110                360
    68         068            10/1/09                                          111                720                  92
    69         069            8/1/14                                           169                180                 162
    70         070            5/11/30                5/11/10                   118                360                 115
    71         071           10/11/29               10/11/09                   111                360                 109
    72         072            3/11/25                3/11/10                   116                300                 109
    73         073            2/11/30                2/11/10                   115                360                 111
    74         074            3/1/10                                           116                720                  97
    75         075            7/1/24                 7/1/09                    108                300                 101
    76         076            4/11/25                4/11/10                   117                360                 113
    77         077            5/11/25                5/11/10                   118                300                 114
    78         078            5/11/30                5/11/10                   118                360                 111
    79         079            1/11/25                1/11/10                   114                300                 110
    80         080            9/1/09                                           110                360                 103
    81         081           10/11/29               10/11/09                   111                360                 109
    82         082            5/11/30                5/11/05                    58                360                  51
    83         083            4/11/30                4/11/10                   117                360                 115
    84         084            1/1/10                                           114                300                 110
    85         085            6/11/30                6/11/10                   119                360                 116
    86         086            10/1/09                                          111                360                 107
    87         087            4/1/10                                           117                720                 113
    88         088            11/1/09                                          112                300                 108
    89         089            8/1/09                                           109                720                  90
    90         090            9/1/09                                           110                360                 106
    91         091            7/1/29                 7/1/09                    108                360                  48
    92         092            10/1/14                                          171                180                 134
    93         093           12/11/24               12/11/09                   113                300                 106
    94         094            7/1/09                                           108                324                 104
    95         095            10/1/09                                          111                360                 107
    96         096            6/1/24                                           287                300                 106
    97         097            8/1/09                                           109                360                 105
    98         098            1/11/30                1/11/10                   114                360                 110
    99         099            8/1/09                                           109                720                 105
    100        100            8/1/18                                           217                240                 156
    101        101            7/1/09                                           108                360                 104
    102        102            3/11/30                3/11/10                   116                360                 112
    103        103            5/11/30                5/11/10                   118                360                 114
    104        104            2/11/30                2/11/10                   115                360                 112
    105        105           11/11/29               11/11/09                   112                360                 105
    106        106            10/1/09                                          111                240                  93
    107        107            9/1/09                                           110                480                 106
    108        108            1/11/30                1/11/10                   114                360                 110
    109        109            11/1/09                                          112                360                  76
    110        110            8/1/09                                           109                360                  90
    111        111            11/1/09                                          112                720                 108
    112        112            6/11/25                6/11/10                   119                300                 115
    113        113            3/1/20                                           236                240                 232
    114        114            10/1/09                                          111                300                 107
    115        115            7/1/09                                           108                360                 104
    116        116            5/11/30                5/11/10                   118                360                 111
    117        117            7/1/09                                           108                360                 104
    118        118            4/11/30                4/11/10                   117                360                 110
    119        119            12/1/08                                          101                360                  41
    120        120            10/1/09                                          111                360                 107
    121        121           12/11/29               12/11/09                   113                360                 110
    122        122            6/11/25                6/11/10                   119                300                 115
    123        123            7/1/09                                           108                360                 104
    124        124            2/1/15                                           175                180                 171
    125        125            5/11/30                5/11/10                   118                360                 111
    126        126            3/1/09                                           104                300                 100
    127        127            5/1/09                                           106                300                 102
    128        128            1/11/30                1/11/10                   114                360                 111
    129        129            4/1/20                                           237                240                 233
    130        130            8/1/09                                           109                360                  91
    131        131            5/1/09                                           106                360                 102
    132        132            9/1/19                                           230                240                 226
    133        133           12/11/29               12/11/09                   113                360                 109
    134        134            2/1/10                                           115                360                 111
    135        135            3/1/15                                           176                180                 172
    136        136            10/1/09                                          111                480                 107
    137        137            11/1/09                                          112                360                 108
    138        138            1/1/10                                           114                300                 110
    139        139            11/1/09                                          112                300                 108
    140        140            7/1/09                                           108                360                 104
    141        141            1/1/10                                           114                480                 110
    142        142            1/1/10                                           114                360                 110
    143        143            1/1/10                                           114                300                 110
    144        144            4/1/09                                           105                360                 101
    145        145            10/1/14                                          171                360                 111
    146        146            1/1/15                                           174                480                 170
    147        147            11/1/19                                          232                240                 228
    148        148            6/1/09                                           107                300                 103
    149        149           11/11/09                                          112                300                 108
    150        150            9/1/14                                           170                180                 166
    151        151            4/1/10                                           117                480                 113
    152        152            1/11/30                1/11/10                   114                360                 112
    153        153            12/1/09                                          113                180                 109
    154        154            10/1/09                                          111                360                 107
    155        155            8/1/09                                           109                360                 105
    156        156            4/1/10                                           117                480                 113
    157        157           11/11/08                                          100                360                  96
    158        158           11/11/09                                          112                360                 108
    159        159            10/1/19                                          231                240                 227
    160        160            1/1/10                 1/1/10                    114                360                 110
    161        161            12/1/14                                          173                180                 169
    162        162            8/1/14                                           169                480                 165
    163        163            3/1/15                                           176                180                 172
    164        164            4/1/09                                           105                360                 101
    165        165            7/1/14                                           168                180                 164
    166        166            3/1/10                                           116                480                 112
    167        167            4/1/10                                           117                360                  98
    168        168            1/1/10                                           114                360                 110
    169        169            3/1/20                                           236                240                 232
    170        170            2/1/10                                           115                480                 111
    171        171            7/1/14                                           168                180                 164
    172        172            12/1/09                                          113                720                 109
    173        173            10/1/09                                          111                360                 107
    174        174            9/1/09                                           110                360                 106
    175        175            6/1/15                                           179                180                 175
    176        176            4/1/10                                           117                360                 113
    177        177            9/1/14                                           170                180                 134
    178        178            9/1/09                                           110                480                 106
    179        179            7/1/09                                           108                360                 104
    180        180            7/1/09                                           108                240                 104
    181        181            1/1/10                                           114                180                 110
    182        182            7/1/14                                           168                180                 164
    183        183            5/1/09                                           106                360                 102
    184        184            8/1/14                                           169                180                 165
    185        185            7/1/09                                           108                300                 104
    186        186            10/1/09                                          111                360                 107
    187        187            7/1/09                                           108                300                 104
    188        188            8/1/09                                           109                360                  91
    189        189            11/1/14                                          172                180                 168
    190        190            8/1/09                                           109                480                 105
    191        191            5/1/09                                           106                360                 102
    192        192            5/1/15                                           178                180                 174
    193        193            6/1/09                                           107                360                 103
    194        194            7/1/09                                           108                240                 104
    195        195            10/1/09                                          111                360                 107
    196        196            8/1/09                                           109                120                 105
    197        197            10/1/09                                          111                360                 107
    198        198            1/1/15                                           174                180                 170
    199        199            10/1/14                                          171                180                 167
    200        200            6/1/14                                           167                180                 163
    201        201            5/1/09                                           106                120                 102
    202        202            10/1/09                                          111                360                 107
    203        203            8/1/09                                           109                360                 105
    204        204            12/1/14                                          173                180                 169
    205        205            6/1/09                                           107                120                 103
    206        206            1/1/10                                           114                360                 110
    207        207            5/1/14                                           166                180                 162
    208        208            7/1/14                                           168                180                 164
    209        209            4/1/15                                           177                180                 173
    210        210            6/1/09                                           107                120                 103
    211        211            2/1/10                                           115                120                 111


                                                 REMAINING
                                REMAINING       LOCKOUT AND                                       ANTICIPATED
                               LOCKOUT AND         YM AND    YM PENALTY                            REPAYMENT
  LOAN #    CONTROL #              YM            PENALTIES      CODE           VALUE       LTV     DATE LTV       LOCKBOX
----------------------------------------------------------------------------------------------------------------------------
     1         001                 103              103                      82,500,000    65%       59%           Hard
     2         002                 103              103                      13,300,000    65%       59%           Hard
     3         003                 110              110                     695,000,000    28%       23%           Hard
     4         004                  88               88                      57,200,000    75%       67%           Hard
     4         004A                                                          26,400,000    75%
     4         004B                                                          15,400,000    75%
     4         004C                                                          10,800,000    75%
     4         004D                                                           4,600,000    75%
     5         005                  88               88                       7,400,000    75%       67%           Hard
     6         006                 113              113                      56,000,000    79%       72%           Hard
     7         007                  93               93                     218,000,000    55%       49%           Hard
     7         007A                                                         153,000,000    55%
     7         007B                                                          65,000,000    55%
     8         008                  96               96                     226,000,000    65%       59%           Hard
     9         009                 110              110                      53,000,000    56%       48%         Springing
    10         010                 108              108                      44,000,000    58%       53%           Hard
    11         011                 115              115                      34,400,000    73%       65%           Hard
    11         011A                                                          20,500,000    73%
    11         011B                                                           5,800,000    73%
    11         011C                                                           4,900,000    73%
    11         011D                                                           3,200,000    73%
    12         012                 115              115                      31,250,000    67%       61%           Hard
    13         013                 115              115                      27,500,000    67%       59%           Hard
    14         014                 113              113                      32,620,000    66%       60%           Hard
    14         014A                                                          10,200,000    66%
    14         014B                                                           9,400,000    66%
    14         014C                                                           9,100,000    66%
    14         014D                                                           3,920,000    66%
    15         015                 111              111                      40,000,000    52%       45%           Hard
    16         016                 111              111                      38,500,000    53%       47%         Springing
    17         017                 101              101                      26,250,000    75%       67%           None
    18         018                 110              110                      26,500,000    71%       65%         Springing
    18         018A                                                          20,500,000    71%
    18         018B                                                           6,000,000    71%
    19         019                 114              114                      25,800,000    70%       57%           Hard
    20         020                 112              112                       9,700,000    56%       46%           Hard
    21         021                 112              112                       7,400,000    56%       46%           Hard
    22         022                 112              112                       4,900,000    56%       46%           Hard
    23         023                  98               98                      26,150,000    54%       46%           None
    23         023A                                                           5,500,000    54%       46%
    23         023B                                                           5,150,000    54%       46%
    23         023C                                                           5,600,000    54%       46%
    23         023D                                                           5,300,000    54%       46%
    23         023E                                                           4,600,000    54%       46%
    24         024                 114              114                      17,600,000    75%       68%           Hard
    25         025                  90               90                      17,800,000    71%       64%           None
    26         026                  68               68                      17,600,000    69%       66%           None
    27         027                 108              108                      16,795,000    71%       64%         Springing
    28         028                 106              106                      16,200,000    73%       66%         Springing
    29         029                 114              114                      16,800,000    70%       60%         Springing
    30         030                 111              111                      15,900,000    66%       56%         Springing
    31         031                 112              112                      38,130,000    27%       25%           None
    32         032                 102              102                      13,600,000    73%       66%           None
    33         033                 108              108                      13,000,000    76%       68%           None
    34         034                 110              110                       7,950,000    52%       37%         Springing
    35         035                 110              110                       7,000,000    52%       37%         Springing
    36         036                 110              110                       2,300,000    52%       37%         Springing
    37         037                  98               98                      12,100,000    72%       65%           None
    38         038                 101              101                      11,165,000    78%       70%           None
    39         039                 110              110                      11,300,000    77%       69%           None
    40         040                 170              170       Y1             10,650,000    74%                   Springing
    41         041                 115              115                      10,500,000    75%       68%           Hard
    42         042                 111              111                      10,300,000    75%       68%           Hard
    43         043                 113              113                      12,250,000    63%       57%         Springing
    44         044                 116              116                      11,400,000    66%       60%         Springing
    45         045                  72               72                      19,500,000    38%       34%           None
    46         046                 113              113                      10,100,000    70%       62%         Springing
    47         047                 102              102                       9,700,000    72%       65%           None
    48         048                 110              110                       8,500,000    80%       72%           None
    49         049                 112              112                       8,800,000    76%       70%           Hard
    50         050                 106              106                      33,100,000    20%       18%           None
    51         051                 102              102                       9,300,000    68%       58%           None
    52         052                 103              103                       8,300,000    75%       67%           None
    53         053                 113              113                      29,600,000    21%       20%           None
    54         054                 108              108                       8,800,000    70%       63%           Hard
    55         055                 106              106                       8,250,000    72%       65%           None
    56         056                  96               96       Y2              8,400,000    71%       57%         Springing
    57         057                 109              109                       9,700,000    58%       49%         Springing
    58         058                 111              111                       9,550,000    58%       51%           Hard
    59         059                 105              105       Y6              8,350,000    66%       59%           None
    60         060                 115              115                       7,550,000    72%       64%         Springing
    61         061                 110              110                       6,900,000    79%       71%         Springing
    62         062                 111              111                       7,400,000    72%       69%           None
    63         063                 111              111                       6,700,000    74%       68%         Springing
    64         064                  97               97       Y3              6,450,000    77%       69%         Springing
    65         065                 101              101                       6,375,000    76%       64%           None
    66         066                 114              114                       7,900,000    62%       53%         Springing
    67         067                 106              106                       6,000,000    80%       71%           None
    67         067A                                                           3,850,000    80%       71%
    67         067B                                                           2,150,000    80%       71%
    68         068                  92              107       P5             33,500,000    13%       13%           None
    69         069                 162              162                       6,400,000    68%                     None
    70         070                 115              115                       5,450,000    79%       71%         Springing
    71         071                 109              109                       5,740,000    75%       68%         Springing
    72         072                 109              109                       6,600,000    62%       53%           Hard
    73         073                 111              111                       6,050,000    67%       61%         Springing
    74         074                  97              112       P5             26,520,000    15%       15%           None
    75         075                 101              101                       5,900,000    66%       56%         Springing
    76         076                 113              113                       5,325,000    73%       66%         Springing
    77         077                 114              114                       5,700,000    65%       56%         Springing
    78         078                 111              111                       5,350,000    67%       61%         Springing
    79         079                 110              110                       5,850,000    59%       50%         Springing
    80         080                 103              103                       4,700,000    73%       66%           None
    81         081                 109              109                       4,570,000    74%       67%         Springing
    82         082                  51               51                       5,700,000    50%       48%           Hard
    83         083                 115              115                       4,500,000    74%       67%           Hard
    84         084                 110              110                      13,100,000    25%       20%           None
    85         085                 116              116                       4,100,000    78%       71%         Springing
    86         086                 107              107                       4,470,000    70%       64%           None
    87         087                 113              113                      26,800,000    12%       11%           None
    88         088                 108              108                       5,250,000    59%       50%           None
    89         089                  90              105       P5             39,000,000     8%        8%           None
    90         090                 106              106                       3,950,000    75%       68%           None
    91         091                 101              101       Y5              4,300,000    67%       61%         Springing
    92         092                 134              167       P1              6,040,000    46%                     None
    93         093                 106              106                       4,250,000    65%       55%         Springing
    94         094                 104              104                       4,080,000    68%       59%           None
    95         095                 107              107                       3,850,000    71%       64%           None
    96         096                 106              106                       3,500,000    78%                   Springing
    97         097                 105              105                      12,500,000    22%       19%           None
    98         098                 110              110                       3,850,000    71%       64%         Springing
    99         099                 105              105                      32,000,000     8%        8%           None
    100        100                 156              213       P3             13,000,000    20%                     None
    101        101                 104              104                       3,560,000    73%       66%           None
    102        102                 112              112                       3,300,000    78%       70%         Springing
    103        103                 114              114                       4,200,000    59%       55%         Springing
    104        104                 112              112                       3,650,000    68%       63%         Springing
    105        105                 105              105                       3,240,000    77%       70%           Hard
    106        106                  93              107       P6              7,260,000    34%       23%           None
    107        107                 106              106                       4,350,000    56%       52%           None
    108        108                 110              110                       3,300,000    71%       65%         Springing
    109        109                  76              108       P9             21,800,000    11%        9%           None
    110        110                  90              105       P5              6,160,000    37%       33%           None
    111        111                 108              108                      24,660,000     9%        9%           None
    112        112                 115              115                       3,000,000    75%       65%         Springing
    113        113                 232              232                      34,480,000     6%                     None
    114        114                 107              107                       3,450,000    62%       50%           None
    115        115                 104              104                       5,380,000    40%       34%           None
    116        116                 111              111                       2,900,000    71%       66%         Springing
    117        117                 104              104                       3,830,000    54%       47%           None
    118        118                 110              110                       2,750,000    74%       67%         Springing
    119        119                  97               97       Y4              2,750,000    74%       68%           None
    120        120                 107              107                       2,600,000    78%       71%           None
    121        121                 110              110                       2,500,000    80%       72%         Springing
    122        122                 115              115                       2,650,000    75%       65%         Springing
    123        123                 104              104                       2,900,000    69%       62%           None
    124        124                 171              171                       7,630,000    26%                     None
    125        125                 111              111                       3,550,000    54%       49%         Springing
    126        126                 100              100                       2,500,000    76%       64%           None
    127        127                 102              102                       5,110,000    37%       29%           None
    128        128                 111              111                       2,300,000    77%       70%         Springing
    129        129                 233              233                      27,930,000     6%                     None
    130        130                  91              105       P4             33,900,000     5%        4%           None
    131        131                 102              102                       2,800,000    57%       50%           None
    132        132                 226              226                       4,600,000    34%                     None
    133        133                 109              109                       2,020,000    76%       70%         Springing
    134        134                 111              111                       3,000,000    51%       46%           None
    135        135                 172              172                       8,350,000    18%                     None
    136        136                 107              107                      12,000,000    12%       12%           None
    137        137                 108              108                       2,000,000    75%       67%           None
    138        138                 110              110                       4,110,000    36%       29%           None
    139        139                 108              108                       2,350,000    63%       54%         Springing
    140        140                 104              104                       3,200,000    46%       41%           None
    141        141                 110              110                       2,380,000    59%       56%           None
    142        142                 110              110                       1,900,000    73%       67%           None
    143        143                 110              110                       8,750,000    16%       13%           None
    144        144                 101              101                       1,810,000    74%       67%           None
    145        145                 111              159       P2              3,000,000    43%       35%           None
    146        146                 170              170                       5,100,000    25%       23%           None
    147        147                 228              228                       4,480,000    29%                     None
    148        148                 103              103                       1,900,000    68%       57%           None
    149        149                 108              108                       2,150,000    59%       50%           None
    150        150                 166              166                       5,500,000    22%                     None
    151        151                 113              113                      10,780,000    11%       11%           None
    152        152                 112              112                       1,620,000    74%       68%         Springing
    153        153                 109              109                       2,000,000    59%       30%           None
    154        154                 107              107                       2,630,000    43%       38%           None
    155        155                 105              105                       4,770,000    24%       21%           None
    156        156                 113              113                       5,230,000    21%       20%           None
    157        157                  96               96                       2,900,000    37%       32%           None
    158        158                 108              108                       1,300,000    77%       70%           None
    159        159                 227              227                       3,900,000    25%                     None
    160        160                 110              110                       1,380,000    70%       64%         Springing
    161        161                 169              169                       6,560,000    13%                     None
    162        162                 165              165                      20,670,000     4%        4%           None
    163        163                 172              172                       4,000,000    21%                     None
    164        164                 101              101                       1,800,000    44%       39%           None
    165        165                 164              164                       5,250,000    15%                     None
    166        166                 112              112                       2,070,000    35%       34%           None
    167        167                  98              116       P7              1,038,000    68%       61%           None
    168        168                 110              110                       2,800,000    25%       22%           None
    169        169                 232              232                       3,260,000    20%                     None
    170        170                 111              111                       2,180,000    29%       28%           None
    171        171                 164              164                       7,850,000     8%                     None
    172        172                 109              109                      13,900,000     4%        4%           None
    173        173                 107              107                       6,270,000    10%        8%           None
    174        174                 106              106                       3,120,000    19%       17%           None
    175        175                 175              175                       4,910,000    11%                     None
    176        176                 113              113                       2,100,000    26%       23%           None
    177        177                 134              166       P8              6,160,000     9%                     None
    178        178                 106              106                       2,230,000    22%       21%           None
    179        179                 104              104                       3,400,000    15%       13%           None
    180        180                 104              104                       2,000,000    23%       16%           None
    181        181                 110              110                       6,600,000     7%        3%           None
    182        182                 164              164                       1,320,000    33%                     None
    183        183                 102              102                       1,030,000    41%       36%           None
    184        184                 165              165                       2,500,000    15%                     None
    185        185                 104              104                       1,320,000    28%       23%           None
    186        186                 107              107                       1,700,000    21%       19%           None
    187        187                 104              104                       1,400,000    25%       21%           None
    188        188                  91              105       P6             23,340,000     1%        1%           None
    189        189                 168              168                       2,600,000    12%                     None
    190        190                 105              105                       2,030,000    13%       13%           None
    191        191                 102              102                       3,070,000     9%        8%           None
    192        192                 174              174                         930,000    27%                     None
    193        193                 103              103                         925,000    24%       21%           None
    194        194                 104              104                         375,000    59%       41%           None
    195        195                 107              107                         970,000    22%       19%           None
    196        196                 105              105                       3,450,000     6%                     None
    197        197                 107              107                       1,100,000    18%       16%           None
    198        198                 170              170                       1,700,000    12%                     None
    199        199                 167              167                         730,000    27%                     None
    200        200                 163              163                         810,000    24%                     None
    201        201                 102              102                         830,000    19%                     None
    202        202                 107              107                         840,000    18%       16%           None
    203        203                 105              105                       1,100,000    14%       12%           None
    204        204                 169              169                         630,000    23%                     None
    205        205                 103              103                       2,000,000     7%                     None
    206        206                 110              110                       1,450,000     9%        8%           None
    207        207                 162              162                         730,000    17%                     None
    208        208                 164              164                         500,000    23%                     None
    209        209                 173              173                         391,000    29%                     None
    210        210                 103              103                       1,300,000     8%                     None
    211        211                 111              111                       1,000,000    10%                     None


                                                                YEAR        YEAR                    UNIT OF
  LOAN #    CONTROL #                OWNERSHIP                 BUILT      RENOVATED        UNIT     MEASURE           OCCUPANCY
----------------------------------------------------------------------------------------------------------------------------------
     1         001     Fee Simple                              1986                       416,710    Sq Ft              98%
     2         002     Fee Simple                              1974         1985           82,165    Sq Ft              99%
     3         003     Fee Simple                              1973         1995        1,839,384    Sq Ft             100%
     4         004                                                                        675,161    Sq Ft
     4         004A    Fee Simple                              1972         1998          281,999    Sq Ft              97%
     4         004B    Fee Simple                              1986         1998          135,920    Sq Ft              88%
     4         004C    Fee Simple                              1984                       201,754    Sq Ft              89%
     4         004D    Fee Simple                              1988                        55,488    Sq Ft             100%
     5         005     Fee Simple                              1968         1998           91,306    Sq Ft              96%
     6         006     Both Fee Simple and Leasehold           1998                       309,486    Sq Ft              98%
     7         007                                                                        876,625    Sq Ft
     7         007A    Fee Simple                              1983         1995          593,292    Sq Ft              99%
     7         007B    Fee Simple                              1959         1986          283,333    Sq Ft              96%
     8         008     Both Fee Simple and Leasehold           1972         1990          889,468    Sq Ft              93%
     9         009     Fee Simple                              1983         1995              360    Rooms              71%
    10         010     Fee Simple                              1968         1989          389,500    Sq Ft             100%
    11         011                                                                        287,780    Sq Ft
    11         011A    Fee Simple                              1925         1988          134,139    Sq Ft              95%
    11         011B    Fee Simple                              1989                        71,300    Sq Ft             100%
    11         011C    Fee Simple                              1990                        42,957    Sq Ft              96%
    11         011D    Fee Simple                              1990                        39,384    Sq Ft             100%
    12         012     Leasehold                               1932         1999          190,808    Sq Ft             100%
    13         013     Fee Simple                              1890         1999              176    Units             100%
    14         014                                                                        186,497    Sq Ft
    14         014A    Fee Simple                              1946         1999           57,776    Sq Ft              97%
    14         014B    Fee Simple                              1997                        50,634    Sq Ft             100%
    14         014C    Fee Simple                              1952         1989           46,322    Sq Ft             100%
    14         014D    Fee Simple                              1949         1995           31,765    Sq Ft             100%
    15         015     Fee Simple                              1911         1999          162,000    Sq Ft             100%
    16         016     Fee Simple                              1935                     1,357,968    Sq Ft              96%
    17         017     Fee Simple                              1979         1998          256,298    Sq Ft              97%
    18         018                                                                        122,044    Sq Ft
    18         018A    Fee Simple                              1994                        92,711    Sq Ft             100%
    18         018B    Fee Simple                              1997                        29,333    Sq Ft             100%
    19         019     Fee Simple                              2000                       268,000    Sq Ft             100%
    20         020     Fee Simple                              1997         1999               81    Units              88%
    21         021     Fee Simple                              1998                            68    Units             100%
    22         022     Fee Simple                              1997                            55    Units              80%
    23         023                                                                            712    Rooms
    23         023A    Fee Simple                              1997                           138    Rooms              84%
    23         023B    Fee Simple                              1997                           138    Rooms              81%
    23         023C    Fee Simple                              1996                           150    Rooms              82%
    23         023D    Fee Simple                              1997                           135    Rooms              81%
    23         023E    Fee Simple                              1990                           151    Rooms              79%
    24         024     Fee Simple                              1989         1999          529,073    Sq Ft             100%
    25         025     Fee Simple                              1961         1985          305,523    Sq Ft              99%
    26         026     Fee Simple                              1982                       182,159    Sq Ft             100%
    27         027     Fee Simple                              1950         1995           92,769    Sq Ft             100%
    28         028     Fee Simple                              1988                       246,961    Sq Ft              97%
    29         029     Fee Simple                              1984         1999              178    Rooms              72%
    30         030     Fee Simple                              1973         1998              199    Rooms              63%
    31         031     Fee Simple                              1969                           434    Units
    32         032     Fee Simple                              1910         1998               26    Units             100%
    33         033     Fee Simple                              1974                           506    Pads               94%
    34         034     Fee Simple                              1960                        13,000    Sq Ft             100%
    35         035     Fee Simple                              1964                         9,300    Sq Ft             100%
    36         036     Fee Simple                              1992                        14,872    Sq Ft             100%
    37         037     Fee Simple                              1929         1994           92,883    Sq Ft              92%
    38         038     Fee Simple                              1988                       175,390    Sq Ft             100%
    39         039     Fee Simple                              1971         1998              176    Units              97%
    40         040     Fee Simple                              1998                        60,792    Sq Ft             100%
    41         041     Fee Simple                              1998                        51,442    Sq Ft              92%
    42         042     Fee Simple                              1965         1999           82,970    Sq Ft              94%
    43         043     Fee Simple                              1987                        95,470    Sq Ft              92%
    44         044     Both Fee Simple and Leasehold           1974         1994          264,102    Sq Ft              89%
    45         045     Fee Simple                              1950                           349    Units
    46         046     Fee Simple                              1994                        69,985    Sq Ft             100%
    47         047     Fee Simple                              1953         1999           78,420    Sq Ft              96%
    48         048     Leasehold                               1984         1987           91,030    Sq Ft              96%
    49         049     Fee Simple                              1989         2000           58,845    Sq Ft             100%
    50         050     Fee Simple                              1973                           300    Units
    51         051     Fee Simple                              1989         1996              137    Rooms              75%
    52         052     Fee Simple                              1973         1996           99,372    Sq Ft             100%
    53         053     Fee Simple                              1987                           179    Units
    54         054     Fee Simple                              1999                        70,224    Sq Ft             100%
    55         055     Fee Simple                              1998                        60,648    Sq Ft             100%
    56         056     Fee Simple                              1940         1997          108,993    Sq Ft              95%
    57         057     Fee Simple                              1998         1998          133,407    Sq Ft              87%
    58         058     Fee Simple                              1915         1989              157    Rooms              58%
    59         059     Fee Simple                              1983         1999           43,310    Sq Ft             100%
    60         060     Fee Simple                              1969                           250    Units              96%
    61         061     Fee Simple                              1968         1998              226    Units              97%
    62         062     Fee Simple                              1985                           144    Units
    63         063     Fee Simple                              1999                            22    Units              95%
    64         064     Fee Simple                              1999                        37,675    Sq Ft             100%
    65         065     Fee Simple                              1974                       142,710    Sq Ft              99%
    66         066     Fee Simple                              1965         1996              226    Rooms              60%
    67         067                                                                            172    Units
    67         067A    Fee Simple                              1967                           110    Units              99%
    67         067B    Fee Simple                              1963                            62    Units              98%
    68         068     Fee Simple                              1928                            98    Units
    69         069     Fee Simple                              1986         1998          105,507    Sq Ft              98%
    70         070     Fee Simple                              1975         1999              168    Units              91%
    71         071     Fee Simple                              1972         1998              194    Units              95%
    72         072     Fee Simple                              1966         1970           60,948    Sq Ft              99%
    73         073     Fee Simple                              1964                        75,750    Sq Ft             100%
    74         074     Fee Simple                              1936                           103    Units
    75         075     Fee Simple                              1995                        31,700    Sq Ft             100%
    76         076     Fee Simple                              1983                        52,467    Sq Ft             100%
    77         077     Fee Simple                              1994                           107    Rooms              67%
    78         078     Fee Simple                              1978         1999              200    Units              97%
    79         079     Fee Simple                              1986                           189    Rooms              67%
    80         080     Fee Simple                              1982                           102    Units              91%
    81         081     Fee Simple                              1969                           200    Units              92%
    82         082     Fee Simple                              1984                        51,144    Sq Ft              88%
    83         083     Fee Simple                              1991                        11,850    Sq Ft             100%
    84         084     Fee Simple                              1965                           122    Units
    85         085     Fee Simple                              1969         1991           41,266    Sq Ft             100%
    86         086     Fee Simple                              1989                        25,472    Sq Ft              88%
    87         087     Fee Simple                              1912                            65    Units
    88         088     Fee Simple                              1997                        77,632    Units              88%
    89         089     Fee Simple                              1923                            62    Units
    90         090     Fee Simple                              1999                        21,407    Sq Ft             100%
    91         091     Fee Simple                              1986                        46,947    Sq Ft              95%
    92         092     Fee Simple                              1962         2000               57    Units             100%
    93         093     Fee Simple                              1964         1998              229    Units              85%
    94         094     Fee Simple                              1965         1974          132,000    Sq Ft             100%
    95         095     Fee Simple                              1999                        34,994    Sq Ft             100%
    96         096     Fee Simple                              1999                        38,000    Sq Ft             100%
    97         097     Fee Simple                              1962                            81    Units
    98         098     Fee Simple                              1998                        21,720    Sq Ft              83%
    99         099     Fee Simple                              1915                            59    Units
    100        100     Fee Simple                              1900         1975               96    Units
    101        101     Fee Simple                              1968         1994              181    Pads               90%
    102        102     Fee Simple                              1980         1997              136    Units              91%
    103        103     Fee Simple                              1988                        62,552    Sq Ft             100%
    104        104     Fee Simple                              1983                        44,521    Sq Ft              95%
    105        105     Fee Simple                              1938         1999               90    Pads               97%
    106        106     Fee Simple                              1946                           143    Units
    107        107     Fee Simple                              1930                            78    Units
    108        108     Fee Simple                              1967         1998              102    Units              93%
    109        109     Fee Simple                              1963                           162    Units
    110        110     Fee Simple                              1915                            48    Units
    111        111     Fee Simple                              1925                           114    Units
    112        112     Fee Simple                              1998                            62    Rooms              68%
    113        113     Fee Simple                              1959                           201    Units
    114        114     Fee Simple                              1988         1998           53,850    Units              82%
    115        115     Fee Simple                              1947                           107    Units
    116        116     Fee Simple                              1982                           116    Units             100%
    117        117     Fee Simple                              1930                            64    Units
    118        118     Fee Simple                              1970                        22,551    Sq Ft             100%
    119        119     Fee Simple                              1974         1998               93    Units              94%
    120        120     Fee Simple                              1995                        53,150    Sq Ft             100%
    121        121     Fee Simple                              1979         1998               94    Units              96%
    122        122     Fee Simple                              1998                            66    Rooms              69%
    123        123     Fee Simple                              1985                        48,781    Sq Ft             100%
    124        124     Fee Simple                              1912                            53    Units
    125        125     Fee Simple                              1998                        14,000    Sq Ft             100%
    126        126     Fee Simple                              1958                           147    Pads               96%
    127        127     Fee Simple                              1947                            97    Units
    128        128     Fee Simple                              1999                        16,394    Sq Ft             100%
    129        129     Fee Simple                              1900                            52    Units
    130        130     Fee Simple                              1913                            25    Units
    131        131     Fee Simple                              1961                            62    Units
    132        132     Fee Simple                              1954                            81    Units
    133        133     Fee Simple                              1988                            51    Units              94%
    134        134     Fee Simple                              1931                            49    Units
    135        135     Fee Simple                              1954         1960               62    Units             100%
    136        136     Fee Simple                              1926                            36    Units
    137        137     Fee Simple                              1958         1960               58    Units             100%
    138        138     Fee Simple                              1936                            58    Units
    139        139     Fee Simple                              1975         1999           42,280    Sq Ft              95%
    140        140     Fee Simple                              1940                            54    Units
    141        141     Fee Simple                              1962                            40    Units
    142        142     Fee Simple                              1981                        34,882    Sq Ft              97%
    143        143     Fee Simple                              1860                             9    Units
    144        144     Fee Simple                              1958         1994              104    Pads               94%
    145        145     Fee Simple                              1968         1997              112    Units              97%
    146        146     Fee Simple                              1922                            46    Units
    147        147     Fee Simple                              1927                            30    Units
    148        148     Fee Simple                              1990                         9,000    Sq Ft             100%
    149        149     Fee Simple                              1930         1998               56    Units             100%
    150        150     Fee Simple                              1959                           107    Units
    151        151     Fee Simple                              1930                            35    Units
    152        152     Fee Simple                              1986                        13,403    Sq Ft              97%
    153        153     Fee Simple                              1994         1999           54,000    Sq Ft             100%
    154        154     Fee Simple                              1928                            48    Units
    155        155     Fee Simple                              1955                            88    Units
    156        156     Fee Simple                              1910                             6    Units
    157        157     Fee Simple                              1937                            52    Units
    158        158     Fee Simple                              1963         1996               73    Units              92%
    159        159     Fee Simple                              1885                            13    Units
    160        160     Fee Simple                              1982         1999            6,607    Sq Ft             100%
    161        161     Fee Simple                              1950                           164    Units
    162        162     Fee Simple                              1920                            30    Units
    163        163     Fee Simple                              1914                            10    Units
    164        164     Fee Simple                              1902                            18    Units
    165        165     Fee Simple                              1930                            40    Units
    166        166     Fee Simple                              1910                            20    Units
    167        167     Fee Simple                              1920                            48    Units
    168        168     Fee Simple                              1949                            55    Units
    169        169     Fee Simple                              1891                            26    Units
    170        170     Fee Simple                              1900                            11    Units
    171        171     Leasehold                               1955                           144    Units
    172        172     Fee Simple                              1924                            39    Units
    173        173     Fee Simple                              1927                            42    Units
    174        174     Fee Simple                              1926                            58    Units
    175        175     Fee Simple                              1950                            60    Units
    176        176     Fee Simple                              1920                             5    Units
    177        177     Fee Simple                              1924                            53    Units
    178        178     Fee Simple                              1950                            16    Units
    179        179     Fee Simple                              1978                             9    Units
    180        180     Fee Simple                              1977                            14    Units
    181        181     Fee Simple                              1928                            37    Units
    182        182     Fee Simple                              1915                            25    Units
    183        183     Fee Simple                              1910                             9    Units
    184        184     Fee Simple                              1903                             6    Units
    185        185     Fee Simple                              1920                            20    Units
    186        186     Fee Simple                              1900                            10    Units
    187        187     Fee Simple                              1887                            10    Units
    188        188     Fee Simple                              1901                            25    Units
    189        189     Fee Simple                              1909                            10    Units
    190        190     Fee Simple                              1909                             5    Units
    191        191     Fee Simple                              1927                            22    Units
    192        192     Fee Simple                              1920                            12    Units
    193        193     Fee Simple                              1900                             5    Units
    194        194     Fee Simple                              1920                             8    Units
    195        195     Fee Simple                              1893                             9    Units
    196        196     Fee Simple                              1915                             4    Units
    197        197     Fee Simple                              1900                             4    Units
    198        198     Fee Simple                              1900                             8    Units
    199        199     Fee Simple                              1910                            14    Units
    200        200     Fee Simple                              1937                             8    Units
    201        201     Fee Simple                              1890                             8    Units
    202        202     Fee Simple                              1873                             5    Units
    203        203     Fee Simple                              1910                             5    Units
    204        204     Fee Simple                              1899                             6    Units
    205        205     Fee Simple                              1900                             6    Units
    206        206     Fee Simple                              1900                             9    Units
    207        207     Fee Simple                              1921                             8    Units
    208        208     Fee Simple                              1986                             3    Units
    209        209     Fee Simple                              1983                             3    Units
    210        210     Fee Simple                              1900                            11    Units
    211        211     Fee Simple                              1921                            10    Units


                                         REAL ESTATE                                                                 TI/LC
                          OCCUPANCY          TAX         INSURANCE       TI/LC        TI/LC        TI/LC UPFRONT    ONGOING
  LOAN #     CONTROL #     PERIOD          ESCROWED       ESCROWED      UPFRONT      ONGOING          BALANCE       PAYMENT
----------------------------------------------------------------------------------------------------------------------------
     1         001         6/2/00             Y              Y             N            Y                            45,833
     2         002         5/8/00             Y              Y             Y            Y              350,000       10,000
     3         003         4/1/00             Y              Y             Y            N            5,824,949
     4         004                            Y              Y             Y            Y              687,130       18,229
     4         004A        2/1/00
     4         004B        2/1/00
     4         004C        2/1/00
     4         004D        2/1/00
     5         005         2/1/00             Y              Y             N            Y                             7,255
     6         006         3/1/00             Y              Y             N            Y                             5,604
     7         007                            Y              Y             N            Y                           193,741
     7         007A        5/1/00
     7         007B        5/1/00
     8         008         5/1/00             Y              Y             Y            Y           10,000,000       83,333
     9         009        12/31/99            Y              N             N            Y                             2,667
    10         010         1/14/00            Y              Y             N            Y                            48,038
    11         011                            Y              Y             N            Y                            11,849
    11         011A        2/29/00
    11         011B        2/29/00
    11         011C        2/29/00
    11         011D        2/29/00
    12         012         3/31/00            Y              Y             N            N
    13         013         2/29/00            Y              Y             N            Y                             1,013
    14         014                            N              Y             Y            Y               50,000       11,000
    14         014A        5/31/00
    14         014B        5/31/00
    14         014C        5/31/00
    14         014D        5/31/00
    15         015         1/24/00            Y              Y             Y            Y               33,333       33,334
    16         016         1/1/00             Y              Y             N            Y                            17,750
    17         017         4/1/00             Y              Y             N            Y                            13,698
    18         018                            Y              Y             N            Y                            14,672
    18         018A        3/1/00
    18         018B        3/1/00
    19         019         4/15/00            N              N             N            N
    20         020         4/10/00            Y              Y             N            N
    21         021         4/20/00            Y              Y             N            N
    22         022         4/21/00            Y              Y             N            N
    23         023        12/31/99            Y              Y             N            N
    23         023A       12/31/99
    23         023B       12/31/99
    23         023C       12/31/99
    23         023D       12/31/99
    23         023E       12/31/99            Y              Y
    24         024         3/1/00             Y              Y             N            Y                            13,150
    25         025         3/31/00            Y              Y             N            Y                             5,979
    26         026         12/1/99            Y              Y             N            N
    27         027         7/5/00             Y              Y             Y            Y               77,738        2,242
    28         028         4/1/00             Y              Y             Y            Y                6,175        6,175
    29         029         2/1/00             Y              Y             N            N
    30         030        12/31/99            Y              Y             N            N
    31         031                            Y              Y
    32         032         2/22/00            Y              Y             N            N
    33         033         3/1/00             Y              Y             N            N
    34         034         9/9/99             N              N             N            N
    35         035         9/9/99             N              Y             N            N
    36         036         9/17/99            N              N             N            N
    37         037         2/1/00             Y              Y             Y            Y              200,000        7,059
    38         038         4/1/00             Y              Y             Y            Y              157,105        7,393
    39         039        12/21/99            Y              Y             N            N
    40         040         3/28/00            Y              Y             N            N
    41         041         1/20/00            Y              Y             N            Y                            15,163
    42         042         1/1/00             Y              Y             Y            Y              150,000        7,667
    43         043         2/1/00             Y              Y             N            Y                            10,346
    44         044         4/1/00             Y              Y             Y            Y              375,000       26,195
    45         045                            Y              N
    46         046         3/24/00            Y              Y             N            N
    47         047         3/31/00            Y              Y             Y            Y              300,000        6,646
    48         048         12/1/99            Y              Y             Y            N              151,388
    49         049         2/1/00             Y              Y             Y            N            1,000,000
    50         050                            N              N
    51         051        12/31/99            Y              Y             N            N
    52         052        12/31/99            N              N             N            N
    53         053                            N              N
    54         054        10/11/99            N              N             Y            N              275,000
    55         055        12/31/99            Y              Y             Y            Y                3,942        3,942
    56         056         3/1/00             Y              Y             N            N
    57         057         5/17/00            Y              Y             Y            Y               11,117       11,117
    58         058        12/31/99            Y              Y             N            N
    59         059         3/15/00            Y              Y             N            Y                             4,756
    60         060         4/24/00            Y              Y             N            N
    61         061         3/25/00            Y              Y             N            N
    62         062                            N              N
    63         063         1/1/00             Y              Y             Y            N              150,000
    64         064         5/1/00             Y              Y             N            N
    65         065         2/11/00            Y              Y             Y            N              200,000
    66         066         1/23/00            Y              Y             N            N
    67         067        12/31/99            Y              Y             N            N
    67         067A       12/31/99
    67         067B       12/31/99
    68         068                            N              N
    69         069         4/12/00            Y              Y             N            N
    70         070         3/20/00            Y              Y             N            N
    71         071         2/25/00            Y              Y             N            N
    72         072         6/1/00             Y              Y             Y            Y                7,518          537
    73         073         3/23/99            Y              Y             N            Y                             1,667
    74         074                            N              N
    75         075         5/1/00             Y              Y             N            Y                             5,000
    76         076         5/1/00             Y              Y             N            Y                             4,618
    77         077        12/31/99            Y              Y             N            N
    78         078         4/7/00             Y              Y             N            N
    79         079         11/1/99            Y              Y             N            N
    80         080        12/27/99            Y              Y             N            N
    81         081         2/25/00            Y              Y             N            N
    82         082         5/1/00             Y              Y             Y            Y                2,848        2,848
    83         083         3/8/00             Y              Y             Y            Y                4,166        4,167
    84         084                            Y              N
    85         085         3/31/00            Y              Y             Y            N              100,000
    86         086         1/24/00            Y              Y             Y            N               35,000
    87         087                            N              N
    88         088         2/8/00             N              Y             N            N
    89         089                            N              N
    90         090         1/21/00            Y              N             N            Y                               892
    91         091         1/25/00            Y              Y             Y            N               83,000
    92         092         9/28/99            Y              N             N            N
    93         093         4/20/00            Y              Y             N            N
    94         094         4/12/00            Y              Y             Y            N               50,000
    95         095         1/31/00            Y              Y             N            N
    96         096         3/2/00             Y              Y             N            N
    97         097                            Y              N
    98         098         3/31/00            Y              Y             N            Y                             2,175
    99         099                            N              N
    100        100                            Y              N
    101        101         4/19/00            Y              Y             N            N
    102        102         3/23/00            Y              Y             N            N
    103        103         3/28/00            Y              Y             N            Y                             3,182
    104        104         2/28/00            Y              Y             Y            Y               75,000        3,947
    105        105         3/21/00            Y              Y             N            N
    106        106                            N              N
    107        107                            Y              N
    108        108         2/23/00            Y              Y             N            N
    109        109                            N              N
    110        110                            Y              N
    111        111                            N              N
    112        112         3/31/00            Y              Y             N            N
    113        113                            N              N
    114        114        12/31/99            Y              Y             N            N
    115        115                            N              N
    116        116         4/18/00            Y              Y             N            N
    117        117                            N              N
    118        118         2/14/00            Y              Y             Y            Y                  909          909
    119        119         1/31/00            Y              Y             N            N
    120        120        12/31/99            Y              Y             N            N
    121        121         3/31/00            Y              Y             N            N
    122        122         3/31/00            Y              Y             N            N
    123        123        12/31/99            Y              Y             Y            N               80,000
    124        124                            Y              N
    125        125         4/6/00             Y              Y             N            N
    126        126         12/1/99            Y              Y             N            N
    127        127                            Y              N
    128        128         2/24/00            Y              Y             N            Y                               820
    129        129                            Y              N
    130        130                            N              N
    131        131                            Y              N
    132        132                            N              N
    133        133         4/1/00             Y              Y             N            N
    134        134                            N              N
    135        135         2/15/00            N              N             N            N
    136        136                            Y              N
    137        137         1/31/00            Y              Y             N            N
    138        138                            N              N
    139        139         9/1/99             Y              Y             N            Y                             1,917
    140        140                            N              N
    141        141                            Y              N
    142        142         4/10/00            Y              Y             Y            Y                2,174        2,174
    143        143                            N              N
    144        144         2/19/00            Y              Y             N            N
    145        145         5/18/00            Y              Y             N            N
    146        146                            N              N
    147        147                            N              N
    148        148         3/21/00            Y              N             N            Y                               503
    149        149         4/1/00             Y              Y             N            N
    150        150                            Y              N
    151        151                            N              N
    152        152        12/15/99            Y              Y             N            Y                               993
    153        153         11/2/99            Y              N             N            N
    154        154                            Y              N
    155        155                            N              N
    156        156                            N              N
    157        157                            Y              N
    158        158         3/1/00             Y              Y             N            N
    159        159                            Y              N
    160        160         11/1/99            N              Y             N            N
    161        161                            N              N
    162        162                            N              N
    163        163                            N              N
    164        164                            N              N
    165        165                            Y              N
    166        166                            Y              N
    167        167                            N              N
    168        168                            Y              N
    169        169                            N              N
    170        170                            Y              N
    171        171                            N              N
    172        172                            N              N
    173        173                            N              N
    174        174                            Y              N
    175        175                            Y              N
    176        176                            Y              N
    177        177                            Y              N
    178        178                            N              N
    179        179                            Y              N
    180        180                            N              N
    181        181                            N              N
    182        182                            Y              N
    183        183                            Y              N
    184        184                            Y              N
    185        185                            Y              N
    186        186                            Y              N
    187        187                            N              N
    188        188                            N              N
    189        189                            Y              N
    190        190                            Y              N
    191        191                            N              N
    192        192                            Y              N
    193        193                            N              N
    194        194                            Y              N
    195        195                            Y              N
    196        196                            Y              N
    197        197                            Y              N
    198        198                            Y              N
    199        199                            Y              N
    200        200                            N              N
    201        201                            Y              N
    202        202                            Y              N
    203        203                            N              N
    204        204                            Y              N
    205        205                            Y              N
    206        206                            Y              N
    207        207                            Y              N
    208        208                            Y              N
    209        209                            Y              N
    210        210                            Y              N
    211        211                            Y              N



                                 ACTUAL ONGOING                                                   % OF          LEASE
                                  CAPITAL ITEMS                                                   TOTAL       EXPIRATION
  LOAN #    CONTROL #                DEPOSITS                         TENANT 1                     SF           DATE 1
---------------------------------------------------------------------------------------------------------------------------
     1         001                     0.20             United States Customs                      13%          Mar-01
     2         002                     0.19             The Dial                                   41%          Apr-05
     3         003                     0.40             NewsCorp                                   35%          Nov-15
     4         004                     0.15
     4         004A                                     Bradlees                                   36%          Oct-04
     4         004B                                     Cherry House                               20%          Jan-08
     4         004C                                     Hobby Lobby                                20%          Oct-03
     4         004D                                     Olive Tree                                 36%          Jul-06
     5         005                     0.24             Star Lumber                                30%          Feb-08
     6         006                     0.15             Best Buy                                   15%          Sep-13
     7         007                     0.20
     7         007A                                     Bozell Inc. [Kenyon & Eckhart]             40%          Jun-07
     7         007B                                     Petry T.V.                                 31%          Dec-15
     8         008                     0.60             General Service Administration             32%          Jun-01
     9         009                       4%
    10         010                     0.20             General Services Admin.                   100%          Jun-09
    11         011                     0.22
    11         011A                                     Gentry Homes                               13%          Mar-09
    11         011B                                     American Movers, Inc.-Lot 100             100%          Oct-07
    11         011C                                     Raynor Pacific Overhead Doors              10%          Dec-00
    11         011D                                     USC International, Inc.-Lot 81             38%          Mar-03
    12         012                     0.27             Amazon.com                                 96%          Jun-09
    13         013                   250.02             Art Institute                              88%          Sep-09
    14         014                     0.21
    14         014A                                     Eastman Kodak                              34%          Jan-02
    14         014B                                     Pittard Sullivan                          100%          Mar-08
    14         014C                                     Sony Pictures Entertainment                53%          Jul-00
    14         014D                                     Eric Owen Moss                             18%          Oct-04
    15         015                     0.20             Globix Corporation                        100%          Nov-19
    16         016                       4%             NYC Department of Finance                   9%          Nov-08
    17         017                     0.16             Wynn Dixie                                 21%          Mar-19
    18         018                     0.18
    18         018A                                     University of Massachusetts                36%          Mar-03
    18         018B                                     Arena Pharmaceutical                      100%          Apr-13
    19         019                                      Johnson Controls                          100%          Apr-10
    20         020                   302.34
    21         021                   302.34
    22         022                   302.34
    23         023                       4%
    23         023A                      4%
    23         023B                      4%
    23         023C                      4%
    23         023D                      4%
    23         023E                      4%
    24         024                     0.20             Inland Star Distribution Centr            100%          Feb-25
    25         025                     0.14             Sears                                      33%          Apr-06
    26         026                     0.20             Xyplex, Inc.                               56%          Sep-03
    27         027                     0.15             Strouds Linen                              28%          Jul-04
    28         028                     0.15             Magellan Labs                              14%          Jun-03
    29         029                       4%
    30         030                       5%
    31         031

    32         032                   495.00
    33         033                    25.00
    34         034                                      D'Agostino's Supermarket                   77%          Dec-14
    35         035                                      D'Agostino's Supermarket                  100%          Dec-14
    36         036                                      D'Agostino's Supermarket                   75%          Dec-14
    37         037                     0.21             Supships                                   24%          Jun-04
    38         038                     0.16             Goody's                                    23%          Apr-11
    39         039                   250.02
    40         040                     0.20             Ethicon Employees Credit Union             31%          Nov-08
    41         041                     0.15             Hollywood Video                            15%          Apr-08
    42         042                     0.20             The District of Columbia                   42%          Oct-08
    43         043                     0.20             Ford Motor Credit Company                  23%          Apr-03
    44         044                     0.22             NM Children, Youth & Families              22%          May-10
    45         045
    46         046                                      Stop & Shop Supermarket                    89%          Oct-14
    47         047                     0.26             Arnold & Porter                            65%          Apr-09
    48         048                                      Tuesday Morning                             8%          Jan-07
    49         049                                      Dicks Clothing&Sporting Goods             100%          May-22
    50         050
    51         051                       4%
    52         052                                      The Kroger Company                         77%          Dec-21
    53         053
    54         054                                      Coventry Health Care, Inc.                100%          Sep-09
    55         055                                      Indx Software Corp.                        17%          May-04
    56         056                     0.33             Tesst Corp.                                37%          Jun-08
    57         057                     0.23             At Your Service                             2%          May-02
    58         058                 1,222.32
    59         059                     0.17             Regents of the Univ. of California         88%          May-09
    60         060                   249.98
    61         061                   249.98
    62         062
    63         063                   267.82             United Financial Services Inc              11%          Dec-04
    64         064                     0.15             Designs, Inc. dba Levi's                   27%          Jul-04
    65         065                     0.20             Kroger                                     27%          Jun-02
    66         066                      (1)
    67         067                   253.76
    67         067A                  262.71
    67         067B                  237.89
    68         068
    69         069                     0.15             Promotional Support Group                  12%          Sep-03
    70         070                   154.00
    71         071                   186.06
    72         072                     0.18             NOVA (No. Va. Comm College)                12%          Aug-02
    73         073                     0.20             Xerox Corporation                         100%          Jan-04
    74         074
    75         075                     0.20             Harvard Surgery Center                     26%          Mar-03
    76         076                     0.23             Endymion Systems, Inc.                     18%          Mar-03
    77         077                       5%
    78         078                   319.20
    79         079                 1,273.78
    80         080                   250.00
    81         081                   250.08
    82         082                     0.23             Progressive Insurance                      34%          Aug-03
    83         083                     0.25             Turner Broadcasting System                100%          Mar-10
    84         084
    85         085                     0.43             Demarche Associates                        61%          Jul-04
    86         086                                      Washington Mutual Savings                  18%          Jan-05
    87         087
    88         088                     0.15
    89         089
    90         090                     0.15             Gateway Companies, Inc.                    51%          Jan-04
    91         091                     0.18             Panalpina, Inc.                            43%          Dec-03
    92         092
    93         093                   250.01
    94         094                     0.15             Raymour and Flanigan                       50%          Mar-19
    95         095                                      Gart Sports                               100%          Feb-14
    96         096                     0.13             Food Lion                                 100%          Apr-19
    97         097
    98         098                     0.17             Creations by C &M                          17%          Dec-04
    99         099
    100        100
    101        101                    50.00
    102        102                   249.97
    103        103                     0.23             Camellia Food Stores                       46%          Dec-08
    104        104                     0.20             Blue Cross and Blue Shield                 55%          Apr-03
    105        105                    50.00
    106        106
    107        107
    108        108                   250.00
    109        109
    110        110
    111        111
    112        112                   768.97
    113        113
    114        114                     0.11
    115        115
    116        116                   274.97
    117        117
    118        118                     0.23             Dollar Plus Variety Store Inc              31%          Feb-07
    119        119                   281.55
    120        120                     0.09             Albina Fuel Co.                            30%          Mar-01
    121        121                   250.09
    122        122                   671.27
    123        123                     0.15             Op Tel/TV Max Communications               29%          Dec-08
    124        124
    125        125                     0.15             Eckerd Corporation                        100%          Mar-19
    126        126
    127        127
    128        128                     0.20             Inova Health MSO, Inc.                     52%          Sep-07
    129        129
    130        130
    131        131
    132        132
    133        133                   254.12
    134        134
    135        135
    136        136
    137        137                   250.00
    138        138
    139        139                     0.20             Southwest Supermarkets, Inc                48%          Oct-05
    140        140
    141        141
    142        142                     0.20             National Bullion, Inc.                     13%          Mar-02
    143        143
    144        144                    51.92
    145        145                   252.00
    146        146
    147        147
    148        148                     0.27             Blockbuster Video                          78%          Apr-02
    149        149
    150        150
    151        151
    152        152                     0.23             Popular Cash Express                       18%          Sep-06
    153        153                     0.10             Rental Uniform Service Inc.               100%          May-09
    154        154
    155        155
    156        156
    157        157
    158        158                   303.45
    159        159
    160        160                     0.19             Hollywood Video                            77%          Oct-14
    161        161
    162        162
    163        163
    164        164
    165        165
    166        166
    167        167
    168        168
    169        169
    170        170
    171        171
    172        172
    173        173
    174        174
    175        175
    176        176
    177        177
    178        178
    179        179
    180        180
    181        181
    182        182
    183        183
    184        184
    185        185
    186        186
    187        187
    188        188
    189        189
    190        190
    191        191
    192        192
    193        193
    194        194
    195        195
    196        196
    197        197
    198        198
    199        199
    200        200
    201        201
    202        202
    203        203
    204        204
    205        205
    206        206
    207        207
    208        208
    209        209
    210        210
    211        211



                                                                                    LEASE
                                                                       % OF       EXPIRATION
  LOAN #    CONTROL #                   TENANT 2                      TOTAL SF      DATE 2               TENANT 3
------------------------------------------------------------------------------------------------------------------------------------
     1         001     Immunex Corporation                               8%         Dec-03     Washington Mutual
     2         002     Seattle Supersonics                              23%         Jul-00     KJR Radio
     3         003     Chase Manhattan Bank                             26%         Mar-10     CIT
     4         004
     4         004A    OfficeMax                                        10%         Jan-10     Barnes & Noble Booksellers
     4         004B    Contemporary Galleries                           14%         Apr-05     Jos A. Banks Clothiers
     4         004C    American Drug Stores dba Osco                    13%         May-05     Triathlon Broadcasting
     4         004D    Prairie View                                     14%         Dec-01     Old English Pine Company
     5         005     Gessler Drug Co., Inc.                           12%         Jun-03     Whole Foods
     6         006     Sears Homelife                                   14%         Dec-09     Chick's Sporting Goods
     7         007
     7         007A    Baker and McKenzie                               13%         Jun-08     Andrews and Kurth, LLP
     7         007B    The GAP, Inc.                                    23%         Dec-06     Square Alpha
     8         008     Smithsonian                                      20%         Apr-03     US Postal Service
     9         009
    10         010
    11         011
    11         011A    Interior Accents                                  8%         Apr-10     Daniel, Inc.
    11         011B
    11         011C    PSC Associates, Inc.                              8%         Nov-04     Ulep & Balosen
    11         011D    Hawaii Transfer Co.-Lot 50                       16%         Mar-01     Arcadia-Lot 50
    12         012     Gentle Dental                                     2%         Sep-02     Amazon.com (Storage)
    13         013     Capital Grille                                    5%         Sep-10     Society Hill Furniture
    14         014
    14         014A    Boxer Films                                      17%         Dec-02     ARS Nova
    14         014B
    14         014C    Sony Pictures Entertainment                      16%         Jan-02     Metafor Imaging
    14         014D    Conjunctive Points Dance Center                  17%         Oct-04     Samitaur Constructs
    15         015
    16         016     NYS Supt of Ins Liquidators                       8%         Aug-08     NYC Department of Archives
    17         017     Jacobson's                                       21%         Nov-04     Tampa Bay Water
    18         018
    18         018A    Phytera, Inc.                                    28%         Mar-04     Athena Diagnostics
    18         018B
    19         019
    20         020
    21         021
    22         022
    23         023
    23         023A
    23         023B
    23         023C
    23         023D
    23         023E
    24         024
    25         025     24 Hour Fitness                                  13%         Mar-15     Smith's Food
    26         026     NEC Technologies, Inc.                           45%         Feb-02
    27         027     Suburban House                                   18%         Feb-00     Deluxe Kitchen&Bath
    28         028     Circuit City                                     13%         Aug-05     SD Precision Mach
    29         029
    30         030
    31         031
    32         032
    33         033
    34         034     Blockbuster Video                                23%         Feb-02
    35         035
    36         036
    37         037     Henry Cogswell College                           20%         Aug-04     Gold's Gym
    38         038     Ingle's                                          18%         Sep-08     Big Lots
    39         039
    40         040     Ortho McNeil Pharmaceutical                      25%         Jun-04     981 Management Company
    41         041     Total Renal Care                                 14%         Jun-09     Fuddruckers Casablanca, Inc.
    42         042     CVS of DC and VA, Inc.                            9%         Jun-03     First Union National Bank
    43         043     National University                              22%         Jun-03     Dodge, Warren & Peters Insur.
    44         044     The IT Group                                     11%         Dec-00     NM Taxation & Revenue
    45         045
    46         046     Data King Corporation                             8%         Sep-00     First Massachusetts Bank
    47         047     Sport & Health                                   30%         Mar-09
    48         048     Blockbuster Video                                 7%         Jan-02     Star One
    49         049
    50         050
    51         051
    52         052     Hollywood Entertainment Corporation               8%         Jun-07     Tenet Healthsystems GB, Inc.
    53         053
    54         054
    55         055     Matchless Gifts, Inc.                            17%         Mar-04     Brady Door Systems, Inc.
    56         056     Carday                                           16%         Jul-07     SAIC/GSC
    57         057     HBO Latin America Productions                     3%         Jan-02     At Your Service
    58         058
    59         059     Burger King (Retail)                              9%         Nov-03     Instant Copy (Retail)
    60         060
    61         061
    62         062
    63         063
    64         064     Adidas                                           25%         May-04     Warnaco
    65         065     JC Penney                                        21%         Jul-06     CheapoDepot
    66         066
    67         067
    67         067A
    67         067B
    68         068
    69         069     Integrity Products, Inc.                         10%         May-04     Mastec North America, Inc.
    70         070
    71         071
    72         072     D.K.Shifflett & Assoc., Ltd.                     12%         Jun-02     Multi-Cultural Association
    73         073
    74         074
    75         075     Yunan Radiology                                  11%         Jan-05     Physical Rehabilitation
    76         076     John W. Brooker & Co.                            16%         May-01     Southwest Airlines
    77         077
    78         078
    79         079
    80         080
    81         081
    82         082     The Vitamin Shop                                  8%         Jan-10     Northco.com Ham
    83         083
    84         084
    85         085     GeoAccess, Inc                                   31%         Jan-01     Corporate Design Group, Inc
    86         086     Gallery Florist                                  18%         Dec-04     River City Music
    87         087
    88         088
    89         089
    90         090     Zany Brainy                                      50%         Apr-09
    91         091     Concordia International                          19%         Dec-03     Kamino International
    92         092
    93         093
    94         094     D&D Distribution                                 26%         Mar-02     Griffiths
    95         095
    96         096
    97         097
    98         098     Jasmine Thai Chinese                             11%         Jun-04     Layers Salon & Tanning
    99         099
    100        100
    101        101
    102        102
    103        103     Cambridge Premier Discount Cin                   14%         Jul-05     Rent-A-Center
    104        104     American Pharmaceutical Srvc                     18%         Jul-03     SouthTrust Corporation
    105        105
    106        106
    107        107
    108        108
    109        109
    110        110
    111        111
    112        112
    113        113
    114        114
    115        115
    116        116
    117        117
    118        118     Lisbon-Madrid, Inc.                              21%         Apr-02     PA Liquor Store
    119        119
    120        120
    121        121
    122        122
    123        123     Abadan Reprographics                             16%         Sep-01     Coastal Flooring, Inc
    124        124
    125        125
    126        126
    127        127
    128        128     Webb & Webb, P.C.                                15%         Aug-04     Periodontal Health Group, PLLC
    129        129
    130        130
    131        131
    132        132
    133        133
    134        134
    135        135
    136        136
    137        137
    138        138
    139        139     99 Cent Family Store                             14%         Dec-00     Kinder-Care
    140        140
    141        141
    142        142     Brookshire Holdings                              13%         Mar-03     Broward Meals on Wheels
    143        143
    144        144
    145        145
    146        146
    147        147
    148        148     Sleepy's Inc.                                    22%         Feb-03
    149        149
    150        150
    151        151
    152        152     Thai Restaurant                                  15%         Jan-03     Virginia Baldioli
    153        153
    154        154
    155        155
    156        156
    157        157
    158        158
    159        159
    160        160     Loan Mart                                        23%         Dec-03
    161        161
    162        162
    163        163
    164        164
    165        165
    166        166
    167        167
    168        168
    169        169
    170        170
    171        171
    172        172
    173        173
    174        174
    175        175
    176        176
    177        177
    178        178
    179        179
    180        180
    181        181
    182        182
    183        183
    184        184
    185        185
    186        186
    187        187
    188        188
    189        189
    190        190
    191        191
    192        192
    193        193
    194        194
    195        195
    196        196
    197        197
    198        198
    199        199
    200        200
    201        201
    202        202
    203        203
    204        204
    205        205
    206        206
    207        207
    208        208
    209        209
    210        210
    211        211



                            % OF     LEASE       LTV CO      SPONSOR
                            TOTAL  EXPIRATION      OP         OWNED
  LOAN #    CONTROL #        SF      DATE 3       BASIS      UNITS(%)
-----------------------------------------------------------------------
     1         001            4%     Jul-00
     2         002           17%     Jul-00
     3         003           10%     Dec-08
     4         004
     4         004A          10%     Sep-13
     4         004B           6%     Jan-04
     4         004C           7%     Mar-05
     4         004D          11%     Mar-01
     5         005            5%     Nov-04
     6         006           14%     Nov-18
     7         007
     7         007A           4%     Jul-03
     7         007B          22%     Jun-08
     8         008           16%     Jun-08
     9         009
    10         010
    11         011
    11         011A           6%     Oct-01
    11         011B
    11         011C           6%     Feb-02
    11         011D          16%     May-05
    12         012            1%     Jun-09
    13         013            2%     Dec-00
    14         014
    14         014A           4%     Dec-00
    14         014B
    14         014C          13%     Aug-00
    14         014D          16%     Feb-05
    15         015
    16         016            7%     Jan-08
    17         017            8%     Feb-01
    18         018
    18         018A          18%     Mar-04
    18         018B
    19         019
    20         020
    21         021
    22         022
    23         023
    23         023A
    23         023B
    23         023C
    23         023D
    23         023E
    24         024
    25         025           12%     Dec-05
    26         026
    27         027            9%     Dec-03
    28         028            7%     Jul-02
    29         029
    30         030
    31         031                                    22%          46%
    32         032
    33         033
    34         034
    35         035
    36         036
    37         037           16%     Sep-04
    38         038           17%     Jan-06
    39         039
    40         040           19%     May-04
    41         041           14%     Jun-08
    42         042            5%     May-05
    43         043           11%     Aug-02
    44         044            7%     Mar-00
    45         045                                    31%          60%
    46         046            4%     Feb-05
    47         047
    48         048            6%     Aug-03
    49         049
    50         050                                    14%          25%
    51         051
    52         052            8%     Apr-08
    53         053                                    15%          22%
    54         054
    55         055            8%     May-03
    56         056           12%     Dec-03
    57         057            2%     May-02
    58         058
    59         059            3%     Dec-04
    60         060
    61         061
    62         062                                    58%           0%
    63         063
    64         064           24%     Jul-02
    65         065            8%     Sep-00
    66         066
    67         067
    67         067A
    67         067B
    68         068                                     5%           0%
    69         069            9%     Mar-02
    70         070
    71         071
    72         072            9%     Jun-03
    73         073
    74         074                                     7%           0%
    75         075           46%     Jul-00
    76         076           15%     Jan-02
    77         077
    78         078
    79         079
    80         080
    81         081
    82         082            6%     Apr-05
    83         083
    84         084                                    23%           9%
    85         085            8%     Mar-01
    86         086           13%     Sep-03
    87         087                                     5%          18%
    88         088
    89         089                                     4%           0%
    90         090
    91         091           19%     Mar-01
    92         092                                    56%           0%
    93         093
    94         094            9%     May-00
    95         095
    96         096
    97         097                                    13%          10%
    98         098           11%     Apr-05
    99         099                                     7%           0%
    100        100                                    24%          33%
    101        101
    102        102
    103        103            5%     Jan-01
    104        104            7%     Jul-05
    105        105
    106        106                                    27%          43%
    107        107                                    46%          50%
    108        108
    109        109                                    10%          10%
    110        110                                    25%          29%
    111        111                                     4%          10%
    112        112
    113        113                                     6%           0%
    114        114
    115        115                                    34%          32%
    116        116
    117        117                                    39%          52%
    118        118           15%     Aug-01
    119        119
    120        120
    121        121
    122        122
    123        123           12%     Jun-01
    124        124                                    24%          30%
    125        125
    126        126
    127        127                                    27%          27%
    128        128           12%     Sep-09
    129        129                                     4%           0%
    130        130                                     2%           0%
    131        131                                    51%          53%
    132        132                                    27%          28%
    133        133
    134        134                                    51%          41%
    135        135                                    17%           3%
    136        136                                     8%          11%
    137        137
    138        138                                    27%          31%
    139        139           10%     Apr-03
    140        140                                    29%          59%
    141        141                                    49%         7.5%
    142        142           11%     Jun-05
    143        143                                    10%           0%
    144        144
    145        145
    146        146                                    16%           2%
    147        147                                     9%           0%
    148        148
    149        149
    150        150                                    20%          64%
    151        151                                    11%           0%
    152        152           11%     Apr-02
    153        153
    154        154                                    32%          42%
    155        155                                    23%          23%
    156        156                                    20%           0%
    157        157                                    38%          58%
    158        158
    159        159                                     9%           0%
    160        160
    161        161                                    11%           0%
    162        162                                     3%           0%
    163        163                                     9%           0%
    164        164                                    32%          44%
    165        165                                    12%           0%
    166        166                                    25%          55%
    167        167                                    55%           0%
    168        168                                    30%           5%
    169        169                                    18%          27%
    170        170                                    31%           0%
    171        171                                     6%           0%
    172        172                                     3%           3%
    173        173                                     8%          43%
    174        174                                    17%          72%
    175        175                                     8%          23%
    176        176                                    12%           0%
    177        177                                     8%           0%
    178        178                                    25%           0%
    179        179                                    12%           0%
    180        180                                    25%           0%
    181        181                                     4%           0%
    182        182                                    25%          76%
    183        183                                    23%          44%
    184        184                                    11%           0%
    185        185                                    21%          45%
    186        186                                    16%          30%
    187        187                                    23%          10%
    188        188                                     1%           0%
    189        189                                     8%           0%
    190        190                                     6%           0%
    191        191                                     9%           0%
    192        192                                    21%           0%
    193        193                                    18%           0%
    194        194                                    34%         100%
    195        195                                    24%           0%
    196        196                                     4%           0%
    197        197                                    17%           0%
    198        198                                    11%           0%
    199        199                                    21%          50%
    200        200                                    19%          50%
    201        201                                    18%          13%
    202        202                                    13%           0%
    203        203                                     8%           0%
    204        204                                    16%           0%
    205        205                                     4%           0%
    206        206                                     8%          22%
    207        207                                    16%           0%
    208        208                                    12%           0%
    209        209                                    23%           0%
    210        210                                     8%           0%
    211        211                                     9%           0%


                             FOOTNOTES TO APPENDIX A

YIELD MAINTENANCE FORMULAS

     The following are summaries of yield maintenance provisions, or formulas, contained in the related Mortgage Note for certain of the Mortgage Loans. There are six unique yield maintenance formulas represented by the Mortgage Loans, each labeled as "Y1," "Y2," "Y3," "Y4," "Y5" and "Y6. Each Mortgage Loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula."

Y1          After the expiration of the Lockout Period and prior to September
     30, 2014 (the "Permitted Prepayment Period"), Borrower shall have the right or privilege to prepay all (but not less than all) of the unpaid principal balance of this Note, upon: (i) not less than 30 days and not more than 45 days prior written notice (the "Prepayment Notice") to Lender specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"); (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the Prepayment Date together with a payment of all interest which would have accrued on the principal balance of this Note to and including the first day of the calendar month immediately following the Prepayment Date, if such prepayment occurs on a date which is not the first day of a calendar month (the "Shortfall Interest Payment"); (iii) payment of all other sums then due under this Note, the Security Instrument and the Other Security Documents; (iv) the Prepayment Consideration (defined below); and (v) the Release Fee (as defined in the Security Instrument). If a Prepayment Notice is given by Borrower to Lender pursuant to this Article 6, the principal balance of this Note and the other sums required under this Article shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith. After the Permitted Prepayment Period, Borrower shall have the right or privilege to prepay all (but not less than all) of the unpaid principal balance of this Note upon satisfaction of items (i), (ii), (iii) and (v) above.

            If a Default Prepayment (defined herein) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, if applicable, the Prepayment Consideration (defined below).

            For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made during the continuance of any Event of Default or after an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

            If Borrower prepays all or a portion of the unpaid principal balance of the Note prior to the expiration of the Permitted Prepayment Period, including but not limited to partial prepayment which occurs during the Lockout Period or Permitted Prepayment Period and arises from the application by Lender of (i) interest payments that are in excess of the maximum permitted interest rate, and (ii) payments made in connection with the release of any part of the Property from the lien of the Security Instrument, in partial satisfaction of the principal indebtedness evidenced by the Note, there shall be immediately due and payable in addition to accrued interest and any other sums due Lender at the time of prepayment, a prepayment premium (the "Prepayment Consideration") equal to the greater of:

            (a) The amount equal to the difference of (1) the present value of the scheduled monthly payments on the Loan discounted at 7.31% on a monthly basis to the end of the Permitted Prepayment Period and (2) the present value of monthly payments that would be scheduled on the unpaid principal balance of the Loan based on the terms and conditions of this Note discounted at the market yield of the U.S. Treasury Instrument as quoted in The Wall Street

                Journal on the day prior to the date the payment is made, which has a maturity closest to, but not earlier than, the last day of the Permitted Prepayment Period (if more than one U.S. Treasury Instrument meets the requirements of this sentence, the Instrument used to calculate the amount pursuant to this subparagraph (a) shall be based on the Instrument having the coupon rate closest to 7.31%) on a monthly basis to the end of the Permitted Prepayment Period; and

            (b) Prior to January 1, 2012, one percent (1%) of the entire unpaid principal balance of the Note, and thereafter one-half of one percent (1/2%) of the entire unpaid principal balance of the Note.

            In the event that no Yield Rate is published on the U.S. Treasury Security described above, then the nearest equivalent U.S. Treasury Instrument shall be selected at Lender's sole discretion. If the publication of such yield rates in The Wall Street Journal is discontinued, Lender shall select a security with a comparable rate and term to the U.S. Treasury Instrument described in subparagraph (a) above.

Y2          If Borrower prepays all or a portion of the unpaid principal balance of the Note prior to the expiration of the Permitted Prepayment Period, including but not limited to partial prepayment which occurs during the Lockout Period or Permitted Prepayment Period and arises from the application by Lender of (i) interest payments that are in excess of the maximum permitted interest rate, and (ii) payments made in connection with the release of any part of the Property from the lien of the Security Instrument, in partial satisfaction of the principal indebtedness evidenced by the Note, there shall be immediately due and payable in addition to accrued interest and any other sums due Lender at the time of prepayment, a prepayment premium (the "Prepayment Consideration") equal to the greater of:

            (a) The amount equal to the difference of (1) the present value of the scheduled monthly payments on the Loan discounted on a monthly basis to the date the payment is made, at the market yield of the U.S. Treasury Instrument as quoted in The Wall Street Journal on the day prior to the date the payment is made, which has a maturity closest to, but not earlier than, the Maturity Date (if more than one U.S. Treasury Instrument meets the requirements of this sentence, the Instrument used to calculate the amount pursuant to this subparagraph (a) shall be based on the Instrument having the coupon rate closest to 7.25%); and (2) the principal balance of the Loan (including all unpaid interest thereon) as of the date the payment is made; or

            (b) One percent (1%) of the entire unpaid principal balance of the
                Note.

            In the event that no yield rate is published on the U.S. Treasury Instrument described above, then the nearest equivalent U.S. Treasury Instrument shall be selected at Lender's sole discretion. If the publication of such yield rates in The Wall Street Journal is discontinued, Lender shall select a security with a comparable rate and term to the U.S. Treasury Instrument described in subparagraph (a) above. After the expiration of the Permitted Prepayment Period, Borrower shall have the right or privilege to prepay all (but not less than all) of the unpaid principal balance of the Note, subject to certain conditions.

Y3          (a) The principal balance of this Note may not be prepaid in whole or in part prior to the Sixth Loan Year (defined below). During the Sixth Loan Year or any time thereafter, the principal balance of this Note may be prepaid in whole, but not in part, upon not less than 30 days and not more than 120 days prior written notice to Lender specifying the date on which prepayment is to be made (the "Prepayment Date") which date must be a Payment Date and upon payment of:

                (i)   all accrued interest to and including the Prepayment Date;

                (ii) all other sums due under this Note, the Security Instrument and all Other Security Documents; and

                (iii) the Prepayment Consideration (defined below).

     Notwithstanding anything to the contrary herein, provided no Event of Default exists under this Note, the Security Instrument or the Other Security Documents, in the event of any prepayment which occurs during the twelve months prior to the Anticipated Repayment Date, no Prepayment Consideration shall be due in connection therewith, but Borrower shall be required to pay all other sums due hereunder.

            (b) The Prepayment Consideration shall equal an amount equal to the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semiannually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Anticipated Repayment Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

            (c) "Loan Year" as used in this Note shall mean each 365 or 366, if applicable, day period after the first day of the first calendar month after the date of this Note (or the date of this Note if it is dated the first day of a calendar month).

            (d) On the Anticipated Repayment Date, or on any scheduled payment date thereafter, Borrower may, at its option and upon thirty (30) days prior written notice to Lender, prepay in whole or in part the outstanding principal balance of the Note without payment of the Prepayment Consideration or any other premium or consideration. Any such payment shall be applied to the last payments of principal due under the Note.

Y4          Maker shall have the right to prepay the outstanding principal of the Note, in whole but not in part, at any time during the Initial Prepayment Period. With any such prepayment (whether made voluntarily or involuntarily as a result of an acceleration of the Maturity Date, or otherwise), Maker shall also pay:

            (a) all accrued and unpaid interest on the principal being prepaid;

            (b) all "Additional Amounts" (as defined below) then due; and

            (c) a prepayment premium, if any, equal to the product of (i) the
                "Average Interest Loss (Monthly)" (as defined below) and (ii) the number of months from the date of prepayment to the Maturity Date (with any fraction of a month counted as a month), discounted to present value at the "Discount Rate" (as defined below) over a period equal to one-half (1/2) of the number of months in this subsection (c)(ii).

     At the option of Payee, in its sole and absolute discretion, Maker shall have no right to make any partial prepayment during the term of this Note, and shall have no right to make a prepayment on any date other than a Payment Date.

            For purposes of this Exhibit, the following definitions shall apply:

            (a) "Additional Amounts" means all amounts payable by Maker to Payee under this Note, the Deed of Trust and the Security Documents;

            (b) "Average Interest Loss (Monthly)" means the amount determined by dividing (i) the product of the Average Principal Amount and the Fixed Lost Rate, by (ii) 12;

            (c) "Average Principal Amount" means the amount equal to either (i)
                one-half (1/2) the sum of (A) the amount of principal being prepaid and (B) the amount of principal that is scheduled to be due on the Maturity Date ("Balloon Amount"), or (ii) the amount of principal being prepaid, if such amount is less than the Balloon Amount;

            (d) "Discount Rate" means the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment;

            (e) "Fixed Lost Rate" means the rate per annum equal to the percentage, if any, by which (i) the interest rate on this note exceeds (ii) the yield to maturity of United States Treasury debt obligations having a maturity date nearest to the Maturity Date ("Treasury Obligations"), determined on the date of prepayment.

     The maturity date and yield to maturity of Treasury Obligations shall be determined by Payee in its sole and absolute discretion based on the quotations published in The Wall Street Journal or other comparable source(s).

Y5          (a) The principal balance of this Note may not be prepaid in whole or in part prior to the sixth (6th) Loan Year (defined below). During the sixth (6th) Loan Year or any time thereafter, the principal balance of this Note may be prepaid in whole, but not in part, upon not less than thirty
     (30) days and not more than sixty (60) days prior written notice to Lender specifying the date on which prepayment is to be made (the "Prepayment Date") which date must be a Payment Date and upon payment of:

                (i)   all interest to and including the Prepayment Date;

                (ii) all other sums due under this Note, the Security Instrument and Other Security Documents; and

                (iii) the Prepayment Consideration (defined below).

     Notwithstanding anything to the contrary herein, provided no Event of Default exists under this Note, the Security Instrument or the Other Security Documents, in the event of any prepayment which occurs during the six (6) months prior to the Maturity Date, no Prepayment Consideration shall be due in connection therewith, but Borrower shall be required to pay all other sums due hereunder.

            (b) The Prepayment Consideration shall equal an amount equal to the product of (A) the ratio of the amount of the principal balance of this Note being repaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of the principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semiannually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment premium.

            (c) "Loan Year" as used in this Note shall mean each 365 or 366, if applicable, day period after the first day of the first calendar month after the date of this Note (or the date of this Note if it is dated the first day of a calendar month).

            (d) If any notice of prepayment is given under this Article 6, the principal balance of this Note and the other sums required under this prepayment section shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything contained in this Article 6 to the contrary, provided no Event of Default exists, no Prepayment Consideration shall be due in connection with a complete or partial prepayment resulting from the application of insurance proceeds or condemnation awards pursuant to Sections 3.3 and 3.6 of the Security Instrument or changes in the tax and debt credit pursuant to Section 7.3(a) or (b) of the Security Instrument, but Borrower shall be required to pay all other sums due and payable hereunder.

            (e) If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, the Prepayment Consideration calculated from the date of the Default Prepayment through and including the Maturity Date.

     For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made after the occurrence of any Event of Default or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by the Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

Y6 (a) The principal balance of this Note may not be prepaid in whole or in part prior to the sixth (6th) Loan Year (defined below). During the sixth
     (6th) Loan Year or at any time thereafter, the principal balance of this Note may be prepaid in whole, but not in part, upon not less than sixty
     (60) days prior written notice to Lender specifying the date on which prepayment is to be made (the "Prepayment Date") which date must be a Payment Date and upon payment of:

                (i)   all accrued interest to and including the Prepayment Date;

                (ii) all other sums due under this Note, the Security Instrument and all other Security Documents; and

                (iii) the Prepayment Consideration (defined below).

     Notwithstanding anything to the contrary herein, provided no Event of Default exists under this Note, the Security Instrument or the other Security Documents, in the event of a prepayment which occurs during the three (3) months prior to the Maturity Date, no Prepayment Consideration shall be due in connection therewith, but Borrower shall be required to pay all other sums due hereunder.

            (b) The Prepayment Consideration shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment
     Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of the determination of the required prepayment consideration.

            (c) "Loan Year" as used in this Note shall mean each 365 or 366, if applicable, day period after the first day of the first calendar month after the date of this Note (or the date of this Note if it is dated the first day of a calendar month).

            (d) If any notice of prepayment is given under this Article 6, the principal balance of this Note and all other sums required under this prepayment section shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything contained in this Article 6 to the contrary, provided no Event of Default exists, no Prepayment Consideration shall be due in connection with a complete or partial prepayment resulting from the application of insurance proceeds or condemnation awards pursuant to Sections 3.3 and 3.6 of the Security Instrument or changes in tax and debt credit pursuant to section 7.3(a) or (b) of the Security Instrument, but Borrower shall be required to pay all other sums due hereunder.

            (e) If a Default Prepayment (defined below) occurs, Borrower shall pay to lender the entire Debt, including, without limitation, the following amounts:

                (i) If the Default Prepayment occurs prior to the time when prepayment of the principal balance of this Note is permitted, an amount equal to the sum of (A) the present value of the interest payments which would have accrued on the principal balance of this Note (outstanding as of the date of such Default Prepayment) at the Applicable Interest Rate from the date of the Default Prepayment to the first date prepayment is permitted pursuant to this Note discounted at a rate equal to the Treasury Rate except that such Treasury Rate shall be based on the U.S. Treasury constant maturity most nearly approximating the date on which prepayment is first permitted pursuant to this Note, and (B) the Prepayment Consideration calculated as of the first date prepayment is permitted pursuant to this Note; and

                (ii) If the Default Prepayment occurs at a time when prepayment of the principal balance of this Note is permitted, the Prepayment Consideration.

     For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made after and during the occurrence of any Event of Default or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under a power of sale or otherwise.

PREPAYMENT PENALTY FORMULAS

P1 3% penalty for 12 months, then 2% penalty for 12 months, then 1% penalty for 9 months.

P2 5% penalty for 12 months, then 4% penalty for 12 months, then 3% penalty for 12 months., then 2% penalty for 12 months.

P3 5% penalty for 12 months, then 4% penalty for 12 months, then 3% penalty for 12 months, then 2% penalty for 12 months, then 1% penalty or 9 months

P4       1% penalty for 14 months

P5       1% penalty for 15 months

P6       2% penalty for 14 months

P7       1% penalty for 18 months

P8 3% penalty for 12 months, then 2% penalty for 12 months, then 1% penalty for 8 months

P9       2% penalty for 32 months

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B
-------------------------------------------------------------------------------
CREDIT   FIRST
SUISSE   BOSTON       MORGAN STANLEY DEAN WITTER                 NCB

(212) 325-3295             (212) 761-2164              NATIONAL COOPERATIVE BANK
--------------------------------------------------------------------------------

[Two graphics were omitted from the top of each page in this Annex that consisted of the corporate logos of Credit Suisse First Boston, Morgan Stanley Dean Witter and National Consumer Bank.]

                                 CMBS NEW ISSUE

                      COLLATERAL AND STRUCTURAL TERM SHEET

                           $1.1 BILLION (APPROXIMATE)
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 - C1


                -----------------------------------------------

                  EXPECTED PRICING DATE: WEEK OF JULY 24, 2000

                -----------------------------------------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                  AS DEPOSITOR

                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
               MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC. &
                       NATIONAL CONSUMER COOPERATIVE BANK
                            AS MORTGAGE LOAN SELLERS
                    CREDIT SUISSE FIRST BOSTON CORPORATION &
                           MORGAN STANLEY DEAN WITTER
                    AS CO-LEAD MANAGERS AND JOINT BOOKRUNNERS


CREDIT SUISSE FIRST BOSTON                            MORGAN STANLEY DEAN WITTER

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1



I.  ISSUE CHARACTERISTICS

ISSUE TYPE:                     Public: Class A-1, A-2, B, C, and D
                                144A: Class A-X, E, F, G, H, J, K, L, M, and N

OFFERED SECURITIES:             Classes A-1, A-2, B, C, and D totaling approximately $971,600,000


PASS-THROUGH STRUCTURE:         Senior/Subordinate, Sequential Pay, Pass-Through Certificates


COLLATERAL:                     Pool of 211 fixed rate commercial and multifamily Mortgage Loans totaling $1,111,999,815

SELLERS:                        Credit Suisse First Boston Mortgage Capital LLC (63.5%)
                                Morgan Stanley Dean Witter Mortgage Capital Inc. (24.8%)
                                National Consumer Cooperative Bank (11.7%)

CO-LEAD MANAGERS AND            Credit Suisse First Boston Corporation
JOINT BOOKRUNNERS:              Morgan Stanley Dean Witter

MASTER SERVICERS:               CapMark Services, L.P.
                                National Consumer Cooperative Bank (with respect to loans deposited by NCCB)
                                BNY Asset Solutions (with respect to the 1211 Avenue of the Americas loan) First Union
                                National Bank (with respect to the L'Enfant loan)

SPECIAL SERVICERS:              Lennar Partners, Inc.
                                National Consumer Cooperative Bank (with respect to loans deposited by NCCB) Orix Real Estate
                                Capital Markets, LLC (with respect to the 1211 Avenue of the Americas loan)

TRUSTEE:                        Wells Fargo Corporate Trust Services, Wells Fargo Bank Minnesota, N.A.
                                (formerly known as Norwest Bank Minnesota, National Association)

CUT-OFF DATE:                   July 11, 2000

EXPECTED PRICING DATE:          Week of July 24th, 2000

CLOSING DATE:                   On or about August 4, 2000

DISTRIBUTION DATES:             The fourth business day after the eleventh day of the month, commencing August 17, 2000

MINIMUM DENOMINATIONS:          $25,000 for all offered Certificates and in additional multiples of $1,000

SETTLEMENT TERMS:               DTC, Euroclear and Clearstream, same day funds, with accrued interest

ERISA:                          Class A-1 and A-2 Certificates are expected to be ERISA eligible


SMMEA:                          No Class of Certificates is SMMEA eligible

RISK FACTORS:                   THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY NOT BE SUITABLE FOR ALL INVESTORS.  SEE THE "RISK
                                FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS" SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1

II.  TRANSACTION FEATURES

     LOAN POOL:

         o  211 commercial and multifamily loans totaling $1.1 billion

         o  Average Cut-Off Date Balance: $5,270,141

         o Three largest loan concentrations total $160,606,841 representing 14.4% of Initial Pool Balance

         o Ten largest loans total $384,581,842 representing 34.6% of Initial Pool Balance

     MORTGAGE LOAN SELLERS:

         o Credit Suisse First Boston Mortgage Capital LLC (63.5% of Initial Pool Balance)

         o Morgan Stanley Dean Witter Mortgage Capital Inc. (24.8% of Initial Pool Balance)

         o  National Consumer Cooperative Bank (11.7% of Initial Pool Balance)

     CREDIT STATISTICS:

         o Wtd. avg. DSCR of 1.97x (1.42x excl. NCCB), (1.35x excl. NCCB & 1211 Ave. of Americas)

         o Wtd. avg. LTV of 61% (66% excl. NCCB), (68% excl. NCCB & 1211 Ave. of Americas)

         o Wtd. avg. Balloon/ARD LTV of 55% (58% excl. NCCB), (60% excl. NCCB & 1211 Ave. of Americas)

     PROPERTY TYPES:

         o  27.7% Office properties

         o  21.0% Retail properties (19.5% anchored, 1.6% unanchored)

         o  12.1% Residential Cooperative properties

         o  8.1% Multifamily properties

         o  9.8% Mixed Use properties

         o  9.4% Industrial properties

         o 8.5% Hospitality properties (5.9% full service, 1.3% limited service, 1.3% extended stay)

     GEOGRAPHIC DISTRIBUTION:

         o New York: 24.3% of Initial Pool Balance (6.9% excl. NCCB & 1211 Ave. of Americas)

         o  California: 12.7% of Initial Pool Balance

         o  Washington: 8.9% of Initial Pool Balance

         o  Texas: 6.6% of Initial Pool Balance

         o  Massachusetts: 5.5% of Initial Pool Balance

         o  Florida: 5.0% of Initial Pool Balance

         o 25 other states plus Washington, DC with no other state comprising more than 5% of the Initial Pool Balance

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1


     CALL PROTECTION:

         o  100.0% subject to lockout/defeasance at new issue ( 1 )

         o  0.0% subject to yield maintenance at new issue

         o 0.0% subject to either fixed penalties or open to prepayment at new issue

     RESERVES(2):

         o 93.9% of the Mortgage Loans have upfront and/or collected Replacement Reserve/FF&E escrow requirements

         o 84.1% of the Mortgage Loans secured by office, retail, industrial and mixed-use properties have upfront and/or collected Tenant Improvement /Leasing Commission escrow requirements

         o  93.4% of the Mortgage Loans have tax escrow requirements

         o  92.6% of the Mortgage Loans have insurance escrow requirements

     COLLATERAL INFORMATION UPDATES:

         o Certificateholder Reports are expected to be available on the World Wide Web at the Trustee's website www.ctslink.com/cmbs and will include:

            o  Updated Loan information; and

            o  Detailed Payment and Delinquency information

         o The Servicers will provide Updated Property Operating and Occupancy Information to Certificateholders via the Trustee's website at www.ctslink.com/cmbs

     BOND INFORMATION:

         o  Bond Cashflows are expected to be modeled by:

            o  TREPP (via Bloomberg);

            o  CONQUEST at www.cmbs.com; and

            o  INTEX

     LEHMAN AGGREGATE BOND INDEX:

         o It is expected that this transaction will be included in the Lehman Aggregate Bond Index


 (1) Excluding Residential Cooperatives.

          (2) Excluding Residential Cooperatives, which are structured as single purpose entities and are required to maintain internal reserves equal to not less than 10% of annual maintenance.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1

III.  EXECUTIVE SUMMARY

                                   APPROXIMATE
                        INITIAL       % OF                                      ASSUMED
                      CERTIFICATE   AGGREGATE                         INITIAL   WEIGHTED            ASSUMED           RATED
                      BALANCE OR     INITIAL   APPROXIMATE             PASS-    AVERAGE   ASSUMED    FINAL            FINAL
         RATING(A)     NOTIONAL    CERTIFICATE   CREDIT               THROUGH     LIFE   PRINCIPAL DISTRIBUTION    DISTRIBUTION
 CLASS   FITCH/S&P    BALANCE(B)     BALANCE     SUPPORT  DESCRIPTION   RATE   (YEARS)(c) WINDOW     DATE(D)          DATE(E)
----------------------------------------------------------------------------------------------------------------------------------
  A-1    AAA/AAA      $184,200,000  16.565%    22.509%    Fixed               %                   July 2008       April 2062
----------------------------------------------------------------------------------------------------------------------------------
  A-2    AAA/AAA      $677,500,000  60.926%    22.509%    Fixed               %                   April 2010      April 2062
----------------------------------------------------------------------------------------------------------------------------------
                                                          Weighted
                                                          Average Net
                                                          Mortgage Rate
   B     AA/AA         $50,100,000   4.505%    18.004%    minus  %         %(g)                   May 2010        April 2062
----------------------------------------------------------------------------------------------------------------------------------
                                                          Weighted
                                                          Average Net
                                                          Mortgage Rate
   C     A/A           $44,500,000   4.002%    14.002%    minus  %         %(g)                   May 2010        April 2062
----------------------------------------------------------------------------------------------------------------------------------
                                                          Weighted
                                                          Average Net
                                                          Mortgage Rate
   D     A-/A-         $15,300,000   1.376%    12.626%    minus  %         %(g)                   May 2010        April 2062
----------------------------------------------------------------------------------------------------------------------------------
Private Certificates(h)
----------------------------------------------------------------------------------------------------------------------------------
                                                          (Component
                                                          Structure)
                                                          Interest
  A-X    AAA/AAAr    $1,111,999,815   NAP      NAP        Only             %(f)                   September 2024  April 2062
----------------------------------------------------------------------------------------------------------------------------------
                                                          Weighted
                                                          Average Net
                                                          Mortgage
   E     BBB/BBB       $29,100,000   2.617%    10.009%    Rate             %(g)                   May 2010        April 2062
----------------------------------------------------------------------------------------------------------------------------------
                                                          Weighted
                                                          Average Net
                                                          Mortgage
   F     BBB-/BBB-     $13,900,000   1.250%     8.759%    Rate             %(g)                   May 2010        April 2062
----------------------------------------------------------------------------------------------------------------------------------
   G     BB+/BB+       $30,600,000   2.752%     6.007%    Fixed               %                   June 2010       April 2062
----------------------------------------------------------------------------------------------------------------------------------
   H     BB/BB         $12,500,000   1.124%     4.883%    Fixed               %                   June 2010       April 2062
----------------------------------------------------------------------------------------------------------------------------------
   J     BB-/BB-        $9,800,000   0.881%     4.002%    Fixed               %                   June 2010       April 2062
----------------------------------------------------------------------------------------------------------------------------------
   K     B+/B+         $11,100,000   0.998%     3.004%    Fixed               %                   June 2010       April 2062
----------------------------------------------------------------------------------------------------------------------------------
   L     B/B            $9,700,000   0.872%     2.131%    Fixed               %                   October 2011    April 2062
----------------------------------------------------------------------------------------------------------------------------------
   M     B-/NR          $8,400,000   0.755%     1.376%    Fixed               %                   July 2014       April 2062
----------------------------------------------------------------------------------------------------------------------------------
   N     NR/NR         $15,299,815   1.376%     0.000%    Fixed               %                   September 2024  April 2062
----------------------------------------------------------------------------------------------------------------------------------


(a) Ratings shown are those of Fitch, Inc.("Fitch") and/or Standard and Poor's Ratings Services ("S&P"), respectively. Classes marked "NR" will not be rated by the applicable ratingagency.

(b)  The principal or notional balance of any class may be changed by up to 5%.

(c) This is the average amount of time in years between the closing date and the payment of each dollar of principal. The Class A-X Certificates do not have a principal balance and do not receive principal distributions; the weighted average life of this class is based on its notional amount, which will decrease as the principal balances of the other classes decrease.

(d) This date was calculated assuming, among other things, that there are no voluntary or involuntary prepayments. There may be some voluntary and/or involuntary prepayments.

(e) This date was set at two years after the latest maturity date of any mortgage loan which is not a balloon loan or, for any balloon loan, the date upon which it would be deemed to mature in accordance with its original amortization schedule absent its balloon payment.

(f) This pass-through rate will change from time to time based on the weighted average of the component rates. (g) This pass-through rate may change based on the weighted average net mortgage rate.

(h)  Not offered hereby.

The Class V-1, Class V-2, Class R and Class LR Certificates are not represented in this table.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1

IV. PREPAYMENT PREMIUM ALLOCATION

     FIXED PREPAYMENT PREMIUMS:

          o Fixed Prepayment premiums will be distributed on each Distribution Date as follows:

               o 25% will be distributed to the Class A-1, A-2, B, C, D, E and F Certificates, pro rata, based upon the amount of principal distributable to each such Class; and

               o  75% will be distributed to the Class A-X Certificates.

     YIELD MAINTENANCE PREPAYMENT PREMIUMS:

          o Yield Maintenance Prepayment Premiums will be distributed on each Distribution Date as follows:

               o A portion (based on the Base Interest Fraction described below) will be delivered to the Class A-1, A-2, B, C, D, E and F Certificates, pro rata, based upon the amount of principal distributable to each such Class; and

               o  The remainder will be distributed to Class A-X Certificates.

          o With respect to each Class of Certificates, the "Base Interest Fraction" is a fraction having:

               o A numerator equal to the excess of the Pass-Through Rate on such Class of Certificates over the discount rate used in calculating the yield maintenance charge; and

               o A denominator equal to the excess of the mortgage rate of the prepaid loan over such discount rate.

     YIELD MAINTENANCE PREPAYMENT PREMIUM EXAMPLE:

          o The following is an example of the Yield Maintenance Prepayment Premium/Allocation described above based on the information contained herein and the following assumptions:


               o  Two Classes of Certificates: Class A-1 and A-X

               o The characteristics of the Mortgage Loan being prepaid are as follows:

                    -Loan Balance: $10,000,000
                    -Mortgage Rate: 8.0%
                    -Maturity Date: 10 years (August 1, 2010)
                    -The Discount Rate is equal to 5.75%
                    -The Class A-1 Pass-Through Rate is equal to 7.00%

                                                              CLASS A-1          CLASS A-X
                METHOD                                        CERTIFICATES      CERTIFICATES
        --------------------------------------------------------------------------------------------
        (Class A-1 Pass Through Rate - Yield Rate)            (7.00%-5.75%)     (100.00%-55.56%)
        ------------------------------------------            -------------
        (Mortgage Rate - Yield Rate)                          (8.00%-5.75%)

        Prepayment Premium Allocation                          55.56%                    44.44%

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1

V. ADDITIONAL DEAL FEATURES

     PREPAYMENT INTEREST SHORTFALLS:

          o Any Prepayment Interest Shortfalls that are not offset by the Servicing Fee and interest accrued on such prepayments from the date of prepayment will be allocated pro rata to each Class of Certificates in proportion to the amount of interest accrued on such Class on such Distribution Date.

     CONTROLLING CLASS:

          o The most subordinate Class of Certificates then outstanding that has a principal balance at least equal to 25% of the initial principal balance of such Class; or

          o If no such Class exists, the most subordinate Class then outstanding.

     SPECIAL SERVICERS / LOAN MODIFICATIONS:

          o The Special Servicers will be responsible for servicing loans that, in general, are in default or are in imminent default and for administering REO Properties. The Special Servicers may (if in their sole good faith and reasonable judgement, the Special Servicers believe such action would maximize the recovery to the Certificateholders on a present value basis):

               o  Modify such loans

               o Extend the date on which any Balloon Payment o is scheduled to be due (but not beyond the date three years prior to the Rated Final Distribution Date).

          o Generally, the Special Servicers will be permitted to modify, waive or amend any term of a non-defaulted loan, provided such modification, waiver or amendment will not:

               o  Affect the amount or timing of any payments under the loan;

               o Affect the obligation of the borrower to pay a prepayment premium or yield maintenance prepayment premium or permit a prepayment during a lockout period;

               o Result in a release of the lien of the related mortgage on any material portion of the mortgaged property without a corresponding principal prepayment; or

               o Materially impair the security for the loan or reduce the likelihood of timely payment of amounts due thereon.

     PRINCIPAL & INTEREST ADVANCES:

          o The Master Servicers, will generally be required to advance delinquent scheduled payments of principal and interest on the Mortgage Loans (excluding any balloon payments, default interest or excess interest) and other required amounts through liquidation, subject to a recoverability standard. BNY Asset Solutions LLC will be responsible to advance delinquent scheduled payments of principal and interest on the 1211 Avenue of the Americas Loan through maturity.

          o In the event that the Master Servicers fail to make a required advance of delinquent scheduled payments of principal and interest, the Trustee will be obligated to make the advance.

     OPTIONAL TERMINATION:


          o At any time the Trust Fund Balance is equal to or less than 1% of the original Trust Fund loan balance, the Trust Fund may be terminated and the Certificates retired at the option of:

               o  The Sellers; or, if they decline,

               o The majority holder of the Controlling Class; or, if it declines,

               o  The Special Servicers; and lastly, the Servicers.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1


                           ----------------------------------------------------
                           A-X
                           A-1
                           A-1
                           A-2
                           A-2
      A                    B
      P                    B
      P                    C
      L      C             C
      I      A             D
      E      S             D        [A graphic was omitted that consisted of
      D      H             E        a horizontal bar graph illustrating the
                           E        interest payments and principal windows
      L      F             F        of each class of certificates.]
      O      L             F
      S      O             G
      S      W             G
      E                    H
      S                    H
                           J
                           J
                           K
                           K
                           L
                           L
                           M
                           M
                           N
                           N
                           ----------------------------------------------------
                           0      50     100     150     200     250     300

[ ] Interest
[ ] Principal

(1) The Class A-1, A-2 and A-X certificates will be paid interest on a pro rata basis.

(2) The above analysis is based on the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1

[A graphic was omitted that consisted of a map of the United States that illustrated the number of properties in each state and their respective percentage of the Initial Pool Balance by state.]

LOCATION - % BY TOTAL PRINCIPAL BALANCE

Massachusetts           Kentucky               Washington
6 properties            1 property             6 properties
$60,604,995             $11,421,508            $99,314,534
5.5% of total           1.0% of total          8.9% of total

Connecticut             Alabama                Montana
1 property              2 properties           1 property
$8,670,771              $26,927,105            $12,671,976
0.8% of total           2.4% of total          1.1% of total

New York                Kansas                 Minnesota
100 properties          6 properties           1 property
$269,744,409            $25,132,247            $2,958,782
24.3% of total          2.3% of total          0.3% of total

New Jersey              Oklahoma               Illinois
6 properties            1 property             3 properties
$28,982,426             $2,757,787             $3,015,297
2.6% of total           0.2% of total          0.3% of total

Maryland                Texas                  Michigan
2 properties            18 properties          4 properties
$8,460,793              $72,906,629            $32,592,113
0.8% of total           6.6% of total          2.9% of total

Washington, DC          New Mexico             Indiana
3 properties            1 property             1 property
$51,627,624             $7,493,175             $29,847,318
4.6% of total           0.7% of total          2.7 of total

Virginia                Colorado               Ohio
3 properties            1 property             2 properties
$20,920,529             $1,967,606             $9,625,606
1.9% of total           0.2% of total          0.9% of total

North Carolina          Arizona                Pennsylvania
3 properties            5 properties           4 properties
$11,704,892             $9,271,649             $30,398,332
1.1% of total           0.8% of total          2.7% of total

South Carolina          California             New Hampshire
1 property              17 properties          1 property
$3,241,926              $141,336,965           $4,970,597
0.3% of total           12.7% of total         0.4% of total

Georgia                 Nevada                 Hawaii
8 properties            2 properties           4 properties
$33,364,644             $6,313,632             $24,972,537
3.0% of total           0.6% of total          2.2% of total

Florida                 Oregon
12 properties           1 property
$56,030,518             $2,730,895
5.0% of total           0.2% of total


-------------------------------------------------------------------------
[ ]       [is less than] 1.00% of Cut-Off Date Allocated Loan Amount

[ ]       1.01% - 5.99% of Cut-Off Date Allocated Loan Amount

[ ]       6.00% - 9.99%  of Cut-Off Date Allocated Loan Amount

[ ]       [is greater than] 9.99% of Cut-Off Date Allocated Loan Amount
-------------------------------------------------------------------------
--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1

[A graphic was omitted that consisted of a pie graph that demonstrated the property type percentage by total principal balance.]

PROPERTY TYPE - % BY TOTAL PRINCIPAL BALANCE

LESS THAN 2%
Mobile Home Park 1.64%
Unanchored Retail 1.60%
Limited Service Lodging 1.28%
Extended Stay Lodging 1.28%
Assisted Living 1.29%
Self Storage 0.47%

FULL SERVICE LODGING 5.90%

MUTLIFAMILY 8.11%

INDUSTRIAL 9.40%

MIXED USE 9.82%

COOPERATIVE RESIDENTIAL 12.06%

ANCHORED RETAIL 19.50%

OFFICE 27.70%

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------


                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1


                                MORTGAGE LOAN, CREDIT AND CALL PROTECTION BY PROPERTY TYPE
                                             PERCENT
                             CUT-OFF DATE      OF                                               WTD. AVG.      WTD. AVG.    RATIO OF
                              PRINCIPAL       TOTAL      WTD. AVG.    WTD. AVG.   WTD. AVG.     REMAINING      REMAINING    LO & YM
PROPERTY TYPE                  BALANCE       BALANCE      COUPON        DSCR         LTV      LO & YM (MOS)    TERM (MOS)    TO TERM
-------------                  -------       -------      ------        ----         ---      -------------    ----------    -------
OFFICE                       $308,008,141      27.7%      8.201%       1.62x         58%           108            115        93.6%
RETAIL                       $233,747,577      21.0%      7.966%       1.28x         74%           102            109        93.6%
COOPERATIVE                  $134,109,511      12.1%      8.010%       6.06x         27%           119            128        92.7%
MIXED USE                    $109,183,685       9.8%      8.157%       1.33x         67%            99            103        96.1%
INDUSTRIAL                   $104,556,649       9.4%      8.327%       1.27x         68%           114            118        96.2%
HOSPITALITY                   $94,464,680       8.5%      9.029%       1.51x         61%           109            113        96.3%
MULTIFAMILY                   $90,171,400       8.1%      8.402%       1.30x         72%           111            116        95.9%
OTHER                         $37,758,133       3.4%      8.379%       1.27x         66%           108            114        95.3%
(Assisted Living, Mobile
Home, Self Storage)

TOTAL/AVG                  $1,111,999,815     100.0%      8.229%       1.97X         61%           108            114        94.4%


--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1

CALL PROTECTION BY PREPAYMENT RESTRICTION CATEGORIES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
100%
 90%
 80%
 70%                                         [A graphic was omitted that consisted of a
 60%                                         vertical bar graph that demonstrated the call
 50%                                         protection by prepayment restriction categories.]
 40%
 30%
 20%
 10%
  0%
--------------------------------------------------------------------------------
      Jul-00    Jul-01    Jul-02     Jul-03     Jul-04      Jul-05     Jul-06     Jul-07    Jul-08     Jul-09     Jul-10



[ ] Lockout/Defeasance   [ ] Yield Maintenance  [ ] Percentage Penalty  [ ] Open

Note:  May not add up to 100% due to rounding.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

                                                             $1,111,999,815 (approximate)
CREDIT   FIRST                                       Credit Suisse First Boston Mortgage Securities Corp.             NCB
SUISSE   BOSTON      MORGAN STANLEY DEAN WITTER         Commercial Mortgage Pass-Through Certificates      National Cooperative Bank
                                                                    Series 2000 - C1

                               COLLATERAL SUMMARY

-----------------------------------------------------------------------------------------------------------------------------------
| Run Date:  07/13/10 20.51.16   |Orig Amort Term    Count   Pct |Loan Type      Count     Pct|Seller                  Count     Pct
| Cut-off Balance: 1,111,999,815 |---------------    -----   --- |---------      -----     ---|------                  -----     ---
| Date of Balances:     07/11/00 | 7+ - 10 years        5    .06 |Fixed Rate      211   100.00| CSFB                     77    63.53
| Loan Count:                211 |10+ - 15 years       24   1.81 |----------   ---------------| MSDW                     41    24.80
| Avg Balance:         5,270,141 |15+ - 20 years       13   2.08 |                            | NCB                      93    11.68
| Max Balance:        54,245,305 |20+ - 25 years       37  22.97 |Amort Type     Count     Pct|-------------------------------------
| Min Balance:            97,354 |25+ - 30 years      112  69.18 |----------     -----     ---|
| Gross WAC:               8.229 |30+ - 40 years       13   2.10 |Balloon         108    33.18|Property Type           Pr Cnt    Pct
| Seasoning(Yrs):            .74 |Over 40 years         7   1.81 |Full Am          36     3.68|-------------           ------    ---
| Rem Term (Yrs):           9.54 |Wtd Avg Orig Amort Term: 29.02 |Hyper Am         67    63.14|Office                     25   27.70
| -------------------------------|------------------------------ |----------   ---------------|Retail                     33   21.02
|                                |                               |                            |Cooperative Residential    95   12.06
| Curr Gross Coupon  Count   Pct |Seasoning Term     Count   Pct |LTV            Count     Pct|Mixed Use                  12    9.82
| -----------------  -----   --- |--------------     -----   --- |---            -----     ---|Industrial                 14    9.40
| 6.00% - 6.99%         7   1.37 |12 Mos or less      176  73.16 |50.00% or less    90   15.61|Lodging                    15    8.50
| 7.00% - 7.49%        24  12.54 |1+ - 2 years         33  22.37 |50.01% - 60.00    26   18.66|Multifamily                23    8.11
| 7.50% - 7.99%        47  22.45 |2+ - 3 years          2   4.48 |60.01% - 70.00    31   26.87|Mobile Home Park            5    1.64
| 8.00% - 8.49%        61  28.86 |Wtd Avg. Seas Term:        .74 |70.01% - 75.00    42   26.97|Assisted Living             3    1.29
| 8.50% - 8.99%        47  22.22 |-------------------------------|75.01% - 80.00    22   11.90|Self Storage                2     .47
| 9.00% - 9.49%        20  11.05 |                               |Wtd Avg LTV:           61.03|
| 9.50% - 9.99%         5   1.52 |Remaining Term     Count   Pct |----------------------------|TOTAL
| Wtd Avg. Current Coupon 8.229  |--------------     -----   --- |                            |                          227  100.01
| -------------------------------|4+ - 5 years          1    .30 |UW DSCR        Count     Pct|-------------------------------------
|                                |5+ - 7 years          1   1.10 |-------        -----     ---|
| Curr Balance (000) Count   Pct |7+ - 10 years       175  94.68 |1.10x - 1.19       8    2.55|Location > 1%           Pr Cnt    Pct
| ------------------ -----   --- |10+ - 15 years       25   1.97 |1.20x - 1.24      21   19.21|-------------           ------    ---
| $ 500 or less         34   .79 |15+ - 20 years        7     99 |1.25x - 1.29      24   13.53|New York                   100  24.26
| $ 500+ - 1,000        20  1.31 |20+ - 25 years        2    .96 |1.30x - 1.39      35   25.21|California                  17  12.71
| $ 1,000+ - 2,000      39  5.25 |Wtd Avg. Remaining Term   9.54 |1.40x - 1.49      13   13.70|Washington                   6   8.93
| $ 2,000+ - 3,000      33  7.36 |Antic Repay Term for Hyper Am  |1.50x - 1.99      19   10.25|Texas                       18   6.56
| $ 3,000+ - 4,000      15  4.66 |______________________________ |2.00x and over    91   15.54|Massachusetts                6   5.45
| $ 4,000+ - 5,000      12  4.92 |                               |Wtd Avg DSCR:           1.97|Florida                     12   5.04
| $ 5,000+ - 7,500      22 12.30 |                               |----------------------------|Washington DC                3   4.64
| $ 7,500+ - 10,000     10  7.67 |                               |                            |Georgia                      8   3.00
| $10,000+ - 15,000      9  9.78 |                               |                            |Michigan                     4   2.93
| $15,000+ - 20,000      3  5.07 |                               |                            |Pennsylvania                 4   2.73
| $20,000+ - 30,000      8 16.84 |                               |                            |Indiana                      1   2.68
| $30,000+ - 40,000      2  6.91 |                               |                            |New Jersey                   6   2.61
| $40,000+ - 50,000      3 12.27 |------------------------------ |                            |Alabama                      2   2.42
| $50,000+ - 75,000      1  4.88 |                               |                            |Kansas                       6   2.26
| Avg Curr Balance: $ 5,270,141  |                               |                            |Hawaii                       4   2.25
| -------------------------------|                               |                            |Virginia                     3   1.88
|                                |                               |                            |Montana                      1   1.14
| Top 3 Loans:              14.4 |                               |                            |North Carolina               3   1.05
|                                |                               |                            |Kentucky                     1   1.03
| -------------------------------|                               |                            |-------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, or qualification for an exemption from such registration, under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley Dean Witter ("MSDW") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB and MSDW from sources that CSFB and MSDW believe to be reasonably reliable. However, CSFB and MSDW make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein. This information may not be delivered by you to any other person without CSFB's and MSDW's prior written consent. CSFB and MSDW may from time to time and only upon your review of the prospectus and prospectus supplement perform investment banking services for or solicit investment banking business from any company named in the information herein. CSFB and MSDW and/or their employees may from time to time have a long or short position in any contract or security discussed herein.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        [MORGAN STANLEY DEAN WITTER LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]               [NATIONAL COOPERATIVE BANK LOGO]

                          $1,111,999,815 (approximate)
              Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2000 - C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 THE SELIG LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
//////////////////////////////  LOAN INFORMATION  //////////////////////////////
--------------------------------------------------------------------------------

PRINCIPAL BALANCE(1):             ORIGINAL              CUT-OFF DATE
                                  --------              ------------
                                $ 62,850,000            $62,411,711

ORIGINATION DATE:            April 27, 1999
INTEREST RATE:               7.99%
AMORTIZATION:                360 months
ARD:                         May 11, 2009
ARD BALANCE:                 $56,443,363

HYPERAMORTIZATION:           After the ARD, the interest rate increases
                             by 2.00% to 9.99% and all excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest is deferred until the principal balance is zero

MATURITY DATE:               May 11, 2029
BORROWER (SPECIAL            Selig Real Estate Holdings Eleven, L.L.C.,
PURPOSE ENTITY):             and Selig Real Estate Holdings Sixteen,
                             L.L.C., single asset entities the boards of both of which contain an independent director; a non-consolidation opinion was obtained in connection with origination

CALL PROTECTION:             Two-year prepayment lockout from the date of
                             securitization with U.S. Treasury defeasance
                             thereafter until two months prior to the ARD
CUT-OFF DATE
LOAN PER SQUARE FOOT(1):     $125

UP-FRONT RESERVES(1):        Cap Ex:                               $19,250
                             TI & LC:                             $350,000

ONGOING RESERVES(1):         CapEx(2):                                 Yes
                             TI & LC(2):                               Yes
                             Real Estate Taxes &
                             Insurance Reserve(3):                     Yes

LOCKBOX:                     Hard
MEZZANINE:                   Yes

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
////////////////////////////  PROPERTY INFORMATION  ////////////////////////////
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Portfolio of 2 Assets
PROPERTY TYPE:               Office
LOCATION:                    Seattle, WA

YEAR BUILT/RENOVATED:        190 Queen Anne Bldg.         1974/1985
                                                          1986
                             1000 Second Ave.

OCCUPANCY (4):               190 Queen Anne Bldg.         99%
                             1000 Second Ave.             98%

THE COLLATERAL:              One 40-story office building and one 5-story
                             office building
FEE OR LEASEHOLD:            Fee

1000 2ND AVE                                           LEASE
MAJOR TENANTS                NRSF       % OF NRA     EXPIRATION
-------------                ----       --------     ----------
U.S. Customs                 52,604       12.6%       3/31/01
Immune Corporation           33,130       8.0%        12/31/03
Washington Mutual            15,367       3.7%        7/31/00

190 QUEEN ANNE                                         LEASE
MAJOR TENANTS                NRSF       % OF NRA     EXPIRATION
-------------                ----       --------     ----------
The Dial                     33,844       41.2%       4/26/05
Seattle Super Sonics         19,045       23.2%       7/31/00(5)
KSR Radio                    14,217       17.3%       7/31/00(5)

SQUARE FOOTAGE(1):           498,875
PROPERTY MANAGEMENT:         Self Managed

1999 NET OPERATING
INCOME(1):                   $7,773,385

UNDERWRITTEN NET CASH
FLOW(1):                     $8,249,516
APPRAISED VALUE(1):          $95,800,000

CUT-OFF DATE LTV(1):         65.2%
ARD LTV(1):                  58.9%
DSCR(1):                     1.49

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

(1) For the Selig Loans in the aggregate.

(2) The Selig Borrowers are required to escrow $55,833.33 on a monthly basis ($1.34/SF annually) into a tenant improvement and leasing commission reserve and $8,143.00 on a monthly basis ($0.20/SF annually) into a CapEx reserve.

(3) The Selig Borrowers are required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(4) Occupancy is based on the June 2, 2000 rent rolls for 1000 2nd Avenue and the May 8, 2000 rent roll for 190 Queen Anne.

(5) The Selig Borrower has pre-leased the space with respect to this property pursuant to signed leases with third parties at rent above the current rent.

--------------------------------------------------------------------------------
                        [MORGAN STANLEY DEAN WITTER LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]               [NATIONAL COOPERATIVE BANK LOGO]

                          $1,111,999,815 (approximate)
              Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2000 - C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        1211 AVENUE OF THE AMERICAS LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
//////////////////////////////  LOAN INFORMATION  //////////////////////////////
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:                ORIGINAL              CUT-OFF DATE
                                  --------              ------------
                                 $50,000,000            $50,000,000

ORIGINATION DATE:            April 5, 2000
INTEREST RATE:               7.75%
AMORTIZATION:                300 months (after 5 years of interest only)
ARD:                         April 9, 2010
ARD BALANCE:                 $42,687,901
HYPERAMORTIZATION:           After the ARD, the interest rate increases
                             by 2.00% to 9.75% and a pro rata portion of
                             all excess cash flow is used to reduce the
                             outstanding principal balance; the
                             additional 2% interest is deferred until the
                             principal balance is zero
MATURITY DATE:               April 9, 2030
BORROWER (SPECIAL            JT 1211, L.P., general partner of which is
PURPOSE ENTITY):             a special purpose entity, the board of which
                             contains two independent directors; a
                             non-consolidation opinion was obtained in connection with origination

CALL PROTECTION:             Two-year prepayment lockout from the date of
                             securitization with U.S. Treasury defeasance
                             thereafter until six months prior to the ARD
CUT-OFF DATE
LOAN PER SQUARE FOOT(3):     $104


UP-FRONT RESERVES(4):        CapEx:                              $142,750
                             TI & LC:                          $5,824,949
                             Free Rent Escrow Fund:           $10,684,008


ONGOING RESERVES(4):         CapEx(1):                                Yes
                             TI & LC(1):                              Yes
                             Real Estate Taxes &
                             Insurance Reserve(2):                    Yes

LOCKBOX:                     Hard
MEZZANINE:                   No

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
////////////////////////////  PROPERTY INFORMATION  ////////////////////////////
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Office

LOCATION:                    New York, NY
YEAR BUILT/RENOVATED:        1973/1995
OCCUPANCY(5):                100%
THE COLLATERAL:              44-story office building
FEE OR LEASEHOLD:            Fee

                                                       LEASE
MAJOR TENANTS                NRSF       % OF NRA     EXPIRATION
-------------                ----       --------     ----------
News Corp                    652,874       35.5%      11/01/15
Chase Manhattan              471,675       25.6%       3/31/10
CIT                          180,830        9.8%      12/31/08

SQUARE FOOTAGE(4):           1,839,384

PROPERTY MANAGEMENT:         Rockefeller Group Management (day-to-day
                             management)
                             Kennedy-Wilson (leasing management)

1999 NET OPERATING
INCOME(4):                   $40,260,000

UNDERWRITTEN NET CASH
FLOW(4):                     $48,319,000

APPRAISED VALUE(4):          $695,000,000

CUT-OFF DATE LTV(3):         27.5%

ARD LTV(3):                  25.3%

DSCR(3):                     2.79

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

(1) The 1211 Avenue of the Americas Borrower is required to escrow $61,541.67 on a monthly basis ($0.40/SF annually) into a CapEx reserve.

(2) The 1211 Avenue of the Americas borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(3) Calculated based upon the 1211 Avenue of the Americas Loan plus the 1211 Avenue of the Americas Component A.

(4) Calculated based upon the 1211 Avenue of the Americas Whole Loan.

(5) Occupancy is based on the April 1, 2000 rent roll.

--------------------------------------------------------------------------------
                        [MORGAN STANLEY DEAN WITTER LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]               [NATIONAL COOPERATIVE BANK LOGO]

                          $1,111,999,815 (approximate)
              Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2000 - C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   IPC RETAIL PORTFOLIO/NORMANDIE VILLAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
//////////////////////////////  LOAN INFORMATION  //////////////////////////////
--------------------------------------------------------------------------------

PRINCIPAL BALANCE(1):             ORIGINAL              CUT-OFF DATE
                                  --------              ------------
                                 $49,081,603            $48,165,130

ORIGINATION DATE:            May 19, 1998 and September 1, 1998

INTEREST RATE:               IPC Retail:                          7.25%
                             Normandie Village Note A:            6.66%
                             Normandie Village Note B:            6.66%

AMORTIZATION:                IPC Retail:                     360 months
                             Normandie Village Note A:       357 months
                             Normandie Village Note B:       357 months

ARD:                         June 11, 2008
ARD BALANCE:                 $43,023,558

HYPERAMORTIZATION:           After the ARD, the interest rate increases
                             by 2.00% to 9.25% and 8.66% and all excess cash flow is used to reduce the outstanding principal balances; the additional 2% interest is deferred until the principal balance is zero

MATURITY DATE:               June 11, 2028

BORROWER (SPECIAL            IPC Retail Properties, LLC, and Normandie
PURPOSE ENTITY):             Village Associates, L.P., managing member of
                             a managing member of each of which is a
                             special purpose entity, the board of which contains an independent director;
                             non-consolidation opinions were obtained in connection with origination

CALL PROTECTION:             Two-year prepayment lockout from the date of
                             securitization with U.S. Treasury defeasance thereafter until six months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE FOOT:        $63

UP-FRONT RESERVES(1):        CapEx(4):               $687,130

ONGOING RESERVES(1):         CapEx(2):                                 Yes
                             TI & LC(2):                               Yes
                             Real Estate Taxes &
                             Insurance Reserve(3):                     Yes

LOCKBOX:                     Hard

PARTIAL DEFEASANCE:          Yes; Release Price of 125% of Property
                             Release Amount

MEZZANINE:                   No

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
////////////////////////////  PROPERTY INFORMATION  ////////////////////////////
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Portfolio of 5 Assets
PROPERTY TYPE:               Retail
LOCATION:                    Walpole, MA/Louisville, KY/Wichita, KS

PROPERTY                      YEAR BUILT/RENOVATED       OCCUPANCY(5)
--------                      --------------------       ------------
Walpole Mall                       1972/1998                  97.0%
Comotara                              1998                   100.0%
Brittany                              1984                    89.0%
Hurstbourne Forum                  1986/1998                  88.0%
Normandie Village                  1968/1998                  96.0%

THE COLLATERAL:              Five retail properties
FEE OR LEASEHOLD:            Fee

WALPOLE MALL                                           LEASE
MAJOR TENANTS                     NRSF  % OF NRA     EXPIRATION
-------------                     ----  --------     ----------
Bradlees                       102,445    36.3%       10/30/04
Office Max                      28,427    10.1%        1/31/10
Barnes & Noble                  27,831     9.9%        9/30/13

COMOTARA                                               LEASE
MAJOR TENANTS                     NRSF  % OF NRA     EXPIRATION
-------------                     ----  --------     ----------
Olive Tree                      20,000    36.0%        7/31/06
Prairie View                     7,615    13.7%       12/31/01
Old English Pine                 6,253    11.3%        3/31/01

BRITTANY                                               LEASE
MAJOR TENANTS                     NRSF  % OF NRA     EXPIRATION
-------------                     ----  --------     ----------
Hobby Lobby                     40,218    19.9%       10/31/03
American Drug                   25,535    12.6%        5/25/05
Triathlon Broadcasting          13,920     6.9%         3/5/05

HURSTBOURNE FORUM                                      LEASE
MAJOR TENANTS                     NRSF  % OF NRA     EXPIRATION
-------------                     ----  --------     ----------
Cherry House                    27,776    20.4%        1/31/08
Contemporary Galleries          18,917    13.9%        4/30/05
Jos. A Banks                     8,084     5.9%        1/31/04

NORMANDIE VILLAGE                                      LEASE
MAJOR TENANTS                     NRSF  % OF NRA     EXPIRATION
-------------                     ----  --------     ----------
Star Lumber                     27,104    29.7%        2/28/08
Gessler Drug                    10,778    11.8%        6/30/03
Whole Foods                      4,230     4.6%       11/30/04

SQUARE FOOTAGE(1):           766,467
PROPERTY MANAGEMENT:         Self Managed
1999 NET OPERATING
INCOME(1):                   $6,416,893
UNDERWRITTEN NET CASH
FLOW(1):                     $5,324,330
APPRAISED VALUE(1):          $64,600,000
CUT-OFF DATE LTV(1):         74.6%
ARD LTV(1):                  66.6%
DSCR(1):                     1.33

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

(1) For the IPC Retail Portfolio/Normandie Village Properties in the aggregate.

(2) The IPC Retail Portfolio/Normandie Borrower is required to escrow $25,484 on a monthly basis ($0.40/SF annually) into a tenant improvement and leasing commission reserve and $10,223 on a monthly basis ($0.16/SF annually) into a CapEx reserve (an additional amount up to $6,738 per month is required to be deposited from any excess cashflow (net of debt service and other required reserves) into an additional CapEx reserve).

(3) The IPC Retail Portfolio/Normandie Village Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof pay all taxes and insurance premiums 30 days before they become due.

(4) To be applied to fund renovations at the Hurstbourne Forum Property, as approved by the Lender.

(5) Occupancy is based on the February 1, 2000 rent roll.

--------------------------------------------------------------------------------
                        [MORGAN STANLEY DEAN WITTER LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]               [NATIONAL COOPERATIVE BANK LOGO]

                          $1,111,999,815 (approximate)
              Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2000 - C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      HASTINGS VILLAGE SHOPPING CENTER LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
//////////////////////////////  LOAN INFORMATION  //////////////////////////////
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:                ORIGINAL              CUT-OFF DATE
                                  --------              ------------
                                 $44,000,000            $44,000,000

ORIGINATION DATE:            March 31, 2000

INTEREST RATE:               8.13%

AMORTIZATION:                360 months

ARD:                         April 11, 2010

ARD BALANCE:                 $40,110,523

HYPERAMORTIZATION:           After the ARD, the interest rate increases
                             by 2.00% to 10.13% and all excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest is deferred until the principal balance is zero

MATURITY DATE:               April 11, 2031

BORROWER (SPECIAL
PURPOSE ENTITY):             Hastings Village Investment Company L.P.,
                             general partner of which  is a special
                             purpose entity, the board of which contains an independent director; a non-consolidation opinion was obtained in connection with the origination

CALL PROTECTION:             Two-year prepayment lockout from the date of
                             securitization with U.S. Treasury defeasance thereafter until three months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE FOOT:        $142

UP-FRONT RESERVES:           CapEx:                              $33,125

ONGOING RESERVES:            CapEx(2):                               Yes
                             TI & LC(2):                             Yes
                             Real Estate Taxes &
                             Insurance
                             Reserve(1):                             Yes
                             Ground Lease:                           Yes

LOCKBOX:                     Hard

MEZZANINE:                   No

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
////////////////////////////  PROPERTY INFORMATION  ////////////////////////////
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Retail

LOCATION:                    Pasadena, CA

YEAR BUILT/RENOVATED:        1998

OCCUPANCY(3):                98%

THE COLLATERAL:              16-building anchored retail center

FEE OR LEASEHOLD:            Fee and Leasehold

                                                       LEASE
MAJOR TENANTS                NRSF       % OF NRA     EXPIRATION
-------------                ----       --------     ----------
Best Buy                     46,525       15.0%       9/30/13
Sears Homelife               42,625       13.8        12/3/09
Chick's Sporting Goods       42,576       13.8        11/5/18

SQUARE FOOTAGE:              309,486

PROPERTY MANAGEMENT:         Self Managed

1999 NET OPERATING INCOME:   $3,979,493

UNDERWRITTEN NET CASH FLOW:  $4,741,440

APPRAISED VALUE:             $56,000,000

CUT-OFF DATE LTV:            78.6%

ARD LTV:                     71.6%

DSCR:                        1.21

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

(1) The Hastings Village Shopping Center Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration thereof.

(2) The Hastings Village Shopping Center Borrower is required to escrow $5,603.50 on a monthly basis ($0.22/SF annually) into a tenant improvement and leasing commission reserve, $3,862.50 on a monthly basis ($0.15/SF annually) into a CapEx reserve and $4,560.00 on a monthly basis into a Ground Lease Escrow Fund.

(3) Occupancy is based on the March 1, 2000 rent roll.

--------------------------------------------------------------------------------
                        [MORGAN STANLEY DEAN WITTER LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]               [NATIONAL COOPERATIVE BANK LOGO]

                          $1,111,999,815 (approximate)
              Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2000 - C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      CRYSTAL PAVILION/PETRY BUILDING LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
//////////////////////////////  LOAN INFORMATION  //////////////////////////////
--------------------------------------------------------------------------------

PRINCIPAL BALANCE(1):             ORIGINAL              CUT-OFF DATE
                                  --------              ------------
                                 $40,000,000            $39,892,258

ORIGINATION DATE:            June 15, 1998
INTEREST RATE:               7.325%
AMORTIZATION:                348 months
ARD:                         July 15, 2008
ARD BALANCE(1):              $35,256,327

HYPERAMORTIZATION:           After the ARD, the interest rate increases
                             by 2.00% to 9.325% and a pro rata portion of
                             all excess cash flow is used to reduce the
                             outstanding principal balance; the
                             additional 2% interest is deferred until the
                             principal balance is zero
MATURITY DATE:               July 11, 2028
BORROWER (SPECIAL            Madison Third Building Companies LLC, the
PURPOSE ENTITY):             managing member of which is a special
                             purpose entity, the board of which contains an independent director; a non-consolidation opinion was obtained in connection with origination

CALL PROTECTION:             Two-year prepayment lockout from the date of
                             securitization with U.S. Treasury defeasance
                             thereafter until two months prior to the ARD
CUT-OFF DATE
LOAN PER SQUARE FOOT(6):     $137

UP-FRONT RESERVES(6):        CapEx:                               $135,063
                             Environmental:                         $7,500

ONGOING RESERVES(6):         CapEx(3):                                 Yes
                             TI & LC(3):                               Yes
                             Real Estate Taxes &
                             Insurance
                             Reserve(4):                               Yes
LOCKBOX:                     Hard
PARTIAL DEFEASANCE:          Yes; Release Price of 125% of Property
                             Release Amount
MEZZANINE:                   Yes

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
////////////////////////////  PROPERTY INFORMATION  ////////////////////////////
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Portfolio of 2 Assets
PROPERTY TYPE:               Office
LOCATION:                    New York, NY
YEAR BUILT/RENOVATED:        Crystal Pavilion      1983/1995
                             Petry Building        1959/1986
OCCUPANCY(5):                Crystal Pavilion      99%
                             Petry Building        96%

THE COLLATERAL:              Two office buildings

FEE OR LEASEHOLD:            Fee

CRYSTAL PAVILION:                                      LEASE
MAJOR TENANTS                  NRSF     % OF NRA     EXPIRATION
-------------                  ----     --------     ----------
Bozell Inc.                   235,021     39.6%       6/30/07
Baker & MacKenzie              77,701     13.0%       6/30/08
Andrews & Kurth, LLP           23,500      4.0%       7/31/03

PETRY BUILDING:                                        LEASE
MAJOR TENANTS                  NRSF     % OF NRA     EXPIRATION
-------------                  ----     --------     ----------
Petry T.V.                     88,011      31.1%      12/31/15
The Gap Inc.                   65,896      23.3%      12/31/06
Square Alphen                  61,200      21.6%       6/30/08

SQUARE FOOTAGE(6):           876,625

PROPERTY MANAGEMENT:         Self Managed

1999 NET OPERATING
INCOME(6):                   $16,139,617

UNDERWRITTEN NET CASH
FLOW(6):                     $15,079,621

APPRAISED VALUE(6):          $218,000,000
CUT-OFF DATE LTV(6):         54.9%
ARD LTV(6) (7):              49%
DSCR(6) (7):                 1.48

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

(1) For the Crystal Pavilion/Petry Building Note A only.

(2) Existing notes in the aggregate original principal amount of $120,000,000 were consolidated on June 2, 1998. The consolidated note was split into the Crystal Pavilion/Petry Building Note A, Crystal Pavilion/Petry Building Note B Crystal Pavilion/Petry Building Note C and Crystal Pavilion/Petry Building Note D as of April 11, 2000.

(3) The Crystal Pavilion/Petry Building Borrower is required to escrow $193,741.09 on a monthly basis ($2.65/SF annually) into a tenant improvement and leasing commission reserve and $14,587.27 on a monthly basis ($0.20/SF annually) into a CapEx reserve.

(4) The Crystal Pavilion/Petry Building Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(5) Occupancy is based on the May 1, 2000 rent roll.

(6) Aggregate of Crystal Pavilion and Petry Building.

(7) Calculated based on the entire Crystal Pavilion/Petry Building Whole Loan.

--------------------------------------------------------------------------------
                        [MORGAN STANLEY DEAN WITTER LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]               [NATIONAL COOPERATIVE BANK LOGO]

                          $1,111,999,815 (approximate)
              Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2000 - C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 L'ENFANT LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
//////////////////////////////  LOAN INFORMATION  //////////////////////////////
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:                ORIGINAL              CUT-OFF DATE
------------------                --------              ------------
                                 $37,500,000            $36,969,933

ORIGINATION DATE:            September 18, 1998
INTEREST RATE:               7.64%
AMORTIZATION:                360 months
ARD:                         October 11, 2008
ARD BALANCE(1):              $33,249,718
HYPERAMORTIZATION:           After the ARD, the interest rate increases
                             by 2.00% to 9.64% and a pro rata portion of
                             all excess cash flow is used to reduce the
                             outstanding principal balance; the
                             additional 2% interest is deferred until the
                             principal balance is zero
MATURITY DATE:               October 11, 2028
BORROWER (SPECIAL PURPOSE    Potomac Creek Associates, L.P., general
ENTITY):                     partner of which is a single purpose,
                             bankruptcy remote entity, the board of which
                             contains an independent director; a
                             non-consolidation opinion was obtained in
                             connection with origination
CALL PROTECTION:             Two-year prepayment lockout from the date of
                             securitization with U.S. Treasury defeasance
                             thereafter until two months prior to the ARD
CUT-OFF DATE
LOAN PER UNIT(8):            $133 on Office Component
                             $83,660 Per Room on Hotel Component
UP-FRONT RESERVES(8):        CapEx:                            $10,000,000
                             Large Lease Escrow Fund:           $8,000,000
                             Small Lease Escrow Fund:           $2,000,000
ONGOING RESERVES(8):         CapEx(2):                                 Yes
                             Real Estate Taxes & Insurance
                             Reserve(3):                               Yes
                             Monthly Large Lease Escrow
                             Fund (per annum)(4):                      Yes
                             Monthly Small Lease Escrow
                             Fund (per annum)(5):                      Yes
LOCKBOX:                     Hard
MEZZANINE LOAN AND
PREFERRED EQUITY INTEREST:   Yes
PARTIAL DEFEASANCE:          Yes (Release price of 125% of Property
                             Release Amount).

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
////////////////////////////  PROPERTY INFORMATION  ////////////////////////////
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Portfolio of 3 Assets
PROPERTY TYPE:               Mixed Use
LOCATION:                    Washington, DC
YEAR BUILT/RENOVATED:        L'Enfant--North Building          1968/1990
                             L'Enfant--East Building           1972/1990
                             L'Enfant--Center Building         1972/1990

OCCUPANCY(6):                Office Component & Retail         93%
                             Hotel Component                   77%

THE COLLATERAL:              One office property (consisting of three
                             buildings) and one hotel

FEE OR LEASEHOLD:            Fee and Leasehold(7)

                                                       LEASE
MAJOR TENANTS (OFFICE)       NRSF       % OF NRA     EXPIRATION
----------------------       ----       --------     ----------
General Service
Administration               287,179      32.3%       06/30/01
Smithsonian                  181,158      20.4%       04/30/03
U.S. Postal Service          139,270      15.7%       06/11/08

SQUARE FOOTAGE (OFFICE):     889,468

NUMBER OF ROOMS (HOTEL):     370

PROPERTY MANAGEMENT:         Sarakreek Management Partners LLC (Office
                             Portion)
                             Loews Hotel, Inc. (Hotel Portion)

1999 NET OPERATING
INCOME(8):                   $20,289,597

UNDERWRITTEN NET CASH
FLOW(8):                     $17,748,918

APPRAISED VALUE:             $226,000,000

CUT-OFF DATE LTV(8):         65.4%
ARD LTV(8):                  58.9%
DSCR:                        1.37

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

(1) For L'Enfant Note B-2 only.

(2) The L'Enfant Borrower is also required, to the extent that the deposit balance falls below approximately $420,000, to make monthly deposits into the replacement escrow fund in an amount equal to the greater of (i) $34,953 per month, and (ii) the amount per month required for the maintenance and repair of the L'Enfant Property as determined by an engineering report reasonably satisfactory to the CSFB Mortgage Loan Seller. As of the Cut-off Date, $4,699,302 was on deposit in the capital expenditure reserve.

(3) The L'Enfant Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(4) The L'Enfant Borrower is required to fund such account monthly in the amount of $83,333 until September 11, 2001.

(5) The L'Enfant Borrower is required to fund such account monthly in the amount of $166,667 commencing on October 11, 2001.

(6) Occupancy is based on the May 1, 2000 rent roll for the office component and on the L'Enfant Borrower's operating statement dated May 31, 2000 for the hotel component.

(7) The L'Enfant Borrower has a lease with the District of Columbia Redevelopment Land Agency for the portion of space over and under a street that runs through the L'Enfant Property; such lease expires in 2064.

(8) Applies to L'Enfant Whole Loan.

--------------------------------------------------------------------------------
                        [MORGAN STANLEY DEAN WITTER LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]               [NATIONAL COOPERATIVE BANK LOGO]

                          $1,111,999,815 (approximate)
              Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2000 - C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        THE CLAYPOOL EMBASSY SUITES LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
//////////////////////////////  LOAN INFORMATION  //////////////////////////////
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:                ORIGINAL              CUT-OFF DATE
                                  --------              ------------
                                 $30,000,000             $29,847,318

ORIGINATION DATE:            December 15, 1999

INTEREST RATE:               8.85%

AMORTIZATION:                300 months

ARD:                         January 1, 2010

ARD BALANCE:                 $25,320,702

HYPERAMORTIZATION:           After the ARD, the interest rate increases
                             to the greater of 13.85% and Treasury plus
                             5% and all excess cash flow is used to
                             reduce the outstanding principal balance;
                             the additional interest is deferred until the principal balance is zero

MATURITY DATE:               January 1, 2025

BORROWER (SPECIAL Claypool Holdings, LLC, a single member LLC, the board of managers of which contains two independent directors; a non-consolidation opinion was obtained in connection with origination
PURPOSE ENTITY):

CALL PROTECTION:             Two-year prepayment lockout from the date of
                             securitization with U.S. Treasury defeasance
                             thereafter until three months prior to the
                             ARD
CUT-OFF DATE
LOAN PER ROOM:               $82,909
UP-FRONT RESERVES:           Real Estate Tax:                     $272,595
ONGOING RESERVES:            CapEx(1):                                 Yes
                             TI & LC(1):                               Yes
                             Real Estate Tax(2):                       Yes
                             FF&E(3):                                   No
LOCKBOX:                     Springing
MEZZANINE:                   No

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
////////////////////////////  PROPERTY INFORMATION  ////////////////////////////
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Hotel

LOCATION:                    Indianapolis, IN

YEAR BUILT/RENOVATED:        1983/1995

OCCUPANCY(4):                71.3%

THE COLLATERAL:              One hotel with three floors of office and
                             retail space

FEE OR LEASEHOLD:            Fee

SQUARE FOOTAGE:              391,423

NUMBER OF ROOMS:             360

PROPERTY MANAGEMENT:         Promus Hotels, Inc. (now Hilton Hotels
                             Corporation)

                             M.S. Management and Retail Associates
                             (Indiana), Inc. (for Ballroom and Retail
                             Space)

1999 NET OPERATING INCOME:   $5,904,364

UNDERWRITTEN NET CASH FLOW:  $4,730,075

APPRAISED VALUE:             $53,000,000

CUT-OFF DATE LTV:            56.3%

ARD LTV:                     47.8%

DSCR:                        1.59

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

(1) The Claypool Borrower is required to escrow $2,667 on a monthly basis ($0.41/SF annually) for retail and office space into a tenant improvement and leasing commission reserve and $1,000 on a monthly basis ($0.15/SF annually) for retail and office space into a CapEx reserve. The balance of the tenant improvement and leasing commission reserve is capped at $175,000.

(2) The Claypool Borrower is required to make monthly payments into a real estate tax escrow fund in an amount sufficient to accumulate funds needed to pay all taxes prior to their respective due date.

(3) The FF&E reserve fund requirement is waived so long as the Claypool Borrower maintains a similarly funded account with the hotel management company.

(4) Occupancy is based on the Claypool Borrower's December 31, 1999 operating statement and reflects average hotel occupancy for the preceding twelve month period. According to a rent roll dated May 31, 2000, the retail/office space is 98.2% occupied.

--------------------------------------------------------------------------------
                        [MORGAN STANLEY DEAN WITTER LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]               [NATIONAL COOPERATIVE BANK LOGO]

                          $1,111,999,815 (approximate)
              Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2000 - C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 THE BMDC LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
//////////////////////////////  LOAN INFORMATION  //////////////////////////////
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:                ORIGINAL              CUT-OFF DATE
                                  --------              ------------
                                $25,370,000.00           $25,306,142

ORIGINATION DATE:            January 14, 2000
INTEREST RATE:               9.01%
AMORTIZATION:                360 months
ARD:                         February 11, 2010
ARD BALANCE:                 $23,208,752
HYPERAMORTIZATION:           After the ARD, the interest rate increases
                             by 2.00% to 11.01% and all excess cash flow
                             is used to reduce the outstanding principal
                             balance; the additional 2% interest is
                             deferred until the principal balance is zero
MATURITY DATE:               February 11, 2030
BORROWER (SPECIAL
PURPOSE ENTITY):             MCM Huntsville Finance Company, LLC, the
                             single managing member of which is a special purpose entity, the board of which contains an independent director; a nonconsolidation opinion was obtained in connection with origination

CALL PROTECTION:             Two-year prepayment lockout from the date of
                             securitization with U.S. Treasury defeasance
                             thereafter until six months prior to the ARD
CUT-OFF DATE
LOAN PER SQUARE FOOT:        $65

UP-FRONT RESERVES:           Deferred maintenance(1):           $2,686,579

ONGOING RESERVES:            CapEx(2):                                 Yes
                             TI & LC(2):                               Yes
                             Real Estate Taxes &
                             Insurance
                             Reserve(3):                               Yes

LOCKBOX:                     Hard
MEZZANINE:                   No

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
////////////////////////////  PROPERTY INFORMATION  ////////////////////////////
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Office
LOCATION:                    Huntsville, AL
YEAR BUILT/RENOVATED:        1968/1989

OCCUPANCY(4):                100%

THE COLLATERAL:              2-story office building

FEE OR LEASEHOLD:            Fee

                                                       LEASE
MAJOR TENANT                 NRSF       % OF NRA     EXPIRATION
------------                 ----       --------     ----------
The United States of         389,500      100%        6/30/09
America by General
Services Administration

SQUARE FOOTAGE:              389,500

PROPERTY MANAGEMENT:         Self Managed

1999 NET OPERATING INCOME:   $3,762,890

UNDERWRITTEN NET CASH FLOW:  $3,400,576

APPRAISED VALUE:             $44,000,000

CUT-OFF DATE LTV:            57.5%

ARD LTV:                     52.7%

DSCR:                        1.39

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

(1) The repair escrow fund was required to fund certain repairs, including the replacement of the boiler, interior repairs and ADA compliance at the BMDC Property.

(2) The BMDC Borrower is required to escrow $76,065.59 on a monthly basis ($0.20/SF annually) for the first five years of the term of the loan and $16,667.69 on a monthly basis ($0.51/SF annually) for the second five years of the loan into two separate tenant improvement and leasing commission reserves and $6,500.00 on a monthly basis ($0.20/SF annually) into CapEx reserve.

(3) The BMDC Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof pay all taxes and insurance premiums 30 days before they become due.

(4) Occupancy is based on the January 14, 2000 rent roll.

--------------------------------------------------------------------------------
                        [MORGAN STANLEY DEAN WITTER LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]               [NATIONAL COOPERATIVE BANK LOGO]

                          $1,111,999,815 (approximate)
              Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2000 - C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           THE GENTRY PORTFOLIO LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
//////////////////////////////  LOAN INFORMATION  //////////////////////////////
--------------------------------------------------------------------------------

PRINCIPAL BALANCE(1):             ORIGINAL              CUT-OFF DATE
                                  --------              ------------
                                 $25,000,000             $24,972,537

ORIGINATION DATE:            April 17, 2000
INTEREST RATE:               8.07%
AMORTIZATION:                360 months
ARD:                         May 11, 2010
ARD BALANCE(1):              $22,404,467
HYPERAMORTIZATION:           After the ARD, the interest rate increases
                             by 2.00% to 10.07% and all excess cash flow
                             is used to reduce the outstanding principal
                             balance; the additional 2% interest is
                             deferred until the principal balance is zero
MATURITY DATE:               May 11, 2030

BORROWER (SPECIAL GPP, LLC, the managing member of which is a special purpose entity, the board of which contains an independent director; non-consolidation opinion was obtained in connection with origination
PURPOSE ENTITY):

CALL PROTECTION:             Two-year prepayment lockout from the date of
                             securitization with U.S. Treasury defeasance thereafter until two months prior to the ARD

CUT-OFF DATE
LOAN PER SQUARE FOOT(1):     $87

UP-FRONT RESERVES(1):        Deferred Maintenance(2):              $25,000
                             Other Reserve(3):                    $465,000


ONGOING RESERVES(1):         CapEx (4) :                               Yes
                             TI & LC(5) :                              Yes
                             Real Estate Taxes &
                             Insurance Reserve(6):                     Yes


LOCKBOX:                     Hard

PARTIAL DEFEASANCE:          Yes; Release Price of 125% of Property
                             Release Amount

MEZZANINE:                   No

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
////////////////////////////  PROPERTY INFORMATION  ////////////////////////////
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Portfolio of 3 Assets
PROPERTY TYPE:               Office/warehouse
LOCATION:                    Honolulu, HI
                             Waipahu, HI

YEAR BUILT/RENOVATED:        Gentry Business Park            1990
                             Waipio Industrial Court         1990
                             Gentry Pacific Design Center    1925/1988

OCCUPANCY(4):                Gentry Business Park            100%
                             Waipio Industrial Court         96%
                             Gentry Pacific Design Center    95%

THE COLLATERAL:              Five office/warehouse/industrial properties
FEE OR LEASEHOLD:            Fee

GENTRY BUSINESS PARK
                                                       LEASE
MAJOR TENANTS                     NRSF  % OF NRA     EXPIRATION
-------------                     ----  --------     ----------
American Mover's Inc.           71,300    100%        10/31/07
USC Int'l                       14,875    37.8%        3/31/03
Hawaii Transfer                  6,373    16.2%        3/31/01

WAIPIO INDUSTRIAL COURT
                                                       LEASE
MAJOR TENANTS                     NRSF  % OF NRA     EXPIRATION
-------------                     ----  --------     ----------
Raynor Pacific Overhead
Doors.                           4,480     10.4       12/31/00
PSC Associates Inc.              3,360      7.8       11/30/04
Uleg & Balogen                   2,560      6.0        2/28/02

GENTRY PACIFIC DESIGN CENTER
                                                       LEASE
MAJOR TENANTS                     NRSF  % OF NRA     EXPIRATION
-------------                     ----  --------     ----------
Gentry Homes                    16,966    12.7%        3/31/09
Interior Accents                10,350     7.8         4/30/10
Daniel Inc.                      7,716     5.8        10/31/01

SQUARE FOOTAGE(1):           287,780
PROPERTY MANAGEMENT:         Self Managed
1999 NET OPERATING
INCOME(1):                   $2,697,522
UNDERWRITTEN NET CASH
FLOW(1):                     $2,704,170
APPRAISED VALUE(1):          $34,400,000
CUT-OFF DATE LTV(1):         72.6%
ARD LTV(1):                  65.1%
DSCR(1):                     1.22

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

(1) For the Gentry Portfolio in the aggregate.

(2) The deferred maintenance reserve is required to fund certain repairs identified in the engineering report.

(3) At closing, an occupancy reserve was established of $465,000, which will be released upon occupancy and commencement of rental payments by certain tenants.

(4) Occupancy is based on the February 29, 2000 rent roll.

(5) The Gentry Borrower is required to escrow $11,848.58 on a monthly basis ($0.49/SF annually) into a tenant improvement and leasing commission reserve and $5,230.92 on a monthly basis ($0.22/SF annually) into a CapEx reserve.

(6) The Gentry Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

--------------------------------------------------------------------------------
                        [MORGAN STANLEY DEAN WITTER LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]               [NATIONAL COOPERATIVE BANK LOGO]

                          $1,111,999,815 (approximate)
              Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2000 - C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              THE AMAZON.COM LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
//////////////////////////////  LOAN INFORMATION  //////////////////////////////
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:                ORIGINAL              CUT-OFF DATE
                                  --------              ------------
                               $23,000,000.00           $22,986,863

ORIGINATION DATE:            May 12, 2000
INTEREST RATE:               8.785%
AMORTIZATION:                360 months
ARD:                         June 11, 2010
ARD BALANCE:                 $20,939,653
HYPERAMORTIZATION:           After the ARD the interest rate increases by
                             2.00% to 10.70% and all excess cash flow is
                             used to reduce the outstanding principal
                             balance; the additional 2% interest is
                             deferred until capital the principal balance
                             is zero
MATURITY DATE:               June 11, 2030
BORROWER (SPECIAL PURPOSE    WRC.COM Tower LLC and WRC.Com Development
ENTITY):                     LLC, each a single purpose entity, the
                             single managing member of which is a special
                             purpose entity, the board of which contains an
                             independent director; a nonconsolidation opinion
                             was obtained in connection with origination
CALL PROTECTION:             Two-year prepayment lockout from the date of
                             securitization with U.S. Treasury defeasance
                             thereafter until three months prior to the
                             ARD
CUT-OFF DATE
LOAN PER SQUARE FOOT:        $120

UP-FRONT RESERVES:           Parking Structure(1):              $3,900,000
                             Ground Lease:                        $300,000

ONGOING RESERVES:            CapEx(2):                                 Yes
                             TI & LC(2):                                No
                             Real Estate Taxes &
                             Insurance Reserve(3):                     Yes
                             Ground Lease Reserve(4):                  Yes

LOCKBOX:                     Hard
MEZZANINE:                   No

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
////////////////////////////  PROPERTY INFORMATION  ////////////////////////////
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Office

LOCATION:                    Seattle, WA

YEAR BUILT/RENOVATED:        1932/1999

OCCUPANCY(5):                100%

THE COLLATERAL:              16-story office building

FEE OR LEASEHOLD:            Leasehold

                                                       LEASE
MAJOR TENANTS                  NRSF     % OF NRA   EXPIRATION(4)
-------------                  ----     --------   -------------
Amazon.com                     184,040     96.5%      06/30/09
Gentle Dental                    4,633      2.4%      09/14/02
Amazon.com                       2,135      1.1%      06/30/09
(storage)

SQUARE FOOTAGE:              190,808

PROPERTY MANAGEMENT:         Self Managed

1999 NET OPERATING INCOME:   NA

UNDERWRITTEN NET CASH FLOW:  $2,505,012

APPRAISED VALUE:             $31,250,000


CUT-OFF DATE LTV:            67.2%

ARD LTV:                     60.6%

DSCR:                        1.26

--------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////
--------------------------------------------------------------------------------

(1) The Amazon Borrower fully funded a $3,900,000 parking structure escrow fund for construction of a parking structure; $1,400,000 to be disbursed to the Amazon Borrower upon receipt of a final building permit for the parking structure. If the parking structure has not been completed by November 2001, the balance may be applied to prepay the Amazon.com Loan.

(2) The Amazon Borrower is required to escrow $19,000 on a monthly basis ($1.20 SF/annually) (commencing May 2004) and increasing to $28,000 monthly from November 2007 to May 2009 on a monthly basis ($1.76/SF annually) into a tenant improvement and leasing commission reserve and $4,250 on a monthly basis (0.27/SF annually) into a CapEx reserve. In the event that Amazon.com does not extend its lease, then a cash trap is imposed until new tenants are in place resulting in a DSCR of 1.20. In addition, Amazon.com (the building tenant) has pledged a security deposit of $6.4 million to the Amazon Borrower. The assignment of the security deposit and all rights under the related custodial agreement were pledged to the Lender. The amount required to be maintained in such security deposit decreases by $2.50 psf per year through 2006 (but not below $10 psf) and thereafter must be maintained at $1.875 million through the expiration of the Amazon.com lease. The required security deposit may be reduced by 50% or reduced to zero if the tenant achieves certain benchmarks with respect to cash flow and credit rating.

(3) The Amazon Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to that respective due date and (ii) insurance premiums prior to the expiration thereof.

(4) The Amazon Borrower is required to make monthly deposits in the ground lease escrow fund in the amount of $16,667 until such time as the balance on deposit is equal to $300,000.

(5) Occupancy is based on the March 31, 2000 rent roll.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX C
             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                       COMPARATIVE FINANCIAL STATEMENT
                                  AS OF

OPERATING INFORMATION REFLECTED AS OF NOI
---------------------------------------------------------------------------------------------
    P4     P9   P10     P52        P21     L8     P57        S72     S69   S70   S83  S84
---------------------------------------------------------------------------------------------
                                                               ORIGINAL UNDERWRITING
---------------------------------------------------------------------------------------------
                                                                    INFORMATION
---------------------------------------------------------------------------------------------
                                                          BASE YEAR
---------------------------------------------------------------------------------------------
                        LAST     CURRENT       ALLOCATED
                      PROPERTY  ALLOCATED PAID  ANNUAL    FINANICAL               $
PROPERTY             INSPECTION   LOAN    THRU   DEBT    INFO AS OF   %   TOTAL  NOI/ (1)
    ID    CITY STATE    DATE     AMOUNT   DATE  SERVICE     DATE     OCC REVENUE NCF  DSCR
---------------------------------------------------------------------------------------------
                      YYYYMMDD                            YYYYMMDD
---------------------------------------------------------------------------------------------
LIST ALL PROPERTIES CURRENTLY IN DEAL WITH OR WITHOUT INFORMATION LARGEST TO SMALLEST LOAN
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

THIS REPORT SHOULD REFLECT THE INFORMATION PROVIDED IN THE CMSA PROPERTY FILE AND CMSA
LOAN PERIODIC UPDATE FILE
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

TOTAL                               $              $          **     WA     $     $    WA
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------



---------------------------------------------------
    P60       P66   P61   P63 OR P80    P65 OR P81
---------------------------------------------------
       2ND PRECEDING ANNUAL OPERATING
---------------------------------------------------
                 INFORMATION
---------------------------------------------------
   AS OF              NORMALIZED
---------------------------------------------------

 FINANCIAL
 INFO AS OF    %   TOTAL      $            (1)
   DATE       OCC REVENUE  NOI/NCF         DSCR
---------------------------------------------------
 YYYYMMDD
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------



---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

              WA     $        $             WA
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------


OPERATING INFORMATION REFLECTED AS OF NOI
--------------------------------------------------------
    P4        P53     P59   P54   P56 OR P78 P58 OR P79
--------------------------------------------------------
                    PRECEDING ANNUAL OPERATING
--------------------------------------------------------
                           INFORMATION
--------------------------------------------------------
             AS OF                NORMALIZED
--------------------------------------------------------
           FINANCIAL
PROPERTY  INFO AS OF   %   TOTAL                 (1)
    ID       DATE     OCC REVENUE  $NOI/NCF     DSCR
--------------------------------------------------------
           YYYYMMDD
--------------------------------------------------------
LIST ALL PROPERTIES CURRENTLY IN DEAL WITH OR WITHOUT
INFORMATION LARGEST TO SMALLEST LOAN
--------------------------------------------------------

--------------------------------------------------------
THIS REPORT SHOULD REFLECT THE INFORMATION PROVIDED IN
THE CMSA PROPERTY FILE AND CMSA LOAN PERIODIC
UPDATE FILE
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------
TOTAL                 WA     $         S         WA
--------------------------------------------------------

--------------------------------------------------------


--------------------------------------------------------




-----------------------------------------------------------------------------------
  P73      P74       P30    P29   P68      P70   OR P82 P72 OR P83   (2)
-----------------------------------------------------------------------------------
                 MOST RECENT FINANCIAL                              NET CHANGE
-----------------------------------------------------------------------------------
                      INFORMATION
-----------------------------------------------------------------------------------
                 *NORMALIZED OR ACTUAL                           PRECEDING & BASIS
-----------------------------------------------------------------------------------
                                                                      %
FS START  FS END  OCC AS OF  %   TOTAL      $     (1)          %       TOTAL   (1)
  DATE     DATE      DATE   OCC REVENUE  NOI/NCF  DSCR        OCC     REVENUE DSCR
-----------------------------------------------------------------------------------
YYYYMMDD YYYYMMDD  YYYYMMDD
-----------------------------------------------------------------------------------


-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------



-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
            WA                     $        $      WA          WA     $        WA
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------


-----------------------------------------------------------------------------------




------------
(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF / Debt Service times in the allocated loan percentage.
(2)    Net change should compare the latest year to the Base Year.
*      As required by Trust Agreements.
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                        DELINQUENT LOAN STATUS REPORT
                                  AS OF

OPERATING INFORMATION REFLECTED AS NOI OR NCF
-------------------------------------------------------------------------------------------------------------------------------

     S4        S66      S61     S57   S58   S62 OR S63   L8      L7         L37          L39         L38                  L26
-------------------- -------------- ------------------- ---- ----------------------------------- ------------------------------
                                                                (a)         (b)          (c)         (d)    (e)=a+b+c+d
-------------------- -------------- ------------------- ---- ----------------------------------- ------------------------------
                                                               ENDING                   OTHER
    LOAN                                                PAID SCHEDULED   TOTAL P&I     EXPENSE   TOTAL T & I            CURRENT
 PROSPECTUS PROPERTY  PROPERTY               SQ FT OR   THRU    LOAN     ADVANCES      ADVANCE     ADVANCES     TOTAL   MONTHLY
     ID       NAME      TYPE   CITY  STATE     UNITS    DATE  BALANCE   OUTSTANDING  OUTSTANDING OUTSTANDING  EXPOSURE    P&I
-------------------- -------------- ------------------- ---- ----------------------------------- ------------------------------
LOANS IN FORECLOSURE AND NOT REO
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
CURRENT AND AT SPECIAL SERVICER
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                               L54 OR  L56 OR
                               L68/L92 L70/93
   L10      L11    L58 OR L73  OR L96  OR L97     L74       L75                 L36       L77        L79        L76
------------------ ------------------------------------- ----------------------------- ------------------------------- ---------
                                                            (f)     (90*f)-e
------------------ ------------------------------------- ----------------------------- ------------------------------- ---------
                                                                      LOSS                       DATE ASSET
                                                         APPRAISAL   USING     TOTAL             EXPECTED TO
 CURRENT               LTM               LTM               BPO OR     90%    APPRAISAL           BE RESOLVED
 INTEREST MATURITY   NOI/NCF     LTM    DSCR   VALUATION  INTERNAL  APPR. OR REDUCTION TRANSFER      OR       WORKOUT
   RATE     DATE      DATE     NOI/NCF(NOI/NCF)   DATE    VALUE**   BPO (F)   REALIZED   DATE    FORECLOSED  STRATEGY* COMMENTS
------------------ ------------------------------------- ----------------------------- ------------------------------- ---------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
FCL = Foreclosure
-------------------------------------------------------------------------------------------------------------------------------
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or
Trailing 12 months, if available.
-------------------------------------------------------------------------------------------------------------------------------



*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL -In Foreclosure,
MOD -Modification, DPO -Discount Payoff, NS -Note Sale, BK -Bankruptcy, PP
-Payment Plan, TBD -To be determined etc. . . .). It is possible to combine the status codes if the loan is going in more than one direction (i.e.
FCL/Mod, BK/Mod, BK/FCL/DPO).
-------------------------------------------------------------------------------------------------------------------------------
**BPO -Broker opinion.
-------------------------------------------------------------------------------------------------------------------------------


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                     HISTORICAL LOAN MODIFICATION REPORT
                                  AS OF

     S4      S57   S58     L49                    L48        L7*           L7*         L50*
----------  ---- -----  --------- ---------  ------------ --------  ----------------- ----  --------
                                                           BALANCE
                                   EXTENSION                 WHEN
                          MOD /    PER DOCS    EFFECTIVE   SENT TO    BALANCE AT THE          # MTHS
PROSPECTUS              EXTENSION     OR        DATE OF    SPECIAL  EFFECTIVE DATE OF  OLD   FOR RATE
     ID     CITY  STATE    FLAG    SERVICER  MODIFICATION  SERVICER    MODIFICATION    RATE   CHANGE
----------  ---- -----  --------- ---------  ------------ --------  ----------------- ----  --------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------



     S4     L50*   L25*   L25*    L11*     L11*                L47
----------  ---- -------  ---- --------  -------- --------  -------- ---------  -------
                                                                      (2) EST.
                                                                       FUTURE
                                                                      INTEREST
                                                   TOTAL #     (1)     LOSS TO
                                                   MTHS FOR REALIZED   TRUST $
PROSPECTUS   NEW           NEW    OLD       NEW     CHANGE   LOSS TO    (RATE
     ID     RATE  OLD P&I  P&I  MATURITY MATURITY   OF MOD   TRUST $ REDUCTION)  COMMENT
----------  ---- -------  ---- --------  -------- --------  -------- ---------  -------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------


------------
* The information in these columns is from a particular point in time and should not change on this report once assigned. Future modifications done on the same loan are additions to the report.
(1)    Actual principal loss taken by bonds.
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
           COMMERCIAL HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR
                              DISCOUNTED PAYOFF)
                                  AS OF

---------------------------------------------------------------------------------------------------------------------------------

     S4           S55        S61       S57     S58                       L75          L29                    L45          L7
------------  ---------------------- ------- ---------------------- ------------ ---------------------- ------------ ------------

                                                        (c) = b/a        (a)                      (b)        (d)         (e)
------------  ---------------------- ------- ---------------------- ------------ ---------------------- ------------ ------------

                                                                       LATEST
                                                            %         APPRAISAL
                                                        RECEIVED         OR        EFFECTIVE               NET AMT      ENDING
 PROSPECTUS    PROPERTY    PROPERTY                       FROM         BROKERS      DATE OF      SALES    RECEIVED    SCHEDULED
   LOAN ID       NAME        TYPE      CITY   STATE    LIQUIDATION     OPINION    LIQUIDATION    PRICE    FROM SALE    BALANCE
------------  ---------------------- ------- ---------------------- ------------ ---------------------- ------------ ------------

THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
     L-37         L39+L38                                     L47
-------------- -------------------------- --------------- ----------- ------------------ ---------- -------------------------
      (f)           (g)           (h)     (i)=d - (f+g+h)     (k)                 (m)                  (n)=k+m      (o)=n/e
-------------- -------------------------- --------------- ----------- ------------------ ---------- -------------------------
                TOTAL T & I                                                                DATE OF
                 AND OTHER                                              DATE                MINOR
   TOTAL P&I      EXPENSE      SERVICING                                LOSS     MINOR       ADJ     TOTAL LOSS    LOSS % OF
    ADVANCE       ADVANCE        FEES                      REALIZED    PASSED    ADJ TO    PASSED       WITH       SCHEDULED
  OUTSTANDING   OUTSTANDING     EXPENSE     NET PROCEEDS     LOSS       THRU     TRUST      THRU     ADJUSTMENT     BALANCE
-------------- -------------------------- --------------- ----------- ------------------ ---------- -------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.
-----------------------------------------------------------------------------------------------------------------------------


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                                REO STATUS REPORT
                                  AS OF

 OPERATING INFORMATION REFLECTED AS NOI OR NCF
-----------------------------------------------------------------------------------------------------------------------------
                                            P16
                                            OR
    P4        P7       P13     P9    P10    P17    L8      P21        L37          L39          L38                     L25
--------- --------- --------- ----------- ------ ----- ---------- ------------ ------------ ------------------------ --------
                                                           (a)        (b)          (c)          (d)      (e)=a+b+c+d
--------- --------- --------- ----------- ------ ----- ---------- ------------ ------------ ------------------------ --------
                                                        ALLOCATED
                                                         ENDING                   OTHER
                                           SQ FT  PAID  SCHEDULED  TOTAL P&I     EXPENSE    TOTAL T & I               CURRENT
 PROPERTY  PROPERTY PROPERTY                OR    THRU    LOAN      ADVANCES     ADVANCE      ADVANCE       TOTAL     MONTHLY
    ID       NAME     TYPE    CITY  STATE  UNITS  DATE   AMOUNT   OUTSTANDING  OUTSTANDING  OUTSTANDING   EXPOSURE      P&I
--------- --------- --------- ----------- ------ ----- ---------- ------------ ------------ ------------------------ --------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
REO's data reflected at the property level for relationships with more than one (1) property should use the Allocated Ending
Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                      P58 OR
                      P72/P79
   L11    P53 OR P74  OR P83     P24                  P25                      L35       L77       P28        P26
-------------------- ------------------ -------------------- ------------------------ -------------------- ------------------
                        (f)                           (g)    (h)=(90*g) -e
-------------------- ------------------ -------------------- ------------------------ -------------------- ------------------
                                         APPRAISAL
                                          BPO OR                                                             DATE
                                         INTERNAL  APPRAISAL                  TOTAL                          ASSET
              LTM       LTM                VALUE     BPO OR    LOSS USING   APPRAISAL              REO     EXPECTED
 MATURITY   NOI/NCF    DSCR   VALUATION   SOURCE    INTERNAL  90% APPR. OR  REDUCTION TRANSFER ACQUISITION   TO BE
   DATE      DATE   (NOI/NCF)    DATE       (1)      VALUE      BPO (F)     REALIZED    DATE       DATE    RESOLVED  COMMENTS
-------------------- ------------------ -------------------- ------------------------ -------------------- ------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                              SERVICER WATCH LIST
                                AS OF
                                     ----------


-----------------------------------------------------------------------------------------------------------------------------------
                    Operting Information Reflected As NOI_____ or NCF______
-----------------------------------------------------------------------------------------------------------------------------------

   S4           S55           S61     S57   S58       L7       L8       L11     L56/L93     L70/L97
-----------------------------------------------------------------------------------------------------------------------------------
                                                    ENDING                      PRECEDING     MOST
                                                   SCHEDULED   PAID             FISCAL YR    RECENT
PROSPECTUS                  PROPERTY                 LOAN      THRU   MATURITY    DSCR        DSCR
  LOAN ID    PROPERTY NAME    TYPE    CITY  STATE   BALANCE    DATE     DATE      NOI/NCF     NOI/NCF    COMMENT/ACTION TO BE TAKEN
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list in descending balance order.
-----------------------------------------------------------------------------------------------------------------------------------
Comment section should include reason and other pertinent information.
-----------------------------------------------------------------------------------------------------------------------------------
Should not include loans that are specially serviced.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA MAY BE DICTATED AS PER THE SPA OR THE SERVICER'S
INTERNAL POLICY.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total:                                             $
-----------------------------------------------------------------------------------------------------------------------------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                      OPERATING STATEMENT ANALYSIS REPORT
                                AS OF

PROPERTY OVERVIEW
  Prospectus ID
  Current Scheduled Loan Balance/Paid to Date                                                      Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads. Beds                                        Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. ect. (1)                            specify annual/per unit...
  Year of Operations                             Underwriting   MM/DD/YY      MM/DD/YY    MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                 (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                     Leasing Commission and TI's

INCOME:                                                                                                    (predhg yr  (prechg yr to
  Number of Mos. Covered                                                                                      to base)   2nd prodng)
  Period Ended                  Underwriting  3rd Proceeding  2nd Proceeding   Proceeding Yr.    TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)   Base Line                                   (tm NOI Adj Sheet)  as of / /98  Variance    Variance
  Gross Potential Rent (3)
    Less: Vacancy/collection loss
                     OR
  Base Rent(3)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income


*Effective Gross Income
                                  (2) Servicer will not be expected to "Nomalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for
                                      Vacancy/Collection Loss

OPERATING EXPENSES:
  Real Estate Texas
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*Total Operating Expenses

Operating Expense Ratio

*Net Operating Income

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures
  Extraordinary Capital Expenditures
Total Capital Items

*Net Cash Flow

Debt Service (per Servicer)
*Net Cash Flow after Debt Service

*DSCR: (NOI/Debt Service)

*DSCR: (NCF/Debt Service)

Source of Financial Data:

                                      (i.e. operating statements, financial statements, tax return, other)




--------------------------------------------------------------------------------

Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 0% DSCR charges, 15% EGI/Total Operating Expenses or Total Capital Items.

Income: Comments

Expense: Comments

Capital Items: Comments

*Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1
                   FORM OF NOI ADJUSTMENT WORKSHEET FOR 2000
                                AS OF

PROPERTY OVERVIEW
  Prospectus ID
  Current Scheduled Loan Balance/Paid to Date                                             Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads. Beds                                             Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. ect. (1)                                 specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                 (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                     Leasing Commission and TI's

INCOME:                                  YYYY                                     Notes

                                        Borrower       Adjustment     Normalized
                                         Actual
  Statement Classification
  Gross Potential Rent (2)
    Less: Vacancy/collection loss
                     OR
  Base Rent(2)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income


Effective Gross Income
                                        (2) Use either gross potential (with Vacancy/Collection Loss) or Base Rents; use negative
                                            $amt for Vacancy/Collection Loss

OPERATING EXPENSES:
  Real Estate Texas
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses                                                                  For self-storage include franchise fees
  Ground Rent
Total Operating Expenses

Operating Expense Ratio

Net Operating Income

  Leasing Commissions (3)
  Tenant Improvements (3)
  Capital Expenditures
  Extraordinary Capital Expenditures
Total Capital Items
                                        (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data
Net Cash Flow

Debt Service (per Servicer)
Net Cash Flow after debt service

DSCR: (NOI/Debt Service)

DSCR: (NCF/Debt Service)

Source of Financial Data:

                                      (i.e. operating statements, financial statements, tax return, other)





--------------------------------------------------------------------------------
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noticed. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

Income: Comments

Expense: Comments

Capital Items: Comments

                                                                         ANNEX D

                               WELLS FARGO [LOGO]

                        WELLS FARGO BANK MINNESOTA, N.A.
                            CORPORATE TRUST SERVICES
                           11000 BROKEN LAND PARKWAY
                               COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   08/17/2000
Record Date:    07/28/2000


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Loan                                                 16
     Liquidated Loan Detail                                             17

================================================================================




                                  UNDERWRITER

================================================================================

     Credit Suisse First Boston Corporation
     Eleven Madison Avenue
     New York, NY 10010-3629



     Contact:       Louise Fogarty
     Phone          (212) 325-3507

================================================================================



                                  UNDERWRITER

================================================================================

     Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036



     Contact:       General Information Number
     Phone          (212) 761-4700

================================================================================



                                 MASTER SERVICER

================================================================================

     CapMark Services, L.P.
     245 Peachtree Center Ave. NE
     Atlanta, GA 30303



     Contact:       TBD
     Phone

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master servicer, Special Servicer and others. Wells Fargo MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 1 of 17

                               WELLS FARGO [LOGO]

                        WELLS FARGO BANK MINNESOTA, N.A.
                            CORPORATE TRUST SERVICES
                           11000 BROKEN LAND PARKWAY
                               COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   08/17/2000
Record Date:    07/28/2000


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    R            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   V-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   V-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
   A-X              0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 2 of 17

                               WELLS FARGO [LOGO]

                        WELLS FARGO BANK MINNESOTA, N.A.
                            CORPORATE TRUST SERVICES
                           11000 BROKEN LAND PARKWAY
                               COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   08/17/2000
Record Date:    07/28/2000


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    R                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   V-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   V-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Balance   Distribution     Premium      Balance
-------------------------------------------------------------------------
   A-X                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 3 of 17

WELLS FARGO LOGO

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
11000 Broken Land Parkway
Columbia, MD 21044

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   08/17/2000
Record Date:    07/28/2000


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Services Advances Outstanding                          0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-X           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  R            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 V-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 V-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
======    ===========   ==================   =============   ====================  ==========   ============   ====================



Copyright 1997, Wells Fargo Bank MN, N.A.                           Page 4 of 17

WELLS FARGO LOGO

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
11000 Broken Land Parkway
Columbia, MD 21044

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   08/17/2000
Record Date:    07/28/2000


OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Stand-by Fee                            0.00
Aggregate Trust Fund Expenses                     0.00



Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                     0
     Aggregate Unpaid Principal Balance           0.00



APPRAISAL REDUCTION AMOUNT

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------
















 -----------------------------------------------------
 Total
 =====================================================


Copyright 1997, Wells Fargo Bank MN, N.A.                           Page 5 of 17

WELLS FARGO LOGO

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
11000 Broken Land Parkway
Columbia, MD 21044

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   08/17/2000
Record Date:    07/28/2000


                                 RATINGS DETAIL

-----------------------------------------------------------------------------------------
                              Original Ratings                  Current Ratings (1)
Class        CUSIP     -------------------------------    -------------------------------
                         DCR   Fitch   Moody's   S&P        DCR   Fitch   Moody's   S&P
-----------------------------------------------------------------------------------------
 A-1
 A-2
 A-X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  R
 V-1
 V-2
-----------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Duff & Phelps Credit Rating Co.         Fitch IBCA, Inc.
55 East Monroe Street                   One State Street Plaza
Chicago, Illinois 60603                 New York, New York 10004
(312) 368-3100                          (212) 908-0500


Moody's Investors Service               Standard & Poor's Rating Services
99 Church Street                        55 Water Street
New York, New York 10007                New York, New York 10041
(212) 553-0300                          (212) 438-2000


Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 6 of 17

WELLS FARGO LOGO

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
11000 Broken Land Parkway
Columbia, MD 21044

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   08/17/2000
Record Date:    07/28/2000

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank MN, N.A.                           Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          Debt Service Coverage Ratio
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    Note Rate
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                Property Type (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   Seasoning
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               Anticipated Remaining Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               Remaining Amortization Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 Remaining Stated Term (Fully Amortizing Loans)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                             Age of Most Recent NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level, in all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

--------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 11 of 17
--------------------------------------------------------------------------------

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
------------------------------------------------------------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank MN, N.A.                       Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Current      Outstanding
                Foreclosure    Servicing      Servicing    Bankruptcy    REO
Loan Number        Date         Advances      Advances        Date       Date
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                8  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Master Servicer
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank MN, N.A.                       Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1

                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                                          Remaining
Distribution     NOI                 Note     Maturity   Amortization
   Date          Date      DSCR      Date       Date         Term
------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank MN, N.A.                       Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------
 Aggregate        Net        Net Proceeds              Repurchased
Liquidation   Liquidation     as a % of      Realized   by Seller
  Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
------------------------------------------------------------------













------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex E have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a

Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depository for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depository, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Certificate Owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Certificate Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Certificate Owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Certificate Owners that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Except as provided below, Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     Final withholding regulations (the "New Regulations") effective January 1, 2001 affect the documentation required from non-U.S. Persons having validly existing IRS Forms, such as IRS Form W-8, 1001 or 4224. The New Regulations replace a number of current tax certification forms (including IRS Forms W-9, 1001 and 4224, as discussed above) with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change). Existing forms and statements will remain valid until the earlier of their expiration or December 31, 2000.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    DEPOSITOR
            Commercial/Multifamily Mortgage Pass-Through Certificates
                              (Issuable in Series)

Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates (the "Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes" which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on residential/commercial properties, and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates. Such mortgage loans, participation interests, mortgage pass-through certificates ("MBS") and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.

                                   ----------

The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Interest Certificates or Residual Certificates (each, as defined herein), as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences."

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COM- MISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" HEREIN.

                                   ----------

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.



     There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

     This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.


                           CREDIT SUISSE FIRST BOSTON
                       Prospectus dated October 12, 1999.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Enhancement (as defined herein) relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                             ADDITIONAL INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Credit Suisse First Boston Mortgage Securities Corp., that file electronically with the Commission. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number
(212) 325-2000.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                                 RISK FACTORS

     INVESTORS SHOULD CONSIDER, IN CONNECTION WITH THE PURCHASE OF CERTIFICATES, AMONG OTHER THINGS, THE FOLLOWING FACTORS AND CERTAIN OTHER FACTORS AS MAY BE SET FORTH IN "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement.

LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Loans may have been made and/or assigned in connection with transfers of such Mortgage Loans prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and the REO Account and any accounts maintained as Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates that includes one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Funds have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgaged Properties in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Certificates (the "Accrual Certificates") and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Certificates of the related Series are entitled that is not covered by the applicable rating.

     The amount, type and nature of any Enhancement established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Enhancement, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series.

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of a mortgagor's default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Loans in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement.

RISKS ASSOCIATED WITH MORTGAGE LOANS AND LEASES

     If so described in the related Prospectus Supplement, each mortgagor under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Mortgaged Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Mortgaged Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Mortgaged Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Mortgaged Property is liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-Off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans.

OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

ENHANCEMENT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. The use of Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Enhancement may not cover all potential losses or risks. For example, Enhancement may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A Series of Certificates may include one or more classes of Subordinate Certificates, if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Enhancement may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Funds may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Enhancement covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Enhancement supporting one or more classes of Certificates, including the subordination of one or more classes of other Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels.

     Regardless of the form of Enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Enhancement provider, or as a result of losses on the related Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which in general permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, failure to perform a cleanup required for contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may become liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender participated in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in such Trust Fund and the yield on the Certificates of such Series.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences." Accordingly, under certain circumstances, holders of Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative. A Residual Interest Certificate acquired after January 3, 1995 cannot be marked-to-market.

CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances.

BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the beneficial owners of such Certificates or their nominees. Because of this, unless and until definitive certificates are issued, such beneficial owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, such beneficial owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

                                  THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on December 31, 1985, and is a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation ("CSFBMC"). CSFBMC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "Plan of Distribution" below, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans relating to such Series, to repay indebtedness which has been incurred to obtain funds to acquire Mortgage Loans, to establish the Reserve Funds, if any, for the Series, to obtain other Enhancement, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.

                        DESCRIPTION OF THE CERTIFICATES*

     * Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

     The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will comprise, to the extent provided in the Agreement: (i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Certificates. See "Enhancement." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be "time-tranched" and, therefore, structured to receive principal payments in sequence. Each Class in a group of "time-tranched" Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes, (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

ACCOUNTS

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus

Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement: (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans;
(2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property; and (9) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor and the Master Servicer as described in the Agreement.

     The amount at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

     It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments (as defined herein) that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

     Unless otherwise specified in the applicable Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

   (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

   (ii) direct obligations of, or guarantees as to timely payment of principal and interest by, the FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

   (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

   (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

   (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

   (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level; (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

   (vii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing therefor; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account and the Distribution Account;

   (viii) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

   (ix) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

   (x) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

AMENDMENT

     The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Certificates by a Rating Agency or to make other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interests of any Certificateholder.

     Each Agreement will also provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than a percentage specified in the related Agreement of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pool as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder. The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION; REPURCHASE OF MORTGAGE LOANS

     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

THE TRUSTEE

     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement.

                              THE MORTGAGE POOLS

GENERAL

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property") located, unless otherwise specified in the related Prospectus Supplement, in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. A Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, FNMA or GNMA and mortgage pass-through certificates previously created by the Depositor ("MBS"). Each such mortgage loan, Installment Contract, participation interest or MBS is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

     1. mortgage loans with fixed interest rates;

     2. mortgage loans with adjustable interest rates;

     3. mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

     4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. mortgage loans that provide for recourse against only the Mortgaged Properties;

     6. mortgage loans that provide for recourse against the other assets of the related Borrowers (as defined below); and

     7. any other types of mortgage loans described in the applicable Prospectus Supplement.

     Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans--Leases and Rents."

     A Trust Fund may consist of a single Mortgage Loan or a number of Mortgage Loans with a single obligor or related obligors thereunder, or multiple Mortgage Loans with multiple unrelated obligors thereunder, as specified in the related Prospectus Supplement. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

     Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

     The Prospectus Supplement relating to each Series will specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

     The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

     In addition, except to the extent otherwise specified in the applicable Prospectus Supplement, the Depositor will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; and
(vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

     The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or other entity cannot cure such defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

     The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

     Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures (to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral). Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA.

     If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Depositor to pay principal of and interest on the Certificates may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement, the seller (the "Unaffiliated Seller") of a Mortgage Loan to the Depositor or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller (or the Master Servicer) to the Depositor or its affiliates. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions), unless otherwise specified in the related Prospectus Supplement; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement).

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation of the Unaffiliated Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Unaffiliated Seller to the Depositor or its affiliates, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-Off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Holders of Certificates of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates.

     Unless otherwise set forth or specified in the related Prospectus Supplement, upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or, if so specified in the related Prospectus Supplement, the Master Servicer will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Unaffiliated Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Unaffiliated Seller or the Master Servicer to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by an Unaffiliated Seller.

     Any obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an Unaffiliated Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

     The Depositor will make representations and warranties with respect to the Mortgage Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the related Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

     The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

     Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the Unaffiliated Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a per annum interest rate (the "Mortgage Interest Rate") not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Prospectus Supplement related to a Series will identify the master servicer, or if there is only one servicer of the Mortgage Loans, the servicer thereof (as applicable, the "Master Servicer") and will set forth certain information concerning the Master Servicer. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers and may subcontract the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") to a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. Such sub-servicers and the Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, following such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment or assumption charge or penalty interests in connection with late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

     It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also maintain or require the related Borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement will provide that the Master
Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest blanket, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mud flows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master Servicer may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit;

provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

     Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

     In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "Description of the Certificates--Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

     If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the exact amount and calculation of the Special Servicer Fee will be established in the Prospectus Supplement and Agreement for the related Series.

     In addition to the compensation described above, the Master Servicer (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

ADVANCES

     The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer or the Special Servicer, if any, may have the discretion, subject to certain conditions set forth herein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer or the Special Servicer, if any, may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

     The Special Servicer, if any, may, with respect to any Specially Serviced Mortgage Loan, subject to the terms and conditions set forth in the Agreement, modify, waive or amend the terms of such Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement.

     Unless otherwise provided in the applicable Prospectus Supplement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans.

EVIDENCE OF COMPLIANCE

     The Agreement for each Series will provide that the Master Servicer, at its expense, will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance by the Master Servicer with the Agreement.

     In addition, the Agreement will provide that the Master Servicer will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

     The Agreement for each Series will also provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of representations or warranties made by the Master Servicer in the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

     The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

     Events of default (each, an "Event of Default") with respect to the Master Servicer under the Agreement for each Series will, unless otherwise provided in the applicable Prospectus Supplement, include: (i) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement at least one business day prior to the related Distribution Date; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer; (iii) the entering against the Master Servicer of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer, or for the winding-up or liquidation of its affairs; provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; and (v) the admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

     As long as an Event of Default remains unremedied, the Trustee may, and (a) at the written direction of the Holders of Certificates (other than Residual Certificates) entitled to at least 25% of the aggregate Voting Rights of the Certificates of any Class in the case of an Event of Default described in clause
(i) above, (b) at the written direction of Holders of Certificates holding at least 25% of all of the Voting Rights, or (c) in all cases of an Event of Default described in clauses (ii) through (v) above, shall terminate all of the rights and obligations of the Master Servicer whereupon the Trustee or another successor Master Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                                  ENHANCEMENT

GENERAL

     If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Enhancement"). Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, cross collateralization provisions in the Mortgage Loans, certificate guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

     A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series may also include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates secured by a Mortgage Loan Group will be used as credit support for Holders of Senior Certificates secured by another Mortgage Loan Group within the Trust Fund, the applicable Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

     If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

     If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

RESERVE FUNDS

     If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Depositor, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In the event that the Trust Fund for a given Series includes Mortgage Loans having characteristics other than as described below, the applicable Prospectus Supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

     The Mortgage Loans (other than Installment Contracts) included in the Mortgage Pool for a Series will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

     The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary, to sell the property at public sale upon any default by the trustor under the terms of the note or deed of trust. A number of states may also require that a beneficiary provide notice of acceleration of a note to the trustor. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the trustor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a beneficiary. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Statutory Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company, other decisions that have followed the reasoning of Durrett and the codification of the Durrett reasoning in the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"). Under the reasoning of Durrett, even a non-collusive, regularly conducted foreclosure sale may be a fraudulent transfer, regardless of the parties' intent, and, therefore, may be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale is held while the debtor is insolvent and not more than one year prior to the filing of the bankruptcy petition (or if applicable state fraudulent conveyance law also allows the avoidance of such a foreclosure sale, the applicable state statute of limitations if the bankruptcy trustee elects to proceed under state fraudulent conveyance law), and (ii) the price paid for the foreclosed property does not represent "fair consideration." [In May 1994 the Supreme Court held in BFP v. RTC that in the absence of actual intent to defraud a non-collusive, regularly conducted foreclosure sale cannot be rescinded as a fraudulent transfer under federal bankruptcy law. However, BFP does not address state law, and the impact of BFP on potential buyers' willingness to purchase property at a foreclosure sale cannot yet be assessed. Prior to BFP, a common practice was for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, some states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.]

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     Under the REMIC provisions of the Code and under the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "Servicing of the Mortgage Loans--Collections and Other Servicing Procedures."

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator," provided that the lender does not participate in the management of the facility.

     Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. Recent amendments to CERCLA attempt to address the judicial inconsistency by listing permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption subject to certain conditions. In addition, under the amendments, a lender continues to be protected from CERCLA liability as an "owner or operator" after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. However, the protections afforded lenders under the amendments are themselves subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Party underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer has previously determined, based upon a Phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous substances for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer, will in fact insulate a given Trust Fund from liability for environmental conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of such third calendar year if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

ANTI-DEFICIENCY LEGISLATION

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the modification or denial of enforceability of due-on-sale or due-on-encumbrance clauses, the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the commencement of a bankruptcy proceeding in which the lessee is the debtor results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil," a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the first bankrupt entity extended to the second and the rights of creditors of the second entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders. For each mortgagor that is described as a "special purpose entity," "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENFORCEABILITY OF CERTAIN PROVISIONS

  Default Interest Prepayment Charges and Prepayment

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

  Due-on-Sale Provisions

     Certain of the Mortgage Loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgager becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements--Collection and Other Servicing Procedures."

  Acceleration on Default

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

  Soldiers' and Sailors' Relief Act

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the

Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.

APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

     Under the Agreement, a representation and warranty will be made to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. If this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "The Mortgage Pools--Representations and Warranties."

     The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default. Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subject to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:
(i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following represents the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement) as to the matters discussed herein. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a Series of Certificates, references to the Mortgage will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the retained interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

                               REMIC CERTIFICATES

GENERAL

     With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "REMIC Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement), tax counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the REMIC Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trust Certificates."

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the REMIC Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. Except as provided in the applicable Prospectus Supplement with respect to a Series, REMIC Regular Certificates will represent "qualified mortgages," within the meaning of Code
Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, such as MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification). A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. With respect to each Series with respect to which Installment Contracts are included in a REMIC Pool, the Depositor will represent and warrant that each of the manufactured homes securing the Installment Contracts meets this definition of "single family residence."

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year after the year of acquisition, subject to an extension granted by the Internal Revenue Service (the "IRS").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the REMIC Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the REMIC Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REMIC REGULAR CERTIFICATES

  General

     In general, interest, original issue discount and market discount on a REMIC Regular Certificate will be treated as ordinary income to a holder of the REMIC Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a REMIC Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the REMIC Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to REMIC Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

  Original Issue Discount

     Compound Interest Certificates will be, and other Classes of REMIC Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of REMIC Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the "OID Regulations"), as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the REMIC Regular Certificates.

     Each REMIC Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price." The issue price of a Class of REMIC Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of REMIC Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a REMIC Regular Certificate always includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. It is possible that the REMIC Regular Certificates will not be unconditionally payable because they have no default remedy. However, because the underlying mortgage loans have default remedies, it is anticipated that, except as provided in the following three sentences, the Trustee will treat interest on the REMIC Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other REMIC Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the REMIC Regular Certificate accrued during an accrual period for each day on which it holds the REMIC Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each REMIC Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the REMIC Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the REMIC Regular Certificate as of the end of that accrual period that are included in the REMIC Regular Certificate's stated redemption price at maturity and (b) the distributions made on the REMIC Regular Certificate during the accrual period that are included in the REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the REMIC Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period equals the issue price of the REMIC Regular Certificate, increased by the aggregate amount of original issue discount with respect to the REMIC Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the REMIC Regular Certificate's stated redemption price at maturity that were made on the REMIC Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the REMIC Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of REMIC Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of REMIC Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such REMIC Regular Certificates.

  Acquisition Premium

     A purchaser of a REMIC Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the REMIC Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

  Variable Rate REMIC Regular Certificates

     REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate" or
(d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of REMIC Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest rate by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat REMIC Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, the Depositor intends to treat REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or MBS having fixed or adjustable rates, as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the actual Pass-Through Rate on the REMIC Regular Certificates.

  Deferred Interest

     Under the OID Regulations, all interest on a REMIC Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of REMIC Regular Certificates may constitute income to the holders of such REMIC Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

  Market Discount

     A purchaser of a REMIC Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the REMIC Regular Certificate (i) is exceeded by the then-current principal amount of the REMIC Regular Certificate or (ii) in the case of a REMIC Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such REMIC Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such REMIC Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a REMIC Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a REMIC Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the REMIC Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the REMIC Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  Premium

     A REMIC Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such REMIC Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury regulations issued under Code
Section 171 do not by their terms apply to REMIC Regular Certificates, which are prepayable based on prepayments on the underlying Mortgage Loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the REMIC Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a REMIC Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a REMIC Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

  Sale or Exchange of REMIC Regular Certificates

     If a Regular Certificateholder sells or exchanges a REMIC Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the REMIC Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the REMIC Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a REMIC Regular Certificate realized by an investor who holds the REMIC Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the REMIC Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such REMIC Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the REMIC Regular Certificate. In addition, gain or loss recognized from the sale of a REMIC Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers (39.6%) for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

  Treatment of Losses

     Holders of REMIC Regular Certificates will be required to report income with respect to REMIC Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of REMIC Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a REMIC Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of REMIC Regular Certificates that are corporations or that otherwise hold the REMIC Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such REMIC Regular Certificates becoming wholly or partially worthless, and that, in general, holders of REMIC Regular Certificates that are not corporations and do not hold the REMIC Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such REMIC Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of REMIC Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such REMIC Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of REMIC Regular Certificates has been otherwise retired. The IRS could also assert that losses on the REMIC Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of REMIC Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such REMIC Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold REMIC Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on REMIC Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans (reduced by amortization of any premium on the Mortgage Loans), plus issue premium on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the REMIC Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those REMIC Regular Certificates on account of any unaccrued original issue discount relating to those REMIC Regular Certificates. When there is more than one class of REMIC Regular Certificates that distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the REMIC Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of REMIC Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of REMIC Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of REMIC Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of REMIC Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." In the case of tiered REMICs, such mismatching of income and deductions may fall disproportionately or entirely on one class of Residual Certificates than on the other class or classes of Residual Certificates. The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon the affected Residual
Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

  Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

  Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the REMIC Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and inclusion in income of issue premium amortization will be determined in the same manner as original issue discount income and premium amortization on REMIC Regular Certificates as described above under "Taxation of REMIC Regular Certificates--Original Issue Discount" and "--Variable Rate REMIC Regular Certificates," without regard to the de minimis rule described therein and "-- Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to REMIC Regular Certificates as described above under "Taxation of REMIC Regular Certificates--Deferred Interest."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of REMIC Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of REMIC Regular Certificates--Premium," a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or on Agency Securities, or private mortgage-backed securities that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

  Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Agreement with respect to a Series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless
(i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a

"noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations." The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any state or the District of Columbia (unless, in the case of a partnership, regulations are adopted that provide otherwise), including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Mark to Market Regulations

     Prospective purchasers of the Residual Certificates should also be aware that IRS has promulgated final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. The Mark to Market Regulations provide that a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

  Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on REMIC Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage

Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

  Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

  Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

  Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of REMIC Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for post-1991 inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicer Fee and all administrative and other expenses relating to the REMIC Pool, any similar fees paid to the issuer or guarantor of the Agency Certificates or the private mortgage-backed securities or Installment Contracts, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of REMIC Regular Certificates, as well as holders of Residual Certificates, where such REMIC Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of REMIC Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on REMIC Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

  REMIC Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2001. Current withholding certificates remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations will require, in the case of Offered Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule will apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

  Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--REMIC Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the REMIC Regular Certificates, and proceeds from the sale of the REMIC Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the REMIC Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the REMIC Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the REMIC Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of REMIC Regular Certificates or beneficial owners who own REMIC Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of REMIC Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of REMIC Regular Certificates. Holders through nominees must request such information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of REMIC Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of REMIC Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

                           GRANTOR TRUST CERTIFICATES

STANDARD CERTIFICATES

  General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a Series of Certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (Certificates of such a Series hereinafter referred to as "Standard Certificates"), in the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement), tax counsel to the Depositor, the Trust Fund will be classified as a grantor trust under subpart E, part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a Series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," respectively.

  Tax Status

     In the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement), tax counsel to the Depositor, Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation. . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. A Certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of the Trust Fund consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

  Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "REMIC Certificates--Taxation of Residual Certificates--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "REMIC Certificates--Taxation of REMIC Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

  Recharacterization of Servicing Fees

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the IRS's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

  Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%). The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

  General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates".

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans. Certificates that represent the same percentage of interest and principal on the Mortgage loans will be treated as Standard Certificates, notwithstanding that other Certificates of the same Series are treated as Stripped Certificates.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement), tax counsel to the Depositor, (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement for an applicable Series will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "REMIC Certificates--Taxation of REMIC Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

  Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe (as specified in the related Prospectus Supplement), tax counsel to the Depositor, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Investors should consult their own tax advisors as to such characterization.

  Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" and "--Variable Rate REMIC Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, other than payments of qualified stated interest. It is not clear under current law whether such aggregate payments and the yield to maturity should be computed using a prepayment assumption. Unless and until required otherwise by applicable authority, its anticipated will use the applicable initial Prepayment assumption for purposes of reporting to investors.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "REMIC Certificates--Taxation of REMIC Regular Certificates--Sale or Exchange of REMIC Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates (other than qualified stated interest), such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount, if it exceeds the statutory de minimis amount, in the manner described above. It is not clear for this purpose whether, if use of prepayment assumption to accrue original issue discount on a Stripped Certificate is appropriate, the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "REMIC Certificates--Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMIC Certificates--Taxation of Certain Foreign Investors--REMIC Regular Certificates."

                           STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined in ERISA) ("parties in interest") with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) (hereafter, also "parties in interest") with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

     Based on the holding of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the assets of Plan may include assets held in the general account of an insurance company. Before investing in a Certificate, an insurance company should consider the effects of such holding on an investment of its general accounts and the potential applicability of ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, any Special Servicer or the Trustee or certain affiliates thereof may be considered or may become parties in interest with respect to an investing Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Section 4975 of Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before "plan assets" of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer or the Trustee or an affiliate thereof either (a) has investment discretion with respect to the investment of such assets, or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," a Plan's investment in the Certificates may be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or Section 4975 of the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

     The United States Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions with insurance company general accounts; PTCE 91-38 (formerly PTCE 80-51), which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1 (formerly PTCE 78-19), which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." Also, the Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and Section 4975 of the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

     Any fiduciary or other Plan investor (which could include an insurance company investing general accounts assets) who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of any such acquisition and ownership of such Certificates.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL INTERESTS

     The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code

Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "Certain Federal Income Tax Consequences--Taxation Residual Certificates--Limitations on Offset or Exemption of REMIC Income" and "--Tax-Related Restrictions on Transfer of Residual Certificates."

     Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to Plans consult with their counsel regarding the consequences under ERISA and/or Section 4975 of the Code of their acquisitions and ownership of Certificates.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that such investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

     The Prospectus Supplement for each Series will identify those Classes of Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act").

     Such Classes will constitute "mortgage related securities" for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a trust fund consisting of loans originated by certain types of originators as specified in the Enhancement Act (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by such legislation when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of any such bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R.
Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of the Enhancement Act, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgaged-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f) through (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications) prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any SMMEA Certificates, as SMMEA Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement Act).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Investors should consult with their own legal advisers in determining whether, and to what extent, SMMEA Certificates constitute legal investments for such investors.

     Other Classes of Certificates will not constitute "mortgage related securities" under the Enhancement Act (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under the Enhancement Act, the Depositor will make no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                             PLAN OF DISTRIBUTION

     Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

     Unless otherwise specified in the related Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the related Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If specified in the applicable Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Depositor may also sell the Certificates offered hereby by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

     The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, One World Trade Center, New York, New York 10048; Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038; or Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103-0001, as specified in the related Prospectus Supplement.

                             INDEX OF DEFINED TERMS


1
1986 Act .....................................       46

A
Accrual Certificates .........................        4
Act ..........................................        1
ADA ..........................................       41
Agreement ....................................       10

B
Balloon Mortgage Loans .......................        6
Bankruptcy Code ..............................   32, 35
Borrower .....................................       16
borrower .....................................       29

C
CERCLA .......................................    8, 33
Certificateholder ............................       43
Certificateholders ...........................       11
Certificates .................................    Cover
Closing Date .................................       17
Code .........................................   14, 43
Code Plans ...................................       70
Collection Account ...........................       11
commercial mortgage-related security .........       73
Commission ...................................        1
Covered Trust ................................        7
Crime Control Act ............................       41
CSFBMC .......................................        9
Cut-Off Date .................................       11

D
defective obligation .........................       45
Deleted Mortgage Loans .......................       20
Department ...................................       71
Depositor ....................................    Cover
Distribution Account .........................       11
Distribution Date ............................       11
DTC ..........................................        9

E
electing large partnership ...................       57
Enhancement ..................................       26
Enhancement Act ..............................       72
ERISA ........................................       70
ERISA Plans ..................................       70
Escrow Account ...............................       21
Event of Default .............................       25
excess inclusion .............................       55
excess servicing .............................       65

F
FHA ..........................................       18
FHLMC ........................................       10
FNMA .........................................       10

Form 8-K ................................          17
future advance ..........................          30

G
GNMA ....................................          10

H
holder ..................................          43
Holders .................................          11
HUD .....................................          18

I
Installment Contracts ...................          16
Insurance Proceeds ......................          12
interest ................................          51
IRS .....................................          45

L
L/C Bank ................................          27
L/C Percentage ..........................          27
lender ..................................          29
Liquidation Proceeds ....................          12

M
Mark to Market Regulations ..............          59
market discount .........................          50
Master Servicer .........................          21
Master Servicer Remittance Date .........          12
MBS .....................................   Cover, 16
Mortgage Interest Rate ..................          20
Mortgage Loan File ......................          17
Mortgage Loan Schedule ..................          17
Mortgage Pool ...........................       Cover
Mortgaged Property ......................          16
Mortgages ...............................          16

N
NCUA ....................................          39
New Regulations .........................          62
noneconomic residual interest ...........          58
Non-SMMEA Certificates ..................          73
Non-U.S. Person .........................          61
Note ....................................          16

O
OCC .....................................          73
OID Regulations .........................          46

P
parties in interest .....................          70
Pass-Through Entity .....................          57
Pass-Through Rate .......................           1
Permitted Investments ...................          13
plan assets .............................          70
Plans ...................................          70
Policy Statement ........................          73
portfolio interest ......................      61, 62
Prepayment Assumption ...................          47
Prepayment Premium ......................          12

Property Protection Expenses ..............          12
PTCE ......................................          71

R
Rating Agency .............................          10
readily achievable ........................          41
Registration Statement ....................           1
Regular Certificateholder .................          46
Regulations ...............................          71
Relief Act ................................          38
REMIC .....................................       Cover
REMIC Regulations .........................          43
REO Account ...............................          12
REO Property ..............................          12
Reserve Fund ..............................          27
Residual Certificateholders ...............          53
RICO ......................................          41

S
SBJPA of 1996 .............................          44
Senior Certificates .......................          26
Simple Interest Loans .....................          16
single family residences ..................          45
SMMEA Certificates ........................          72
Special Servicer ..........................          21
Specially Serviced Mortgage Loans .........          21
Standard Certificateholder ................          63
Standard Certificates .....................          63
Startup Day ...............................          44
Stripped Certificateholder ................          68
Stripped Certificates .....................          63
Subordinate Certificates ..................          26
Substitute Mortgage Loans .................          20

T
thrift institutions .......................          56
Title VIII ................................          39
Treasury ..................................          43
Trust Fund ................................   Cover, 10
Trustee ...................................          15

U
UCC .......................................          40
Unaffiliated Seller .......................          19
Underwriters ..............................          74
Underwriter's Exemption ...................          71
U.S. Person ...............................          58

V
Voting Rights .............................           9

[13 pictures of the various mortgaged properties were omitted.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     This diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. The file "CSFB00C1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, a worksheet consisting of certain loan level information shown in ANNEX A of the Prospectus Supplement, and a worksheet consisting of the table "Mortgage Notes" in the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data in the Microsoft Excel file, open the worksheet labeled "Annex A." To view the "Mortgage Notes" data, open the worksheet labeled "Mortgage Notes."


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.